Prospectus	Filed Pursuant to Rule 424(b)(3)
File No. 333-290835

Monroe Capital Enhanced Corporate Lending Fund

Class S, Class D and Class I Shares

Maximum Offering of $1,000,000,000

Monroe Capital Enhanced Corporate Lending Fund is a newly organized Delaware statutory trust that seeks to invest primarily in directly originated assets, including senior secured loans, and club transactions (generally investments made by a small group of investment firms) and syndicated loans, made to or issued by a diversified set of U.S. lower middle market companies, which we generally define as companies with between $50 million and $350 million in annual revenue, $3 million and $35 million of annual net income before net interest expense, income tax expense, depreciation and amortization (“EBITDA”), and/or $50 million and $250 million in annual recurring revenue (“ARR”). Throughout this prospectus, we refer to Monroe Capital Enhanced Corporate Lending Fund as the “Fund,” “M-LEND,” “we,” “us” or “our.”

We are a non-diversified, closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). We are externally managed by Monroe Capital BDC Advisors, LLC (“MC Advisors”). We intend to elect to be treated for federal income tax purposes, and intend to qualify annually thereafter, as a regulated investment company under the Internal Revenue Code of 1986, as amended.

We are offering on a continuous basis up to $1,000,000,000 of our common shares of beneficial interest (the “Common Shares”). We are offering to sell any combination of three classes of Common Shares, Class S shares, Class D shares and Class I shares, with a dollar value up to the maximum offering amount. The share classes have different ongoing shareholder servicing and/or distribution fees. The purchase price per share for each class of Common Shares sold in this offering will equal our net asset value (“NAV”) per share, as of the day preceding the effective date of the monthly share purchase. This is a “best efforts” offering, which means that InspereX LLC, the managing dealer (the “Managing Dealer”) for this offering, will use its best efforts to sell shares in this offering, but is not obligated to purchase or sell any specific amount of shares in this offering. For Class D shares and Class S shares, we intend to accept purchase orders and hold investors’ funds in a non-interest-bearing escrow account until we receive purchase orders pursuant to this offering for at least 100 investors in such class of Common Shares.

The Fund has received an exemptive order from the Securities and Exchange Commission (“SEC”), that permits the Fund to issue multiple classes of Common Shares with, among others, different ongoing shareholder servicing and/or distribution fees.

Investing in our Common Shares involves a high degree of risk. See “Risk Factors” beginning on page 33 of this prospectus. Also consider the following:

●	We have a limited operating history and there is no assurance that we will achieve our investment objective.
●	An investment in our Common Shares may not be appropriate for all investors and is not designed to be a complete investment program.
●	You should not expect to be able to sell your shares regardless of how we perform.
●	You should consider that you may not have access to the money you invest for an extended period of time.
●	We do not intend to list our shares on any national securities exchange, and we do not expect a secondary market in our shares to develop.

●	You should purchase these securities only if you can afford a complete loss of your investment.
●	Because you may be unable to sell your shares, you will be unable to reduce your exposure in any market downturn.
●	At the discretion of our Board of Trustees and subject to available liquidity, beginning no later than the quarter ending December 31, 2027, we intend to commence a share repurchase program in which we intend to offer to repurchase up to 5% of our Common Shares outstanding (by number of shares) in each quarter. In addition, to the extent we offer to repurchase shares in any particular quarter, any such repurchases will be at prices equal to the NAV per share as of the last calendar day of the applicable month designated by our Board of Trustees, except that the Fund deducts 2.00% from such NAV for shares that have not been outstanding for at least one year. Such share repurchase prices may be lower than the price at which you purchase our Common Shares in this offering. See “Share Repurchase Program.”
●	An investment in our Common Shares is not suitable for you if you need access to the money you invest. See “Suitability Standards” and “Share Repurchase Program.”
●	We cannot guarantee that we will make distributions, and if we do, we may fund such distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources. We believe the likelihood that we pay distributions from sources other than cash flow from operations will be higher in the early stages of the offering.
●	Distributions may also be funded in significant part, directly or indirectly, from temporary waivers or expense reimbursements borne by MC Advisors or its affiliates, that may be subject to reimbursement to MC Advisors or its affiliates. The repayment of any amounts owed to MC Advisors or its affiliates will reduce future distributions to which you would otherwise be entitled.
●	We expect to use leverage, which will magnify the potential for loss on amounts invested in us. See “The 1940 Act allows us to incur leverage, which could increase the risk of investing in us.” and “We expect to enter into one or more revolving credit facilities and may use other borrowed funds to make investments or fund our business operations, which exposes us to risks typically associated with leverage and increases the risk of investing in us.” in “Risk Factors — Risks Relating to Our Business and Structure.”
●	We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Shares less attractive to investors.
●	We expect to invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be illiquid and difficult to value.

Neither the SEC nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. Securities regulators have also not passed upon whether this offering can be sold in compliance with existing or future suitability or conduct standards including the ‘Regulation Best Interest’ standard to any or all purchasers.

The use of forecasts in this offering is prohibited. Any oral or written predictions about the amount or certainty of any cash benefits or tax consequences that may result from an investment in our Common Shares is prohibited. No one is authorized to make any statements about this offering different from those that appear in this prospectus.

This prospectus contains important information you should know before investing in the Common Shares. Please read this prospectus before investing and keep it for future reference. We also file periodic and current reports, proxy statements and other information about us with the SEC. This information is available free of charge by contacting us in writing at 155 N. Wacker Drive, Floor 35, Chicago, Illinois 60606, Attention: Investor Relations, emailing us at wealthmanagementir@monroecap.com or visiting our website located at www.monroemlend.com. Information on our website is not incorporated into or a part of this prospectus. The SEC also maintains a website at http://www.sec.gov that contains this information.

		Proceeds to Us,
	Price to the	Before
	Public(1)	Expenses(2)(3)
Maximum Offering(3)	$1,000,000,000	$1,000,000,000
Class S Shares, per Share	$25.33	$333,333,333
Class D Shares, per Share	$25.33	$333,333,333
Class I Shares, per Share	$25.33	$333,333,333
(1)

Shares of each class of our Common Shares will be offered on a monthly basis at a price per share equal to the NAV per share for such class. The table reflects the NAV per share of Class I shares as of November 6, 2025. No Class S shares or Class D shares were outstanding as of such date.

(2)

Neither the Fund nor the Managing Dealer will charge an upfront sales load with respect to Class S shares, Class D shares or Class I shares; however, if you buy Class S shares or Class D shares through certain financial intermediaries, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that they limit such charges to a 3.5% cap on NAV for Class S shares and a 1.5% cap on NAV for Class D shares. Selling agents will not charge such fees on Class I shares. We will also pay the following shareholder servicing and/or distribution fees to the Managing Dealer and/or a participating broker, subject to Financial Industry Regulatory Authority, Inc. (“FINRA”) limitations on underwriting compensation: (a) for Class S shares, a shareholder servicing and/or distribution fee equal to 0.85% per annum of the aggregate NAV as of the beginning of the first calendar day of the month for the Class S shares and (b) for Class D shares, a shareholder servicing and/or distribution fee equal to 0.25% per annum of the aggregate NAV as of the beginning of the first calendar day of the month for the Class D shares, in each case, payable monthly. No shareholder servicing or distribution fees will be paid with respect to the Class I shares. As set forth in and pursuant to the Managing Dealer Agreement, we will also pay the Managing Dealer certain fees for its services as Managing Dealer, which will be borne indirectly by all shareholders of the Fund. The total amount that will be paid over time for underwriting compensation depends on the average length of time for which shares remain outstanding, the term over which such amount is measured and the performance of our investments. We and/or our affiliates will also pay or reimburse certain organization and offering expenses, including, subject to FINRA limitations on underwriting compensation, certain wholesaling expenses. See “Plan of Distribution” and “Estimated Use of Proceeds.” The total underwriting compensation and total organization and offering expenses will not exceed 10% and 15%, respectively, of the gross proceeds from this offering. Proceeds are calculated before deducting shareholder servicing or distribution fees or organization and offering expenses payable by us, which are paid over time.

(3)

The table assumes that all shares are sold in the primary offering, with 1/3 of the gross offering proceeds from the sale of Class S shares, 1/3 from the sale of Class D shares and 1/3 from the sale of Class I shares. The number of shares of each class sold and the relative proportions in which the classes of shares are sold are uncertain and may differ significantly from this assumption.

The date of this prospectus is December 5, 2025

SUITABILITY STANDARDS

Common Shares offered through this prospectus are suitable only as a long-term investment for persons of adequate financial means such that they do not have a need for liquidity in this investment. We have established financial suitability standards for initial shareholders in this offering which require that a purchaser of shares have either:

●a gross annual income of at least $70,000 and a net worth of at least $70,000, or
●a net worth of at least $250,000.

For purposes of determining the suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. In the case of sales to fiduciary accounts, these minimum standards must be met by the beneficiary, the fiduciary account or the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary.

In addition, we will not sell shares to investors in the states named below unless they meet special suitability standards set forth below:

Alabama — In addition to the suitability standards set forth above, an investment in us will only be sold to Alabama residents that have a liquid net worth of at least 10 times their investment in us and our affiliates.

California — California residents must have either (a) a net worth of $85,000 and annual income of $85,000 or (b) a liquid net worth of $300,000. In addition, purchasers residing in California may not invest more than 10% of their net worth in this offering (net worth is exclusive of home, home furnishings and automobiles).

Idaho — Purchasers residing in Idaho must have either (a) a net worth of $85,000 and annual income of $85,000 or (b) a liquid net worth of $300,000.

Iowa — Iowa investors must (i) have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000 (net worth should be determined exclusive of home, auto and home furnishings); and (ii) limit their aggregate investment in this offering and in the securities of other non-traded business development companies (“BDCs”) to 10% of such investor’s liquid net worth (liquid net worth should be determined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities). Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), are not subject to the foregoing concentration limit.

Kansas — It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in our securities and other similar investments to not more than 10% of their liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Kentucky — In addition to the suitability standards set forth above, a Kentucky investor may not invest more than 10% of its liquid net worth in us or our affiliates. “Liquid net worth” is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

Maine — The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Massachusetts — Massachusetts investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. In addition, the total investment in us, our affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of a Massachusetts investor’s liquid net worth.

Mississippi — Mississippi investors must have either (a) a minimum liquid net worth of at least $70,000 and a minimum annual gross income of not less than $70,000, or (b) a minimum liquid net worth of $250,000. In addition, investors residing in Mississippi may not invest more than 10% of their liquid net worth.

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Missouri — In addition to the suitability standards set forth above, no more than ten percent (10%) of any one (1) Missouri investor’s liquid net worth shall be invested in the securities being registered in this offering.

Nebraska — In addition to the suitability standards set forth above, Nebraska investors must limit their aggregate investment in this offering and the securities of other business development companies to 10% of such investor’s net worth. Investors who are accredited investors as defined in Regulation D under the Securities Act, are not subject to the foregoing investment concentration limit.

New Jersey — New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in us, our affiliates and other non-publicly-traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

New Mexico — In addition to the general suitability standards listed above, a New Mexico investor who is not an “accredited investor” as defined by Rule 501(a) of Regulation D under the Securities Act may not invest, and we may not accept from an investor more than ten percent (10%) of that investor’s liquid net worth in shares of us, our affiliates and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

North Dakota — Purchasers residing in North Dakota must have a net worth of at least ten times their investment in us. Investors who are accredited investors as defined in Regulation D under the Securities Act, are not subject to the foregoing investment concentration limit.

Ohio — Ohio investors may not invest more than 10% of their liquid net worth in us and in any other non-traded BDC to the extent the securities held are subject to registration in the State of Ohio and likewise restrict an Ohio resident’s ability to exit in whole or part for an indefinite or significant period of time. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles, minus total liabilities) comprised of cash, cash equivalents and readily marketable securities. This condition does not apply, directly or indirectly, to federally covered securities. The condition also does not apply to purchasers who meet the definition of an accredited investor as defined in rule 501(a) of Regulation D under the Securities Act.

Oklahoma — In addition to the suitability standards set forth above, purchasers residing in Oklahoma may not invest more than 10% of their liquid net worth in us.

Oregon — In addition to the suitability standards set forth above, non-accredited Oregon investors may not invest more than 10% of their liquid net worth in us and our affiliates. Liquid net worth is defined as net worth excluding the value of the investor’s home, home furnishings and automobile. Oregon investors who meet the definition of “accredited investor” as defined in Regulation D under the Securities Act are not subject to the limitation described in this paragraph.

Pennsylvania — In addition to the suitability standards set forth above, purchasers residing in Pennsylvania may not invest more than 10% of their net worth in us.

Puerto Rico — Purchasers residing in Puerto Rico may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded business development companies. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) consisting of cash, cash equivalents and readily marketable securities.

Tennessee — In addition to the suitability standards set forth above, purchasers residing in Tennessee must have a liquid net worth of at least ten times their investment in us. Investors who are accredited investors as defined in Regulation D under the Securities Act, are not subject to the foregoing investment concentration limit.

Vermont — Accredited investors in Vermont, as defined in 17 C.F.R. §230.501, may invest freely in this offering. In addition to the suitability standards described above, non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings or automobiles) minus total liabilities.

MC Advisors, those selling shares on our behalf and participating brokers and registered investment advisers recommending the purchase of shares in this offering are required to make this determination based on information provided by the investor regarding the investor’s financial situation and investment objectives and must maintain records for at least six years after the information is used to determine that an investment in our shares is suitable and appropriate for each investor. In making this determination, the participating broker, registered investment adviser, authorized representative or other person selling shares will, based on a review of the information provided by the investor, consider whether the investor:

●	meets the minimum income and net worth standards established in the investor’s state;
●	can reasonably benefit from an investment in our Common Shares based on the investor’s overall investment objectives and portfolio structure;
●	is able to bear the economic risk of the investment based on the investor’s overall financial situation, including the risk that the investor may lose its entire investment; and
●	has an apparent understanding of the following:
●	the fundamental risks of the investment;
●	the risk that the entire investment may be lost;
●	the lack of liquidity of our shares;
●	the background and qualification of MC Advisors; and
●	the tax consequences of the investment.

In addition to investors who meet the minimum income and net worth requirements set forth above, our shares may be sold to financial institutions that qualify as “institutional investors” under the state securities laws of the state in which they reside. “Institutional investor” is generally defined to include banks, insurance companies, investment companies as defined in the 1940 Act, pension or profit sharing trusts and certain other financial institutions. A financial institution that desires to purchase shares will be required to confirm that it is an “institutional investor” under applicable state securities laws.

In addition to the suitability standards established herein, (i) a participating broker may impose additional suitability requirements and investment concentration limits to which an investor could be subject and (ii) various states may impose additional suitability standards, investment amount limits and alternative investment limitations.

Broker-dealers must comply with Regulation Best Interest, which, among other requirements, enhances the existing standard of conduct for broker-dealers and establishes a “best interest” obligation for broker-dealers and their associated persons when making recommendations of any securities transaction or investment strategy involving securities to a retail customer. The obligations of Regulation Best Interest are in addition to, and may be more restrictive than, the suitability requirements listed above. Under Regulation Best Interest, high cost, high risk and complex products may be subject to greater scrutiny by broker-dealers and their salespersons. When making such a recommendation to a retail customer, a broker-dealer must, among other things, act in the best interest of the retail customer at the time a recommendation is made, without placing its interests ahead of its retail customer’s interests. A broker-dealer may satisfy the best interest standard imposed by Regulation Best Interest by meeting disclosure, care, conflict of interest and compliance obligations. In addition to Regulation Best Interest and any state fiduciary standards of care, registered investment advisers and registered broker-dealers must provide a brief summary to retail investors. Regulation Best Interest imposes a duty of care for broker-dealers to evaluate reasonably available alternatives in the best interests of their clients. There are likely alternatives to us that are reasonably available to you, through your broker or otherwise, and those alternatives may be less costly or have a lower investment risk. Among other alternatives, listed BDCs may be reasonable alternatives to an investment in our common stock, and may feature characteristics like lower cost, less complexity, and lesser or different risks. Investments in listed securities also often involve nominal or zero commissions at the time of initial purchase. This relationship summary, referred to as Form CRS, is not a prospectus. Investors should refer to this prospectus for detailed information about this offering before deciding to purchase Common Shares. Currently, there is no administrative or case law interpreting Regulation Best Interest and the full scope of its applicability on brokers participating in our offering cannot be determined at this time.

ABOUT THIS PROSPECTUS

Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the “prospectus.” You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

We will disclose the NAV per share of each class of our Common Shares for each month when available on our website at www.monroemlend.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider that information to be part of this prospectus.

The words “we,” “us,” “our” and the “Fund” refer to Monroe Capital Enhanced Corporate Lending Fund, together with its consolidated subsidiaries.

Unless otherwise noted, numerical information relating to MC Advisors or Monroe Capital Management Advisors, LLC is approximate as of September 30, 2025.

Citations included herein to industry sources are used only to demonstrate third-party support for certain statements made herein to which such citations relate. Information included in such industry sources that do not relate to supporting the related statements made herein are not part of this prospectus and should not be relied upon.

MULTI-CLASS EXEMPTIVE RELIEF

This prospectus relates to our Common Shares of Class S, Class D and Class I. The Fund has received an exemptive order from the Securities and Exchange Commission (“SEC”), that permits the Fund to issue multiple classes of Common Shares with, among others, different ongoing shareholder servicing and/or distribution fees

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about our business, including, in particular, statements about our plans, strategies and objectives. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. These statements include our plans and objectives for future operations, including plans and objectives relating to future growth and availability of funds, and are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to these statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control. Although we believe the assumptions underlying the forward-looking statements, and the forward-looking statements themselves, are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that these forward-looking statements will prove to be accurate and our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements. In light of the significant uncertainties inherent in these forward looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.

You should carefully review the “Risk Factors” section of this prospectus for a discussion of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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PROSPECTUS SUMMARY

This prospectus summary highlights certain information contained elsewhere in this prospectus and contains a summary of material information that a prospective investor should know before investing in our common shares. This is only a summary and it may not contain all of the information that is important to you. Before deciding to invest in this offering, you should carefully read this entire prospectus, including the “Risk Factors” section.

Q:	What is Monroe Capital Enhanced Corporate Lending Fund (“M-LEND”)?
A:

M-LEND (or the “Fund”) is a new fund, externally managed by Monroe Capital BDC Advisors, LLC (“MC Advisors”), that seeks to invest primarily in directly originated assets, including senior secured loans, and club transactions (generally investments made by a small group of investment firms) and syndicated loans, made to or issued by a diversified set of U.S. lower middle market companies, which we generally define as companies with between $50 million and $350 million in annual revenue, $3 million and $35 million of annual net income before net interest expense, income tax expense, depreciation and amortization (“EBITDA”), and/or $50 million and $250 million in annual recurring revenue (“ARR”). The Fund’s investment portfolio is expected to be comprised primarily of a balanced portfolio of diversified senior secured loans to lower middle market companies with predictable and stable cash flows (“cash-flow loans”) and senior secured loans to software or technology-enabled lower middle market companies that operate with between $50 million and $250 million in ARR (such loans referred to as “ARR Loans”).

We are a Delaware statutory trust and a non-diversified, closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). The date on which we filed with the SEC our election to be regulated as a BDC, which occurred on November 20, 2025, is referred to in this prospectus as the “BDC Election Date.” We also intend to elect to be treated as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”).

We commenced investment operations following the closing on capital in the Seed Contribution (as defined below), which occurred on November 6, 2025, and, prior to the BDC Election Date, we conducted our investment activities and operations pursuant to an exclusion from the definition of “investment company” in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act. Proceeds from the Seed Contribution were invested in accordance with the Fund’s investment objective. Prior to the BDC Election Date, Monroe Capital Management Advisors, LLC (“MC Management”), a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), served as the Fund’s investment adviser, pursuant to an investment advisory agreement (the “MC Management Advisory Agreement”). MC Management also serves as the Fund’s administrator (in such capacity, the “Administrator”), pursuant to an amended and restated administration agreement (the “Administration Agreement”).

Q:	Who are Monroe and MC Advisors?
A:

Monroe Capital, LLC (collectively with its affiliates, “Monroe” or “Monroe Capital”) is an asset management firm specializing in private credit markets across various strategies, including direct lending, asset-based lending, specialty finance, alternative credit solutions, structured credit, venture debt, and equity. Since 2004, Monroe has provided capital solutions to clients in the U.S. and Canada. Monroe prides itself on being a value-added and user-friendly partner to business owners, management, and both private equity and independent sponsors. Monroe’s platform offers a wide variety of investment products for both institutional and high net worth investors that seeks to generate high quality “alpha” returns irrespective of business or economic cycles. Monroe is headquartered in Chicago and maintains locations in Austin, Boston, Farmington, Los Angeles, Miami, Naples, New York, San Francisco, Seoul, South Korea, Sydney, Australia and Abu Dhabi, United Arab Emirates.

Monroe was founded in 2004 by Theodore Koenig, Michael Egan and Thomas Aronson (together, the “Founders”) in Chicago. Prior to that, the Founders had worked together (Mr. Koenig and Mr. Egan since 1999 and Mr. Aronson since 2002) at Hilco Capital, an alternative credit solutions, hard-money lender providing various types of junior and distressed private loan transactions. Since Monroe’s formation, the investment team has grown to 120+ professionals as of September 30, 2025, with senior management averaging over 27 years of private middle market credit experience. As of September 30, 2025, Monroe has invested in over 2,300 loans and related investments with an aggregate principal value of approximately $54.0 billion.

Since Monroe’s inception, the Founders have facilitated the growth of Monroe’s committed and managed assets under management to approximately $22.0 billion as of October 1, 2025. Monroe’s senior management team has significant experience in directly originating investments and possesses complementary skill sets in transaction sourcing, underwriting, structuring and negotiations, work-out and distressed investing. Senior management will seek to leverage this experience and harness the entire Monroe platform in order to effectively execute transactions.

MC Advisors, a registered investment adviser under the Advisers Act, serves as the Fund’s investment adviser pursuant to an investment advisory agreement (as amended, the “Advisory Agreement”) that the Fund entered into with MC Advisors on the BDC Election Date (on which date the MC Management Advisory Agreement was terminated). The term “Adviser” as used in this prospectus refers (i) to MC Management in its capacity as the Fund’s investment adviser prior to the BDC Election Date and (ii) to MC Advisors in its capacity as the Fund’s investment adviser following the Fund’s entry into the Advisory Agreement on the BDC Election Date. MC Management continues to serve as the Administrator following the BDC Election Date pursuant to the terms of the Administration Agreement. Each of MC Advisors and MC Management are affiliates of Monroe Capital. Wendel S.E. (“Wendel”), a European investment firm, owns a controlling interest in Monroe Capital, LLC and its affiliates (including MC Advisors and MC Management).

Q:	What is a BDC?
A:

A BDC is a special closed-end investment vehicle that is regulated under the 1940 Act and used to facilitate capital formation by small-to-medium sized U.S. companies. BDCs are subject to certain restrictions applicable to investment companies under the 1940 Act. As a BDC, at least 70% of our assets must be the type of “qualifying” assets listed in Section 55(a) of the 1940 Act, as described herein, which are generally privately-offered securities issued by U.S. private companies or U.S. publicly-traded companies with market capitalizations less than $250 million. We may also invest up to 30% of our portfolio in “non-qualifying” portfolio investments, such as investments in non-U.S. companies.

BDCs may be exchange-traded, public non-traded, or privately placed. They can be internally or externally managed. BDCs typically elect to be treated as “regulated investment companies” for U.S. tax purposes, which are generally not subject to entity level taxes on distributed income. See “Regulation.”

Q:	What is a non-exchange traded, perpetual-life BDC?
A:

A non-exchange traded BDC’s shares are not listed for trading on a stock exchange or other securities market. The term “perpetual-life” is used to differentiate our structure from other BDCs which have a finite offering period and/or have a predefined time period to pursue a liquidity event or to wind down the BDC. In contrast, in a perpetual-life BDC structure like ours, we expect to offer common shares continuously at a price equal to the monthly net asset value (“NAV”) per share and we have an indefinite duration, with no obligation to effect a liquidity event at any time. We generally intend to offer our common shareholders an opportunity to have their shares repurchased on a quarterly basis through voluntary tender offers in accordance with the tender offer rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subject to an aggregate cap of 5% of shares outstanding. However, the determination to repurchase shares in any given quarter is fully at the discretion of the Fund’s Board of Trustees (the “Board” or the “Board of Trustees”), so investors may not always have access to liquidity when they desire it. Aside from the limited liquidity offered by quarterly share repurchases, investors generally should not expect to be able to sell their Common Shares regardless of how well the Fund performs. See “Risk Factors.”

Q:	What is your investment objective?
A:

Our investment objective is to provide investors with consistent current income and attractive risk-adjusted returns that are less correlated with public markets. To achieve this, we intend to construct a unique, balanced investment portfolio primarily consisting of diversified senior secured loans to lower middle market companies with predictable, stable cash flows, as well as senior secured loans to software and technology-enabled companies. The blended portfolio has the potential to provide investors with a high degree of exposure to businesses that exhibit predictable revenue streams, strong free cash-flow, inherently low capital expenditure, high gross margins, and/or significant enterprise or asset value across attractive markets.

Q:	What is your investment strategy?
A:

Our investment strategy involves primarily investing in directly originated assets, including senior secured loans, and club transactions (generally investments made by a small group of investment firms) and syndicated loans, made to or issued by a diversified set of U.S. lower middle market companies, which we generally define as companies with between $50 million and $350 million in annual revenue, $3 million and $35 million of annual EBITDA and/or $50 million and $250 million in ARR. Under normal circumstances, the expected portfolio composition of the Fund will be approximately 40% – 60% senior secured cash-flow loans to lower middle market companies and approximately 40% – 60% loans to software or technology-enabled lower middle market companies that operate with between $50 million and $250 million in ARR. The Fund may also invest in companies with higher (or lower) revenue, EBITDA, and/or ARR.

Our investment strategy focuses on a broad group of industries and is expected to have material exposure to software and technology-enabled businesses and the exclusion of certain others. Monroe has historically focused on the following industry sectors:

●	Healthcare
●	Business Services
●	Technology
●	Software
●	Media
●	Consumer Services
●	Distribution

However, the Fund may find opportunities in other industry sectors than listed above. As a general rule, the Fund does not expect to focus on agriculture, mineral extraction, energy, and other industries that the Adviser, in its sole discretion, deems to be speculative, reliant on macroeconomic or geopolitical factors outside the company’s control, and/or requiring expertise Monroe Capital’s investment team may not contain.

The principal elements of the Fund’s strategy are unique transaction sourcing and strategic relationships, investment structure, and an active investor and operating approach. Each of these elements is described below:

Transaction Sourcing and Strategic Relationships

The Adviser has access to a substantial level of deal flow through Monroe’s proprietary national, regional and local network of industry relationships formed throughout the past two decades. Monroe’s investment committee averages 34 years of middle market investment experience and its members have developed a broad and robust referral network of over 16,000 private equity firms, regional banks, consultants, investment bankers, turnaround professionals, and individuals, resulting in approximately 2,100 investment referrals annually, including both club and direct opportunities. Monroe has full-time origination employees in five of its U.S. locations in the following cities: Chicago, Farmington, Los Angeles, New York, and San Francisco. As of September 30, 2025, the origination platform consists of 28 dedicated senior professionals who average 24 years of experience.

Monroe Capital’s origination platform has executed transactions in all major regions of the United States. Further, Monroe’s origination platform is comprised of not only regional coverage throughout the United Stated, but also specialists in several large industries such as healthcare, business services, technology, media, consumer products and a vertical that is focused on specialty finance transactions. Monroe’s origination team makes it a point to attend local trade meetings, regional conferences, and middle market focused organization events throughout the United States. This origination platform approach has generated approximately 2,100 proprietary deals per year and has enabled Monroe to obtain referrals that are not broadly auctioned to the larger national competitors.

The Fund’s strategy is to execute investment transactions that drive returns for Fund investors without reliance on any particular private equity firms. Monroe has completed transactions with over 310 unique private equity sponsors. The Monroe origination approach and coverage model allows for Monroe to review not only private equity sponsored deals, but also non-sponsored transactions. This ability to execute non-sponsored transactions in the middle market drives additional yield through higher coupons, larger original issue discounts and equity-like upside, largely due to the less competitive nature of non-sponsored transactions. Further, Monroe’s broad sourcing network allows it to adapt its focus based on changes in the economic environment, thereby maintaining strong, consistent deal flow in various economic and investing cycles. For example, during expansionary economic environments, Monroe may have more deal flow from private equity firms as is the case in a more robust M&A environment. During more challenging economic conditions and less robust M&A environments, Monroe may have more deal flow from regional banks, consultants and turnaround professionals as private equity firms may be more inclined to slow new deal activity and focus more on existing portfolio companies.

Investment Structure

Protection of Capital: The Fund’s focus is on the safety and protection of invested capital which directly results from Monroe Capital’s underwriting process. A loan will typically have a first lien on all of the borrower’s tangible and intangible assets, and a pledge of all company stock. Covenants in typical transactions will generally provide the ability for early intervention in the event of deteriorating financial performance of the borrower. Other types of transactions will be protected by detailed analysis and on-going monitoring of collateral and enterprise value.

Conservative Structure: Loans are expected to have modest leverage ratios, conservative loan-to-value and significant equity capital support, based on Monroe’s criteria. When applicable, loans will also have amortization and excess cash-flow recapture based on a conservative estimate of the borrower’s projected free cash-flow as determined in Monroe’s judgment. The Adviser will endeavor to document each transaction to provide the Fund with what Monroe perceives to be the optimal structure for the specific industry under the totality of the circumstances relating to that transaction.

Predictable Exit Strategy. In addition to the Fund’s conservative approach to structuring and an emphasis on the protection of capital, the Fund will seek a predictable exit for its investment. Monroe typically includes scheduled amortization payments and mandatory prepayments, including excess cash-flow recapture provisions, in its loan structures, which allow for deleveraging post close. The Fund’s investments are not expected to be dependent on event-driven or purely market-driven exit strategies such as a robust M&A market or a functioning initial public offering (“IPO”) market.

Strong Current Income. The Fund primarily targets a consistent and sustainable current cash income distribution generated from contractual coupon and loan fees. Substantially all loans are expected to be based on a floating benchmark interest rate.

Return Enhancement: Certain transactions may provide the Fund with potential additional yield generation through upfront fees, OID, warrants, equity co-investments, PIK interest, GP carried interest, success fees and prepayment fees.

Portfolio Diversification. Monroe intends to structure the portfolio in a manner that will have broad diversification across industries, geographies, obligors, and sponsors. While our investment strategy primarily focuses on companies in the United States, we also intend to leverage Monroe’s global presence to invest in companies in Europe, the Middle East, Australia and other locations outside the United States, subject to compliance with BDC requirements to invest at least 70% of our total assets in “qualifying assets,” including private U.S. companies).

See “Investment Objective and Strategies” for more information about the Fund’s investment strategy.

Q:	What types of investments do you intend to make?
A:

We seek to invest primarily in directly originated assets, including senior secured loans, and club transactions (generally investments made by a small group of investment firms) and syndicated loans, made to or issued by a diversified set of U.S. lower middle market companies. Under normal circumstances, we will invest at least 80% of our total assets (net assets plus borrowings for investment purposes) in credit and credit-related instruments issued by corporate issuers. The credit instruments that we may invest in include notes, bills, debentures, bank loans and convertible and preferred securities. A portion of the Fund’s investments may be composed of “covenant-lite loans,” which is the term we use generally to refer to loans that do not have a complete set of financial maintenance covenants. We do not expect a significant portion of our investment portfolio to be comprised of “covenant-lite loans.”

We expect to invest primarily in: (i) senior secured loans, notes, and bonds; (ii) unitranche secured loans and securities (a combination of senior secured and junior secured debt in the same facility in which we syndicate a “first out” portion of the loan to an investor and retain a “last out” portion of the loan); (iii) syndicated loans; and (iv) equity in relation to financing independent sponsor transactions where we typically provide a combination of both senior debt and equity. The Fund may invest without limit in directly originated loans. To a lesser extent, we may make investments in subordinated secured and unsecured loans, subordinated debt, which in some cases includes equity and/or preferred components and other types of credit instruments, made to or issued by U.S. lower middle market companies, or in more liquid credit investment opportunities, including in publicly traded debt instruments, for cash management purposes. We may also invest in foreign instruments and illiquid and restricted securities. While most of our investments will be in private U.S. companies (we generally have to invest at least 70% of our total assets in “qualifying assets,” including private U.S. companies), we also expect to invest from time to time in non-U.S. companies.

The Fund expects to target a balanced portfolio primarily comprised of a diversified set of senior secured cash-flow loans to lower middle market companies and senior secured ARR Loans to software or technology-enabled lower middle market companies. The Fund may also invest in companies with higher (or lower) revenue, EBITDA, and/or ARR. We believe that this blended portfolio has the potential to provide investors with a high degree of exposure to businesses that exhibit predictable revenue streams, strong free cash-flow, inherently low capital expenditure, high gross margins, and/or significant enterprise or asset value across attractive markets. We believe the combination of these investment features within a single portfolio offers investors consistent current income and attractive risk-adjusted returns that are less correlated with public markets.

We target companies that have predictable revenue streams, strong free cash-flow, defensible market positions, and/or significant enterprise or asset value. The Fund focuses on a diversified set of industries and the exclusion of certain others. As a general rule, the Fund does not expect to focus on agriculture, mineral extraction, energy, and other industries that the Adviser, in its sole discretion, deems to be speculative, reliant on macroeconomic or geopolitical factors outside the company’s control, and/or requiring expertise Monroe Capital’s investment team may not contain. It is expected that borrowers’ investments will generally be structured with significant equity cushions (loan-to-value ratio of <40%) and sound covenant and lender protections. We seek opportunities to partner with businesses with the potential for high returns on investment that offer essential products to end customers, balance sheets with minimal capital expenditure and low/negative working capital.

Under normal circumstances, we expect that our investments will typically range in size between 0.5%-2.0% of our entire portfolio at cost. We will opportunistically pursue larger investments depending on market conditions and the size of our capital base.

We intend to operate as a non-diversified investment company within the meaning of the 1940 Act, which means that we will not be limited by the 1940 Act with respect to the proportion of our assets that we may invest in a single issuer. Beyond the asset diversification requirements necessary to qualify as a RIC under the Code and as may be required under any applicable credit facility or other financing arrangement we may enter into, we do not have fixed guidelines for diversification, and our investments could be concentrated in relatively few portfolio companies. See “We are a non-diversified investment company within the meaning of the 1940 Act, and therefore we are not limited by the 1940 Act with respect to the proportion of our assets that may be invested in securities of a single issuer.” in “Risk Factors – Risks Related to Our Investments.”

Our investments are subject to a number of risks. See “Investment Objective and Strategies” and “Risk Factors.”

Q:	What relative competitive strengths does the Fund offer?
A:	Monroe Capital believes that the Fund represents an attractive investment opportunity and has several distinct competitive advantages, including the following:
●	Top Tier Independent Private Credit Investment Management Firm — The Fund will leverage the full capabilities of Monroe Capital’s integrated investment management and origination platform and infrastructure in order to seek to achieve continued success in investment performance. Monroe originates deals through a proprietary U.S. national deal platform. Monroe Capital is one of the leading lower middle market direct lenders in the United States and continues to be recognized by the direct lending industry.

●	Middle Market Direct Lending Focus — Regulations that were imposed on banks and other financial institutions as a result of the 2008 financial crisis continue to create a supply-demand credit imbalance throughout the broader financing markets, which is especially evident in the traditional and lower middle market direct lending space where regional banks have largely exited the market with regards to cash-flow and enterprise value loans and loans that are too small to appeal to the syndicated loan market. Specifically, there is a structural void for middle market companies looking for cash-flow and/or enterprise value-based and ARR Loans, which is the primary target of the Fund. Many lenders target borrowers with larger EBITDA levels, and do not have the resources to invest in multiple smaller transactions, which, while offering attractive risk-adjusted returns, often require substantial due diligence and structuring efforts and expertise (which Monroe has institutionalized over its 20-year history with its lower middle market direct lending focus). This supply/demand imbalance in the traditional and lower middle market loan segment results in attractive investment terms for the Fund (such as relatively higher contractual coupon, typically less leverage and higher equity contributions, the ability to obtain warrants and equity co-investments in select transactions, and the presence of superior lender protections, including financial maintenance covenants). Additionally, according to S&P LSTA data, default rates are lower while recovery rates in the lower middle market private loan segment are in-line with the syndicated loan market in general.
●	National Deal Sourcing Platform — The Fund has access to a substantial volume of proprietary deal flow through Monroe Capital’s national origination platform in addition to the Fund’s investment team’s own origination network. Monroe Capital’s origination team, with a referral network of over 16,000 firms and key individuals throughout the United States and Canada, includes seasoned professionals focused on both regional relationships as well as deep industry vertical relationships. Monroe Capital’s multiple offices allow for a direct connection to deal flow in those regions to preempt the deal from being “shopped” to other lenders or the need to rely on Wall Street arrangers of debt. This broad sourcing network has generated abundant investment opportunities for prior Monroe advised funds and is expected to allow the Fund the ability to be successful in both growing and contracting economic environments by maintaining strong, consistent deal flow in various market conditions and cycles. Additionally, Monroe’s origination team is particularly focused on certain key industries poised for growth, including technology, software and healthcare, and has built an expertise in the independent sponsor market. Historically, Monroe Capital has found that regional and local institutions, such as banks, investment banks and sponsors, have been a strong source of proprietary deal flow. This results in Monroe Capital reviewing approximately 2,100 deals annually and gives the Adviser the ability to select what it believes to be the best possible opportunities that will allow the Fund to achieve premium pricing while investing in conservative capital structures. The Adviser believes that this platform will generate a significant number of high-quality opportunities, resulting in a portfolio that is diversified by borrower, referral source, industry, and investment size, among other factors.
●	Differentiated Strategy — The Fund expects to take a conservative approach to loan structuring, with an emphasis on protection and preservation of capital. Monroe’s typical investment is secured by substantially all of the assets of the borrower, a pledge of the borrower’s stock, and guarantees from the borrower’s parent and operating subsidiaries. This type of collateral and security package, enhanced by financial covenants, is typically not granted to traditional high-yield, fixed income, or corporate mezzanine debt investors. Monroe expects to protect invested capital by obtaining similar collateral and security pledges to back the secured loan investments of the Fund. These loans typically have large equity cushions in the capital structure providing the ability to achieve a full recovery in situations when the value of the business unexpectedly declines. A key aspect of the Fund’s approach to structuring will be to seek shorter holding periods (typical contractual maturity of approximately 5 years with an average hold period of 2–4 years), across businesses with attractive contractual cash returns of interest and fees, and predictable exits. The Fund will focus on potential exit strategies in connection with the origination and structuring of each transaction and will continue to monitor these on an ongoing basis. The Fund’s strategy is designed to achieve its target investment returns even if the public equity and credit markets are challenging.
●	Compelling Credit Attributes in Recurring Revenue Businesses — Software and technology-enabled companies with recurring revenue streams typically have a number of compelling credit characteristics. In particular, Monroe seeks to lend to companies that offer mission critical, high return-on-investment products with high switching costs. Together with long-term contractual revenue streams, the revenue model is highly recurring, resulting in predictable and stable cash flows. Furthermore, the mission critical nature of the products makes customer purchase decisions less discretionary and less cyclical than other sectors, contributing to the lower default rates in software and technology relative to most industries. The sector is also generally characterized by low variable costs as the replicable nature of products creates sustainable operating leverage and high margins as well as low capital expenditure needs which results in high free cash-flow. Coupled with the strong underlying industry growth rates, software and technology-enabled businesses tend to command higher equity valuations and lower loan-to-values as compared with other industries. Despite these attractive credit attributes and the rise in dedicated technology private equity firms, there remains a limited set of middle market lenders with the experience and expertise necessary to originate, underwrite, and monitor prospective borrowers in the software and technology industries, resulting in attractive risk-adjusted returns.

●	Software and Technology Sector Expertise – Monroe’s investment team has a long track record of investing in software and technology-enabled companies, with $12.6 billion invested across ARR and cash-flow loans within these sectors.[1] While there are many tailwinds supporting the industry, the software and technology sectors are dynamic, characterized by rapidly evolving markets, intense competition, and unique accounting subtleties, among other factors, all of which require industry specialization in origination, underwriting, and portfolio management. The Fund benefits from Monroe’s software and technology-dedicated industry investment professionals, as well as Monroe’s broader in-house industry expertise, institutionalized over 20 years of investing in this growing segment of the middle market.
●	Non-Sponsored Transaction Capabilities — Monroe has the infrastructure in place for the Fund to invest in both private equity sponsored and non-sponsored transactions. Depending on the market conditions, business cycle and/or merger and acquisition volume, Monroe has the unique capability to not be solely reliant on private equity sponsored transactions, unlike many direct lending peers. Non-sponsored transactions usually generate greater risk-adjusted returns for Monroe’s fund investors because they are typically sourced through a less competitive process, which usually allows for higher pricing and a more conservative structure relative to a similar company owned by a financial sponsor.
●	Uncorrelated Total Returns — The Fund seeks to achieve optimal risk-adjusted returns by investing in secured private credit transactions that pay quarterly cash coupons which contribute to steady, predictable cash distributions. The Fund’s investment velocity based on Monroe Capital’s origination and underwriting infrastructure is expected to deliver stable and uncorrelated returns compared to the broader financial markets. This is expected to minimize, and potentially eliminate, the “J-Curve” effect (the tendency for a fund’s NAV to decline moderately during the early years of the fund’s life as investment-related fees and expenses are incurred before investment gains have been realized) for the investors in the Fund. Certain transactions are expected to provide the Fund with the potential to generate additional upside return through upfront fees, original issue discount, warrants, equity co-investments, prepayment fees, success fees, GP carried interest and “pay-in-kind” (“PIK”) interest.
Q:	What is the market opportunity?
A:

Monroe believes that the turmoil that occurred in the credit markets in 2008, and the impact it had on banks and specialty finance firms, created an opportunity in the credit markets that continues to exist. Similar opportunities were created in the late 1980s, early 1990s and early 2000s. Monroe believes that such turmoil had a structural impact on banks and other traditional regulated sources of senior debt, hedge funds, and specialty finance companies that will continue into the foreseeable future.

Despite the steady growth in non-bank lending and private credit’s establishment as a sizable and attractive asset class, the impact of these changes is still especially present in the lower middle market. Specifically, there is a shortage of available debt capital in the market for borrowers with less than $350 million of revenue or $35 million of EBITDA, and/or ARR of $250 million. Traditional lenders tend to avoid financing these companies that are at the heart of Monroe’s target market. Many competitors in the private loan market lack the resources necessary to invest in a diverse pool of smaller transactions or the infrastructure necessary to support comprehensive due diligence practices, customized loan structuring efforts, and substantial underwriting and portfolio management staffing.

Compounding the opportunity set across the lower middle market is the increasing digitization of society over the next several decades, a trend that will continue to drive private equity M&A activity within software and technology specifically. We expect this trajectory to create attractive long-term opportunities for those with deep expertise and networks within these sectors as businesses continue to spend on software and upgrade technology in order to maximize efficiency across their platforms. Such investments typically offer higher coupons relative to traditional middle market loans due to the expertise required to originate and underwrite these businesses. Recurring revenue-based loans to enterprise software companies also provide inherent downside protection that differ from traditional enterprise-value cash-flow loans.

[1]

Includes technology investments made by funds managed by the Adviser and affiliated investment advisers (the “Monroe Funds”), excluding deals held exclusively in Monroe collateralized loan obligations, since inception of the firm in 2004 through September 30, 2025, which comprise only a subset of the entire investment portfolio of the Monroe Funds and do not represent the Monroe Funds’ entire portfolio.

Monroe believes that the Fund’s target investment focus presents a highly compelling risk-adjusted return opportunity within direct lending. The following credit market dynamics demonstrate the compelling nature of the lower middle market in comparison to the broader loan market for larger obligors:

Premium Returns: Private loan returns in the lower middle market remain higher than those available in the syndicated loan market or the larger end of the middle market. Monroe seeks opportunities that provide both premium pricing and relatively low risk. In Monroe’s experience, private loan borrowers generally offer more attractive economics than larger companies in terms of interest rate, upfront fees and prepayment penalties. Monroe focuses on less liquid, private credit transactions that can generate “alpha” versus larger market transactions.

Conservative Capital Structures and Attractive Terms: Private lower middle market loan investments have historically included lower leverage and higher equity contributions than larger corporate loans. Historically, equity contributions as a percentage of the capital structure are larger for lower middle market loans. Lower middle market borrowers also tend to utilize more traditional capital structures and lenders tend to benefit from full financial covenant packages. Complementing this is ARR lending’s focus on software and technology, a segment of the market that typically commands higher equity valuations and lower loan-to-values as compared with other industries and cash-flow lending.

Lower Historical Default Rates: Not only have lower middle market loans produced premium historical returns, but they also have lower historical default rates and principal recovery rates generally in-line with those in the syndicated loan market. In addition to more conservative capital structures, Monroe attributes the improved downside protection of lower middle market loans to a variety of factors. Private lower middle market loans are typically originated by a lender that retains the entire loan or by a small lending group, or “club.” These types of lending relationships facilitate superior communication among the group, better information flow, heightened oversight and monitoring and direct access to borrowers’ management teams, as well as opportunities to obtain board seats or board observation rights with respect to borrowers. These transactions allow lenders to customize covenant and default provisions in loan documents tailored to suit individual borrowers. Monroe believes these factors result in a better “fit” for borrowers, easier monitoring, and improved overall performance for these investments, especially in the event financial performance of a portfolio company declines.

See “Investment Objective and Strategies—Market Opportunity” for more information about the market opportunity.

Q:	How do you underwrite and conduct due diligence?
A:

Our investment activities are managed by the Adviser, which is responsible for origination, underwriting, structuring and monitoring our investments, and its investment selection process for the Fund will benefit from the Monroe platform’s due diligence and underwriting experience.

Due Diligence. For each of our investments, the Adviser prepares a comprehensive new business presentation, which summarizes the investment opportunity and its due diligence and risk analysis, all from the perspective of strengths, weaknesses, opportunities and threats presented by the opportunity. This presentation assesses the borrower and its management, including products and services offered, market position, sales and marketing capabilities and distribution channels; key contracts, customers and suppliers, meetings with management and facility tours; background checks on key executives; customer calls; and an evaluation of exit strategies. The Adviser’s presentation typically evaluates historical financial performance of the borrower and includes projections, including operating trends, an assessment of the quality of financial information, capitalization and liquidity measures and debt service capacity. The financial analysis also includes sensitivity analysis against management projections and an analysis of potential downside scenarios, particularly for cyclical businesses. The Adviser also reviews the dynamics of the borrowers’ industry and assess the maturity, market size, competition, technology and regulatory issues confronted by the industry. As part of this analysis, the Adviser also reviews the ESG considerations of the industry and the specific business of the borrower. Finally, the Adviser’s new business presentation includes all relevant third-party reports and assessments, including, as applicable, analyses of the quality of earnings of the prospective borrower, a review of the business by industry and ESG experts and third-party valuations. The Adviser also includes in this due diligence, if relevant, field exams, collateral appraisals and environmental reviews, as well as a review of comparable private and public transactions.

Underwriting. The Adviser uses the systematic, consistent approach to credit evaluation developed in house by Monroe Capital with a particular focus on determining the value of a business in a downside scenario. In this process, the senior investment professionals at the Adviser bring to bear extensive lending experience with emphasis on lessons learned from the past credit cycles. We believe that the extensive credit and debt work-out experience of Monroe Capital’s senior management enables us to anticipate problems and minimize risks. Monroe Capital’s underwriting professionals work closely with its origination professionals to identify individual deal strengths, risks and any risk mitigants. The Adviser preliminarily screens transactions based on cash flow, enterprise value and asset-based characteristics, and each of these measures is developed on a proprietary basis using thorough credit analysis focused on sustainability and predictability of cash flow to support enterprise value, barriers to entry, market position, competition, customer and supplier relationships, management strength, private equity sponsor track record and industry dynamics. For asset-based transactions, the Adviser seeks to understand current and future collateral value, opening availability and ongoing liquidity. The Adviser documents this preliminary analysis, which is thoroughly reviewed by at least one member of its investment committee for the Fund (“Investment Committee”) prior to proposing a formal term sheet. We believe this early involvement of the Investment Committee ensures that our resources and those of third parties are deployed appropriately and efficiently during the investment process and lowers execution risk for our clients. With respect to transactions reviewed by the Adviser, we expect that only approximately 10% of our sourced deals will reach the formal term sheet stage.

See “Investment Objective and Strategies — Investment Process Overview” for more information.

Q:	How are investments allocated to the Fund?
A:

The Adviser conducts the investment activities of the Fund in a manner similar to the manner in which it conducts the investment activities of its (or its affiliates’) investment funds and other managed accounts with similar investment objectives and strategies. The existence of multiple clients necessarily creates a number of potential conflicts of interest. As a BDC, we are subject to certain regulatory restrictions in negotiating certain investments alongside entities with which we may be restricted from doing so under the 1940 Act, such as MC Advisors and its affiliates. Subject to the provisions below, and subject to compliance with the terms of the Co-Investment Order (as defined below), which permits the Fund and other accounts sponsored or managed by MC Advisors or its affiliates to co-invest in portfolio companies with each other and with affiliated investment vehicles, MC Advisors will present to the Fund all investment opportunities which meet the investment objectives of the Fund in the good faith discretion of MC Advisors; provided, that the Fund has sufficient capital, such investment opportunity fits the investment parameters of the Fund and the Fund is otherwise capable of making such investment. The classification of an investment opportunity as appropriate or inappropriate for the Fund will be made by the Adviser, in good faith, at the time the opportunity is presented. Such determination may be subjective in nature. In cases where a limited amount of a loan, security, instrument or claim is available for purchase, the allocation of such loan, security, instrument or claim among the Fund and such other funds or accounts may necessarily reduce the amount thereof available for purchase by the Fund. Co-investments made under the Co-Investment Order are subject to compliance with certain conditions and other requirements, which could limit our ability to participate in a co-investment transaction. We may also otherwise participate in aggregated transactions with vehicles managed by the MC Advisors or its affiliates subject to compliance with existing regulatory guidance, applicable regulations and the MC Advisor’s allocation policy.

Subject to the above considerations, when it is determined by the Adviser that it would be appropriate for the Fund and one or more other Monroe Capital clients to participate in an investment opportunity, the Adviser will generally allocate such investment opportunity among the Fund and such other Monroe Capital clients in proportion to the relative amounts of available capital for new investments, taking into account such various factors as it may determine appropriate, including, without limitation, investment objectives, legal or regulatory restrictions, current holdings, availability of capital for investment, immediately available cash, the size of investment generally, risk-return considerations, relative exposure to market trends, targeted leverage level, targeted asset mix, target investment return, diversification requirements, strategic objectives, specific liquidity requirements, tax consequences, limitations and restrictions on a fund’s portfolio that are imposed by such fund’s governing body or documents, or other considerations or factors that Monroe Capital deems necessary or appropriate in light of the circumstances at such time (collectively, as such criteria and considerations may be amended or otherwise supplemented from time to time by the Adviser in its discretion, the “Allocation Criteria”). The Adviser will generally allocate follow-on investments among the Fund and such other Monroe Capital clients pro rata based on their respective outstanding investment size immediately preceding the follow-on investment, subject to certain considerations including but not limited to the Fund’s or such other Monroe Capital client’s desired maximum hold position or any other considerations or factors in accordance with the Allocation Criteria. For the avoidance of doubt, certain transactions in which other Monroe Capital clients invest may not meet the Fund’s return parameters if the Fund will not secure financing to fund its investments (other than use of a subscription facility).

In any case where the Fund and one or more other Monroe Capital clients invest in the same investment opportunity, such investment will generally be made at the same time and on the same terms and conditions at the investment level, except as permitted pursuant to the Allocation Criteria and the Co-Investment Order. Furthermore, when it is determined by the Adviser that it would be appropriate (whether pursuant to a previously agreed upon arrangement or otherwise) for a third-party to participate in an investment opportunity in which the Fund and/or the other Monroe Capital clients will participate, the Adviser will use its business judgment and act in a manner that it considers fair and reasonable in seeking to allocate such investment opportunity on an equitable basis, taking into account any such considerations that it deems necessary or appropriate in light of the circumstances at such time.

The Fund expects to co-invest on a concurrent basis with other affiliates of the Fund and MC Advisors, unless doing so is impermissible with existing regulatory guidance, applicable regulations, the terms of any exemptive relief granted to the Fund and Monroe Capital’s allocation procedures as described below. On October 15, 2014, certain affiliates of MC Advisors and the Fund received an exemptive order, as amended on January 10, 2023, from the SEC (as amended, the “Co-Investment Order”), that permits the Fund greater flexibility to negotiate the terms of co-investments if the Board determines that it would be advantageous for the Fund to co-invest with other accounts sponsored or managed by MC Advisors or its affiliates in a manner consistent with the Fund’s investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. The Fund believes that the ability to co-invest with similar investment structures and accounts sponsored or managed by MC Advisors and its affiliates may provide additional investment opportunities and the ability to achieve greater diversification. Under the terms of this exemptive relief, a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Fund’s independent directors is required to make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction, including the consideration to be paid, are reasonable and fair to the Fund and the Fund’s shareholders and do not involve overreaching of the Fund or the Fund’s shareholders on the part of any person concerned and (2) the transaction is consistent with the interests of the Fund’s shareholders and is consistent with the Fund’s objectives and strategy and any criteria established by the Board. The Board intends to regularly review the allocation policy of Monroe Capital and annually review the code of ethics of MC Advisors.

Q:	Does the Fund use leverage?
A:

Yes. The Fund is generally permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to common stock if the Fund’s asset coverage, as defined in the 1940 Act, is at least equal to 150% immediately after each such issuance, if certain requirements are met. For purposes of the 1940 Act, “asset coverage” means the ratio of (1) the total assets of a BDC, less all liabilities and indebtedness not represented by senior securities, to (2) the aggregate amount of senior securities representing indebtedness (plus, in the case of senior securities represented by preferred stock, the aggregate involuntary liquidation preference of such BDC’s preferred stock).

In connection with the organization of the Fund, the Board and Monroe Capital Onshore Holdco LLC (the “Initial Seed Investor”), an affiliate of the Adviser and the Fund’s initial sole shareholder, authorized the Fund to adopt the 150% asset coverage ratio. In addition, while any senior securities remain outstanding, the Fund is required to make provisions to prohibit any dividend distribution to shareholders or the repurchase of such securities or Shares unless it meets the applicable asset coverage ratios at the time of the dividend distribution or repurchase. The Fund is also permitted to borrow amounts up to 5% of the value of its total assets for temporary purposes, which borrowings would not be considered senior securities.

The Fund has established the DB Credit Facility (as defined in “Prospectus Summary - Recent Developments”) and intends to establish one or more other credit facilities or enter into other financing arrangements to facilitate investments and the timely payment of expenses. The Fund cannot assure shareholders that it will be able to enter into a credit facility or establish any other financing arrangement. Shareholders will indirectly bear the costs associated with the establishment of a credit facility and with any borrowings under a credit facility or other financing arrangement, including increased management fees payable to the Adviser as a result of such borrowings. In connection with a credit facility or other borrowings, lenders may require the Fund to pledge assets, commitments and/or drawdowns (and the ability to enforce the payment thereof) and may ask to comply with positive or negative covenants that could have an effect on Fund operations. The Fund may pledge up to 100% of its assets and may grant a security interest in all of its assets under the terms of any debt instrument that it enters into with lenders. In addition, from time to time, the Fund’s losses on leveraged investments may result in the liquidation of other investments held by the Fund and may result in additional drawdowns to repay such amounts.

The use of leverage magnifies returns, including losses. See “Risk Factors.”

Q:	How will an investment in M-LEND differ from an investment in a listed BDC or private BDC with a finite life?
A:	An investment in our common shares of beneficial interest (“Common Shares”) differs from an investment in a listed or exchange traded BDC in several ways, including:
●	Pricing. Following our initial public offering, the value at which our new Common Shares may be offered, or our Common Shares may be repurchased, will be equal to our monthly NAV per share. In contrast, shares of listed BDCs are priced by the trading market, which can be influenced by a variety of factors, including many that are not directly related to the underlying value of an entity’s assets and liabilities. The prices of listed BDCs are often higher or lower than the fund’s NAV per share and can be subject to volatility, particularly during periods of market stress. Our shares are valued on at least a monthly basis which may make it difficult to estimate the volatility of our assets. A listed BDC may be a reasonable alternative to the Fund, and can be less costly and less complex with fewer and/or different risks than we have. A listed BDC may have historical performance that investors can evaluate, and transactions involving a listed BDC can involve nominal or no commissions.
●	Liquidity. An investment in our Common Shares has limited or no liquidity beyond our share repurchase program, and our share repurchase program can be modified, suspended or terminated at the Board’s discretion. In contrast, a listed BDC is a liquid investment, as shares can be sold on the exchange at any time the exchange is open. At the discretion of our Board and subject to available liquidity, beginning no later than the eighth full calendar quarter following the BDC Election Date, we intend to commence a share repurchase program in which we intend to offer to repurchase up to 5% of our Common Shares outstanding (by number of shares) in each quarter. In addition, to the extent we offer to repurchase shares in any particular quarter, any such repurchases will be at prices equal to the NAV per share as of the last calendar day of the applicable month designated by our Board, except that the Fund deducts the 2.00% from such NAV for shares that have not been outstanding for at least one year (the “Early Repurchase Deduction”). The one-year holding period is measured as of the subscription closing date immediately following the prospective repurchase date. The Early Repurchase Deduction will not apply to shares acquired through our distribution reinvestment plan and may be waived in the case of repurchase requests: (i) arising from the death or qualified disability of the holder; (ii) submitted by discretionary model portfolio management programs (and similar arrangements); (iii) from feeder funds (or similar vehicles) primarily created to hold our Common Shares, which are offered to non-U.S. persons, where such funds seek to avoid imposing such a deduction because of administrative or systems limitations; (iv) in the event that a shareholder’s Common Shares are repurchased because the shareholder has failed to maintain the $500 minimum account balance; or (v) due to trade or operational error. The Early Repurchase Deduction will be retained by the Fund for the benefit of remaining shareholders.
●	Fees. Non-listed BDCs may bear different fees than listed BDCs. Listed BDCs may have different fees and sales charges, including minimal sales commissions if purchased through certain financial intermediaries. See “Fees and Expenses” for more information about fees paid by the Fund to the Adviser.
●	Oversight. Both listed BDCs and non-traded BDCs are subject to the requirements of the 1940 Act and the Exchange Act. Unlike the offering of a listed BDC, the Fund’s offering will be registered in every state in which we are offering and selling shares. As a result, we include certain limits in our governing documents that are not typically provided for in the charter of a listed BDC. For example, our declaration of trust limits the fees we can pay to the Adviser.

A listed BDC is subject to the governance requirements of the exchange on which its shares are traded, including requirements relating to its board, audit committee, independent trustee oversight of executive compensation and the trustee nomination process, code of conduct, shareholder meetings, related party transactions, shareholder approvals and voting rights. Although we expect to follow many of these same governance guidelines, there is no requirement that we do so. Some listed BDCs are self-managed, whereas our investment operations are managed by the Adviser.

An investment in our Common Shares differs from an investment in a BDC offered through private placement in several ways, including:

●	Eligible Investors. Our Common Shares may be purchased by any investor who meets the minimum suitability requirements described under “Suitability Standards” in this prospectus. While the standard varies by state, it generally requires that a potential investor has either (i) both net worth and annual gross income of $70,000, or (ii) net worth of at least $250,000 (for this purpose, net worth does not include an investor’s home, home furnishings and personal automobiles). In contrast, privately placed BDCs are generally only sold to investors that qualify as either an “accredited investor” as defined under Regulation D under the Securities Act, or as a “qualified purchaser” as defined under the 1940 Act.
●	Investment funding. Purchases of our Common Shares must be fully funded at the time of subscription. In contrast, some privately placed BDCs are structured such that investors make an upfront commitment and their capital is subsequently called over time as investments are made.

●	Investment period. We have a perpetual life and may continue to take in new capital on a continuous basis at a value generally equal to our NAV per share. We will be continually originating new investments to the extent we raise additional capital. We will also be regularly recycling capital from our existing investors into new investments by investing capital received from investments that are repaid or liquidated into new investments. In contrast, privately placed BDCs generally have a finite offering period and an associated designated time period for investment. In addition, many privately placed BDCs have either a finite life or time period by which a liquidity event must occur or fund operations must be wound down, which may limit the ability of the fund to recycle investments.

Q:	For whom may an investment in the Fund be appropriate?

A:	An investment in our shares may be appropriate for you if you:

●	meet the minimum suitability requirements described under “Suitability Standards” above, which generally require that a potential investor has either (i) both net worth and annual gross income of $70,000 or (ii) net worth of at least $250,000;

●	seek to allocate a portion of your financial assets to a direct investment vehicle with an income-oriented portfolio of primarily U.S. credit investments;

●	seek to receive current income through regular distribution payments while obtaining the potential benefit of long term capital appreciation; and

●	can hold your shares as a long-term investment without the need for near-term or rapid liquidity and can afford a complete loss of your investment.

We cannot assure you that an investment in our shares will allow you to realize any of these objectives. An investment in our shares is only intended for investors do not need the ability to sell their shares quickly in the future since we are not obligated to offer to repurchase any of our Common Shares in any particular quarter. See “Share Repurchase Program.”

Q:	What are the principal risks associated with investing in the Fund?

A:

The risk factors described below are a summary of the principal risk factors associated with an investment in the Common Shares. These are not the only risks we face. You should carefully consider these risk factors, together with the risk factors set forth in the “Risk Factors” section of this prospectus, before making an investment decision with respect to the Common Shares.

Risks Relating to Our Business and Structure

●	We are a new company and have a limited operating history.
●	We depend upon the Adviser’s senior management for our success, and upon its access to the investment professionals of Monroe Capital and its affiliates.

●	There may be conflicts related to obligations that the Adviser’s senior investment professionals and members of the Investment Committee have to other clients.
●	Our management and incentive fee structure may create incentives for the Adviser that are not fully aligned with the interests of our shareholders.
●	Our ability to enter into transactions with our affiliates is restricted, which may limit the scope of investments available to us.
●	We operate in a highly competitive market for investment opportunities, which could reduce returns and result in losses.
●	We will be subject to U.S. federal income tax imposed at corporate rates if we are unable to qualify or maintain qualification as a RIC under Subchapter M of the Code.
●	Regulations governing our operation as a BDC affect our ability to and the way in which we raise additional capital.
●	We expect to enter into one or more revolving credit facilities and may use other borrowed funds to make investments or fund our business operations, which exposes us to risks typically associated with leverage and increases the risk of investing in us.
●	We are exposed to risks associated with changes in interest rates.
●	Many of our portfolio investments are recorded at fair value as determined in good faith by the Valuation Designee and, as a result, there may be uncertainty as to the value of our portfolio investments.
●	Changes in laws or regulations governing our operations may adversely affect our business or cause us to alter our business strategy.
●	Our Board may change our investment objective, operating policies and strategies without prior notice or shareholder approval, the effects of which may be adverse.
●	Our Board may, subject to certain exceptions, amend or supplement our Declaration of Trust without shareholder approval.
●	The failure in cyber security systems, as well as the occurrence of events unanticipated in our disaster recovery systems and management continuity planning, could impair our ability to conduct business effectively.
●	We are subject to risks relating to our third-party service providers.

Risks Related to Our Investments

●	Economic recessions or downturns could impair our portfolio companies and harm our operating results.
●	Inflation may adversely affect the business, results of operations and financial condition of our portfolio companies.
●	Our portfolio companies consist primarily of lower middle-market, privately owned companies, which may present a greater risk of loss than loans to larger companies.
●	We may be subject to risks associated with our investments in unitranche secured loans and securities.
●	The lack of liquidity in our investments may adversely affect our business.
●	Price declines and illiquidity in the corporate debt markets may adversely affect the fair value of our portfolio investments, reducing our net asset value through increased net unrealized losses.
●	Our portfolio companies may prepay loans, which prepayment may reduce stated yields if capital returned cannot be invested in transactions with equal or greater expected yields.

●	Because we do not expect to hold controlling equity interests in the majority of our portfolio companies, we may not be able to exercise control over our portfolio companies or to prevent decisions by management of our portfolio companies, which could decrease the value of our investments.
●	Defaults by our portfolio companies will harm our operating results.
●	Our portfolio companies may incur debt that ranks equally with, or senior to, our investments in such companies.

Risks Relating to the Common Shares

●The liquidity of your investment in our Common Shares is limited.
●	The timing of our repurchase offers pursuant to our discretionary share repurchase program may be at a time that is disadvantageous to our shareholders.
●We may not be able to pay distributions, our distributions may not grow over time and/or a portion of our distributions may be a return of capital.
●	We may choose to pay a portion of our dividends in our own shares, in which case you may be required to pay tax in excess of the cash you receive.
●	We may defer dividend payments to a subsequent taxable year.
●	Provisions of our Declaration of Trust could deter takeover attempts and have an adverse effect on the value of the Common Shares.
●	We may be required to disclose confidential information about our shareholders to certain governmental authorities or service providers.

Risks Related to the Offering

●	If we are unable to raise substantial funds, then we will be more limited in the number and type of investments we may make, our expenses may be higher relative to our total assets, and the value of your investment in us may be reduced in the event our assets under-perform.
●	We may have difficulty sourcing investment opportunities.
●	Shareholders may be subject to filing requirements under the Exchange Act as a result of an investment in us.
●	We have broad discretion over the use of proceeds of this offering and will use proceeds in part to satisfy operating expenses.
Q:	Will Monroe be investing in the Fund?
A:

On July 7, 2025, the Initial Seed Investor, an affiliate of Monroe Capital, invested $15,000 in Class I shares as a seed investment in the Fund (the “Initial Seed Investment”), in connection with which the Initial Seed Investor received an aggregate of 600 Class I shares at $25.00 per share. In addition, on November 6, 2025, an affiliate of the Initial Seed Investor and MC Advisors invested $100.0 million in Class I shares (the “Seed Contribution”), in connection with which the Fund commenced investment activities and operations pursuant to an exclusion from the definition of “investment company” in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act. We have not offered or sold any of our Class S or Class D shares. Proceeds from the Seed Contribution were invested in accordance with the Fund’s investment objective.

The private offering for the Seed Contribution was conducted pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated under the Securities Act and was thus exempt from registration under the Securities Act as it was made only to investors (or advisors and/or managers of such investors) with whom our investment adviser had substantive pre-existing relationships and who are “accredited investors” under Rule 501(a) of the Securities Act.

Q:	Do you currently own any investments?
A:

Yes. Proceeds from the Seed Contribution, along with borrowings under the DB Credit Facility (as defined in “Prospectus Summary - Recent Developments”), have been invested in accordance with the Fund’s investment objective. See “Plan of Operation” and “Estimated Use of Proceeds” for a discussion of our investment objective and the estimated use of proceeds from this offering. See “Prospectus Summary - Recent Developments” for information regarding our investment portfolio as of November 30, 2025. As of November 6, 2025, the NAV per share for our Class I shares was $25.33.

Q:	Is there any minimum investment required?
A:

Yes, to purchase Class S shares or Class D shares in this offering, you must make a minimum initial investment in our Common Shares of $2,500. To purchase Class I shares in this offering, you must make a minimum initial investment of $1,000,000, unless waived by the Fund or the Managing Dealer. All subsequent purchases of Class S shares, Class D shares or Class I shares, except for those made under our distribution reinvestment plan, are subject to a minimum investment size of $500 per transaction. The Fund or the Managing Dealer can waive the initial or subsequent minimum investment at its discretion.

Q:	How will the Fund’s value be established?
A:	The Fund’s NAV will be determined based on the value of our assets less our liabilities, including accrued fees and expenses, as of any date of determination.

MC Advisors, as the Fund’s valuation designee (in such capacity, the “Valuation Designee”) pursuant to Rule 2a-5 under the 1940 Act, subject to the Board’s oversight, is responsible for the determination of the fair value of each of our investments and the NAV per share of each of our outstanding classes of Common Shares. Investments for which market quotations are readily available will typically be valued at those market quotations. Investments that are not publicly traded or for which market prices are not readily available will be valued at fair value as determined in good faith by the Valuation Designee, subject to the oversight of the Board, based on, among other things, the input of the Fund’s independent third-party valuation firms.

The NAV per share of a class of our outstanding Common Shares will be determined by dividing the NAV of that share class by the total number of shares of Common Shares outstanding in that class as of the date of determination. The NAV per share of each share class will vary due to, among other things, differences in the amount of servicing fees carried by each class and the number of shares of Common Shares outstanding in each class. See “Determination of Net Asset Value.” We expect to report our NAV per share as of the last day of the applicable month on our website generally within 20 business days of the first day of the following month. Because subscriptions must be submitted at least five business days prior to the first day of each month (unless waived by the Managing Dealer), you will not know the NAV per share at which you will be subscribing at the time you subscribe.

Q:	How can I purchase shares?
A:

Subscriptions to purchase our Common Shares may be made on an ongoing basis, but investors may only purchase our Common Shares pursuant to accepted subscription orders as of the first business day of each month. “Business day” means any day other than a Saturday, Sunday, or a day on which banks are permitted to be closed in New York, New York. A subscription must be received in good order at least five business days prior to the first day of the month (unless waived by the Managing Dealer) and include the full subscription funding amount to be accepted.

Notice of each share transaction will be furnished to shareholders (or their financial representatives) as soon as practicable but not later than seven business days after the Fund’s NAV is determined and credited to the shareholder’s account, together with information relevant for personal and tax records. While a shareholder will not know our NAV applicable on the effective date of the share purchase, we expect our NAV applicable to a purchase of shares to generally be available within 20 business days after the effective date of the share purchase; at that time, the number of shares based on that NAV and each shareholder’s purchase will be determined and shares are credited to the shareholder’s account as of the effective date of the share purchase.

For example, if you are subscribing in October, your subscription must be submitted at least five business days prior to November 1. The purchase price for your shares will be the NAV per share determined as of October 31. The NAV per share as of October 31 will generally be available within 20 business days from October 31.

Q:	When will my subscription be accepted?
A:	Completed subscription requests will not be accepted by us any earlier than two business days before the first day of each month.
Q:	Can I withdraw a subscription to purchase shares once I have made it?
A:

Yes, you may withdraw a subscription after submission at any time before we have accepted the subscription, which we will generally not do any earlier than two business days before the first day of each month. You may withdraw your purchase request by notifying your financial intermediary or directly through our transfer agent’s toll-free, automated telephone line at (833) 974-5329.

Q:	What is the per share purchase price?
A:

Shares of our Common Stock will be sold at the then-current NAV per share, as of the day preceding the effective date of the monthly share purchase, as described above. We will modify our public offering price to the extent necessary to comply with the requirements of the 1940 Act, including the requirement that we not sell our Common Shares at a net offering price below our NAV per share unless we obtain the requisite approval from our shareholders.

For Class D shares and Class S shares, we intend to take purchase orders and hold investors’ funds in a non-interest-bearing escrow account until we receive purchase orders for at least 100 investors in such class. If we do not receive subscription orders from at least 100 investors by one year following the date in which proceeds were placed into the escrow account for such class, our escrow agent will promptly send you a full refund of your investment without deduction for escrow expenses. If said class breaks escrow and commence operations, funds in escrow will be released to our account and constitute part of our net assets.

Q:	When will the NAV per share be available?
A:

We expect to report our NAV per share as of the last day of the applicable month on our website generally within 20 business days of the first day of the following month. Because subscriptions must be submitted at least five business days prior to the first day of each month, you will not know the NAV per share at which you will be subscribing at the time you subscribe.

Q:	Can I invest through my Individual Retirement Account (“IRA”), Simplified Employee Pension Plan (“SEP”) or other after-tax deferred account?
A:

Yes, if you meet the suitability standards described under “Suitability Standards” above, you may invest via an IRA, SEP or other after-tax deferred account. If you would like to invest through one of these account types, you should contact your custodian, trustee or other authorized person for the account to subscribe. They will process the subscription and forward it to us, and we will send the confirmation and notice of our acceptance back to them.

Please be aware that in purchasing shares, custodians or trustees of, or any other person providing advice to, employee pension benefit plans or IRAs may be subject to the fiduciary duties imposed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or other applicable laws. These additional fiduciary duties may require the custodian, trustee, director, or any other person providing investment advice to employee pension benefit plans or IRAs to provide information about the services provided and fees received, separate and apart from the disclosures in this prospectus. In addition, prior to purchasing shares, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law.

Q:	How often will the Fund pay distributions?
A:

We expect to pay regular monthly distributions commencing with the first full calendar quarter after the commencement of this offering. Any distributions we make will be at the discretion of our Board, who will consider, among other things, our earnings, cash flow, capital needs and general financial condition, as well as our desire to comply with the RIC requirements, which generally require us to make aggregate annual distributions to our shareholders of at least 90% of our net investment income. As a result, our distribution rates and payment frequency may vary from time to time and there is no assurance we will pay distributions in any particular amount, if at all. See “Description of our Common Shares” and “Certain U.S. Federal Income Tax Considerations.”

The per share amount of distributions on Class S shares, Class D shares and Class I shares will generally differ because of different class-specific shareholder servicing and/or distribution fees that are deducted from the gross distributions for each share class.

Q:	Can I reinvest distributions in the Fund?
A:

Yes, we have adopted a distribution reinvestment plan whereby shareholders (other than those located in specific states or who are clients of selected participating brokers, as outlined below) will have their cash distributions automatically reinvested in additional shares of the same class of our Common Shares to which the distribution relates unless they elect to receive their distributions in cash. The purchase price for shares issued under our distribution reinvestment plan will be equal to the then current NAV per share of the relevant class of Common Shares. Shareholders will not pay transaction related charges when purchasing shares under our distribution reinvestment plan, but all outstanding Class S shares and Class D shares, including those issued under our distribution reinvestment plan, will be subject to the ongoing servicing fees.

Shareholders located in Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Tennessee, Vermont and Washington, as well as those who are clients of certain participating brokers that do not permit automatic enrollment in our distribution reinvestment plan, will automatically receive their distributions in cash unless they elect to participate in our distribution reinvestment plan and have their cash distributions reinvested in additional common shares. See “Description of Our Common Shares” and “Distribution Reinvestment Plan.”

Q:	How can I change my distribution reinvestment plan election?
A:

Participants may terminate their participation in the distribution reinvestment plan or shareholders may elect to participate in our distribution reinvestment plan with five business days’ prior written notice by contacting our Transfer Agent, Ultimus Fund Solutions, LLC, at 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246, by email at MLEND@ultimusfundsolutions.com, or by phone (toll-free) at (833) 974-5329. If your shares are held by a broker or other financial intermediary, you may change your election by notifying your broker or other financial intermediary of your election.

Q:	How will distributions be taxed?
A:

We intend to elect to be treated for federal income tax purposes, and intend to qualify annually thereafter, as a RIC under the Code. A RIC is generally not subject to U.S. federal corporate income taxes on the net taxable income that it currently distributes to its shareholders.

Distributions of ordinary income and of net short-term capital gains, if any, will generally be taxable to U.S. shareholders as ordinary income to the extent such distributions are paid out of our current or accumulated earnings and profits. Distributions, if any, of net capital gains properly reported as “capital gain dividends” will be taxable as long-term capital gains, regardless of the length of time the shareholder has owned our shares. A distribution of an amount in excess of our current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will be treated by a shareholder as a return of capital which will be applied against and reduce the shareholder’s basis in his or her shares. To the extent that the amount of any such distribution exceeds the shareholder’s basis in his or her shares, the excess will be treated by the shareholder as gain from a sale or exchange of the shares. Distributions paid by us will generally not be eligible for the dividends received deduction allowed to corporations or for the reduced rates applicable to certain qualified dividend income received by non-corporate shareholders.

Distributions will be treated in the manner described above regardless of whether such distributions are paid in cash or invested in additional shares pursuant to our distribution reinvestment plan. Shareholders receiving distributions in the form of additional shares will generally be treated as receiving a distribution in the amount of the fair market value of the distributed shares (plus withholding taxes, if any). The additional shares received by a shareholder pursuant to our distribution reinvestment plan will have a new holding period commencing on the day following the day on which the shares were credited to the shareholder’s account.

Because each investor’s tax position is different, you should consult with your tax adviser on the tax consequences to you of investing in the Fund. In particular, non-U.S. investors should consult their tax advisers regarding potential withholding taxes on distributions that they receive. See “Certain U.S. Federal Income Tax Considerations.”

Q:	Can I sell, transfer or otherwise liquidate my shares post purchase?
A:

The purchase of our Common Shares is intended to be a long-term investment. We do not intend to list our shares on a national securities exchange, and do not expect a public market to develop for our shares in the foreseeable future. We also do not intend to complete a liquidity event within any specific period, and there can be no assurance that we will ever complete a liquidity event. At the discretion of our Board and subject to available liquidity, beginning no later than the quarter ending December 31, 2027, we intend to conduct quarterly share repurchase offers through voluntary tender offers in accordance with the Exchange Act tender offer rules to provide limited liquidity to our shareholders. We expect that our share repurchase program will be the only liquidity initiative that we offer to our shareholders.

Because of the lack of a trading market for our shares, you may not be able to sell your shares promptly or at a desired price. If you are able to sell your shares, you may have to sell them at a substantial discount to the purchase price of your shares.

Our Common Shares are freely transferable, except where a transfer is restricted by federal and state securities laws, such as in the event our shares are sold in a private offering exempt from registration, or by contract. We will generally not charge you to facilitate transfers of your shares, other than in connection with the Early Repurchase Deduction and/or for necessary and reasonable costs actually incurred by us.

Q:	Can I request that my shares be repurchased?
A:

Yes, subject to limitations. At the discretion of the Board and subject to available liquidity, beginning no later than the quarter ending December 31, 2027, we intend to commence a share repurchase program in which we intend to offer to repurchase up to 5% of our Common Shares outstanding (by number of shares) in each quarter. The Board may amend, suspend or terminate the share repurchase program at any time if it deems such action to be in our best interest and the best interest of our common shareholders. As a result, share repurchases may not be available each quarter. We will conduct any such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Exchange Act and the 1940 Act, with the terms of such tender offer published in a tender offer statement to be sent to all shareholders and filed on Schedule TO. All shares purchased by us pursuant to the terms of each tender offer will thereafter will be authorized and unissued shares.

Upon a determination by the Board to (i) suspend our share repurchase program or (ii) materially modify our share repurchase program in a manner that reduces liquidity available to our shareholders, our share repurchase program requires the Board to consider, at least quarterly, whether continuing to restrict repurchases or resuming repurchases at the original repurchase limits under our share repurchase program would be in the best interest of the Fund and our shareholders. However, our Board is not required to authorize the recommencement of our share repurchase program within any specified period of time. Our Board may also determine to terminate our share repurchase program if required by applicable law or in connection with a transaction in which our shareholders receive liquidity for their Common Shares, such as a sale or merger of the Fund or listing of our Common Shares on a national securities exchange.

Under our share repurchase program, to the extent we offer to repurchase shares in any particular quarter, we expect to repurchase shares pursuant to tender offers using a purchase price equal to the NAV per share as of the last calendar day of the applicable month designated by the Board, except that the Fund deducts the 2.00% Early Repurchase Deduction from such NAV for shares that have not been outstanding for at least one year. The one-year holding period is measured as of the subscription closing date immediately following the prospective repurchase date. The Early Repurchase Deduction will not apply to shares acquired through our distribution reinvestment plan and may be waived in the case of repurchase requests: (i) arising from the death or qualified disability of the holder; (ii) submitted by discretionary model portfolio management programs (and similar arrangements); (iii) from feeder funds (or similar vehicles) primarily created to hold our Common Shares, which are offered to non-U.S. persons, where such funds seek to avoid imposing such a deduction because of administrative or systems limitations; (iv) in the event that a shareholder’s Common Shares are repurchased because the shareholder has failed to maintain the $500 minimum account balance; or (v) due to trade or operational error. The Early Repurchase Deduction will be retained by the Fund for the benefit of remaining shareholders.

In the event the amount of shares tendered exceeds the repurchase offer amount, shares will be repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted in the next quarterly tender offer, or upon the recommencement of the share repurchase program, as applicable.

Most of our assets consist of instruments that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have sufficient liquid resources to make repurchase offers. In order to provide liquidity for share repurchases, we intend to generally maintain under normal circumstances an allocation to syndicated loans and other liquid investments. We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources. Should making repurchase offers, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Fund as a whole, or should we otherwise determine that investing our liquid assets in originated loans or other illiquid investments rather than repurchasing our shares is in the best interests of the Fund as a whole, then we may choose to offer to repurchase fewer shares than described above, or none at all. See “Share Repurchase Program.”

Q:	What fees do you pay to the Adviser?
A:

Following entry into the Advisory Agreement on the BDC Election Date, MC Advisors is responsible for, among other things, identifying investment opportunities, monitoring our investments and determining the composition of our portfolio. We are required to pay MC Advisors a fee for its services under the Advisory Agreement consisting of two components: a management fee and an incentive fee.

●	The management fee is payable monthly in arrears at an annual rate of 1.25% of the Fund’s average total assets, which includes assets financed using leverage; provided, however, that no management fee will be charged on the value of our total assets that is below an asset coverage ratio of 200% calculated in accordance with Sections 18 and 61 of the 1940 Act. This has the effect of not charging management fees on the value of the portion of our total assets financed with borrowed funds or other forms of leverage in excess of regulatory leverage of 1:1 debt-to-equity. For purposes of calculating the management fee under the Advisory Agreement, our average total assets are calculated based on our account balances as of the beginning and end of the respective calendar month.
●	The incentive fee consists of two components as follows:

The first part of the incentive fee is based on income, whereby we will pay MC Advisors quarterly in arrears 12.5% of its Pre-Incentive Fee Net Investment Income Returns (as defined below) for each calendar quarter subject to a 6.0% annualized hurdle rate, with a catch-up.

“Pre-Incentive Fee Net Investment Income Returns” means, as the context requires, either the dollar value of, or percentage rate of return on the value of our net assets in accordance with GAAP at the end of the immediately preceding quarter from, dividends, cash interest or other distributions or other cash income and any third-party fees received from portfolio companies (such as upfront fees, commitment fees, origination fee, amendment fees, ticking fees and break-up fees, as well as prepayments premiums, but excluding fees for providing managerial assistance and fees earned by MC Advisors or an affiliate) accrued during the quarter, minus operating expenses for the quarter (including any management fee, taxes, any expenses payable under the Advisory Agreement (and, to the extent applicable, the MC Management Advisory Agreement) and an administration agreement with our administrator, any expense of securitizations, and interest expense or other financing fees and any dividends paid on preferred shares, but excluding incentive fees and shareholder servicing and/or distribution fees). Pre-Incentive Fee Net Investment Income Returns includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero-coupon securities), accrued income that we have not yet received in cash. Pre-Incentive Fee Net Investment Income Returns do not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The impact of expense support payments and recoupments are also excluded from Pre-Incentive Fee Net Investment Income Returns.

The second part of the incentive fee is based on realized capital gains, whereby we will pay MC Advisors at the end of each calendar year in arrears 12.5% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fee on capital gains.

For the period starting on the date of entry into the Advisory Agreement with MC Advisors through December 31, 2026 (the “Advisory Fee Waiver Period”), MC Advisors has voluntarily agreed to waive (1) all or any portion of the incentive fee based on Pre-Incentive Fee Net Investment Income Returns it would be entitled to receive under the Advisory Agreement and (2) a portion of the management fee such that, during the Advisory Fee Waiver Period, the management fee will be payable monthly in arrears at an annual rate of 0.95% of the Fund’s average total assets, which includes assets financed using leverage; provided, however, that no management fee will be charged on the value of our total assets that is below an asset coverage ratio of 200% calculated in accordance with Sections 18 and 61 of the 1940 Act. Amounts waived by the Adviser during the Advisory Fee Waiver Period are not subject to recoupment by the Adviser. See “Advisory Agreement and Administration Agreement.”

Prior to the BDC Election Date, MC Management served as our investment adviser and was responsible for, among other things, identifying investment opportunities, monitoring our investments and determining the composition of our portfolio. We were required to pay MC Management a fee for its services under the MC Management Advisory Agreement consisting of two components: a management fee and an incentive fee. The management fee and incentive fee calculations and structure under the MC Management Advisory Agreement are substantially identical to the management fee and incentive fee calculations and structure under the Advisory Agreement. In addition, MC Management voluntarily agreed to waive (1) all or any portion of the incentive fee based on Pre-Incentive Fee Net Investment Income Returns and (2) a portion of the management fee payable to it under the MC Management Advisory Agreement to the same extent as MC Advisors has agreed to waive such fees during the Advisory Fee Waiver Period. MC Management also agreed to waive all or any portion of the capital gains incentive fee payable to it under the MC Management Advisory Agreement. See “Advisory Agreement and Administration Agreement.”

Q:	How will I be kept up to date about how my investment is doing?
A:	We and/or your financial adviser, participating broker or financial intermediary, as applicable, will provide you with periodic updates on the performance of your investment with us, including:
●	three quarterly financial reports;
●	an annual report;
●	quarterly investor statements providing material information regarding your participation in the distribution reinvestment plan and an annual statement providing tax information with respect to income earned on shares under the distribution reinvestment plan for the calendar year;
●	in the case of certain U.S. shareholders, an annual Internal Revenue Service (“IRS”) Form 1099-DIV or IRS Form 1099-B, if required, and, in the case of non-U.S. shareholders, an annual IRS Form 1042-S; and
●	confirmation statements (after transactions affecting your balance, except reinvestment of distributions in us and certain transactions through minimum account investment or withdrawal programs).

Depending on legal requirements, we may post this information on our website, www.monroemlend.com, when available, or provide this information to you via U.S. mail or other courier, electronic delivery, or some combination of the foregoing. Information about us will also be available on the SEC’s website at www.sec.gov.

In addition, our monthly NAV per share will be posted on our website promptly after it has become available (prior to the twentieth business day of the following month).

Q:	What type of tax reporting will I receive on the Fund, and when will I receive it?
A:

As promptly as possible after the end of each calendar year, we intend to send to each of our U.S. shareholders an annual IRS Form 1099-DIV or IRS Form 1099-B, if required, and, in the case of non-U.S. shareholders, an annual IRS Form 1042-S.

Q:	What are the tax implications for non-U.S. investors in the Fund?
A:

Because we are a corporation for U.S. federal income tax purposes, a non-U.S. investor in the Fund will generally not be treated as engaged in a trade or business in the U.S. solely as a result of investing in the Fund, unless the Fund is treated as a “United States real property holding corporation” for U.S. federal income tax purposes. Although there can be no assurance in this regard, we do not currently expect to be a United States real property holding corporation for U.S. federal income tax purposes.

We expect the bulk of dividends paid by the Fund to be exempt from U.S. tax withholding provided they are properly reported by the Fund and derive from “interest-related dividends”, “capital gain dividends” or “short-term capital gain dividends.” For these purposes, interest-related dividends, capital gain dividends and short-term capital gain dividends generally represent distributions of certain U.S.-source interest or capital gains that would not have been subject to U.S. federal withholding tax at source if received directly by a non-U.S. investor, and that satisfy certain other requirements. Notwithstanding the above, the Fund may be required to withhold from dividends that are otherwise exempt from U.S. federal withholding tax (or taxable at a reduced treaty rate) unless the non-U.S. investor certifies its status under penalties of perjury or otherwise establishes an exemption.

A non-U.S. investor is generally exempt from U.S. federal income tax on capital gain dividends and any gains realized upon the sale or exchange of shares in the Fund.

Dividends other than interest-related dividends, capital gain dividends and short-term capital gain dividends will generally be subject to a U.S. withholding tax of 30% (or lower treaty rate).

Non-U.S. investors may also be subject to U.S. estate tax with respect to their investment in shares in the Fund.

This section assumes that income from the Fund is not “effectively connected” with a U.S. trade or business carried on by a non-U.S. investor. Non-U.S. investors, and in particular, non-U.S. investors who are engaged in a U.S. trade or business, should consult with their tax advisers on the consequences to them of investing in the Fund. See “Certain U.S. Federal Income Tax Considerations.”

Q:	What are the tax implications for tax-exempt U.S. investors in the Fund?
A:

Because we are a corporation for U.S. federal income tax purposes, tax-exempt U.S. investors in the Fund will generally not derive “unrelated business taxable income” for U.S. federal income tax purposes (“UBTI”) solely as a result of their investment in the Fund. A tax-exempt U.S. investor, however, may derive UBTI from its investment in the Fund if the investor incurs indebtedness in connection with its purchase of shares in the Fund. Tax-exempt investors should consult their tax advisers with respect to the consequences of investing in the Fund.

Q:	What is the difference among the three classes of Common Shares being offered?
A:

We are offering to the public three classes of Common Shares – Class S shares, Class D shares and Class I shares. The differences among the share classes relate to ongoing shareholder servicing and/or distribution fees and the shares’ distribution arrangements. Subject to Financial Industry Regulatory Authority, Inc. (“FINRA”) limitations on underwriting compensation, we will pay the following shareholder servicing and/or distribution fees to the Managing Dealer on a monthly basis:

●	For Class S shares, a shareholder servicing and/or distribution fee equal to 0.85% per annum of the aggregate NAV for the Class S shares;
●	For Class D shares, a shareholder servicing and/or distribution fee equal to 0.25% per annum of the aggregate NAV for the Class D shares; and
●	No shareholder servicing or distribution fees will be paid with respect to the Class I shares.

The shareholder servicing and/or distribution fees are similar to sales commissions. In addition neither the Fund nor the Managing Dealer will charge an upfront sales load with respect to Class S shares, Class D shares or Class I shares; however, if you buy Class S shares or Class I shares through certain financial intermediaries, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that they limit such charges to a 3.5% cap on NAV for Class S shares and a 1.5% cap on NAV for Class D. Selling agents will not charge such fees on Class I shares. In addition, as set forth in and pursuant to the Managing Dealer Agreement, we will also pay the Managing Dealer certain fees for its services as Managing Dealer, which will be borne by all shareholders of the Fund. See “Description of Our Common Shares” and “Plan of Distribution” for a discussion of the differences among our Class S shares, Class D shares and Class I shares.

Assuming a constant net asset value per share of $25, we expect that a one-time investment in 400 shares of each class of our shares (representing an aggregate net asset value of $10,000 for each class) would be subject to the following shareholder servicing and/or distribution fees:

	Annual
	Shareholder
	Servicing and/or	Total Over
	Distribution Fees	Five Years
Class S	$85	$425
Class D	$25	$125
Class I	$0	$0

Class S shares are available through brokerage and transaction-based accounts. Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, sponsored by participating brokers or other intermediaries that provide access to Class S shares, (2) through participating brokers that have alternative fee arrangements with their clients to provide access to Class S shares, (3) through transaction/ brokerage platforms at participating brokers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) other categories of investors that we name in an amendment or supplement to this prospectus. Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, sponsored by participating brokers or other intermediaries that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating brokers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) through certain registered investment advisers and/or transaction/brokerage platforms at participating brokers, (5) by our executive officers and trustees and their immediate family members, as well as officers and employees of the Adviser or other affiliates and their immediate family members, and, if approved by our Board, joint venture partners, consultants and other service providers, or (6) by other categories of investors that we name in an amendment or supplement to this prospectus. We may also offer Class I shares to certain feeder vehicles primarily created to hold our Class I shares, which in turn offer interests in themselves to investors; we expect to conduct such offerings pursuant to exceptions to registration under the Securities Act and not as a part of this offering. Such feeder vehicles may have additional costs and expenses, which would be disclosed in connection with the offering of their interests. We may also offer Class I shares to other investment vehicles. Before making your investment decision, please consult with your investment adviser regarding your account type and the classes of Common Shares you may be eligible to purchase.

Eligibility to receive the shareholder servicing and/or distribution fee is conditioned on a broker providing the following ongoing services with respect to the Class S shares or Class D shares: assistance with recordkeeping, answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests. If the applicable broker is not eligible to receive the shareholder servicing and/or distribution fee due to failure to provide these services, the Managing Dealer will waive the shareholder servicing fee and/or distribution that broker would have otherwise been eligible to receive. The shareholder servicing and/or distribution fees are ongoing fees that are not paid at the time of purchase.

If you are eligible to purchase all three classes of shares, you should be aware that participating brokers will not charge transaction or other fees, including upfront placement fees or brokerage commissions, on Class I shares and Class I shares have no shareholder servicing or distribution fees, which will reduce the NAV or distributions of the other share classes. However, Class I shares will not receive shareholder services. Before making your investment decision, please consult with your investment adviser regarding your account type and the classes of Common Shares you may be eligible to purchase.

A shareholder may be permitted to exchange Common Shares between classes of shares of the Fund, provided that, among other things: (1) the shareholder’s aggregate investment would have met the minimum initial investment requirements in the applicable class at the time of purchase and continues to meet those requirements; (2) the Common Shares are otherwise available for offer and sale; and (3) the investment meets all other requirements for investing in the applicable class. When an individual shareholder cannot meet the minimum initial investment requirements of the applicable class, exchanges of Common Shares from one class to the applicable class may be permitted if such shareholder’s investment is made by an intermediary that has discretion over the account and has invested other clients’ assets in the Fund, which when aggregated together with such investor’s investment, meet the minimum initial investment requirements for the applicable class. Investors will not be charged any fees by the Fund for such exchanges. Ongoing fees and expenses incurred by a given class will differ from those of other share classes, and an investor receiving new Common Shares in an exchange may be subject to lower total expenses charged by the Fund following such exchange. Exchange transactions will be effected only into an identically registered account. While exchange transactions will generally not be treated as a redemption for federal income tax purposes, investors should consult their tax advisors as to the federal, foreign, state and local tax consequences of an exchange. The Fund also reserves the right to revise or terminate the exchange privilege, limit the amount or number of exchanges or reject any exchange.

Assuming the exchange meets the eligibility requirements of the class into which such shareholder seeks to exchange and the Fund has received proper instruction from the financial intermediary to effect such exchange and consents to such exchange, (i) a financial intermediary may, in its discretion, determine to exchange a shareholder’s Common Shares at such shareholder’s request and (ii) in certain cases, where a holder of Class S shares or Class D shares is no longer eligible to hold such class of shares based on the shareholder’s arrangements with its financial intermediary, (a) such holder’s Class S shares may be exchanged into an equivalent net asset value amount of Class D shares or Class I shares and (b) such holder’s Class D shares may be exchanged into an equivalent net asset value amount of Class I shares.

Q:	Are there ERISA considerations in connection with investing in the Fund?
A:

We intend to conduct our affairs so that our assets should not be deemed to constitute “plan assets” under the ERISA, and certain U.S. Department of Labor regulations promulgated thereunder, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”). The Plan Asset Regulations define the term “publicly-offered security” as a security that is “widely-held,” “freely transferrable” and either part of a class of securities registered under the Exchange Act or sold pursuant to an effective registration statement under the Securities Act if the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred (“Publicly-Offered Security”).

In this regard, generally, we intend to take one of the following approaches: (1) in the event that each class of Common Shares is considered a Publicly-Offered Security”, we will not limit “benefit plan investors” from investing in the Common Shares; (2) in the event one or more classes of Common Shares does not constitute a Publicly-Offered Security, (a) we will limit investment in each class of Common Shares by “benefit plan investors” to less than 25% of the total value of each class of our Common Shares as calculated in accordance with the Plan Asset Regulations (including any class that constitutes a Publicly-Offered Security), or (b) we will prohibit “benefit plan investors” from owning any class that does not constitute a Publicly-Offered Security.

In addition, each prospective investor that is, or is acting on behalf of any individual retirement account, employee benefit plan, or similar plan or account that is subject to ERISA, Section 4975 of the Code or the provisions of any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”) or any entity whose underlying assets are considered to include the foregoing (each a “Plan”), must independently determine that our common shares are an appropriate investment for the Plan, taking into account its obligations under ERISA, the Code, and applicable Similar Laws, and the facts and circumstances of each investing Plan.

Prospective investors should carefully review the matters discussed under Risk Factors “Risks Related to an Investment in the Common Shares” and “Certain ERISA Considerations” and should consult with their own advisers as to the consequences of making an investment in the Fund and the implications under ERISA, Section 4975 of the Code and any applicable Similar Law of making an investment in the Fund.

Q:	What is the role of the Fund’s Board of Trustees?
A:

We operate under the direction of our Board, the members of which are accountable to us and our shareholders as fiduciaries. We have three Trustees, two of whom have been determined to be independent of us, the Adviser and its affiliates (“Independent Trustees”). Our Independent Trustees are responsible for, among other things, reviewing the performance of MC Advisors, approving the compensation paid to MC Advisors and its affiliates, oversight of the valuation process used to establish the Fund’s NAV and oversight of the investment allocation process to the Fund. The names and biographical information of our Trustees are provided under “Management of the Fund—Trustees and Executive Officers.”

Q:	What is a “best efforts” offering?
A:

This is our initial public offering of our Common Shares on a “best efforts” basis. A “best efforts” offering means the Managing Dealer and the participating brokers are only required to use their best efforts to sell the shares. When shares are offered to the public on a “best efforts” basis, no underwriter, broker or other person has a firm commitment or obligation to purchase any of the shares. Therefore, we cannot guarantee the number of shares that will be sold in this offering.

Q:	What is the expected term of this offering?
A:

We have registered $1,000,000,000 in Common Shares. It is our intent to conduct a continuous offering for an extended period of time, by filing for additional offerings of our shares, subject to regulatory approval and continued compliance with the rules and regulations of the SEC and applicable state laws.

We will endeavor to take all reasonable actions to avoid interruptions in the continuous offering of our Common Shares. There can be no assurance, however, that we will not need to suspend our continuous offering while the SEC and, where required, state securities regulators, review such filings for additional offerings of our Common Shares until such filings are declared effective, if at all.

Q:	What is a regulated investment company, or RIC?
A:

We intend to elect to be treated for federal income tax purposes, and intend to qualify annually thereafter, as a regulated investment company (a “RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”).

In general, a RIC is a company that:

●	is a BDC or registered investment company that combines the capital of many investors to acquire securities;
●	offers the benefits of a securities portfolio under professional management;
●	satisfies various requirements of the Code, including an asset diversification requirement; and
●	is generally not subject to U.S. federal corporate income taxes on its net taxable income that it currently distributes to its shareholders, which substantially eliminates the “double taxation” (i.e., taxation at both the corporate and shareholder levels) that generally results from investments in a C corporation.
Q:	Who provides administrative services to the Fund?
A:

MC Management serves as our administrator. Pursuant to the Administration Agreement, MC Management furnishes us with office facilities and equipment and provides us clerical, bookkeeping and record keeping and other administrative services at such facilities. Under the Administration Agreement, MC Management performs, or oversees the performance of, our required administrative services, which include, among other things, being responsible for the financial records that we are required to maintain and preparing reports to our stockholders and reports filed with the SEC. MC Management also assists us in determining and publishing our NAV, oversees the preparation and filing of our tax returns, disseminates reports to our stockholders and generally oversees the payment of our expenses and the performance of administrative and professional services rendered to us by others. Under the Administration Agreement, MC Management also assists the Adviser to provide managerial assistance on our behalf to those portfolio companies that have accepted our offer to provide such assistance.

Payments under the Administration Agreement are equal to an amount based upon our allocable portion of costs and expenses (including travel expenses, unless incurred by a controlling person of MC Management) incurred by MC Management in performing its obligations under the Administration Agreement, including our allocable portion of the compensation and other expenses of certain of our officers, including our chief financial officer and chief compliance officer and their respective staffs. The Administrator will not charge the Fund any additional fees for its services as Administrator.

MC Management may retain third parties to assist in providing administrative services to us. To the extent that MC Management outsources any of its functions, we may pay the fees associated with such functions on a direct basis without profit to MC Management.

See “Plan of Operation” and “Advisory Agreement and Administration Agreement.”

Q:	What are our expected operating expenses?
A:

We expect to incur operating expenses in the form of our management and incentive fees, shareholder servicing and/or distribution fees, interest expense on our borrowings and other expenses. See “Fees and Expenses.”

Q:	What are the offering and servicing costs?
A:

Neither the Fund nor the Managing Dealer will charge an upfront sales load with respect to Class S shares, Class D shares or Class I shares; however, if you buy Class S shares or Class D shares through certain financial intermediaries, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that they limit such charges to a 3.5% cap on NAV for Class S shares and a 1.5% cap on NAV for Class D shares. Selling agents will not charge such fees on Class I shares. Please consult your selling agent for additional information.

Subject to FINRA limitations on underwriting compensation, we will pay the following shareholder servicing and/or distribution fees to the Managing Dealer and/or a participating broker: (a) for Class S shares, a shareholder servicing and/or distribution fee equal to 0.85% per annum of the aggregate NAV as of the beginning of the first calendar day of the month for the Class S shares, and (b) for Class D shares, a shareholder servicing and/or distribution fee equal to 0.25% per annum of the aggregate NAV as of the beginning of the first calendar day of the month for the Class D shares, in each case, payable monthly. No shareholder servicing or distribution fees will be paid with respect to the Class I shares. The distribution and servicing expenses borne by the participating brokers may be different from and substantially less than the amount of shareholder servicing and/or distribution fees charged. The shareholder servicing and/or distribution fees will be payable to the Managing Dealer, but the Managing Dealer anticipates that all or a portion of the shareholder servicing and/or distribution fees will be retained by, or reallowed (paid) to, participating brokers. All or a portion of the shareholder servicing and/or distribution fee may be used to pay for sub-transfer agency, sub-accounting and certain other administrative services. The Fund also may pay for these sub-transfer agency, sub-accounting and certain other administrative services outside of the shareholder servicing and/or distribution fees and its Distribution and Servicing Plan. In addition, as set forth in and pursuant to the Managing Dealer Agreement, we will also pay the Managing Dealer certain fees for its services as Managing Dealer, which will be borne by all shareholders of the Fund. See “Plan of Distribution—Underwriting Compensation.” See “Description of Our Common Shares” and “Plan of Distribution” for a discussion of the differences between each share class. The total amount that will be paid over time for underwriting compensation depends on the average length of time for which shares remain outstanding, the term over which such amount is measured and the performance of our investments. We and/or our affiliates will also pay or reimburse certain organization and offering expenses, including, subject to FINRA limitations on underwriting compensation, certain wholesaling expenses. See “Plan of Distribution” and “Estimated Use of Proceeds.” The total underwriting compensation and total organization and offering expenses will not exceed 10% and 15%, respectively, of the gross proceeds from this offering.

MC Advisors has agreed to advance all of our organization and offering expenses on our behalf (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses and other offering expenses, including costs associated with technology integration between the Fund’s systems and those of our participating broker-dealers, reasonable bona fide due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials and other marketing expenses, design and website expenses, fees and expenses of our transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and costs, expenses and reimbursements for travel, meals, accommodations, entertainment and other similar expenses related to meetings or events with prospective investors, broker-dealers, registered investment advisors or financial or other advisors, but excluding the shareholder servicing and/or distribution fee) through the date on which we commence this offering and will pay for up to $1.0 million of our organization and offering expenses on our behalf without reimbursement or recoupment. Thereafter, pursuant to the Expense Support and Conditional Reimbursement Agreement we have entered into with MC Advisors (the “Expense Support Agreement”), MC Advisors is obligated to advance our Operating Expenses (as defined below) to the extent that such expenses exceed 1.00% (on an annualized basis) of the Fund’s average NAV. We will be obligated to reimburse MC Advisors for such advanced expenses upon the initial issuance of Common Shares to investors that are not affiliated with MC Advisors only if certain conditions are met. See “Plan of Distribution” and “Plan of Operation—Expenses—Expense Support and Conditional Reimbursement Agreement.” For purposes hereof, “Operating Expenses” means all of the Fund’s operating costs and expenses incurred (including organization and offering expenses), as determined in accordance with generally accepted accounting principles for investment companies, less base management and incentive fees owed to MC Advisors, shareholder servicing and/or distribution fees, and borrowing costs.

Q:	What are our policies related to conflicts of interests with Monroe Capital and its affiliates?
A:

The Adviser and its affiliates are subject to certain conflicts of interest with respect to the services the Adviser provides for us. These conflictsarise primarily from the involvement of the Adviser, our investment team, and the Adviser’s affiliates, in other activities that may conflict with our activities. You should be aware that individual conflicts will not necessarily be resolved in favor of our interest.

●	Conflicts of Interest Generally. In the ordinary course of its business activities, the Adviser and its affiliates will engage in activities where the interests of certain of its own interests or the interests of its clients will conflict with the interests of the shareholders in the Fund. Other present and future activities of the Fund will give rise to additional conflicts of interest.
●	Relationship among the Fund, the Adviser and its investment team. The Adviser has a conflict of interest between its responsibility to act in the best interests of the Fund, on the one hand, and any benefit, monetary or otherwise, that results to it or its affiliates from the operation of the Fund, on the other hand.

The Adviser or its affiliates, principals or employees (the “Affiliated Group”) will invest for their own accounts and manage accounts for other individuals or entities, including entities in which the Affiliated Group or its trustees or employees may hold an interest, either directly in managed accounts or indirectly through investments in private investment entities. Any of such accounts will pay different fees, invest with leverage or utilize different investment strategies than the Fund. In addition, the Fund may enter into transactions with such accounts, and the Affiliated Group may invest in the same securities and instruments on behalf of such accounts that the Fund invests in, in each case to the extent permitted by the 1940 Act. The Affiliated Group or its personnel will have income or other incentives to favor such accounts.

●	Fund Co-Investment Opportunities. As a BDC regulated under the 1940 Act, the Fund is subject to certain limitations relating to co-investments and joint transactions with affiliates, which likely will in certain circumstances limit the Fund’s ability to make investments or enter into other transactions alongside other investment funds, client accounts and/or vehicles that currently managed or advised by the Adviser or its affiliates (or that they may in the future manage and advise) (including but not limited to those managed on behalf of the Adviser’s affiliates) (collectively, “Other Accounts”). There can be no assurance that such regulatory restrictions will not adversely affect the Fund’s ability to capitalize on attractive investment opportunities.
●	Co-Investment Order. We benefit from an exemptive order from the SEC that permits us, among other things, to co-invest with certain other persons, including certain affiliates of the Adviser and certain funds managed and controlled by the Adviser and its affiliates, subject to certain terms and conditions. Such order may restrict our ability to enter into follow-on investments or other transactions.

See “Conflicts of Interest” for additional information about conflicts of interest that could impact the Fund.

Q:	What is the impact of being an “emerging growth company”?
A:

We are an “emerging growth company,” as defined by the Jumpstart Our Business Startups Act (the “JOBS Act”). As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting and disclosure requirements that are applicable to public companies that are not emerging growth companies. For so long as we remain an emerging growth company, we will not be required to:

●	have an auditor attestation report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”);
●	submit certain executive compensation matters to shareholder advisory votes pursuant to the “say on frequency” and “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; or
●	disclose certain executive compensation related items, such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means that an emerging growth company can delay adopting certain accounting standards until such standards are otherwise applicable to private companies.

We will remain an emerging growth company for up to five years, or until the earliest of: (1) the last date of the fiscal year during which we had total annual gross revenues of $1.235 billion or more; (2) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or (3) the date on which we are deemed to be a “large accelerated filer” as defined under Rule 12b-2 under the Exchange Act.

We do not believe that being an emerging growth company will have a significant impact on our business or this offering. We have elected to opt in to the extended transition period for complying with new or revised accounting standards available to emerging growth companies. Also, because we are not a large accelerated filer or an accelerated filer under Section 12b-2 of the Exchange Act, and will not be for so long as our Common Shares is not traded on a securities exchange, we will not be subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act even once we are no longer an emerging growth company. In addition, so long as we are externally managed by the Adviser and we do not directly compensate our executive officers, we do not expect to include disclosures relating to executive compensation in our periodic reports or proxy statements and, as a result, do not expect to be required to seek shareholder approval of executive compensation and golden parachute compensation arrangements pursuant to Section 14A(a) and (b) of the Exchange Act.

Q:	Who can help answer my questions?
A:

If you have more questions about this offering or if you would like additional copies of this prospectus, you should contact your financial adviser or our transfer agent at Ultimus Fund Solutions, LLC, 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246, by email at MLEND@ultimusfundsolutions.com, or by phone (toll-free) at (833) 974-5329.

Recent Developments

Seed Contribution

On November 6, 2025, an affiliate of the Initial Seed Investor and MC Advisors completed the Seed Contribution, in connection with which it invested an aggregate of $100.0 million in Class I shares. With the proceeds from the Seed Contribution, the Fund commenced investment activities and operations pursuant to an exclusion from the definition of “investment company” in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act. We have not offered or sold any of our Class S or Class D shares. Proceeds from the Seed Contribution were invested in accordance with the Fund’s investment objective.

In connection with the commencement of our investment operations, the management fee and incentive fees, as applicable, payable by us to MC Management under the MC Management Advisory Agreement began to accrue. On the BDC Election Date, the MC Management Advisory Agreement was terminated, and we entered into the Advisory Agreement with MC Advisors, under which the management fee and incentive fees, as applicable, payable by us to MC Advisors began to accrue.

The private offering for the Seed Contribution was conducted pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated under the Securities Act and was thus exempt from registration under the Securities Act as it was made only to investors (or advisors and/or managers of such investors) with whom our investment adviser had substantive pre-existing relationships and who are “accredited investors” under Rule 501(a) of the Securities Act.

Following the Seed Contribution, as of November 30, 2025, we have received an aggregate of approximately $100.0 million in gross proceeds, and in exchange therefore we have issued approximately 3,948,488 Class I shares to 2 shareholders, including the investment from the Initial Seed Investor.

DB Credit Facility

On November 10, 2025 (the “DB Credit Facility Effective Date”), our wholly-owned subsidiary, MLEND Financing SPV I LLC (“MLEND Financing”), entered into a loan financing and servicing agreement (the “DB Credit Facility”), with us, as equityholder and as servicer, the lenders from time to time parties thereto, U.S. Bank Trust Company, National Association, as collateral agent, U.S. Bank National Association, as collateral custodian, Deutsche Bank AG, New York Branch, as facility agent (the “Facility Agent”), the agents for the lender groups from time to time parties thereto, and Deutsche Bank Trust Company Americas, as administrative agent.

Under the DB Credit Facility, the lenders have agreed to extend credit to MLEND Financing in an aggregate principal amount of up to $200,000,000 as of the DB Credit Facility Effective Date. The period during which MLEND Financing may request advances under the DB Credit Facility (the “Revolving Period”) commenced on the DB Credit Facility Effective Date and will continue through November 10, 2028 unless there is an earlier termination or a facility termination event. The DB Credit Facility will mature on the earliest of (i) two years from the last day of the Revolving Period, (ii) the date on which we cease to exist or (iii) the occurrence of a facility termination event.

Advances may be made under the DB Credit Facility in Euros, Canadian Dollars, British Pounds Sterling, Australian Dollars or US Dollars. At the election of MLEND Financing (which election was made by MLEND Financing on the DB Credit Facility Effective Date and may be made from time to time thereafter with notice to the lenders) advances under the DB Credit Facility will bear interest at a rate per annum equal to the applicable base rate plus (i) during the Revolving Period and prior to the occurrence of a facility termination event (x) with respect to Option 1 (as defined in the DB Credit Facility), 1.85% and (y) with respect to Option 2 (as defined in the DB Credit Facility), 1.75%, (ii) after the end of the Revolving Period and prior to the occurrence of any facility termination event, (x) with respect to Option 1, 2.05% and (y) with respect to Option 2, 1.95% and (iii) on and after the occurrence of any facility termination event, (x) with respect to Option 1, 4.05% and (y) with respect to Option 2, 3.95%.

In addition, a non-usage fee of 0.35% per annum is payable to the lenders on the amount of undrawn commitments under the DB Credit Facility, and, during the Revolving Period, an additional fee based on unfunded commitments of the lenders may be payable if borrowings under the DB Credit Facility do not exceed a minimum utilization percentage threshold.

The DB Credit Facility is secured by all of the assets held by MLEND Financing. MLEND Financing has made customary representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities. The Fund’s borrowings, including under the DB Credit Facility, are subject to the leverage restrictions contained in the 1940 Act.

As of November 30, 2025, we had $71.3 million of outstanding borrowings under the DB Credit Facility.

The description above is only a summary of the material provisions of the DB Credit Facility and is qualified in its entirety by reference to copies of the DB Credit Facility and Sale and Contribution Agreement, which are filed as exhibits to the registration statement of which this prospectus is part.

Portfolio Update

In order to avoid the blind-pool aspects typically associated with the launch of a new fund, the Fund has used the proceeds from the Seed Contribution, along with borrowings under the DB Credit Facility, to purchase portfolio investments in accordance with the Fund’s investment objectives. As of November 30, 2025, the Fund had investments in 28 portfolio companies, having an aggregate amortized cost of $156.1 million. As of November 30, 2025, the Fund had accepted capital contributions of approximately $100.0 million and had $71.3 million of principal debt outstanding, resulting in a debt-to-equity ratio of approximately 0.71x. As of November 30, 2025, 100% of the debt investments at amortized cost in the Fund’s portfolio were floating rate.

FEES AND EXPENSES

The following table is intended to assist you in understanding the costs and expenses that an investor in Common Shares will bear, directly or indirectly. Other expenses are estimated and may vary. Actual expenses may be greater or less than shown.

	Class S	Class D	Class I
	Shares	Shares	Shares
Shareholder transaction expenses (fees paid directly from your investment)
Maximum sales load(1)	—	—	—
Maximum Early Repurchase Deduction(2)	2.0%	2.0%	2.0%
Annual expenses (as a percentage of net assets attributable to our Common Shares)(3)
Base management fees(4)	2.50%	2.50%	2.50%
Incentive fees(5)	—	—	—
Shareholder servicing and/or distribution fees(6)	0.85%	0.25%	—
Interest payment on borrowed funds(7)	9.13%	9.13%	9.13%
Other expenses(8)	1.00%	1.00%	1.00%
Total annual expenses	13.48%	12.88%	12.63%
Fee waiver(9)	(0.60)%	(0.60)%	(0.60)%
Total annual expenses after fee waiver	12.88%	12.28%	12.03%
(1)	Neither the Fund nor the Managing Dealer will charge an upfront sales load with respect to Class S shares, Class D shares or Class I shares; however, if you buy Class S shares or Class D shares through certain financial intermediaries, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that they limit such charges to a 3.5% cap on NAV for Class S shares and a 1.5% cap on NAV for Class D shares. Please consult your selling agent for additional information. Any transaction or other fees assessed by a financial intermediary on Class S shares or Class D shares are not reflected in the above fee table or in the fee example below.
(2)	Under our share repurchase program, to the extent we offer to repurchase shares in any particular quarter, we expect to repurchase shares pursuant to tender offers using a purchase price equal to the NAV per share as of the last calendar day of the applicable month designated by the Board, except that the Fund deducts 2.00% from such NAV for shares that have not been outstanding for at least one year. We refer to this as the Early Repurchase Deduction. The one-year holding period is measured as of the subscription closing date immediately following the prospective repurchase date. The Early Repurchase Deduction will not apply to shares acquired through our distribution reinvestment plan and may be waived in the case of repurchase requests: (i) arising from the death or qualified disability of the holder; (ii) submitted by discretionary model portfolio management programs (and similar arrangements); (iii) from feeder funds (or similar vehicles) primarily created to hold our Common Shares, which are offered to non-U.S. persons, where such funds seek to avoid imposing such a deduction because of administrative or systems limitations; (iv) in the event that a shareholder’s Common Shares are repurchased because the shareholder has failed to maintain the $500 minimum account balance; or (v) due to trade or operational error. The Early Repurchase Deduction will be retained by the Fund for the benefit of remaining shareholders.
(3)	Weighted average net assets employed as the denominator for expense ratio computation is $250 million. This estimate is based on the assumption that we sell $250 million of our Common Shares in the initial 12-month period of this offering. Actual net assets will depend on the number of shares we actually sell, realized gains/ losses, unrealized appreciation/ depreciation and share repurchase activity, if any.
(4)	The management fee under the Advisory Agreement with MC Advisors is payable monthly in arrears at an annual rate of 1.25% of the Fund’s average total assets, which includes assets financed using leverage; provided, however, that no management fee will be charged on the value of the Fund’s total assets that is below an asset coverage ratio of 200% calculated in accordance with Sections 18 and 61 of the 1940 Act. This has the effect of not charging management fees on the value of the portion of the Fund’s total assets financed with borrowed funds or other forms of leverage in excess of regulatory leverage of 1:1 debt-to-equity.

(5)

We may have capital gains and investment income that could, absent any waivers, result in the payment of an incentive fee in the first year of investment operations. The incentive fees under the Advisory Agreement with MC Advisors, if any, are divided into two parts:

●	The first part of the incentive fee is based on income, whereby we will pay MC Advisors quarterly in arrears 12.5% of our Pre-Incentive Fee Net Investment Income Returns for each calendar quarter subject to a 6.0% annualized hurdle rate, with a catch-up.
●	The second part of the incentive fee is based on realized capital gains, whereby we will pay MC Advisors at the end of each calendar year in arrears 12.5% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid incentive fee on capital gains.

As we cannot predict whether we will meet the necessary performance targets, we have assumed no incentive fee for this chart. Once fully invested, we expect the incentive fees we pay to increase to the extent we earn greater income or generate capital gains through our investments in portfolio companies. If we achieved an annualized total return of 5.0% for each quarter made up entirely of net investment income, no incentive fees would be payable to the Adviser because the hurdle rate was not exceeded. If instead we achieved a total return of 5.0% in a calendar year made up of entirely realized capital gains net of all realized capital losses and unrealized capital depreciation, an incentive fee equal to 0.63% of our net assets would be payable. See “Advisory Agreement and Administration Agreement” for more information concerning the incentive fees.

(6)

Subject to FINRA limitations on underwriting compensation, we will also pay the following shareholder servicing and/or distribution fees to the Managing Dealer and/or a participating broker: (a) for Class S shares, a shareholder servicing and/or distribution fee equal to 0.85% per annum of the aggregate NAV as of the beginning of the first calendar day of the month for the Class S shares and (b) for Class D shares, a shareholder servicing and/or distribution fee equal to 0.25% per annum of the aggregate NAV as of the beginning of the first calendar day of the month for the Class D shares, in each case, payable monthly. No shareholder servicing or distribution fees will be paid with respect to the Class I shares. The distribution and servicing expenses borne by the participating brokers may be different from and substantially less than the amount of shareholder servicing and/or distribution fees charged. All or a portion of the shareholder servicing and/or distribution fee may be used to pay for sub-transfer agency, sub-accounting and certain other administrative services. The Fund also may pay for these sub-transfer agency, sub-accounting and certain other administrative services outside of the shareholder servicing and/or distribution fees and its Distribution and Servicing Plan. No shareholder servicing and/or distribution fees will be paid with respect to the Class I shares. In addition, as set forth in and pursuant to the Managing Dealer Agreement, we will pay the Managing Dealer certain fees for its services as Managing Dealer, which will be borne indirectly by all shareholders of the Fund. See “Plan of Distribution—Underwriting Compensation.” Such additional amounts are reflected in “Other Expenses.” The total amount that will be paid over time for underwriting compensation depends on the average length of time for which shares remain outstanding, the term over which such amount is measured and the performance of our investments. We will cease paying the shareholder servicing and/or distribution fee on the Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of our assets or (iii) the date following the completion of the primary portion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including the shareholder servicing and/or distribution fee and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering. In addition, consistent with the exemptive relief that permits us to issue multiple classes of shares, at the end of the month in which the Managing Dealer in conjunction with the transfer agent determines that total transaction or other fees, including upfront placement fees or brokerage commissions, and shareholder servicing and/or distribution fees paid with respect to any single share held in a shareholder’s account would exceed, in the aggregate, 10% of the gross proceeds from the sale of such share (or a lower limit as determined by the Managing Dealer or the applicable selling agent), we will cease paying the shareholder servicing and/or distribution fee on either (i) each such share that would exceed such limit or (ii) all Class S shares and Class D shares in such shareholder’s account. Compensation paid with respect to the shares in a shareholder’s account will be allocated among each share such that the compensation paid with respect to each individual share will not exceed 10% of the offering price of such share. We may modify this requirement in a manner that is consistent with applicable exemptive relief. At the end of such month, the applicable Class S shares or Class D shares in such shareholder’s account will convert into a number of Class I shares (including any fractional shares), with an equivalent aggregate NAV as such Class S shares or Class D shares. See “Plan of Distribution” and “Estimated

Use of Proceeds.” The total underwriting compensation and total organization and offering expenses will not exceed 10% and 15%, respectively, of the gross proceeds from this offering.

(7)

We may borrow funds to make investments, including before we have fully invested the proceeds of this continuous offering. To the extent that we determine it is appropriate to borrow funds to make investments, the costs associated with such borrowing will be indirectly borne by shareholders. The figure in the table assumes that we borrow for investment purposes an amount equal to 125% of our weighted average net assets in the initial 12-month period of this offering, and that the average annual cost of borrowings, including the amortization of cost associated with obtaining borrowings and unused commitment fees, on the amount borrowed is 7.30%. Our ability to incur leverage during the 12 months following the commencement of this offering depends, in large part, on the amount of money we are able to raise through the sale of shares registered in this offering and the availability of financing in the market.

(8)

“Other expenses” include, but are not limited to, accounting, legal and auditing fees, custodian and transfer agent fees, reimbursement of expenses to our Administrator, organization and offering expenses, insurance costs, underwriting compensation paid outside of the distribution and servicing fee described above and fees payable to our Trustees, as discussed in “Plan of Operation.” The amount presented in the table estimates the amounts we expect to pay during the initial 12-month period of this offering.

We have entered into the Expense Support Agreement with MC Advisors, pursuant to which, MC Advisors is obligated to advance all of our Operating Expenses (each, a “Required Expense Payment”) to the extent that such expenses exceed 1.00% (on an annualized basis) of the Fund’s average NAV. Any Required Expense Payment must be paid by MC Advisors to us in any combination of cash or other immediately available funds and/or offset against amounts due from us to MC Advisors or its affiliates. MC Advisors may elect to pay certain additional expenses on our behalf (each, a “Voluntary Expense Payment” and together with a Required Expense Payment, the “Expense Payments”), provided that no portion of the payment will be used to pay any interest expense or distribution and/or shareholder servicing fees of the Fund. Any Voluntary Expense Payment that MC Advisors has committed to pay must be paid by MC Advisors to us in any combination of cash or other immediately available funds no later than forty-five days after such commitment was made in writing, and/or offset against amounts due from us to MC Advisors or its affiliates. MC Advisors will be entitled to reimbursement of Expense Payments from us if Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Fund’s shareholders, among other conditions. See “Plan of Operation—Expenses— Expense Support and Conditional Reimbursement Agreement” for additional information regarding the Expense Support Agreement. Because MC Advisors’ obligation to make Voluntary Expense Payments is voluntary, the table above does not reflect the impact of any Voluntary Expense Payments from MC Advisors.

(9)

During the Advisory Fee Waiver Period, which commences on the date of effectiveness of the Advisory Agreement and is scheduled to end on December 31, 2026, MC Advisors has voluntarily agreed to waive a portion of the management fee such that, during the Advisory Fee Waiver Period, the management fee will be payable monthly in arrears at an annual rate of 0.95% of the Fund’s average total assets, which includes assets financed using leverage; provided, however, that no management fee will be charged on the value of our total assets that is below an asset coverage ratio of 200% calculated in accordance with Sections 18 and 61 of the 1940 Act. Additionally, during the Advisory Fee Waiver Period, MC Advisors has voluntarily agreed to waive all or any portion of the incentive fee based on Pre-Incentive Fee Net Investment Income Returns it would be entitled to receive under the Advisory Agreement. Amounts waived by the Adviser during the Advisory Fee Waiver Period are not subject to recoupment by the Adviser. The fee waiver letter agreement setting forth the terms of the Advisory Fee Waiver Period may not be terminated prior to December 31, 2026 without the approval of the Board, including each of the Trustees who are not “interested persons” of the Fund.

Example: We have provided an example of the projected dollar amount of total expenses that would be incurred over various periods with respect to a hypothetical $1,000 investment in each class of our Common Shares. In calculating the following expense amounts, we have assumed that: (1) our annual operating expenses and offering expenses remain at the levels set forth in the table above, excluding the impact of fee waivers and after application of MC Advisors’ obligation to make Required Expense Payments as described above, except to reduce annual expenses upon completion of organization and offering expenses, (2) the annual return before fees and expenses is 5.0%, (3) the net return after payment of fees and expenses is distributed to shareholders and reinvested at NAV and (4) your financial intermediary does not directly charge you transaction or other fees.

Class S shares

	1 Year	3 Years	5 Years	10 Years
Total cumulative expenses you would pay on a $1,000 investment assuming a reinvested 5.0% net return comprised solely of investment income:	$150	$406	$614	$976
Total cumulative expenses you would pay on a $1,000 investment assuming a reinvested 5.0% net return comprised solely of capital gains:	$156	$420	$631	$992

Class D shares

	1 Year	3 Years	5 Years	10 Years
Total cumulative expenses you would pay on a $1,000 investment assuming a reinvested 5.0% net return comprised solely of investment income:	$144	$392	$596	$960
Total cumulative expenses you would pay on a $1,000 investment assuming a reinvested 5.0% net return comprised solely of capital gains:	$150	$407	$614	$977

Class I shares

	1 Year	3 Years	5 Years	10 Years
Total cumulative expenses you would pay on a $1,000 investment assuming a reinvested 5.0% net return comprised solely of investment income:	$141	$386	$589	$953
Total cumulative expenses you would pay on a $1,000 investment assuming a reinvested 5.0% net return comprised solely of capital gains:	$148	$401	$607	$970

While the examples assume a 5.0% annual return on investment after management fees and expenses, but before incentive fees, our performance will vary and may result in an annual return that is greater or less than this. These examples should not be considered a representation of your future expenses. If we achieve sufficient returns on our investments to trigger a quarterly incentive fee on income and/or if we achieve net realized capital gains in excess of 5.0%, both our returns to our shareholders and our expenses would be higher. See “Advisory Agreement and Administration Agreement” for information concerning incentive fees.

RISK FACTORS

Investments in our Common Shares involve a high degree of risk. The following information is a discussion of material risk factors associated with an investment in our Common Shares specifically, as well as those factors generally associated with an investment in a company with investment objectives, investment policies, capital structure or trading markets similar to ours. In addition to the other information contained in this prospectus, you should consider carefully the following information before making an investment in our Common Shares. The risks below are not the only risks we face but do represent the known material risks and uncertainties that we believe are most significant to our business, operating results, financial condition, prospects and forward-looking statements. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our operations and performance. In addition, there will be occasions when the Adviser and its affiliates may encounter potential conflicts of interest in connection with the Fund. The following considerations should be carefully evaluated before making an investment in our Common Shares. If any of these risks actually occur, the Fund’s business, financial condition and results of operations could be materially and adversely affected, and you may lose all or part of your investment.

Risks Relating to Our Business and Structure

We are a new company and have a limited operating history.

We are a closed-end management investment company organized as a Delaware statutory trust. We have elected to be regulated as a BDC under the 1940 Act. We have a limited operating history. As a result, prospective investors have limited financial information on which to base their investment decision. We are subject to the business risks and uncertainties associated with recently formed businesses, including the risk that we will not achieve our investment objective and the value of a shareholder’s investment could decline substantially or become worthless. Further, our investment adviser has not previously offered a non-traded, publicly offered BDC. While we believe that the past professional experiences of our investment adviser’s investment team, including investment and financial experience of our investment adviser’s senior management, will increase the likelihood that our investment adviser will be able to manage us successfully, there can be no assurance that this will be the case.

We depend upon the Adviser’s senior management for our success, and upon its access to the investment professionals of Monroe Capital and its affiliates.

We do not have any internal management capacity or employees. We depend on the investment expertise, skill and network of business contacts of the senior investment professionals of the Adviser, who evaluate, negotiate, structure, execute, monitor and service our investments in accordance with the terms of an investment advisory agreement. Our success depends to a significant extent on the continued service and coordination of the senior investment professionals of the Adviser, particularly those individuals who comprise the Investment Committee. These individuals may have other demands on their time now and in the future, and we cannot assure you that they will continue to be actively involved in our management. Each of these individuals is an employee of MC Management and is not subject to an employment contract. The departure of any of these individuals or competing demands on their time in the future could have a material adverse effect on our ability to achieve our investment objective.

The Adviser evaluates, negotiates, structures, closes and monitors our investments in accordance with the terms of an investment advisory agreement. We can offer no assurance, however, that the Adviser’s senior investment professionals will continue to provide investment advice to us. If these individuals do not maintain their existing relationships with Monroe Capital and its affiliates and do not develop new relationships with other sources of investment opportunities, we may not be able to grow our investment portfolio or achieve our investment objective. In addition, individuals with whom Monroe Capital’s senior investment professionals have relationships are not obligated to provide us with investment opportunities. Therefore, we can offer no assurance that such relationships will generate investment opportunities for us.

The Investment Committee that oversees our investment activities is provided by the Adviser in connection with its investment advisory services. The loss of any member of the Investment Committee or of other Monroe Capital senior investment professionals would limit our ability to achieve our investment objective and operate as we anticipate. This could have a material adverse effect on our financial condition and results of operations.

MC Advisors is dependent upon key investment personnel and resources provided to it by MC Management under a staffing agreement.

MC Management and MC Advisors have entered into a staffing agreement pursuant to which MC Management provides MC Advisors with investment professionals and access to their resources (the “Staffing Agreement”). Because MC Advisors does not have any employees, it depends solely on the investment professionals provided to it by MC Management pursuant to the Staffing Agreement for its infrastructure, business relationships and management expertise in connection with its provision of investment advisory services to us. MC Advisors depends on the investment professionals provided to it by MC Management under the Staffing Agreement for the identification, review, final selection, structuring, closing and monitoring of our investments. These investment professionals have significant investment expertise and relationships that MC Advisors relies on to implement its and our business plan. We cannot guarantee that any of these investment professionals will remain available to MC Advisors. If MC Advisors loses the services of the investment professionals provided by MC Management, it and we may not be able to operate our respective businesses as we expect, and our ability to compete could be harmed, which could cause our operating results to suffer.

MC Advisors also depends upon Monroe Capital to obtain access to deal flow generated by the investment professionals of Monroe Capital and its affiliates. We are not a party to the Staffing Agreement and cannot assure you that MC Management will continue to fulfill its obligations under the agreement. Furthermore, the Staffing Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other party. If MC Management fails to perform, we cannot assure you that MC Advisors will enforce the Staffing Agreement or that such agreement will not be terminated by either party or that we will continue to have access to the investment professionals of Monroe Capital and its affiliates or their information and deal flow.

Our business model depends to a significant extent upon strong referral relationships with financial institutions, sponsors and investment professionals. Any inability of the Adviser to maintain or develop these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect our business.

We depend upon the senior investment professionals of the Adviser to maintain their relationships with financial institutions, sponsors and investment professionals, and we rely to a significant extent upon these relationships to provide us with potential investment opportunities. If the senior investment professionals of the Adviser fail to maintain such relationships, or to develop new relationships with other sources of investment opportunities, we will not be able to grow our investment portfolio. In addition, individuals with whom the senior investment professionals of the Adviser have relationships are not obligated to provide us with investment opportunities, and, therefore, we can offer no assurance that these relationships will generate investment opportunities for us in the future.

Our financial condition and results of operations depend on our ability to manage our business effectively.

Our ability to achieve our investment objective and grow depends on our ability to manage our business. This depends, in turn, on the Adviser’s ability to identify, invest in and monitor companies that meet our investment criteria. The achievement of our investment objectives depends upon the Adviser’s execution of our investment process, its ability to provide competent, attentive and efficient services to us and, to a lesser extent, our access to financing on acceptable terms. The Adviser has substantial responsibilities under the investment advisory agreement with the Fund. The senior origination professionals and other personnel of the Adviser and its affiliates may be called upon to provide managerial assistance to our portfolio companies. These activities may distract them or slow our rate of investment. Any failure to manage our business and our future growth effectively could have a material adverse effect on our business, financial condition, results of operations and prospects. Our results of operations depend on many factors, including the availability of opportunities for investment, readily accessible short and long-term funding alternatives in the financial markets and economic conditions. Furthermore, if we cannot successfully operate our business or implement our investment policies and strategies, it could negatively impact our ability to pay dividends or other distributions and you may lose all or part of your investment.

There may be conflicts related to obligations that the Adviser’s senior investment professionals and members of the Investment Committee have to other clients.

The senior investment professionals and members of the Investment Committee serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as we do, or of investment funds, accounts or other investment vehicles sponsored or managed by the Adviser or its affiliates. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in our best interests or in the best interest of our shareholders. For example, such senior investment professionals and/or members of the Investment Committee have and will continue to have management responsibilities for other investment funds, accounts or other investment vehicles sponsored or managed by affiliates of the Adviser. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in the best interests of us or our shareholders. The Adviser seeks to allocate investment opportunities among eligible accounts in a manner that is fair and equitable over time and consistent with its allocation policy.

The Adviser and/or affiliates of the Adviser manage other assets in funds that also have an investment strategy focused primarily on senior, unitranche and junior secured debt and, to a lesser extent, unsecured subordinated debt to lower middle-market companies. In addition, the Adviser and/or its affiliates may manage other entities in the future with an investment strategy that has the same or similar focus as ours.

Monroe Capital and its affiliates seek to allocate investment opportunities among the participating funds, including us, in proportion to the relative amounts of capital available for new investments, taking into account such factors as Monroe Capital may determine appropriate in accordance with the Allocation Criteria. We expect that Monroe Capital will follow the Allocation Criteria with respect to all of its funds under management, including us.

In situations where co-investment with other entities sponsored or managed by the Adviser or its affiliates is not permitted or appropriate, such as when there is an opportunity to invest in securities of the same issuer that have different priorities or liens, the Adviser will need to decide whether we or such other entity or entities will proceed with the investment. The Adviser will make these determinations based on its policies and procedures that require that such opportunities be offered to eligible accounts on a basis that is fair and equitable over time. However, there can be no assurance that we will be able to participate in all investment opportunities that are suitable to us.

The Adviser or the members of the Investment Committee may, from time to time, possess material nonpublic information, limiting our investment discretion.

The managing members and the senior origination professionals of the Adviser, the senior professionals at Monroe Capital (including its investment committee) and members of the Investment Committee may serve as directors of, or in a similar capacity with, companies in which we invest, the securities of which are purchased or sold on our behalf. In the event that material nonpublic information is obtained with respect to such companies, or we become subject to trading restrictions under the internal trading policies of those companies or as a result of applicable law or regulations, we could be prohibited for a period of time from purchasing or selling the securities of such companies, and this prohibition may have a material adverse effect on us.

Our management and incentive fee structure may create incentives for the Adviser that are not fully aligned with the interests of our shareholders.

In the course of our investing activities, we pay management and incentive fees to the Adviser. Management fees are based on our average total assets (which include assets financed using leverage). As a result, investors in our common shares invest on a “gross” basis and receive distributions on a “net” basis after expenses, resulting in a lower rate of return than one might achieve through direct investments. Because these fees are based on our total assets, including assets financed using leverage, the Adviser benefits when we incur debt or otherwise use leverage. This fee structure may encourage the Adviser to cause us to borrow money to finance additional investments or to maintain leverage when it would otherwise be appropriate to pay off our indebtedness. Under certain circumstances, the use of borrowed money may increase the likelihood of default, which would disfavor our shareholders. Our Board is charged with protecting our interests by monitoring how the Adviser addresses these and other conflicts of interest associated with its management services and compensation. While our Board is not expected to review or approve each investment, our Independent Trustees periodically review the Adviser’s services and fees as well as its portfolio management decisions and portfolio performance. In connection with these reviews, our Independent Trustees consider whether our fees and expenses (including those related to leverage) remain appropriate. As a result of this arrangement, the Adviser or its affiliates may from time to time have interests that differ from those of our shareholders, giving rise to a conflict.

The part of the incentive fee payable to the Adviser that relates to our net investment income is computed and paid on income that may include interest income that has been accrued but not yet received in cash. This fee structure may be considered to involve a conflict of interest for the Adviser to the extent that it may encourage the Adviser to favor debt financings that provide for deferred interest, rather than current cash payments of interest. The Adviser may have an incentive to invest in PIK interest securities in circumstances where it would not have done so but for the opportunity to continue to earn the incentive fee even when the issuers of the deferred interest securities would not be able to make actual cash payments to us on such securities. This risk could be increased because the Adviser is not obligated to reimburse us for any incentive fees received even if we subsequently incur losses or never receive in cash the deferred income that was previously accrued. In addition, the part of the incentive fee payable to the Adviser that relates to our net investment income generally does not include any realized capital gains or losses or unrealized capital gains or losses. Any net investment income incentive fee would not be subject to repayment.

Our incentive fee may induce the Adviser to make certain investments, including speculative investments.

The Adviser receives an incentive fee based, in part, upon net capital gains realized on our investments. Unlike that portion of the incentive fee based on income, there is no hurdle rate applicable to the portion of the incentive fee based on net capital gains. As a result, the Adviser may have a tendency to invest more capital in investments that are likely to result in capital gains as compared to income producing securities. Such a practice could result in our investing in more speculative securities than would otherwise be the case, which could result in higher investment losses, particularly during economic downturns.

The investment advisory agreement with the Adviser and the administration agreement with MC Management were not negotiated on an arm’s length basis and may not be as favorable to us as if they had been negotiated with an unaffiliated third-party.

We negotiated the our investment advisory agreement and administration agreement with related parties. Consequently, their terms, including fees payable to the Adviser, may not be as favorable to us as if they had been negotiated with an unaffiliated third-party. In addition, we may choose not to enforce, or to enforce less vigorously, our rights and remedies under these agreements because of our desire to maintain our ongoing relationship with MC Advisors and MC Management. Any such decision, however, would breach our fiduciary obligations to our shareholders.

Our ability to enter into transactions with our affiliates is restricted, which may limit the scope of investments available to us.

We are prohibited under the 1940 Act from participating in certain transactions with our affiliates without the prior approval of our Independent Trustees and, in some cases, of the SEC. Any person that owns, directly or indirectly, five percent or more of our outstanding voting securities is our affiliate for purposes of the 1940 Act, and we are generally prohibited from buying or selling any security from or to such affiliate, absent the prior approval of our Independent Trustees. The 1940 Act also prohibits certain “joint” transactions with certain of our affiliates, which could include investments in the same portfolio company, without prior approval of our Independent Trustees and, in some cases, of the SEC. We are prohibited from buying or selling any security from or to any person who owns more than 25% of our voting securities or certain of that person’s affiliates, or entering into prohibited joint transactions with such persons, absent the prior approval of the SEC. As a result of these restrictions, we may be prohibited from buying or selling any security (other than any security of which we are the issuer) from or to any portfolio company of a private equity fund managed by the Adviser or its affiliates without the prior approval of the SEC, which may limit the scope of investment opportunities that would otherwise be available to us.

We may, however, participate in aggregated transactions with the Adviser and its affiliates’ other clients in certain circumstances where doing so is consistent with applicable law and SEC staff interpretations. For example, we may participate in aggregated transactions with such accounts consistent with guidance promulgated by the SEC staff permitting us and such other accounts to purchase interests in a single class of privately placed securities so long as certain conditions are met, including that the Adviser, acting on our behalf and on behalf of other clients, negotiates no term other than price. We may also co-invest with the Adviser’s affiliates’ other clients as otherwise permissible under regulatory guidance, applicable regulations, exemptive relief granted to the Adviser and our affiliates by the SEC on October 15, 2014, as amended on January 10, 2023, and the Adviser’s allocation policy, which the Investment Committee maintains in writing. The allocation policy further provides that allocations among us and these other funds are generally made in proportion to the relative amounts of capital available for new investments taking into account the Allocation Criteria. We expect that Monroe Capital will follow the Allocation Criteria with respect to all of its funds under management, including us. However, we can offer no assurance that investment opportunities will be allocated to us fairly or equitably in the short-term or over time.

In situations where co-investment with other entities sponsored or managed by the Adviser or its affiliates is not permitted or appropriate, such as when there is an opportunity to invest in securities of the same issuer that have different priorities or liens, the Adviser will need to decide whether we or such other entity or entities will proceed with the investment. The Adviser will make these determinations based on its policies and procedures that require that such opportunities be offered to eligible accounts on a basis that is fair and equitable over time. Moreover, except in certain circumstances, we are unable to invest in any issuer in which a fund managed by the Adviser or its affiliates has previously invested. Similar restrictions limit our ability to transact business with our officers or trustees or their affiliates.

We may also be prohibited under the 1940 Act from knowingly participating in certain transactions with our affiliates without the prior approval of the majority of the members of our Board who are not interested persons and, in some cases, prior approval by the SEC. The SEC has interpreted the BDC regulations governing transactions with affiliates to prohibit certain “joint transactions” between entities that share a common investment adviser.

We operate in a highly competitive market for investment opportunities, which could reduce returns and result in losses.

We compete with a number of specialty and commercial finance companies to make the types of investments that we make in middle-market companies, including BDCs, traditional commercial banks, private investment funds, regional banking institutions, small business investment companies, investment banks and insurance companies. Additionally, with increased competition for investment opportunities, alternative investment vehicles such as hedge funds may seek to invest in areas they have not traditionally invested in or from which they had withdrawn during the economic downturn, including investing in middle-market companies. As a result, competition for investments in middle-market and lower middle-market companies has intensified, and we expect that trend to continue. Many of our existing and potential competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, some competitors may have a lower cost of funds and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. These characteristics could allow our competitors to consider a wider variety of investments, establish more relationships and offer better pricing and more flexible structuring than we offer. We may lose investment opportunities if we do not match our competitors’ pricing, terms and structure. If we are forced to match our competitors’ pricing, terms and structure, however, we may not be able to achieve acceptable returns on our investments or may bear substantial risk of capital loss. A significant part of our competitive advantage stems from the fact that the middle-market and lower middle-market is underserved by traditional commercial and investment banks and generally has less access to capital. A significant increase in the number and/or the size of our competitors in this target market could force us to accept less attractive investment terms.

Furthermore, many of our competitors are not subject to the regulatory restrictions that the 1940 Act imposes on us as a BDC or the source of income, asset diversification and distribution requirements we must satisfy to maintain our RIC status. The competitive pressures we face may have a material adverse effect on our business, financial condition and results of operations. As a result of this competition, we may not be able to take advantage of attractive investment opportunities from time to time, and we may not be able to identify and make investments that are consistent with our investment objective.

We will be subject to U.S. federal income tax imposed at corporate rates if we are unable to qualify or maintain qualification as a RIC under Subchapter M of the Code.

We intend to elect to be treated as a RIC under Subchapter M of the Code, and intend to continue to qualify annually thereafter to be treated as a RIC; however, no assurance can be given that we will be able to qualify for and maintain RIC status. To receive RIC tax treatment under the Code and to be relieved of U.S. federal taxes on income and gains timely distributed to our shareholders, we must meet certain requirements, including source-of-income, asset diversification and distribution requirements. The annual distribution requirement applicable to RICs is satisfied if we distribute at least 90% of our net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to our shareholders on an annual basis. In addition, we will be subject to a 4% nondeductible U.S. federal excise tax to the extent that we do not satisfy certain additional minimum distribution requirements on a calendar year basis. To the extent we use debt financing, we will be subject to certain asset coverage ratio requirements under the 1940 Act and may be subject to financial covenants under loan and credit agreements, each of which could, under certain circumstances, restrict us from making annual distributions necessary to receive RIC tax treatment. If we are unable to obtain cash from other sources, we may fail to be taxed as a RIC and, thus, may be subject to U.S. federal income tax at corporate rates on our entire taxable income without regard to any distributions made by us. In order to be taxed as a RIC, we must also meet certain asset diversification requirements at the end of each quarter of the taxable year. Failure to meet these tests may result in our having to dispose of certain investments quickly in order to prevent the loss of RIC status. Because most of our investments are in private or thinly traded public companies, any such dispositions could be made at disadvantageous prices and may result in substantial losses. If we fail to be taxed as a RIC for any reason and become subject to corporate U.S. federal income tax, the resulting corporate U.S. federal income taxes could substantially reduce our net assets, the amount of income available for distributions to shareholders and the amount of our distributions and the amount of funds available for new investments. Such a failure would have a material adverse effect on us and our shareholders.

We could raise capital through other channels.

The Board may determine to raise additional capital through other channels, including through additional public offerings, private offerings or a liquidity event. Capital raised through other channels could subject us to additional regulatory requirements. These additional provisions could, among other things, affect our shareholders and limit the ability of the Fund and the Adviser to take certain actions. In addition, if capital is raised through other channels, we would have to use financial and other resources to file any required registration statements and to comply with any additional regulatory requirements. For example, we have received exemptive relief from the SEC that permits us to offer multiple classes of Common Shares with varying sales loads and asset-based service and/or distribution fees. Compliance with such relief will subject us to additional regulatory requirements, and we will incur additional costs related to such additional regulatory requirements.

We may have difficulty paying our required distributions if we recognize income before, or without, receiving cash representing such income.

For U.S. federal income tax purposes, we may be required to include in income certain amounts that we have not yet received in cash, such as original issue discount, or contracted PIK interest (which represents contractual interest added to the loan balance and due at the end of the loan term). Original issue discount, or increases in loan balances as a result of contracted PIK arrangements, which could be significant to our overall income from investments, are included in income before we receive the corresponding cash payments. We also may be required to include in income certain other amounts that we do not receive in cash.

That part of the incentive fee payable by us that relates to our net investment income is computed and paid on income that may include interest that has been accrued but not yet received in cash, such as original issue discount and PIK interest. If we pay a net investment income incentive fee on interest that has been accrued, but not yet received in cash, it will increase the basis of our investment in that loan, which will reduce the capital gain incentive fee that we would otherwise pay in the future. Nevertheless, if we pay a net investment income incentive fee on interest that has been accrued but not yet received, and if that portfolio company defaults on such a loan, it is possible that accrued interest previously included in the calculation of the incentive fee will become uncollectible.

Because we may recognize income before or without receiving cash representing such income, we may have difficulty meeting the requirements applicable to RICs. In such a case, we may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or reduce new investment originations and sourcings to meet these distribution requirements. In such a case, we may also choose to pay a portion of dividends in shares of our common shares on which a U.S. shareholder may be required to pay tax in excess of any cash received. If we are not able to obtain such cash from other sources or to otherwise make sufficient distributions, we may fail to qualify for the tax benefits available to RICs and thus be subject to U.S. federal income tax at corporate rates.

Regulations governing our operation as a BDC affect our ability to and the way in which we raise additional capital.

We may issue debt securities or preferred shares and/or borrow money from banks or other financial institutions, which we refer to collectively as “senior securities,” up to the maximum amount permitted by the 1940 Act. Under the provisions of the 1940 Act, we are permitted as a BDC to issue senior securities in amounts such that our asset coverage ratio, as defined in the 1940 Act, equals at least 150% of total assets less all liabilities and indebtedness not represented by senior securities, immediately after each issuance of senior securities. If the value of our assets declines, we may be unable to satisfy this test. If that happens, we may be required to sell a portion of our investments and, depending on the nature of our leverage, repay a portion of our indebtedness at a time when such sales may be disadvantageous. This could have a material adverse effect on our operations, and we may not be able to make distributions in an amount sufficient to be subject to taxation as a RIC, or at all. In addition, issuance of securities could dilute the percentage ownership of our current shareholders in us.

No person or entity from which we borrow money will have a veto power or a vote in approving or changing any of our fundamental policies. If we issue preferred shares, the preferred shares would rank “senior” to common shares in our capital structure, preferred shareholders would have separate voting rights on certain matters and might have other rights, preferences or privileges more favorable than those of our common shareholders, and the issuance of preferred shares could have the effect of delaying, deferring or preventing a transaction or a change of control that might involve a premium price for holders of our common shares or otherwise be in your best interest. Holders of the Common Shares will directly or indirectly bear all of the costs associated with offering and servicing any preferred shares that we issue. In addition, any interests of preferred shareholders may not necessarily align with the interests of holders of the Common Shares and the rights of holders of shares of preferred shares to receive dividends would be senior to those of holders of the Common Shares.

As a BDC, we generally are not able to issue our common shares at a price below net asset value per share without first obtaining the approval of our shareholders and our Independent Trustees. If we raise additional funds by issuing more common shares or senior securities convertible into, or exchangeable for, our common shares, then percentage ownership of our shareholders at that time would decrease, and shareholders might experience dilution. We may seek shareholder approval to sell shares below net asset value in the future.

The 1940 Act allows us to incur leverage, which could increase the risk of investing in us.

The 1940 Act generally prohibits us from incurring indebtedness unless immediately after such borrowing we have an asset coverage for total borrowings of at least 150% (i.e., the amount of our debt may not exceed 66-2/3% of the value of our total assets) if certain requirements are met, including approval by our Board and shareholders.

Our Board and the Initial Seed Investor, the Fund’s initial sole shareholder, approved a proposal to adopt an asset coverage ratio of 150% in connection with our organization. Incurring additional indebtedness could increase the risk of investing in us.

Leverage is generally considered a speculative investment technique and may increase the risk of investing in our securities. Leverage magnifies the potential for loss on investments in our indebtedness and on invested equity capital. As we use leverage to partially finance our investments, you will experience increased risks of investing in our securities. If the value of our assets increases, then leveraging would cause the net asset value attributable to our common shares to increase more sharply than it would have had we not leveraged. Conversely, if the value of our assets decreases, leveraging would cause the net asset value to decline more sharply than it otherwise would have had we not leveraged our business. Similarly, any increase in our income in excess of interest payable on the borrowed funds would cause our net investment income to increase more than it would without the leverage, while any decrease in our income would cause net investment income to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to pay distributions, scheduled debt payments or other payments related to our securities. The effects of leverage would cause any decrease in net asset value for any losses to be greater than any increase in net asset value for any corresponding gains. If we incur additional leverage, shareholders will experience increased risks of investing in our common shares.

As of November 30, 2025, we had $71.3 million of outstanding borrowings under the DB Credit Facility. We intend to borrow under the DB Credit Facility in the future and we may increase the size of the DB Credit Facility or issue debt securities or other evidences of indebtedness (although there can be no assurance that we will be successful in doing so). For more information on our indebtedness, see “Plan of Operation - Financial Condition, Liquidity and Capital Resources.”

We have entered into the DB Credit Facility and expect to enter into one or more revolving credit facilities and may use other borrowed funds to make investments or fund our business operations, which exposes us to risks typically associated with leverage and increases the risk of investing in us.

We have entered into the DB Credit Facility and expect to enter into one or more revolving credit facilities and may borrow other funds, which is generally considered a speculative investment technique. As a result:

●	the Common Shares are exposed to an increased risk of loss because a decrease in the value of our investments would have a greater negative impact on the value of the Common Shares than if we did not use leverage;
●	if we do not appropriately match the assets and liabilities of our business, adverse changes in interest rates could reduce or eliminate the incremental income we make with the proceeds of any leverage;
●	our ability to pay distributions on the Common Shares may be restricted if our asset coverage ratio, as provided in the 1940 Act, is not at least 150% and any amounts used to service indebtedness would not be available for such distributions;
●	any credit facility will be subject to periodic renewal by its lenders, whose continued participation cannot be guaranteed;
●	any credit facility or other financing arrangement we may enter into would likely be subject to various financial and operating covenants; and

●	we bear the cost of issuing and paying interest on any revolving credit facility or other financing arrangement, which costs are entirely borne by our common shareholders.

The following table illustrates the effect of leverage on returns from an investment in our Common Shares assuming various annual returns on our portfolio, net of expenses. The calculations in the table below are hypothetical, and actual returns may be higher or lower than those appearing in the table below.

Assumed Return on Portfolio (Net of Expenses)(1)	-10%	-5%	—	5%	10%
Corresponding Return to Common Shareholders(2)	-21.12%	-12.55%	-3.99%	4.58%	13.14%

(1)

The assumed portfolio return is required by SEC regulations and is not a prediction of, and does not represent, our projected or actual performance. Actual returns may be greater or less than those appearing in the table.

(2)

In order to compute the “Corresponding Return to Common Shareholders,” the “Assumed Return on Portfolio” is multiplied by the total value of our assets (based on the date of our most recently available NAV) to obtain an assumed return to us. From this amount, the interest expense (calculated by multiplying the weighted average stated interest rate of 5.59% under the DB Credit Facility by the approximately $71.3 million of principal debt outstanding as of November 30, 2025) is subtracted to determine the return available to common shareholders. The return available to common shareholders is then divided by the total value of our net assets as of the date of our most recently available NAV to determine the “Corresponding Return to Common Shareholders.”

See “Prospectus Summary — Recent Developments” and “Plan of Operation — Financial Condition, Liquidity and Capital Resources” for more information regarding our borrowings.

Provisions in any credit facility or other financing arrangement may limit discretion.

The DB Credit Facility under which we may borrow imposes financial and operating covenants that restrict our business activities, including limitations that could hinder our ability to finance additional loans and investments or to make the distributions required to maintain our status as a RIC. A failure to renew any such debt facilities or to add new or replacement debt facilities or to issue additional debt securities or other evidences of indebtedness could have a material adverse effect on our business, financial condition and results of operations.

At our discretion, we intend to utilize leverage available under the DB Credit Facility and under any future credit facility or other financing arrangement for investment and operating purposes. To the extent that we borrow money to make investments, such borrowings may be backed by all or a portion of our loans and securities on which the lenders will have a security interest. We may pledge up to 100% of our assets and may grant a security interest in all of our assets under the terms of any debt instrument we enter into with lenders. We expect that any security interests we grant will be set forth in a pledge and security agreement and evidenced by the filing of financing statements by the agent for the lenders. In addition, we expect that the custodian for our securities serving as collateral for such loan would include in its electronic systems notices indicating the existence of such security interests and, following notice of occurrence of an event of default, if any, and during its continuance, will only accept transfer instructions with respect to any such securities from the lender or its designee. If we were to default under the terms of any debt instrument, the agent for the applicable lenders would be able to assume control of the timing of disposition of any or all of our assets securing such debt, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

In addition, any security interests and/or negative covenants required by a credit facility or other financing arrangement may limit our ability to create liens on assets to secure additional debt and may make it difficult for us to restructure or refinance indebtedness at or prior to maturity or obtain additional debt or equity financing. In addition, if our borrowing base under a credit facility or other financing arrangement were to decrease, we may be required to secure additional assets in an amount sufficient to cure any borrowing base deficiency. In the event that all of our assets are secured at the time of such a borrowing base deficiency, we could be required to repay advances under a credit facility or other financing arrangement or make deposits to a collection account, either of which could have a material adverse impact on our ability to fund future investments and to make distributions.

In addition, we may be subject to limitations as to how borrowed funds may be used, which may include restrictions on geographic and industry concentrations, loan size, payment frequency and status, average life, collateral interests and investment ratings, as well as regulatory restrictions on leverage, which may affect the amount of funding that may be obtained. There may also be certain requirements relating to portfolio performance, including required minimum portfolio yield and limitations on delinquencies and charge-offs, a violation of which could limit further advances and, in some cases, result in an event of default. An event of default under a credit facility, including the DB Credit Facility, or other financing arrangement could result in an accelerated maturity date for all amounts outstanding thereunder, which could have a material adverse effect on our business and financial condition. This could reduce our liquidity and cash flow and impair our ability to grow our business.

A substantial amount of our assets may be subject to security interests under a credit facility or other financing arrangement, and if we default on our obligations under such facility or other financing arrangement, we may suffer adverse consequences, including foreclosure on our assets.

A substantial portion of our assets may be pledged as collateral under a revolving credit facility or other financing arrangement, including indirectly through a special purpose financing vehicle (e.g., in connection with the DB Credit Facility). If we default on our obligations under any such facility or arrangement, the lenders may have the right to foreclose upon and sell, or otherwise transfer, the collateral subject to their security interests or their superior claim. In such event, we may be forced to sell our investments to raise funds to repay our outstanding borrowings in order to avoid foreclosure and these forced sales may be at times and at prices we would not consider advantageous. Moreover, such deleveraging of our company could significantly impair our ability to effectively operate our business in the manner in which we expect to operate. As a result, we could be forced to curtail or cease new investment activities and lower or eliminate any distributions paid to our shareholders.

In addition, if the lenders exercise any right to sell the assets pledged under a revolving credit facility or other financing arrangement, such sales may be completed at distressed sale prices, thereby diminishing or potentially eliminating the amount of cash available to us after repayment of the amounts outstanding under the credit facility or other financing arrangement.

We are subject to risks related to corporate social responsibility.

Our business faces increasing public scrutiny related to environmental, social and governance (“ESG”) activities, which are increasingly considered to contribute to the long-term sustainability of a company’s performance. A variety of organizations measure the performance of companies on ESG topics, and the results of these assessments are widely publicized. In addition, investment in funds that specialize in companies that perform well in such assessments are increasingly popular, and major institutional investors have publicly emphasized the importance of such ESG measures to their investment decisions.

We risk damage to our brand and reputation if we fail to act responsibly in a number of areas, such as environmental stewardship, corporate governance and transparency and considering ESG factors in our investment processes. Adverse incidents with respect to ESG activities could impact the value of our brand, the cost of our operations and relationships with investors, all of which could adversely affect our business and results of operations.

The Adviser will assess ESG risks on an investment-by-investment basis. The likely impacts of sustainability risks on our returns will depend on our exposure to investments that are vulnerable to sustainability risks and the materiality of the sustainability risks. The negative impacts of sustainability risks on us may be mitigated by the Adviser’s approach to integrating sustainability risks in its investment decision-making. However, there is no guarantee that these measures will mitigate or prevent sustainability risks from materializing.

The likely impact on our returns from an actual or potential material decline in the value of an investment due to an ESG event or condition will vary and depend on several factors including, but not limited to, the type, extent, complexity and duration of the event or condition, prevailing market conditions and the existence of any mitigating factors.

The ESG information used to determine whether companies are managed and behave responsibly may be provided by third-party sources and is based on backward-looking analysis. The subjective nature of non-financial ESG criteria means a wide variety of outcomes are possible. The data may not adequately address material sustainability factors. The analysis is also dependent on companies disclosing relevant data and the availability of this data can be limited.

Additionally, new regulatory initiatives related to ESG could adversely affect our business. The SEC has previously proposed rules that, among other matters, would establish a framework for the reporting of climate-related risks. At this time, there is uncertainty regarding the scope of such proposals or when they would become effective (if at all). Compliance with any new laws or regulations increases our regulatory burden and could make compliance more difficult and expensive, affect the manner in which we or our portfolio companies conduct our businesses and adversely affect our profitability.

We are exposed to risks associated with changes in interest rates.

Interest rate fluctuations may have a substantial negative impact on our investments, the value of our common shares and our rate of return on invested capital. A reduction in the interest rates on new investments relative to interest rates on current investments could have an adverse impact on our net interest income. However, an increase in interest rates could decrease the value of any investments we hold that earn fixed interest rates, including subordinated loans, senior and junior secured debt securities and loans and high yield bonds, and also could increase our interest expense, thereby decreasing our net income.

In periods of rising interest rates, to the extent we borrow money subject to a floating interest rate, our cost of funds would increase, which could reduce our net investment income. Further, rising interest rates could also adversely affect our performance if such increases cause our borrowing costs to rise at a rate in excess of the rate that our investments yield. Further, rising interest rates could also adversely affect our performance if we hold investments with floating interest rates, subject to specified minimum interest rates (such as a Secured Overnight Financing Rate (“SOFR”) floor), while at the same time engaging in borrowings subject to floating interest rates not subject to such minimums. In such a scenario, rising interest rates may increase our interest expense, even though our interest income from investments is not increasing in a corresponding manner as a result of such minimum interest rates.

If general interest rates rise, there is a risk that the portfolio companies in which we hold floating rate securities will be unable to pay escalating interest amounts, which could result in a default under their loan documents with us. Rising interest rates could also cause portfolio companies to shift cash from other productive uses to the payment of interest, which may have a material adverse effect on their business and operations and could, over time, lead to increased defaults. In addition, rising interest rates may increase pressure on us to provide fixed rate loans to our portfolio companies, which could adversely affect our net investment income, as increases in our cost of borrowed funds would not be accompanied by increased interest income from such fixed-rate investments.

We may use interest rate risk management techniques in an effort to limit our exposure to interest rate fluctuations. We may utilize instruments such as forward contracts, currency options and interest rate swaps, caps, collars and floors to seek to hedge against fluctuations in the relative values of our portfolio positions from changes in currency exchange rates and market interest rates to the extent permitted by the 1940 Act.

To the extent that we make floating rate debt investments, a rise in the general level of interest rates would lead to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rates may result in an increase in the amount of the incentive fee payable to the Adviser.

General interest rate fluctuations may have a substantial negative impact on our investments and investment opportunities and, accordingly, may have a material adverse effect on our ability to achieve our investment objective and the rate of return on invested capital.

If we do not invest a sufficient portion of our assets in qualifying assets, we could fail to qualify as a BDC, which would have a material adverse effect on our business, financial condition and results of operations.

As a BDC, we may not acquire any assets other than “qualifying assets” unless, at the time of and after giving effect to such acquisition, at least 70% of our total assets are qualifying assets, as defined in Section 55(a) of the 1940 Act. We believe that most of the investments that we may acquire in the future will constitute qualifying assets. However, we may be precluded from investing in what we believe are attractive investments if such investments are not qualifying assets for purposes of the 1940 Act. If we do not invest a sufficient portion of our assets in qualifying assets, we could violate the 1940 Act provisions applicable to BDCs. As a result of such violation, specific rules under the 1940 Act could prevent us, for example, from making follow-on investments in existing portfolio companies, which could result in the dilution of our position or could require us to dispose of investments at inappropriate times in order to come into compliance with the 1940 Act. If we need to dispose of investments quickly, it could be difficult to dispose of such investments on favorable terms. We may not be able to find a buyer for such investments and, even if we do find a buyer, we may have to sell the investments at a substantial loss. Any such outcomes would have a material adverse effect on our business, financial condition, results of operations, and cash flows.

Many of our portfolio investments are recorded at fair value as determined in good faith by the Valuation Designee and, as a result, there may be uncertainty as to the value of our portfolio investments.

Under the 1940 Act, we are required to carry our portfolio investments at market value, or if there is no readily available market value, at fair value as determined by MC Advisors in its capacity as our “Valuation Designee” under Rule 2a-5 of the 1940 Act. Many of our portfolio investments may take the form of securities that are not publicly traded. The fair value of securities and other investments that are not publicly traded may not be readily determinable, and we value these securities at fair value as determined in good faith by the Valuation Designee, including to reflect significant events affecting the value of our securities. As part of the valuation process, the Valuation Designee may take into account the following types of factors, if relevant, in determining the fair value of our investments:

●	a comparison of the portfolio company’s securities to publicly traded securities;
●	the enterprise value of a portfolio company;
●	the nature and realizable value of any collateral;
●	the portfolio company’s ability to make payments and its earnings and discounted cash flow;
●	the markets in which the portfolio company does business; and
●	changes in the interest rate environment and the credit markets generally that may affect the price at which similar investments may be made in the future and other relevant factors.

We expect that most of our investments (other than cash and cash equivalents) will be classified as Level 3 in the fair value hierarchy and require disclosures about the level of disaggregation along with the inputs and valuation techniques we use to measure fair value. Level 3 is the lowest priority level in the fair value hierarchy and as such has greater measurement uncertainty. Level 3 means that our portfolio valuations are based on unobservable inputs and our own assumptions about how market participants would price the asset or liability in question. Inputs into the determination of fair value of our portfolio investments require significant management judgment or estimation. Even if observable market data is available, such information may be the result of consensus pricing information or broker quotes, which include a disclaimer that the broker would not be held to such a price in an actual transaction. The non-binding nature of consensus pricing and/or quotes accompanied by disclaimers materially reduces the reliability of such information. We employ the services of one or more independent service providers to conduct fair value appraisals of material investments for which market quotations are not readily available. These fair value appraisals for material investments are received at least once every calendar year for each portfolio company investment, but are generally received quarterly or, in some cases, more frequently. The types of factors that the Valuation Designee may take into account in determining the fair value of our investments generally include, as appropriate, comparison to publicly traded securities including such factors as yield, maturity and measures of credit quality, the enterprise value of a portfolio company, the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business and other relevant factors. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. Due to this uncertainty in the value of our portfolio investments, a fair value determination may cause net asset value on a given date to materially understate or overstate the value that we may ultimately realize upon one or more of our investments. As a result, investors purchasing our common shares based on an overstated net asset value would pay a higher price than the value of the investments might warrant. Conversely, investors selling shares during a period in which the net asset value understates the value of investments will receive a lower price for their shares than the value the investment portfolio might warrant.

We adjust quarterly, or in some cases more frequently, the valuation of our portfolio to reflect the determination of our Valuation Designee of the fair value of each investment in our portfolio. Any changes in fair value are recorded in our consolidated statements of operations as net change in unrealized gain (loss) on investments.

Legislative or regulatory tax changes could adversely affect investors.

At any time, the federal income tax laws governing RICs or the administrative interpretations of those laws or regulations may be amended. Matters pertaining to U.S. federal income taxation are constantly under review by persons involved in the legislative process, and by the Internal Revenue Service, and the U.S. Treasury Department. The Trump Administration has proposed significant changes to the Code and existing U.S federal income tax regulations and there are a number of proposals in Congress that, if enacted, would similarly modify the Code. The likelihood of any new legislation being enacted is uncertain, and any such new legislation and any U.S. Treasury regulations, administrative or interpretations or court decisions interpreting such legislation could have adverse consequences, including affecting our ability to qualify as a RIC or otherwise impacting the U.S. federal income tax consequences applicable to us and our investors. Therefore, changes in tax laws, regulations or administrative interpretations or any amendments thereto could diminish the value of an investment in our shares or the value or the resale potential of our investments. Investors are urged to consult with their tax advisor regarding tax legislative, regulatory, or administrative developments and proposals and their potential effect on an investment in our shares.

We may experience fluctuations in our quarterly operating results.

We could experience fluctuations in our quarterly operating results due to a number of factors, including our ability or inability to make investments in companies that meet our investment criteria, the interest rate payable to us on the debt securities we acquire, the default rate on such securities, the level of our expenses, including the cost of our indebtedness, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in our markets and general economic conditions. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods.

Changes in laws or regulations governing our operations may adversely affect our business or cause us to alter our business strategy.

We and our portfolio companies are subject to regulation at the local, state and federal level. These laws and regulations, as well as their interpretation, may change from time to time, including as the result of interpretive guidance or other directives from the U.S. President and others in the executive branch, and new laws, regulations and interpretations may also come into effect, including those governing the types of investments we or our portfolio companies are permitted to make, any of which could have a material adverse effect on our business and political uncertainty could increase regulatory uncertainty in the near term. The effects of legislative and regulatory proposals directed at the financial services industry or affecting taxation may negatively impact the operations, cash flows or financial condition of us or our portfolio companies, impose additional costs on us or our portfolio companies, intensify the regulatory supervision of us or our portfolio companies or otherwise adversely affect our business or the business of our portfolio companies. In addition, if we do not comply with applicable laws and regulations, we could lose any licenses that we then hold for the conduct of our business and may be subject to civil fines and criminal penalties.

Additionally, changes to the laws and regulations governing our operations, including those associated with RICs, may cause us to alter our investment strategy in order to avail ourselves of new or different opportunities or result in the imposition of corporate-level taxes on us. Such changes could result in material differences to the strategies and plans set forth herein and may shift our investment focus from the areas of expertise of the Adviser to other types of investments in which the Adviser may have little or no expertise or experience. Any such changes, if they occur, could have a material adverse effect on our results of operations and the value of your investment.

Over the last several years, there also has been an increase in regulatory attention to the extension of credit outside of the traditional banking sector, raising the possibility that some portion of the non-bank financial sector will be subject to new regulation. While it cannot be known at this time whether any regulation will be implemented or what form it will take, increased regulation of non-bank credit extension could negatively impact our operations, cash flows or financial condition, impose additional costs on us, intensify the regulatory supervision of us or otherwise adversely affect our business, financial condition and results of operations.

In June 2024, the U.S. Supreme Court reversed its longstanding approach under the Chevron doctrine, which provided for judicial deference to regulatory agencies. As a result of this decision, we cannot be sure whether there will be increased challenges to existing agency regulations or how lower courts will apply the decision in the context of other regulatory schemes without more specific guidance from the U.S. Supreme Court. For example, the decision could significantly impact consumer protection, advertising, privacy, artificial intelligence, anti-corruption and anti-money laundering practices and other regulatory regimes with which we and our portfolio companies are or may be required to comply. Any such regulatory developments could result in uncertainty about and changes in the ways such regulations apply to us and our portfolio companies, and may require additional resources to ensure continued compliance. We cannot predict which, if any, of these actions will be taken or, if taken, their effect on the financial stability of the United States. Such actions could have a significant adverse effect on our business, financial condition and results of operations.

Uncertainty about U.S. government initiatives could negatively impact our business, financial condition and results of operations.

The U.S. government has recently called for significant changes to U.S. trade, healthcare, immigration, foreign and government regulatory policy. In this regard, there is significant uncertainty with respect to legislation, regulation and government policy at the federal level, as well as the state and local levels. Recent events have created a climate of heightened uncertainty and introduced new and difficult-to-quantify macroeconomic and political risks with potentially far-reaching implications. There has been a corresponding meaningful increase in the uncertainty surrounding interest rates, inflation, foreign exchange rates, treaties, tariffs, trade volumes and fiscal and monetary policy. To the extent the U.S. Congress or the current administration implements changes to U.S. policy, those changes may impact, among other things, the U.S. and global economy, international trade and relations, unemployment, immigration, corporate taxes, healthcare, the U.S. regulatory environment, inflation and other areas. Although we cannot predict the impact, if any, of these changes to our business, they could adversely affect our business, financial condition, operating results and cash flows. Until we know what policy changes are made and how those changes impact our business and the business of our competitors over the long term, we will not know if, overall, we will benefit from them or be negatively affected by them.

Our Board may change our investment objective, operating policies and strategies without prior notice or shareholder approval, the effects of which may be adverse.

Our Board has the authority, except as otherwise prohibited by the 1940 Act, to modify or waive certain of our operating policies and strategies without prior notice and without shareholder approval. However, absent shareholder approval, we may not change the nature of our business so as to cease to be, or withdraw our election as, a BDC. Under our Declaration of Trust (as amended, restated or otherwise modified from time to time, the “Declaration of Trust”), we also cannot be dissolved without prior shareholder approval. We cannot predict the effect any changes to our current operating policies and strategies would have on our business, operating results and the price value of our common shares. However, the effects might be adverse, which could negatively impact our ability to pay you distributions and cause you to lose all or part of your investment. Moreover, we have significant flexibility in investing the net proceeds from our continuous offering and may use the net proceeds from our continuous offering in ways with which investors may not agree or for purposes other than those contemplated in this Registration Statement.

Our Board may, subject to certain exceptions, amend or supplement our Declaration of Trust without shareholder approval.

So long as an amendment to our Declaration of Trust does not materially alter or change the powers, preferences, or special rights of our Common Shares so as to affect them adversely, our Board of Trustees may, without shareholder vote, subject to certain exceptions, amend or otherwise supplement our Declaration of Trust by making an amendment, a Declaration of Trust supplemental thereto or an amended and restated Declaration of Trust, including without limitation to require super-majority approval of transactions with significant shareholders or other provisions that may be characterized as anti-takeover in nature.

Our Declaration of Trust includes exclusive forum and jury trial waiver provisions that could limit a shareholder’s ability to bring a claim or, if such provisions are deemed inapplicable or unenforceable by a court, may cause the Fund to incur additional costs associated with such action.

Our Declaration of Trust provides that each Trustee, each officer, each shareholder and each other person legally or beneficially owning a share or an interest in a share of the Fund (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, (i) irrevocably agrees that the sole and exclusive forum for any claims, suits, actions or proceedings asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to the Fund, the Delaware Statutory Trust Statute, the Fund’s bylaws or the Declaration of Trust (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of the Declaration of Trust or the Fund’s bylaws, (B) the duties (including fiduciary duties), obligations or liabilities of the Fund to the shareholders or the Board of Trustees, or of officers or the Board of Trustees to the Fund, to the shareholders or each other, (C) the rights or powers of, or restrictions on, the Fund, the officers, the Board of Trustees or the shareholders, (D) any provision of the Delaware Statutory Trust Statute or other laws of the State of Delaware pertaining to trusts made applicable to the Fund pursuant to Section 3809 of the Delaware Statutory Trust Statute, (E) any other instrument, document, agreement or certificate contemplated by any provision of the

Delaware Statutory Trust Statute, the Declaration of Trust or the Fund’s bylaws relating in any way to the Fund or (F) the federal securities laws of the United States, including, without limitation, the 1940 Act, or the securities or antifraud laws of any international, national, state, provincial, territorial, local or other governmental or regulatory authority, including, in each case, the applicable rules and regulations promulgated thereunder (regardless, in each case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum or (C) the venue of such claim, suit, action or proceeding is improper and (iv) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, the Fund reserves the right to serve process in any other manner permitted by law.

Our Declaration of Trust also includes an irrevocable waiver of the right to trial by jury in all such claims, suits, actions or proceedings. Any person purchasing or otherwise acquiring any of our Common Shares shall be deemed to have notice of and to have consented to these provisions of our Declaration of Trust. These provisions may limit a shareholder’s ability to bring a claim in a judicial forum or in a manner that it finds favorable for disputes with the Fund or the Fund’s Trustees or officers, which may discourage such lawsuits. Alternatively, if a court were to find the exclusive forum provision or the jury trial waiver provision to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdiction or in other manners, which could have a material adverse effect on our business, financial condition and results of operations.

Notwithstanding any of the foregoing, neither we nor any of our investors are permitted to waive compliance with any provision of the U.S. federal securities laws or state securities laws and the rules and regulations promulgated thereunder.

MC Advisors can resign on 120 days’ notice, and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.

MC Advisors has the right to resign under the Advisory Agreement without penalty at any time upon 120 days’ written notice to us, whether we have found a replacement or not. If MC Advisors resigns, we may not be able to find a new investment advisor or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within 120 days, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption, our financial condition, business and results of operations as well as our ability to pay distributions are likely to be adversely affected and our net asset value may decline. In addition, the coordination of our internal management and investment activities is likely to suffer if we are unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by MC Advisors and its affiliates. Even if we were able to retain comparable management, whether internal or external, the integration of such management and their lack of familiarity with our investment objective may result in additional costs and time delays that may adversely affect our financial condition, business and results of operations.

MC Management can resign on 120 days’ notice from its role as our administrator under the Administration Agreement, and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.

MC Management has the right to resign under the Administration Agreement without penalty upon 120 days’ written notice to us, whether we have found a replacement or not. If MC Management resigns, we may not be able to find a new administrator or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption, our financial condition, business and results of operations as well as our ability to pay distributions are likely to be adversely affected and our net asset value may decline. In addition, the coordination of our internal management and administrative activities is likely to suffer if we are unable to identify and reach an agreement with a service provider or individuals with the expertise possessed by MC Management. Even if we were able to retain a comparable service provider or individuals to perform such services, whether internal or external, their integration into our business and lack of familiarity with our investment objective may result in additional costs and time delays that may adversely affect our financial condition, business and results of operations.

There are significant financial and other resources necessary to comply with the requirements of being a public reporting entity, and non-compliance with such requirements may adversely affect us.

We are subject to the reporting requirements of the Exchange Act and requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal control over financial reporting, which are discussed below. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls, significant resources and management oversight will be required. We have implemented procedures, processes, policies and practices for the purpose of addressing the standards and requirements applicable to public reporting companies. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. We expect to incur significant additional annual expenses related to these steps and, among other things, trustees’ and officers’ liability insurance, trustee fees, reporting requirements of the SEC, transfer agent fees, additional administrative expenses payable to MC Management, as administrator, to compensate them for hiring additional accounting, legal and administrative personnel, increased auditing and legal fees and similar expenses. In the event that we are unable to develop or maintain an effective system of internal controls and maintain or achieve compliance with the Sarbanes-Oxley Act and related rules, we may be adversely affected.

We are an “emerging growth company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our shares less attractive to investors.

We are an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting and disclosure requirements that are applicable to public companies that are not emerging growth companies. For so long as we remain an emerging growth company, we will not be required to, among other things, have an auditor attestation report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act.

In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means that an emerging growth company can delay adopting certain accounting standards until such standards are otherwise applicable to private companies.

We will remain an emerging growth company until the earliest of:

●	the last day of our fiscal year in which the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement occurs;
●	the end of the fiscal year in which our total annual gross revenues first equal or exceed $1.235 billion;
●	the date on which we have, during the prior three-year period, issued more than $1.0 billion in non-convertible debt; and
●	December 31 of the fiscal year in which we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act.

We do not believe that being an emerging growth company will have a significant impact on our business or this offering. As stated above, we have elected to opt-in to the extended transition period for complying with new or revised accounting standards available to emerging growth companies. Also, because we are not a large accelerated filer or an accelerated filer under Section 12b-2 of the Exchange Act, and will not be for so long as our Common Shares are not traded on a securities exchange, we will not be subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act even once we are no longer an emerging growth company. In addition, so long as we are externally managed by the Adviser and we do not directly compensate our executive officers, we do not expect to include disclosures relating to executive compensation in our periodic reports or proxy statements and, as a result, do not expect to be required to seek shareholder approval of executive compensation and golden parachute compensation arrangements pursuant to Section 14A(a) and (b) of the Exchange Act.

We cannot predict if investors will find our shares less attractive because we will rely on some or all of these exemptions. If some investors find our shares less attractive as a result, there may be a less active market for an investment in our shares. In addition, because we will take advantage of the extended transition period for complying with new or revised accounting standards, it may be more difficult for investors and securities analysts to evaluate us since our financial statements may not be comparable to companies that comply with public company effective dates and may result in less investor confidence.

Efforts to comply with the Sarbanes-Oxley Act involve significant expenditures, and non-compliance with the Sarbanes-Oxley Act may adversely affect us and the value of the Common Shares.

As a public reporting company, we incur legal, accounting and other expenses, including costs associated with the periodic reporting requirements applicable to a company whose securities are registered under the Exchange Act, as well as additional corporate governance requirements, including requirements under the Sarbanes-Oxley Act and other rules implemented by the SEC.

We are subject to the Sarbanes-Oxley Act, and the related rules and regulations promulgated by the SEC. Under current SEC rules, after being subject to the reporting requirements of the Exchange Act for a specified period of time, our management will be required to report on its internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act and rules and regulations of the SEC thereunder. We are required to review on an annual basis our internal controls over financial reporting, and on a quarterly and annual basis to evaluate and disclose changes in our internal controls over financial reporting. As a result, we expect to continue to incur associated expenses, which may negatively impact our financial performance and our ability to make distributions. This process also will result in a diversion of our management’s time and attention. We cannot be certain as to the timing of completion of our evaluation, testing and remediation actions or the impact of the same on our operations and may not be able to ensure that the process is effective or that the internal controls are or will be effective in a timely manner. There can be no assurance that our quarterly reviews and annual audits will not identify additional material weaknesses. In the event that we are unable to maintain or achieve compliance with the Sarbanes-Oxley Act and related rules, our value and results of operations may be adversely affected. As a result, we expect to incur significant associated expenses, which may negatively impact our financial performance and our ability to make distributions.

Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company under the JOBS Act. Because we do not currently have comprehensive documentation of our internal controls and have not yet tested our internal controls in accordance with Section 404, we cannot conclude in accordance with Section 404 that we do not have a material weakness in our internal controls or a combination of significant deficiencies that could result in the conclusion that we have a material weakness in our internal controls.

Global economic, political and market conditions could have a significant adverse effect on our business, financial condition and results of operations.

The global financial markets and business climate have experienced deterioration in the past and may again deteriorate, including due to continued interest rate volatility, increases in inflation, reduced availability of credit, recession risk, regional and international bank failures, changes in laws and regulation, terrorism or political uncertainty, war (including the ongoing Russia-Ukraine conflict and the Israel-Hamas conflict), and potential recession. For example, inflation in the U.S. could remain high or increase, and heightened competition for workers, supply chain issues and rising energy and commodity prices have contributed to increasing wages and other inputs, which may put pressure on the financial condition of our portfolio companies. The extent and impact of any sanctions imposed in connection with the Russia-Ukraine conflict and/or the Israel-Hamas conflict may also cause additional financial market volatility and impact the global economy. Volatility and disruption in the equity and credit markets can adversely affect the portfolio companies in which we invest and adversely affect our investment performance.

The ongoing invasion of Ukraine by Russia and related sanctions have increased global political and economic uncertainty. Because Russia is a major exporter of oil and natural gas, the invasion and related economic sanctions have reduced the supply, and increased the price, of energy, which has a material effect on inflation and may continue to exacerbate ongoing supply chain issues. There is also the ongoing risk of retaliatory actions by Russia against countries which have enacted sanctions, including cyberattacks against financial and governmental institutions, which could result in business disruptions and further economic turbulence. Although we expect to have limited, if any direct exposure to Russia or Ukraine, the broader consequences of the invasion may have a material adverse impact on our portfolio and the value of an investment in our Common Shares. Moreover, sanctions and export control laws and regulations are complex, frequently changing, and increasing in number, and they may impose additional legal compliance costs or business risks associated with our operations.

Similarly, conflicts in the Middle East, including the conflict between Israel and Hamas, could have a negative impact on the economy and business activity globally, and therefore could adversely impact the performance of our investments. The severity and duration of any such conflict and its future impact on global economic and market conditions (including, for example, oil prices and/or the shipping industry) are impossible to predict, and as a result, present material uncertainty and risk with respect to us, the performance of our investments and operations, and our ability to achieve our investment objectives. Similar risks exist to the extent that any portfolio companies, service providers, vendors or certain other parties have material operations or assets in the Middle East or the immediate surrounding areas.

MC Advisors’ financial condition may be adversely affected by a significant general economic downturn and it may be subject to legal, regulatory, reputational and other unforeseen risks that could have a material adverse effect on MC Advisors’ businesses and operations (including ours). A recession, slowdown and/or sustained downturn in the global economy (or any particular segment thereof) could have a pronounced impact on us and could adversely affect our profitability, impede our and our portfolio companies’ ability to perform under or refinance their existing obligations and impair our ability to effectively deploy our capital or realize our investments on favorable terms.

Any of the foregoing events could result in substantial or total losses to us in respect of certain investments, which losses will likely be exacerbated by the presence of leverage in a portfolio company’s capital structure.

Our ability to manage our exposure to market conditions is limited. Market deterioration could cause us or our portfolio companies to experience reduced liquidity, earnings and cash flow, recognize impairment charges, or face challenges in raising additional capital, obtaining investment financing and making investments on attractive terms. Adverse market conditions can also affect our ability and the ability of our portfolio companies to liquidate positions in a timely and efficient manner. More costly and restrictive financing also may adversely affect our financial results and results of operations.

Our business may generate lower investment income as a result of recent and prospective economic contractions, decreases in equity markets and tightening of global credit markets. These events may result in reduced opportunities to find suitable investments and make it more difficult for us to exit and realize value from existing investments, potentially resulting in a decline in the value of our investments. Such a decline could cause our investment income and net income to slow in growth or even to decline by causing a reduction in the pace of capital raising activity in connection with this offering if investors or potential investors perceive other investments as offering greater opportunity or lower risk, which could result in greater difficulty obtaining funding for additional investments at attractive rates.

Our profitability may also be adversely affected by our fixed costs and the possibility that we would be unable to reduce other costs within a time frame sufficient to match any decreases in investment income relating to changes in market and economic conditions. If our investment income declines without a commensurate reduction in our expenses, our net income will be lower.

A major public health crisis, including a resurgence of the COVID-19 pandemic or a similar pandemic, could again severely disrupt the global financial markets and business climate and adversely affect our business, financial condition and results of operations.

A major public health crisis can have unpredictable and adverse impacts on global, national and local economies. Disruptions to commercial activity (such as the imposition of quarantines or travel restrictions) or, more generally, a failure to contain or effectively manage a public health crisis, has, and may in the future, adversely impact our business activity and that of our portfolio companies. For example, such disruptions could adversely affect our ability to effectively identify, monitor, make or dispose of investments. Additionally, while restrictions have generally been lifted globally, and the World Health Organization has declared the end of the COVID-19 global health emergency, the COVID-19 pandemic contributed, and any future public health crisis could contribute, to extreme volatility in financial markets. Such volatility could adversely affect our and our portfolio companies’ business, which could have material and adverse effect on our performance.

The extent of the impact of any public health emergency, including a pandemic, on our and our portfolio companies’ operational and financial performance will depend on many factors, including the duration and scope of such public health emergency, the actions taken by governmental authorities to contain the financial and economic impact of the public health emergency, the extent of any related travel advisories and restrictions implemented, the impact of such public health emergency on overall supply and demand, goods and services, investor liquidity, consumer confidence and levels of economic activity, and the extent of the public health emergency’s disruption to important global, regional and local supply chains and economic markets, all of which are highly uncertain and cannot be predicted. In addition, our and our portfolio companies’ operations may be significantly impacted, or even temporarily or permanently halted, as a result of government quarantine measures, voluntary and precautionary restrictions on travel or meetings and other factors related to a public health emergency, including the potential adverse impact of the public health emergency on the health of any of our or our portfolio companies’ personnel. This could create widespread business continuity issues for us and our portfolio companies.

Capital markets may experience periods of disruption and instability. Such market conditions may materially and adversely affect the debt and equity capital markets, which may have a negative impact on our business and operations.

From time to time, capital markets may experience periods of disruption and instability. Such disruptions may result in, amongst other things, write-offs, the re-pricing of credit risk, the failure of financial institutions or worsening general economic conditions, any of which could materially and adversely impact the broader financial and credit markets and reduce the availability of debt and equity capital for the market as a whole and financial services firms in particular. There can be no assurance these market conditions will not occur or worsen in the future, including economic and political events in or affecting the world’s major economies, such as the ongoing war between Russia and Ukraine and conflicts in the Middle East. Sanctions imposed by the U.S. and other countries in connection with hostilities between Russia and Ukraine and the tensions between China and Taiwan have caused additional financial market volatility and affected the global economy. Concerns over future increases in inflation, economic recession, as well as interest rate volatility and fluctuations in oil and gas prices resulting from global production and demand levels, as well as geopolitical tension, have exacerbated market volatility. Market uncertainty and volatility have also been magnified as a result of the 2024 U.S. presidential and congressional elections and resulting uncertainties regarding actual and potential shifts in U.S. foreign investment, trade, economic and other policies, including with respect to treaties and tariffs.

As a BDC, it is necessary for us to maintain our ability to raise additional capital for investment purposes. Without sufficient access to the public or private capital markets or credit markets, we may be forced to curtail our business operations, or we may not be able to pursue new business opportunities. The public capital markets and the credit markets have experienced periods of extreme volatility and disruption and, accordingly, there has been and may in the future be uncertainty in the financial markets in general. Ongoing disruptive conditions in the financial industry, including the bankruptcy of, the acquisition of, or government intervention in the affairs of financial institutions, and the impact of new legislation in response to those conditions could restrict our business operations or the business operations of our portfolio companies and could adversely impact our results of operations and financial condition or results of operations and financial condition of our portfolio companies.

We may need additional capital to fund new investments and grow our portfolio of investments. As such, we are offering the Common Shares in a continuous public offering and expect to enter into a revolving credit facility or other financing arrangement in order to obtain additional capital. Unfavorable economic conditions could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. A reduction in the availability of new capital could limit our ability to pursue new business opportunities and grow our business. In addition, we are required to distribute at least 90% of our net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to our shareholders to qualify for the tax benefits available to RICs. As a result, these earnings will not be available to fund new investments. An inability to access the capital markets successfully could limit our ability to grow our business and execute our business strategy fully and could decrease our earnings, if any, which may have an adverse effect on the value of our securities.

Volatility and dislocation in the capital markets can also create a challenging environment in which to raise or access debt capital. Such conditions could make it difficult to extend the maturity of or refinance our existing indebtedness or obtain new indebtedness with similar terms and any failure to do so could have a material adverse effect on our business. The debt capital that will be available to us in the future, if at all, may be at a higher cost, including as a result of the current interest rate environment, and on less favorable terms and conditions than what we have historically experienced. If we are unable to raise or refinance debt, then our equity investors may not benefit from the potential for increased returns on equity resulting from leverage and we may be limited in our ability to make new commitments or to fund existing commitments to our portfolio companies.

A prolonged period of market illiquidity may cause us to reduce the volume of loans we originate and/or fund below expected levels and adversely affect the value of our portfolio investments, which could have a material and adverse effect on our business, financial condition, and results of operations. The spread between the yields realized on riskier debt securities and those realized on securities perceived as being risk-free has remained narrow on a relative basis recently. If these spreads were to widen or if there were deterioration of market conditions, these events could materially and adversely affect our business.

Significant disruption or volatility in the capital markets may also have a negative effect on the valuations of our investments. While most of our investments are not publicly traded, applicable accounting standards require us to assume as part of our valuation process that our investments are sold in a principal market to market participants (even if we plan on holding an investment through its maturity) and impairments of the market values or fair market values of our investments, even if unrealized, must be reflected in our financial statements for the applicable period, which could result in significant reductions to our net asset value for the period. Significant disruption or volatility in the capital markets may also affect the pace of our investment activity and the potential for liquidity events involving our investments. Thus, the illiquidity of our investments may make it difficult for us to sell such investments to access capital if required, and as a result, we could realize significantly less than the value at which we have recorded our investments if we were required to sell them for liquidity purposes. An inability to raise or access capital could have a material adverse effect on our business, financial condition or results of operations.

Downgrades of the U.S. credit rating, impending automatic spending cuts or another government shutdown could negatively impact our liquidity, financial condition and earnings.

U.S. debt ceiling and budget deficit concerns have increased the possibility of credit-rating downgrades and economic slowdowns, or a recession in the United States. Although U.S. lawmakers passed legislation to raise the federal debt ceiling on multiple occasions, ratings agencies have lowered or threatened to lower the long-term sovereign credit rating on the United States.

The impact of this or any further downgrades to the U.S. government’s sovereign credit rating or its perceived creditworthiness could adversely affect the U.S. and global financial markets and economic conditions. Absent further quantitative easing by the Federal Reserve, these developments could cause interest rates and borrowing costs to rise, which may negatively impact our ability to access the debt markets on favorable terms. In addition, disagreement over the federal budget has caused the U.S. federal government to shut down for periods of time. Continued adverse political and economic conditions could have a material adverse effect on our business, financial condition and results of operations.

The failure in cyber security systems, as well as the occurrence of events unanticipated in our disaster recovery systems and management continuity planning, could impair our ability to conduct business effectively.

Cybersecurity incidents and cyber-attacks have been occurring globally at a more frequent and severe level, and will likely continue to increase in frequency in the future. The occurrence of a disaster such as a cyber-attack, a natural catastrophe, an industrial accident, a terrorist attack or war, events unanticipated in our disaster recovery systems, or a support failure from external providers, could have an adverse effect on our ability to conduct business and on our results of operations and financial condition, particularly if those events affect our computer-based data processing, transmission, storage, and retrieval systems or destroy data. If a significant number of Monroe Capital employees were unavailable in the event of a disaster, our ability to effectively conduct our business could be severely compromised.

We, and our portfolio companies, depend heavily upon computer systems to perform necessary business functions. Despite the implementation of a variety of security measures, our computer systems could be subject to cyber-attacks and unauthorized access, such as physical and electronic break-ins or unauthorized tampering. Like other companies, we may experience threats to our data and systems, including malware and computer virus attacks, unauthorized access, system failures and disruptions. If one or more of these events occurs, it could potentially jeopardize the confidential, proprietary and other information processed and stored in, and transmitted through, our computer systems and networks, or otherwise cause interruptions or malfunctions in our operations, which could result in damage to our reputation, financial losses, litigation, increased costs, regulatory penalties and/or customer dissatisfaction or loss.

A disaster or a disruption in the infrastructure that supports our business, including a disruption involving electronic communications or other services used by us or third parties with whom we conduct business, or directly affecting our headquarters, could have a material adverse impact on our ability to continue to operate our business without interruption. Our disaster recovery programs may not be sufficient to mitigate the harm that may result from such a disaster or disruption. In addition, insurance and other safeguards might only partially reimburse us for our losses, if at all.

Third parties with which we do business may also be sources of cybersecurity or other technological risk. We outsource certain functions and these relationships allow for the storage and processing of our information, as well as client, counterparty, employee, and borrower information. While we engage in actions to reduce our exposure resulting from outsourcing, ongoing threats may result in unauthorized access, loss, exposure, destruction, or other cybersecurity incident that affects our data, resulting in increased costs and other consequences as described above.

Moreover, the increased use of mobile and cloud technologies due to the proliferation of remote work resulting from the COVID-19 pandemic could heighten these and other operational risks as certain aspects of the security of such technologies may be complex and unpredictable. Reliance on mobile or cloud technology or any failure by mobile technology and cloud service providers to adequately safeguard their systems and prevent cyber-attacks could disrupt our operations, the operations of a portfolio company or the operations of our or their service providers and result in misappropriation, corruption or loss of personal, confidential or proprietary information or the inability to conduct ordinary business operations. In addition, there is a risk that encryption and other protective measures may be circumvented, particularly to the extent that new computing technologies increase the speed and computing power available. Extended periods of remote working, whether by us or by our service providers, could strain technology resources, introduce operational risks and otherwise heighten the risks described above. Remote working environments may be less secure and more susceptible to hacking attacks, including phishing and social engineering attempts. Accordingly, the risks described above are heightened under current conditions.

We have implemented processes, procedures and internal controls to help mitigate cybersecurity risks and cyber intrusions, but these measures, as well as our increased awareness of the nature and extent of a risk of a cyber-incident, do not guarantee that a cyber-incident will not occur and/or that our financial results, operations or confidential information will not be negatively impacted by such an incident.

In addition, cybersecurity has become a top priority for regulators around the world, and some jurisdictions have enacted laws requiring companies to notify individuals of data security breaches involving certain types of personal data. Compliance with such laws and regulations may result in cost increases due to system changes and the development of new administrative processes. If we or the Adviser or certain of its affiliates fail to comply with the relevant laws and regulations, we could suffer financial losses, a disruption of our businesses, liability to investors, regulatory intervention or reputational damage.

A data breach could negatively impact our business and result in significant penalties.

MC Advisors is subject to numerous laws in various jurisdictions relating to privacy and the storage, sharing, use, processing, disclosure and protection of information that we and our affiliates hold. The European Union’s (the “EU”) General Data Protection Regulation, the Cayman Islands Data Protection Law, 2017, and the California Consumer Privacy Act of 2018 are recent examples of such laws, and MC Advisors anticipates new privacy and data protection laws will be passed in other jurisdictions in the future. In general, these laws introduce many new obligations on MC Advisors and its affiliates and service providers and create new rights for parties who have given us their personal information, such as investors and others.

Breach of these laws could result in significant financial penalties for MC Advisors and/or us. As interpretation of these laws evolves and new laws are passed, MC Advisors could be required to make changes to its business practices, which could result in additional risks, costs and liabilities to us and adversely affect investment returns. While MC Advisors intends to comply with its privacy and data protection obligations under the privacy and data protection laws that are applicable to it, it is possible that MC Advisors will not be able to accurately anticipate the ways in which regulators and courts will apply or interpret these laws. A violation of applicable privacy and data protection law could result in negative publicity and/or subject MC Advisors or us, to significant costs associated with litigation, settlements, regulatory action, judgments, liabilities and/or penalties.

We may incur lender liability as a result of our lending activities.

In recent years, a number of judicial decisions have upheld the right of borrowers and others to sue lending institutions on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has either violated a duty, whether implied or contractual, of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. We may be subject to allegations of lender liability, which could be time-consuming and expensive to defend and result in significant liability.

We may incur liability as a result of providing managerial assistance to our portfolio companies.

In the course of providing significant managerial assistance to certain portfolio companies, certain of our management and trustees may serve as directors on the boards of such companies. To the extent that litigation arises out of investments in these companies, our management and trustees may be named as defendants in such litigation, which could result in an expenditure of our funds, through our indemnification of such officers and trustees, and the diversion of management time and resources.

Changes to United States tariff and import/export regulations could negatively affects us and our portfolio companies.

The U.S has recently enacted and proposed to enact significant new tariffs. Additionally, the U.S. administration has directed various federal agencies to further evaluate key aspects of U.S. trade policy and there has been ongoing discussion and commentary regarding potential significant changes to U.S. trade policies, treaties and tariffs. There continues to exist significant uncertainty about the future relationship between the U.S. and other countries with respect to such trade policies, treaties and tariffs. These developments, or the perception that any of them could occur, may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade and trade between the impacted nations and the U.S.

The Adviser may not be able to achieve the same or similar returns as those achieved by our senior management and investment teams while they were employed at prior positions.

The track record and achievements of the senior investment professionals of Monroe Capital are not necessarily indicative of future results that will be achieved by the Adviser. As a result, the Adviser may not be able to achieve the same or similar returns as those achieved by the senior investment professionals of Monroe Capital.

We are subject to risks relating to our third-party service providers.

We are reliant on the performance of third-party service providers, including MC Advisors, MC Management, auditors, legal advisers, lenders, bankers, transfer agents, fund administrators, brokers, consultants, sourcing and operating partners and other service providers (collectively, “Service Providers”). Further information regarding the duties and roles of certain of these Service Providers is provided in this prospectus. We may bear the risk of any errors or omissions by such Service Providers. In addition, misconduct by such Service Providers may result in reputational damage, litigation, business disruption and/or financial losses to us. Each shareholder’s contractual relationship in respect of its investment in our Common Shares is with us only, and our shareholders are not in contractual privity with the Service Providers. Therefore, generally, our shareholders will not have any contractual claim against any Service Provider with respect to such Service Provider’s default or breach. Accordingly, our shareholders must generally rely upon the Adviser to enforce our rights against Service Providers. In certain circumstances, which are generally not expected to prevail, our shareholders may have limited rights to enforce our rights on a derivative basis or may have rights against Service Providers if they can establish that such Service Providers owe duties to our shareholders. In addition, our shareholders will have no right to participate in our day-to-day operation and decisions regarding the selection of Service Providers. Rather, the Adviser, with oversight from our Board, will select our Service Providers and determine the retention and compensation of such providers without the review by or consent of our shareholders. Our shareholders must therefore rely on the ability of the Adviser to select and compensate Service Providers and to make investments and manage and dispose of investments.

There is a possibility of different information rights.

Certain shareholders may request information from the Adviser relating to us and our portfolio investments and the Adviser may, subject to applicable law, including Regulation FD promulgated by the SEC, provide such shareholders with the information requested (subject to availability, confidentiality obligations and other similar considerations). Shareholders may also be entitled to receive additional or customized reporting relating to their investment in us pursuant to their side letters, which are particular to such shareholders and may not be available to other shareholders, subject to applicable law, including Regulation FD promulgated by the SEC. Any such shareholders that request and receive such information will consequently possess information regarding our business and affairs that are not generally known to other shareholders. As a result, certain shareholders may be able to take actions on the basis of such information which, in the absence of such information, other shareholders do not take.

We may enter into arrangements or other agreements with a particular shareholder modifying such shareholder’s rights.

The Fund, and in certain cases the Adviser, will have the discretion to modify the application of, or grant special or more favorable rights with respect to, any provision of the Fund’s governing documents to the extent permitted by applicable law to shareholders or certain financial intermediaries. Certain such modifications or grants of special or more favorable rights may also be effected by the Fund, and, in certain cases, the Adviser, through side letter agreements. Although certain shareholders may invest in the Fund with different material terms, the Fund and the Adviser will only offer such terms if they believe other shareholders of the Fund will not be materially disadvantaged.

The Fund and/or the Adviser (on behalf of the Fund and itself) may enter into agreements known as side letters with shareholders of the Fund. As a result of such side letters, certain shareholders of the Fund may be provided with certain terms that other shareholders of the Fund may not receive. None of these side letters will have the effect of creating different investment terms in the Fund and will primarily concern administrative, tax and other operational matters. The Fund represents that neither the Fund nor the Adviser have entered or will enter into side letters with shareholders of the Fund related to their investment in the Fund that contravene applicable law, including the 1940 Act and the Advisers Act.

We are subject to risks associated with artificial intelligence and machine learning technology.

Artificial intelligence, including machine learning and similar tools and technologies that collect, aggregate, analyze or generate data or other materials (collectively, “AI”) and its current and potential future applications including in the private investment and financial industries, as well as the legal and regulatory frameworks within which AI operates, continue to rapidly evolve.

Recent technological advances in AI pose risks to us, the Adviser, and our portfolio investments. We and our portfolio investments could also be exposed to the risks of AI if third-party service providers or any counterparties, whether or not known to us, also use AI in their business activities. We and our portfolio companies may not be in a position to control the use of AI technology in third-party products or services.

Use of AI could include the input of confidential information in contravention of applicable policies, contractual or other obligations or restrictions, resulting in such confidential information becoming part accessible by other third-party AI applications and users. While the Adviser does not currently use AI to make investment recommendations, the use of AI could also exacerbate or create new and unpredictable risks to our business, the Adviser’s business, and the business of our portfolio companies, including by potentially significantly disrupting the markets in which we and our portfolio companies operate, disrupting portfolio company’s business models or subjecting us, our portfolio companies and the Adviser to increased competition and regulation, which could materially and adversely affect business, financial condition or results of operations of us, our portfolio companies and the Adviser. In addition, the use of AI by bad actors could heighten the sophistication and effectiveness of cyber and security attacks experienced by our portfolio companies and the Adviser.

Independent of its context of use, AI technology is generally highly reliant on the collection and analysis of large amounts of data, and it is not possible or practicable to incorporate all relevant data into the model that AI technology utilizes to operate. Certain data in such models will inevitably contain a degree of inaccuracy and error—potentially materially so—and could otherwise be inadequate or flawed, which would be likely to degrade the effectiveness of AI technology. To the extent that we or our portfolio investments are exposed to the risks of AI use, any such inaccuracies or errors could have adverse impacts on us or our investments.

AI technology and its applications, including in the private investment and financial sectors, continue to develop rapidly, and it is impossible to predict the future risks that may arise from such developments.

Risks Related to Our Investments

Our investments may be risky and, subject to compliance with our 80% test and the 70% test for Qualifying Assets under Section 55(a) of the 1940 Act, or as otherwise may be required to comply with the terms of any financing arrangements we may enter into, there is no limit on the amount of any such investments in which we may invest.

We and our affiliates expect to hold controlling and non-controlling interests in other private fund managers which could preclude us from pursuing certain investments. In addition, from time to time, we may lend to, or otherwise invest in, unaffiliated registered investment advisors, which may create conflicts of interest.

We and our affiliates expect to hold interests in, or otherwise acquire, other private fund managers (“Target Managers”). A Target Manager may have access to material non-public information that may be attributable to us, MC Advisors, MC Management and their affiliates and thus preclude us from pursuing certain investments that could be attractive and profitable for us. In addition, a Target Manager’s advisory clients may make investments or take positions that conflict or compete with investments held or targeted by us.

While the Adviser will perform diligence on Target Managers (including background checks on key personnel of the management team), it will be difficult, and likely impossible, for the Adviser to protect itself and us from the risk of Target Manager fraud, misrepresentation, failure to comply with applicable legal, registration, tax or regulatory requirements. Target Managers, and the funds they manage, might become involved in litigation or regulatory actions for any number of reasons. If any Target Manager or its fund(s) are so involved, they could be exposed to substantial liabilities or losses, which could in turn materially and adversely affect the Adviser and us and cause reputational damage to the Adviser and/or us.

In addition, we may lend to, or otherwise invest in, currently unaffiliated registered investment advisers (“RIAs”) from time to time, subject to the restrictions under the 1940 Act. Such RIAs may include wealth managers or other advisers who do or could offer to, or acquire for, their end clients (through a platform or otherwise) our common shares or the limited partner interests or other similar interests in funds or other investment vehicles managed by MC Advisors, MC Management or their affiliates (collectively, “Monroe Interests”). As such, a conflict of interest may arise because either the Adviser could be perceived to lend or otherwise invest in the RIA, to incentivize the RIA to sell Monroe Interests or the RIA could be perceived to offer or acquire Monroe Interests to incentivize the Adviser cause us to make a loan to the RIA.

Economic recessions or downturns could impair our portfolio companies and harm our operating results.

Many of the portfolio companies in which we have invested or expect to make investments are likely to be susceptible to economic slowdowns or recessions and may be unable to repay our loans during such periods. These portfolio companies may face intense competition, including competition from companies with greater financial resources, more extensive research and development, manufacturing, marketing and service capabilities and greater number of qualified and experienced managerial and technical personnel. They may need additional financing that they are unable to secure and that we are unable or unwilling to provide, or they may be subject to adverse developments unrelated to the technologies they acquire.

Therefore, our non-performing assets are likely to increase, and the value of our portfolio is likely to decrease during these periods. Adverse economic conditions may decrease the value of collateral securing some of our loans and the value of our equity investments and could lead to financial losses in our portfolio and a corresponding decrease in revenues, net income and assets.

Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could prevent us from increasing our investments and harm business, financial condition, operating results and prospects. Impairment or failure of one or more banks with whom we, our portfolio companies, and/or the Adviser transact may inhibit the ability of us or our portfolio companies to access depository accounts. In such cases, we may be forced to delay or forgo investments, resulting in lower performance. In the event of such a failure of a banking institution where we or one or more of our portfolio companies holds depository accounts, access to such accounts could be restricted, and U.S. Federal Deposit Insurance Corporation (“FDIC”) protection may not be available for balances in excess of amounts insured by the FDIC. In such instances, we and our affected portfolio companies would not recover such excess, uninsured amounts. To the extent that we or our portfolio companies are impacted, our or their ability to access existing cash, cash equivalents and investments, or to access existing or enter into new banking arrangements or facilities to service our portfolio companies, may be threatened.

A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, acceleration of its loans and foreclosure on its assets, which could trigger cross-defaults under other agreements and jeopardize our portfolio company’s ability to meet its obligations under the debt securities that we hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company. It is possible that we could become subject to a lender liability claim, including as a result of actions taken if we or the Adviser renders significant managerial assistance to the borrower. Furthermore, if one of our portfolio companies were to file for bankruptcy protection, even though we may have structured our investment as senior secured debt, depending on the facts and circumstances, including the extent to which we or the Adviser provided managerial assistance to that portfolio company or otherwise exercise control over it, a bankruptcy court might re-characterize our debt as a form of equity and subordinate all or a portion of our claim to claims of other creditors.

We and our portfolio companies may maintain cash balances at financial institutions and exceed federally insured limits and may otherwise be materially affected by adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults or non-performance by financial institutions or transactional counterparties.

Cash held by us and by our portfolio companies in non-interest-bearing and interest-bearing operating accounts may exceed the FDIC insurance limits. If the banking institutions in which we or our portfolio companies deposit our cash were to fail, we or our portfolio companies could lose all or a portion of those amounts held in excess of such insurance limitations. In addition, actual events involving limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions, transactional counterparties or other companies in the financial services industry or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, have in the past and may in the future lead to market-wide liquidity problems, which could adversely affect our and our portfolio companies’ business, financial condition, results of operations, or prospects.

Although we assess our portfolio companies’ banking relationships as we believe necessary or appropriate, our and our portfolio companies’ access to funding sources and other credit arrangements in amounts adequate to finance or capitalize our respective current and projected future business operations could be significantly impaired by factors that affect us or our portfolio companies, the financial institutions with which we or our portfolio companies have arrangements directly, or the financial services industry or economy in general. These factors could include, among others, events such as liquidity constraints or failures, the ability to perform obligations under various types of financial, credit or liquidity agreements or arrangements, disruptions or instability in the financial services industry or financial markets, or concerns or negative expectations about the prospects for companies in the financial services industry. These factors could involve financial institutions or financial services industry companies with which we or our portfolio companies have financial or business relationships, but could also include factors involving financial markets or the financial services industry generally.

In addition, investor concerns regarding the U.S. or international financial systems could result in less favorable commercial financing terms, including higher interest rates or costs and tighter financial and operating covenants, or systemic limitations on access to credit and liquidity sources, thereby making it more difficult for us or our portfolio companies to acquire financing on acceptable terms or at all.

Inflation may adversely affect the business, results of operations and financial condition of our portfolio companies.

Recent inflationary pressures have increased the costs of labor, energy and raw materials and have adversely affected consumer spending, economic growth and our portfolio companies’ operations. Certain of our portfolio companies may be in industries that have been, or are expected to be, impacted by inflation. If such portfolio companies are unable to pass any increases in their costs along to their customers, it could adversely affect their results and impact their ability to pay interest and principal on our loans. In addition, any projected future decreases in our portfolio companies’ operating results due to inflation could adversely impact the fair value of those investments. Any decreases in the fair value of our investments could result in future realized or unrealized losses and therefore reduce our net assets resulting from operations. Additionally, the Federal Reserve has raised certain benchmark interest rates in an effort to combat inflation. See “We are exposed to risks associated with changes in interest rates.”

Our portfolio companies consist primarily of lower middle-market, privately owned companies, which may present a greater risk of loss than loans to larger companies.

Our portfolio consists primarily of loans to lower middle-market, privately owned companies. Compared to larger, publicly traded firms, these companies generally have more limited access to capital and higher funding costs, may be in a weaker financial position and may need more capital to expand, compete and operate their business. In addition, many of these companies may be unable to obtain financing from public capital markets or from traditional sources, such as commercial banks. Accordingly, loans made to these types of borrowers may entail higher risks than loans made to companies that have larger businesses, greater financial resources or are otherwise able to access traditional credit sources on more attractive terms.

Investing in middle-market companies involves a number of significant risks, including that middle-market companies:

●	may have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns;
●	are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on our portfolio company and, in turn, on us;
●	typically have more limited access to the capital markets, which may hinder their ability to refinance borrowings;
●	will be unable to refinance or repay at maturity the unamortized loan balance as we structure our loans such that a significant balance remains due at maturity;
●	generally have less predictable operating results, may be particularly vulnerable to changes in customer preferences or market conditions, depend on one or a limited number of major customers;
●	may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position; and
●	generally have less publicly available information about their businesses, operations and financial condition. If we are unable to uncover all material information about these companies, we may not make a fully informed investment decision, and may lose all or part of our investment.

Any of these factors or changes thereto could impair a portfolio company’s financial condition, results of operation, cash flow or result in other adverse events, such as bankruptcy, any of which could limit a portfolio company’s ability to make scheduled payments on loans from us. This, in turn, may lead to their inability to make payments on outstanding borrowings, which could result in losses in our loan portfolio and a decrease in our net interest income and book value.

We invest primarily in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated.

We invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be difficult to value and illiquid. The major risks of below investment grade securities include:

●	Below investment grade securities may be issued by less creditworthy issuers. Issuers of below investment grade securities may have a larger amount of outstanding debt relative to their assets than issuers of investment grade securities. In the event of an issuer’s bankruptcy, claims of other creditors may have priority over the claims of holders of below investment grade securities, leaving few or no assets available to repay holders of below investment grade securities.
●	Prices of below investment grade securities are subject to extreme price fluctuations. Adverse changes in an issuer’s industry and general economic conditions may have a greater impact on the prices of below investment grade securities than on other higher-rated fixed-income securities.
●	Issuers of below investment grade securities may be unable to meet their interest or principal payment obligations because of an economic downturn, specific issuer developments or the unavailability of additional financing.
●	Below investment grade securities will frequently have redemption features that permit an issuer to repurchase the security from us before it matures. If the issuer redeems below investment grade securities, we may have to invest the proceeds in securities with lower yields and may lose income.

●	Below investment grade securities may be less liquid than higher-rated fixed-income securities, even under normal economic conditions. There are fewer dealers in the below investment grade securities market, and there may be significant differences in the prices quoted by the dealers. Judgment may play a greater role in valuing these securities and we may be unable to sell these securities at an advantageous time or price.
●	We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting issuer.

The credit rating of a high-yield security does not necessarily address its market value risk. Ratings and market value may change from time to time, positively or negatively, to reflect new developments regarding the issuer.

We may be subject to risks associated with our investments in senior secured loans.

We invest in senior secured loans. Senior secured loans are usually rated below investment grade or may also be unrated. As a result, the risks associated with senior secured loans may be considered by credit rating agencies to be similar to the risks of below investment grade fixed income instruments, although senior secured loans are senior and secured in contrast to other below investment grade fixed income instruments, which are often subordinated or unsecured. Investment in senior secured loans rated below investment grade is considered speculative because of the credit risk of their issuers. Such companies are more likely than investment grade issuers to default on their payments of interest and principal owed to us, and such defaults could have a material adverse effect on our performance. An economic downturn would generally lead to a higher non-payment rate, and a senior secured loan may lose significant market value before a default occurs. Moreover, any specific collateral used to secure a senior secured loan may decline in value or become illiquid, which would adversely affect the senior secured loan’s value.

There may be less readily available and reliable information about most senior secured loans than is the case for many other types of securities, including securities issued in transactions registered under the Securities Act or registered under the Exchange Act. As a result, the Adviser will rely primarily on its own evaluation of a borrower’s credit quality rather than on any available independent sources. Therefore, we are particularly dependent on the analytical abilities of the Adviser.

In general, the secondary trading market for senior secured loans is not well developed. No active trading market may exist for certain senior secured loans, which may make it difficult to value them. Illiquidity and adverse market conditions may mean that we may not be able to sell senior secured loans quickly or at a fair price. To the extent that a secondary market does exist for certain senior secured loans, the market for them may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods.

We may be subject to risks associated with our investments in junior debt securities.

We may invest in junior debt securities. Although certain junior debt securities are typically senior to common shares or other equity securities, the equity and debt securities in which we will invest may be subordinated to substantial amounts of senior debt, all or a significant portion of which may be secured. Such subordinated investments may be characterized by greater credit risks than those associated with the senior obligations of the same issuer. These subordinated securities may not be protected by all of the financial covenants, such as limitations upon additional indebtedness, typically protecting such senior debt. Holders of junior debt generally are not entitled to receive full payments in bankruptcy or liquidation until senior creditors are paid in full. Holders of equity are not entitled to payments until all creditors are paid in full. In addition, the remedies available to holders of junior debt are normally limited by restrictions benefiting senior creditors. In the event any portfolio company cannot generate adequate cash flow to meet senior debt service, we may suffer a partial or total loss of capital invested.

We may be subject to risks associated with “covenant-lite” loans.

Certain loans in which we invest may be “covenant-lite.” We use the term “covenant-lite” loans to refer generally to loans that do not have a complete set of financial maintenance covenants. Generally, “covenant-lite” loans provide borrower companies more freedom to negatively impact lenders because their covenants are incurrence-based, which means they are only tested and can only be breached following an affirmative action of the borrower, rather than by a deterioration in the borrower’s financial condition. Accordingly, to the extent we are exposed to “covenant-lite” loans, we may have a greater risk of loss on such investments as compared to investments in or exposure to loans with financial maintenance covenants.

We may be subject to risks associated with our investments in unitranche secured loans and securities.

We may invest in unitranche secured loans, which are a combination of senior secured and junior secured debt in the same facility in which we syndicate a “first out” portion of the loan to an investor and retain a “last out” portion of the loan. Unitranche secured loans provide all of the debt needed to finance a leveraged buyout or other corporate transaction, both senior and junior, but generally in a first lien position, while the borrower generally pays a blended, uniform interest rate rather than different rates for different tranches. Unitranche secured debt generally requires payments of both principal and interest throughout the life of the loan. Generally, we expect these securities to carry a blended yield that is between senior secured and junior debt interest rates. Unitranche secured loans provide a number of advantages for borrowers, including the following: simplified documentation, greater certainty of execution and reduced decision-making complexity throughout the life of the loan. In some cases, a portion of the total interest may accrue or be paid in kind. Because unitranche secured loans combine characteristics of senior and junior financing, unitranche secured loans have risks similar to the risks associated with senior secured and second lien loans and junior debt in varying degrees according to the combination of loan characteristics of the unitranche secured loan.

We may be subject to risks associated with our investments in bank loans.

We invest in bank loans and participations. These obligations are subject to unique risks, including:

●	the possible invalidation of an investment transaction as a fraudulent conveyance under relevant creditors’ rights laws,
●	so-called lender-liability claims by the issuer of the obligations,
●	environmental liabilities that may arise with respect to the collateral securing the obligations, and
●	limitations on our ability to directly enforce its rights with respect to participations.

In addition, the illiquidity of bank loans may make it difficult for us to sell such investments to access capital if required. As a result, we could realize significantly less than the value at which we have recorded our investments if we were required to sell them for liquidity purposes. Compared to securities and to certain other types of financial assets, purchases and sales of loans take relatively longer to settle. This extended settlement process can (i) increase the counterparty credit risk borne by us; (ii) leave us unable to timely vote, or otherwise act with respect to, loans it has agreed to purchase; (iii) delay us from realizing the proceeds of a sale of a loan; (iv) inhibit our ability to re-sell a loan that it has agreed to purchase if conditions change (leaving us more exposed to price fluctuations); (v) prevent us from timely collecting principal and interest payments; and (vi) expose us to adverse tax or regulatory consequences. To the extent the extended loan settlement process gives rise to short-term liquidity needs, we may hold cash, sell investments or temporarily borrow from banks or other lenders.

In purchasing participations, we generally will have no right to enforce compliance by the borrower with the terms of the loan agreement, nor any rights of set-off against the borrower, and we may not directly benefit from the collateral supporting the debt obligation in which we have purchased the participation. As a result, we will assume the credit risk of both the borrower and the institution selling the participation.

In analyzing each bank loan or participation, the Adviser compares the relative significance of the risks against the expected benefits of the investment. Successful claims by third parties arising from these and other risks will be borne by us.

Loans may become nonperforming for a variety of reasons.

A loan or debt obligation may become non-performing for a variety of reasons. Such non-performing loans may require substantial workout negotiations or restructuring that may entail, among other things, a substantial reduction in the interest rate, a substantial write-down of the principal amount of the loan and/or the deferral of payments. In addition, such negotiations or restructuring may be quite extensive and protracted over time, and therefore may result in substantial uncertainty with respect to the ultimate recovery. We may also incur additional expenses to the extent that it is required to seek recovery upon a default on a loan or participate in the restructuring of such obligation. The liquidity for defaulted loans may be limited, and to the extent that defaulted loans are sold, it is highly unlikely that the proceeds from such sale will be equal to the amount of unpaid principal and interest thereon. In connection with any such defaults, workouts or restructuring, although we exercise voting rights with respect to an individual loan, we may not be able to exercise votes in respect of a sufficient percentage of voting rights with respect to such loan to determine the outcome of such vote.

The lack of liquidity in our investments may adversely affect our business.

All of our assets may be invested in illiquid securities, and a substantial portion of our investments in leveraged companies will be subject to legal and other restrictions on resale or will otherwise be less liquid than more broadly traded public securities. The illiquidity of these investments may make it difficult for us to sell such investments when desired. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded these investments. As a result, we do not expect to achieve liquidity in our investments in the near-term. However, to maintain the election to be regulated as a BDC and qualify as a RIC, we may have to dispose of investments if we do not satisfy one or more of the applicable criteria under the respective regulatory frameworks. We may also face other restrictions on our ability to liquidate an investment in a portfolio company to the extent that we or the Adviser have material nonpublic information regarding such portfolio company.

Price declines and illiquidity in the corporate debt markets may adversely affect the fair value of our portfolio investments, reducing our net asset value through increased net unrealized losses.

As a BDC, we are required to carry our investments at market value or, if no market value is ascertainable, at fair value as determined in good faith by the Valuation Designee. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, we use the pricing indicated by the external event to corroborate our valuation. We record decreases in the market values or fair values of our investments as unrealized losses. Declines in prices and liquidity in the corporate debt markets may result in significant net unrealized losses on our portfolio. The effect of all of these factors on our portfolio may reduce our net asset value by increasing net unrealized losses on our portfolio. Depending on market conditions, we could incur substantial realized losses and may suffer additional unrealized losses in future periods, which could have a material adverse effect on our business, financial condition and results of operations.

Our portfolio companies may prepay loans, which prepayment may reduce stated yields if capital returned cannot be invested in transactions with equal or greater expected yields.

The loans underlying our portfolio may be callable at any time, and many of them can be repaid with no premium to par. It is generally not clear and highly unpredictable when or if any loan might be called. Whether a loan is called will depend both on the continued positive performance of the portfolio company and the existence of favorable financing market conditions that allow such company the ability to replace existing financing with less expensive capital. As market conditions change frequently, it is unknown when, and if, this may be possible for each portfolio company. Risks associated with owning loans include the fact that prepayments may occur at any time, sometimes without premium or penalty, and that the exercise of prepayment rights during periods of declining spreads could cause us to reinvest prepayment proceeds in lower-yielding instruments. In the case of some of these loans, having the loan called early may reduce our achievable yield if the capital returned cannot be invested in transactions with equal or greater expected yields.

We may be subject to risks associated with our investments in the business services industry.

A substantial portion of our investment portfolio may be invested in the in the business services industry. Portfolio companies in the business services sector are subject to many risks, including the negative impact of regulation, changing technology, a competitive marketplace and difficulty in obtaining financing. Portfolio companies in the business services industry must respond quickly to technological changes and understand the impact of these changes on customers’ preferences. Adverse economic, business, or regulatory developments affecting the business services sector could have a negative impact on the value of our investments in portfolio companies operating in this industry, and therefore could negatively impact our business and results of operations.

We may be subject to risks associated with our investments in the technology industry.

A substantial portion of our investment portfolio may comprise of investments in the technology industry. There are risks in investing in companies that operate in this market, including the negative impact of regulation, changing technology, a competitive marketplace and difficulty in obtaining financing. Any of these factors could materially and adversely affect the operations of a portfolio company in this industry and, in turn, impair our ability to timely collect principal and interest payments owed to us.

We may be subject to risks associated with our investments in the healthcare and pharmaceuticals industry.

A substantial portion of our investment portfolio may be invested in the healthcare and pharmaceuticals industry. Any of our portfolio companies operating in the healthcare information and services industry are subject to extensive government regulation and certain other risks particular to that industry. As part of our investment strategy, we plan to invest in companies in the healthcare information and services industry. Such portfolio companies provide technology to companies that are subject to extensive regulation, including Medicare and Medicaid payment rules and regulation, the False Claims Act and federal and state laws regarding the collection, use and disclosure of patient health information and the storage handling and administration of pharmaceuticals. If any of our portfolio companies or the companies to which they provide such technology fail to comply with applicable regulations, they could be subject to significant penalties and claims that could materially and adversely affect their operations. Portfolio companies in the healthcare information or services industry are also subject to the risk that changes in applicable regulations will render their technology obsolete or less desirable in the marketplace.

Portfolio companies in the healthcare information and services industry may also have a limited number of suppliers of necessary components or a limited number of manufacturers for their products, and therefore face a risk of disruption to their manufacturing process if they are unable to find alternative suppliers when needed. Any of these factors could materially and adversely affect the operations of a portfolio company in this industry and, in turn, impair our ability to timely collect principal and interest payments owed to us.

Our investments may be concentrated in the software and technology industries, which involve significant risks, including highly volatile markets and extensive government regulation, which expose us to the risk of significant loss if any of these industry sectors experiences a downturn.

We expect to have substantial exposure to portfolio companies concentrated in the software and technology industries. The software and technology industries are challenged by various factors, including rapidly changing market conditions and/or participants, new competing products, services and/or improvements in existing products, and evolving global trade regulations and restrictions, privacy and other regulations and restrictions. Software and technology-enabled companies may be particularly vulnerable to data and data privacy concerns and regulations, system failures, cybersecurity risks, and similar concerns. Our portfolio companies will compete in this volatile environment. There can be no assurance that products or services sold by the portfolio companies will not be rendered obsolete or adversely affected by competing products and services (which risk is heightened when investing in technology or tech-enabled companies) or that the portfolio companies will not be adversely affected by other challenges including from the global macro environment. Software and technology-enabled companies may be particularly vulnerable to market disruption from technological and market innovation and rapid technological innovation. Assessing the risks and opportunities associated with the software or technology industries or companies in these industries requires a high level of expertise. In the event that such portfolio companies are impacted as a whole or are impacted in similar ways, for example due to generally applicable regulations or restrictions, or market events, our portfolio companies, and their ability to repay borrowings from the Fund, may be adversely impacted.

Software and technology companies are generally subject to more volatile markets than companies in other industries. The technology industry can be significantly affected by intense competitive pricing pressures, changing global demand, research and development costs, the ability to attract and maintain skilled employees, component prices, short product cycles and rapid obsolescence of technology. Thus, the ultimate success of a technology company may depend on its ability to continually innovate in increasingly competitive markets. In addition, some technology companies may also be negatively affected by failure to obtain timely regulatory approvals, and may be subject to large capital expenditures. It is possible that certain technology companies will not be able to raise additional financing to meet capital-expenditure requirements or may be able to do so only at a price or on terms which are unfavorable to us. These risks generate substantial volatility in the fair value of the securities of technology companies that are inherently difficult to predict and, accordingly, investments in the technology industry may lead to substantial losses.

In addition, portfolio companies in the software and technology sector may be subject to extensive regulation by foreign and U.S. federal, state and/or local agencies. Changes in existing laws, rules or regulations, or judicial or administrative interpretations thereof, or new laws, rules or regulations could have an adverse impact on the business and industries of our portfolio companies. In addition, changes in government priorities or limitations on government resources could also adversely impact our portfolio companies. It is not possible to predict whether any such changes in laws, rules or regulations will occur and, if they do occur, the impact of these changes on our portfolio companies and our investment returns. Furthermore, if any of our portfolio companies were to fail to comply with applicable regulations, they could be subject to significant penalties and claims that could materially and adversely affect their operations. Furthermore, our portfolio companies may be subject to the expense, delay and uncertainty of the regulatory approval process for their products and, even if approved, these products may not be accepted in the marketplace.

We may be subject to risks associated with our investments in the media and entertainment industry.

Companies in the media and entertainment industry encompass a variety of services and products including television broadcasting, gaming products, social media, networking platforms, online classifieds, online review websites, and internet search engines. Companies in this industry may be affected by industry competition, substantial capital requirements, government regulation, and obsolescence of communications products and services due to technological advancement. Fluctuating domestic and international demand, shifting demographics and often unpredictable changes in consumer tastes can drastically affect a company’s profitability. In addition, while all companies may be susceptible to network security breaches, certain companies in the media and entertainment industry may be particular targets of hacking and potential theft of proprietary or consumer information or disruptions in service, which could have a material adverse effect on their businesses.

Companies in the media and entertainment industries can be significantly affected by several factors, including competition, particularly in formulation of products and services using new technologies, cyclicality of revenues and earnings, a potential decrease in the discretionary income of targeted individuals, changing consumer tastes and interests, and the potential increase in government regulation. Companies in the media and entertainment industries may become obsolete quickly. Advertising spending can be an important revenue source for media and entertainment companies. During economic downturns advertising spending typically decreases and, as a result, media and entertainment companies tend to generate less revenue. The media and entertainment industry is regulated and changes to rules regarding advertising and the content produced by media and entertainment companies can increase overall production and distribution costs.

We may be subject to risks associated with our investments in the consumer goods and services industry.

Many consumer goods and services companies (“consumer companies”) rely heavily on disposable household income and consumer spending and may be impacted by social trends, marketing campaigns, demographic shifts and other factors affecting consumer preferences and demand. In addition, damage to a brand or a reputation crisis can have a substantial adverse impact on consumer companies.

Certain consumer companies, such as those providing discretionary goods or services, may depend more on business cycles, overall economic conditions and consumer confidence. Many consumer goods and services are subject to government regulation and the related compliance costs, and consumer companies also face the risk of product liability claims. Consumer companies also may be adversely affected by volatility in commodity prices, supply chain disruptions and labor shortages.

We may be subject to risks associated with our investments in the distribution industry.

Companies in the distribution industry include companies that are in the business of moving goods and services, including but not limited to warehousing, logistics and inventory management. Companies that operate warehouses or distribution storage facilities can be adversely affected by factors beyond their control, such as fire, natural disasters, disease outbreaks, pandemics, armed conflict, strikes and stoppages, power shortages, failures in the systems, forest fires and deforestation. Any significant interruptions, failures or changes in the logistics infrastructure that a company uses to deliver products could prevent the timely or successful delivery of products to its clients. If the operating entity is not able to expand or adjust the existing distribution networks in order to meet supply needs, the company’s business could be adversely affected. Companies in the distribution industry are also subject to risks associated with supply chain solutions and logistics services and operations, including the following: potential disruptions to the operation of the warehousing and logistics facilities operated by the company or other third-party transportation companies and couriers that facilitate logistics services, or to the development of new warehousing and logistics facilities; risk that the company’s customers may reduce their expenditure on third-party supply chain solutions and logistics services or increase utilization of their internal solutions; tightening of the labor market, increases in labor costs or any labor unrest; failure to maintain positive relationships with third-party logistics service providers; risks associated with the items that the company delivers and the contents of shipments and inventories handled through the company’s logistics networks; and risks inherent in the logistics industry, including personal injury, product damage, and transportation-related incidents. The occurrence of any such risks may damage the business and reputation of a company in the distribution industry, and may have a material and adverse impact on the company’s financial condition and results of operations.

To the extent original issue discount and payment-in-kind interest constitute a portion of our income, we will be exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash representing such income.

Our investments may include original issue discount (“OID”) components and may include PIK interest or PIK dividend components. To the extent original issue discount constitutes a portion of our income, we are exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash, including the following:

●	We must include in income each year a portion of the OID that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any OID or other amounts accrued will be included in investment company taxable income for the year of the accrual, we may be required to make a distribution to our shareholders in order to satisfy our annual distribution requirements, even though we will not have received any corresponding cash amount. As a result, we may have to sell some of our investments at times or at prices that would not be advantageous to us, raise additional debt or equity capital or forgo new investment opportunities.
●	The higher yield of OID instruments reflect the payment deferral and credit risk associated with these instruments.
●	Even if the accounting conditions for income accrual are met, the borrower could still default when our actual collection is supposed to occur at the maturity of the obligation.
●	OID instruments may have unreliable valuations because their continuing accruals require continuing judgments about the collectability of the deferred payments and the value of the collateral.
●	Market prices of PIK instruments and other zero coupon instruments are affected to a greater extent by interest rate changes, and may be more volatile than instruments that pay interest periodically in cash. While PIK instruments are usually less volatile than zero coupon debt instruments, PIK instruments are generally more volatile than cash pay securities;
●	OID instruments generally represent a significantly higher credit risk than coupon loans.
●	OID income received by us may create uncertainty about the source of our cash distributions to shareholders. For accounting purposes, any cash distributions to shareholders representing OID or market discount income are not treated as coming from paid-in capital, even though the cash to pay them comes from the offering proceeds. Thus, although a distribution of OID or market discount interest comes from the cash invested by the shareholders, Section 19(a) of the 1940 Act does not require that shareholders be given notice of this fact by reporting it as a return of capital.
●	The deferral of PIK interest has a negative impact on liquidity, as it represents non-cash income that may require distribution of cash dividends to shareholders in order to maintain our RIC status. In addition, the deferral of PIK interest also increases the loan-to-value (“LTV”) ratio at a compounding rate, thus, increasing the risk that we will absorb a loss in the event of foreclosure.
●	OID and market discount instruments create the risk of non-refundable incentive fee payments to the Adviser based on non-cash accruals that we may not ultimately realize.

We are a non-diversified investment company within the meaning of the 1940 Act, and therefore we are not limited by the 1940 Act with respect to the proportion of our assets that may be invested in securities of a single issuer, and our portfolio may lack diversification among portfolio companies, which may subject us to a risk of significant loss if one or more of these companies default on their obligations under any of their debt instruments.

We are classified as a non-diversified investment company within the meaning of the 1940 Act, which means that we are not limited by the 1940 Act with respect to the proportion of our assets that we may invest in securities of a single issuer. Beyond the asset diversification requirements associated with our qualification as a RIC under the Code and any concentration limitations we have agreed to or may agree to be subject to as part of any future financing arrangement or other indebtedness, we do not have fixed guidelines for diversification, and our investments may be concentrated in relatively few industries or companies. Similarly, from time to time, we may concentrate investments in a particular industry, asset type, geography or other similar classification. Accordingly, our assets may be subject to greater risk of loss than if they were more widely diversified, since the failure of one or a limited number of investments or type of investments could have a material adverse effect on us. To the extent that we assume large positions in the securities of a small number of issuers, our net asset value may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer. We may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company. As a result, the aggregate returns we realize may be significantly adversely affected if a small number of investments perform poorly or if we need to write down the value of any one investment. Additionally, our investments may be concentrated in relatively few industries. As a result, a downturn in any particular industry in which we are invested could also significantly impact the aggregate returns we realize.

We may hold the debt securities of leveraged companies that may, due to the significant volatility of such companies, enter into bankruptcy proceedings.

Leveraged companies may experience bankruptcy or similar financial distress, and leveraged companies, including middle-market and lower middle-market companies, in which we invest may have limited financial resources and may be unable to meet their obligations under their debt securities that we hold. Such developments may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of our realizing any guarantees that we may have obtained in connection with our investment. In addition, our junior secured loans are generally subordinated to senior loans. As such, other creditors may rank senior to us in the event of an insolvency.

The bankruptcy process has a number of significant inherent risks. Many events in a bankruptcy proceeding are the product of contested matters and adversary proceedings and are beyond the control of the creditors. A bankruptcy filing by a portfolio company may adversely and permanently affect the portfolio company. If the proceeding is converted to a liquidation, the value of the issuer may not equal the liquidation value that was believed to exist at the time of the investment. The duration of a bankruptcy proceeding is also difficult to predict, and a creditor’s return on investment can be adversely affected by delays until the plan of reorganization or liquidation ultimately becomes effective. The administrative costs in connection with a bankruptcy proceeding are frequently high and would be paid out of the debtor’s estate prior to any return to creditors. Because the standards for classification of claims under bankruptcy law are vague, our influence with respect to the class of securities or other obligations we own may be lost by increases in the number and amount of claims in the same class or by different classification and treatment. In the early stages of the bankruptcy process, it is often difficult to estimate the extent of, or even to identify, any contingent claims that might be made. In addition, certain claims that have priority by law (for example, claims for taxes) may be substantial.

Our failure to make follow-on investments in our portfolio companies could impair the value of our portfolio.

Following an initial investment in a portfolio company, we may make additional investments in that portfolio company as “follow-on” investments, in seeking to:

●	increase or maintain in whole or in part our position as a creditor or equity ownership percentage in a portfolio company;
●	exercise warrants, options or convertible securities that were acquired in the original or subsequent financing; or
●	preserve or enhance the value of our investment.

We have discretion to make follow-on investments, subject to the availability of capital resources and the provisions of the 1940 Act. Failure on our part to make follow-on investments may, in some circumstances, jeopardize the continued viability of a portfolio company and our initial investment, or may result in a missed opportunity for us to increase our participation in a successful operation. Even if we have sufficient capital to make a desired follow-on investment, we may elect not to make a follow-on investment because we may not want to increase our level of risk, because we prefer other opportunities or because we are inhibited by compliance with BDC requirements or the desire to maintain our RIC status. Our ability to make follow-on investments may also be limited by the Adviser’s allocation policy.

Because we do not expect to hold controlling equity interests in the majority of our portfolio companies, we may not be able to exercise control over our portfolio companies or to prevent decisions by management of our portfolio companies, which could decrease the value of our investments.

Although we may do so in the future, we generally do not expect to hold controlling equity positions in the majority of our portfolio companies. Our debt investments may provide limited control features such as restrictions, for example, on the ability of a portfolio company to assume additional debt, or to use the proceeds of our investment for other than certain specified purposes. “Control” under the 1940 Act is presumed at more than 25% ownership of voting equity, and may also be present at lower ownership levels where we provide managerial assistance. When we do not acquire a controlling equity position in a portfolio company, we may be subject to the risk that a portfolio company may make business decisions with which we disagree, and that the management and/or shareholders of a portfolio company may take risks or otherwise act in ways that are adverse to our interests. Due to the lack of liquidity of the debt and equity investments that we typically hold in our portfolio companies, we may not be able to dispose of our investments in the event we disagree with the actions of a portfolio company and may therefore suffer a decrease in the value of our investments.

Defaults by our portfolio companies will harm our operating results.

A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its assets. This could trigger cross-defaults under other agreements and jeopardize such portfolio company’s ability to meet its obligations under the debt or equity securities that we hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting portfolio company.

In addition, many of our investments will likely have a principal amount outstanding at maturity, which could result in a substantial loss to us if the borrower is unable to refinance or repay.

Our portfolio companies may incur debt that ranks equally with, or senior to, our investments in such companies.

We generally seek to invest capital in senior, unitranche and junior secured loans. The portfolio companies in which we invest usually have, or may be permitted to incur, other debt that ranks equally with, or senior to, the debt securities in which we invest. By their terms, such debt instruments may provide that the holders are entitled to receive payment of interest or principal on or before the dates on which we are entitled to receive payments in respect of the debt securities in which we invest. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of debt instruments ranking senior to our investment in that portfolio company would typically be entitled to receive payment in full before we receive any distribution in respect of our investment. After repaying senior creditors, the portfolio company may not have any remaining assets to use for repaying its obligation to us. In the case of debt ranking equally with debt securities in which we invest, we would have to share any distributions on an equal and ratable basis with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant portfolio company.

Additionally, certain loans that we make to portfolio companies may be secured on a second-priority basis by the same collateral securing senior secured debt of such companies. The first-priority liens on the collateral will secure the portfolio company’s obligations under any outstanding senior debt and may secure certain other future debt that may be permitted to be incurred by the portfolio company under the agreements governing the loans. The holders of obligations secured by first-priority liens on the collateral will generally control the liquidation of, and be entitled to receive proceeds from, any realization of the collateral to repay their obligations in full before us. In addition, the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of all of the collateral would be sufficient to satisfy the loan obligations secured by the second-priority liens after payment in full of all obligations secured by the first-priority liens on the collateral. If such proceeds were not sufficient to repay amounts outstanding under the loan obligations secured by the second-priority liens, then, to the extent not repaid from the proceeds of the sale of the collateral, we will only have an unsecured claim against the portfolio company’s remaining assets, if any.

The rights we may have with respect to the collateral securing the loans we make to our portfolio companies with senior debt outstanding may also be limited pursuant to the terms of one or more intercreditor agreements that we enter into with the holders of such senior debt, including in unitranche secured transactions. Under a typical intercreditor agreement, at any time that obligations that have the benefit of the first-priority liens are outstanding, any of the following actions that may be taken in respect of the collateral will be at the direction of the holders of the obligations secured by the first-priority liens:

●	the ability to cause the commencement of enforcement proceedings against the collateral;
●	the ability to control the conduct of such proceedings;
●	the approval of amendments to collateral documents;
●	releases of liens on the collateral; and
●	waivers of past defaults under collateral documents.

We may not have the ability to control or direct such actions, even if our rights are adversely affected. In addition, a bankruptcy court may choose not to enforce an intercreditor agreement or other agreement with creditors.

We may also make subordinated investments that rank below other obligations of the obligor in right of payment. Subordinated investments are generally more volatile than secured loans and are subject to greater risk of default than senior obligations as a result of adverse changes in the financial condition of the obligor or in general economic conditions. If we make a subordinated investment in a portfolio company, the portfolio company may be highly leveraged, and its relatively high LTV ratio may create increased risks that its operations might not generate sufficient cash flow to service all of its debt obligations.

We may be subject to risks associated with syndicated loans.

From time to time, our investments may consist of syndicated loans. Under the documentation for such loans, a financial institution or other entity typically is designated as the administrative agent and/or collateral agent. This agent is granted a lien on any collateral on behalf of the other lenders and distributes payments on the indebtedness as they are received. The agent is the party responsible for administering and enforcing the loan and generally may take actions only in accordance with the instructions of a majority or two-thirds in commitments and/or principal amount of the associated indebtedness. In most cases, we do not expect to hold a sufficient amount of the indebtedness to be able to compel any actions by the agent. Accordingly, we may be precluded from directing such actions unless we act together with other holders of the indebtedness. If we are unable to direct such actions, we cannot assure you that the actions taken will be in our best interests.

There is a risk that a loan agent may become bankrupt or insolvent. Such an event would delay, and possibly impair, any enforcement actions undertaken by holders of the associated indebtedness, including attempts to realize upon the collateral securing the associated indebtedness and/or direct the agent to take actions against the related obligor or the collateral securing the associated indebtedness and actions to realize on proceeds of payments made by obligors that are in the possession or control of any other financial institution. In addition, we may be unable to remove the agent in circumstances in which removal would be in our best interests. Moreover, agented loans typically allow for the agent to resign with certain advance notice.

We may be subject to risks associated with our investments in special situation companies.

We may make investments in companies involved in (or the target of) acquisition attempts or tender offers, or companies involved in spin-offs and similar transactions. In any investment opportunity involving any such type of business enterprise, there exists the risk that the transaction in which such business enterprise is involved will either be unsuccessful, take considerable time or result in a distribution of cash or a new security, the value of which will be less than the purchase price to us of the security or other financial instrument in respect of which such distribution is received. Similarly, if an anticipated transaction does not in fact occur, we may be required to sell our investment at a loss. In connection with such transactions (or otherwise), we may purchase securities on a when-issued basis, which means that delivery and payment take place sometime after the date of the commitment to purchase and are often conditioned upon the occurrence of a subsequent event, such as approval and consummation of a merger, reorganization or debt restructuring. The purchase price and/or interest rate receivable with respect to a when-issued security are fixed when we enter into the commitment. Such securities are subject to changes in market value prior to their delivery.

The disposition of our investments may result in contingent liabilities.

A significant portion of our investments involve private securities. In connection with the disposition of an investment in private securities, we may be required to make representations about the business and financial affairs of the portfolio company typical of those made in connection with the sale of a business. We may also be required to indemnify the purchasers of such investment to the extent that any such representations turn out to be inaccurate or with respect to potential liabilities. These arrangements may result in contingent liabilities that ultimately result in funding obligations that we must satisfy through our return of distributions previously made to us.

We may be subject to additional risks if we engage in hedging transactions and/or invest in foreign securities.

The 1940 Act generally requires that 70% of our investments be in issuers each of whom, in addition to other requirements, is organized under the laws of, and has its principal place of business in, any state of the United States, the District of Columbia, Puerto Rico, the Virgin Islands or any other territory of the United States. Our investment strategy does not contemplate a significant number of investments in securities of non-U.S. companies. We expect that these investments would focus on the same investments that we make in U.S. middle-market companies and, accordingly, would be complementary to our overall strategy and enhance the diversity of our holdings.

To the extent that these investments are denominated in a foreign currency, we may engage in hedging transactions. Engaging in either hedging transactions or investing in foreign securities would entail additional risks to our shareholders. We may, for example, use instruments such as interest rate swaps, caps, collars and floors, forward contracts or currency options or borrow under a revolving credit facility in foreign currencies to minimize our foreign currency exposure. In each such case, we generally would seek to hedge against fluctuations of the relative values of our portfolio positions from changes in market interest rates or currency exchange rates. Hedging against a decline in the values of our portfolio positions would not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of the positions declined. However, such hedging could establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of such portfolio positions. Such hedging transactions could also limit the opportunity for gain if the values of the underlying portfolio positions increased. Moreover, it might not be possible to hedge against an exchange rate or interest rate fluctuation that was so generally anticipated that we would not be able to enter into a hedging transaction at an acceptable price.

While we may enter into such transactions to seek to reduce currency exchange rate and interest rate risks, unanticipated changes in currency exchange rates or interest rates could result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged could vary. Moreover, for a variety of reasons, we might not seek to establish a perfect correlation between the hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation could prevent us from achieving the intended hedge and expose us to risk of loss. In addition, it might not be possible to hedge fully or perfectly against currency fluctuations affecting the value of securities denominated in non-U.S. currencies because the value of those securities would likely fluctuate as a result of factors not related to currency fluctuations.

We may not realize gains from our equity investments.

We may make investments that include warrants or other equity or equity-related securities. In addition, we may from time to time make non-control, equity co-investments in companies in conjunction with private equity sponsors. Our goal is ultimately to realize gains upon our disposition of such equity interests. However, the equity interests we receive may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity interests, and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience. We also may be unable to realize any value if a portfolio company does not have a liquidity event, such as a sale of the business, recapitalization or public offering, which would allow us to sell the underlying equity interests. We often seek puts or similar rights to give us the right to sell our equity securities back to the portfolio company issuer. We may be unable to exercise these put rights for the consideration provided in our investment documents if the issuer is in financial distress.

We may be subject to risk associated with margin calls in connection with our hedging derivatives transactions.

We may be subject to margin calls in connection with our hedging derivative transactions that are subject to initial and/or variation margin requirements. The dynamic nature of the margin models utilized in such transactions and the fact that the margin models might be changed at any time could subject us to an unexpected increase in collateral obligations to counterparties during a volatile market environment, which could have a detrimental effect on us.

Commodity Futures Trading Commission rules may have a negative impact on us and MC Advisors.

The U.S. Commodity Futures Trading Commission (“CFTC”) and the SEC have issued rules establishing that certain swap transactions are subject to CFTC regulation. Engaging in such swap or other commodity interest transactions such as futures contracts or options on futures contracts will cause us to fall within the definition of “commodity pool” under the Commodity Exchange Act and related CFTC regulations. MC Advisors has claimed relief from CFTC registration and regulation as a commodity pool operator pursuant to CFTC Rule 4.5 with respect to our operations, with the result that we will be limited in our ability to use futures contracts or options on futures contracts or engage in swap transactions. Specifically, CFTC Rule 4.5 imposes strict limitations on using such derivatives other than for hedging purposes, whereby the use of derivatives not used solely for hedging purposes is generally limited to situations where (i) the aggregate initial margin and premiums required to establish such positions does not exceed five percent of the liquidation value of our portfolio, after taking into account unrealized profits and unrealized losses on any such contracts it has entered into; or (ii) the aggregate net notional value of such derivatives does not exceed 100% of the liquidation value of our portfolio. We anticipate entering into transactions involving such derivatives to a very limited extent solely for hedging purposes or otherwise within the limitations of CFTC Rule 4.5.

Our ability to enter into transactions involving derivatives and financial commitment transactions may be limited.

Under SEC Rule 18f-4, related to the use of derivatives, short sales, reverse repurchase agreements and certain other transactions by registered investment companies, we are permitted to enter into derivatives and other transactions that create future payment or delivery obligations, including short sales, notwithstanding the senior security provisions of the 1940 Act if we comply with certain value-at-risk leverage limits and derivatives risk management program and board oversight and reporting requirements or comply with a “limited derivatives users” exception. We intend to rely on the limited derivatives users exception. We may change this election and comply with the other provisions of Rule 18f-4 related to derivatives transactions at any time and without notice. To satisfy the limited derivatives users exception, we have adopted and implemented written policies and procedures reasonably designed to manage our derivatives risk and limit our derivatives exposure in accordance with Rule 18f-4. Rule 18f-4 also permits us to enter into reverse repurchase agreements or similar financing transactions notwithstanding the senior security provisions of the 1940 Act if we aggregate the amount of indebtedness associated with our reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating our asset coverage ratios as discussed above. In addition, we are permitted to invest in a security on a when-issued or forward-settling basis, or with a non-standard settlement cycle, and the transaction will be deemed not to involve a senior security under the 1940 Act, provided that (i) we intend to physically settle the transaction and (ii) the transaction will settle within 35 days of its trade date (the “Delayed-Settlement Securities Provision”). We may otherwise engage in such transactions that do not meet the conditions of the Delayed-Settlement Securities Provision so long as we treat any such transaction as a “derivatives transaction” for purposes of compliance with the rule. Furthermore, we are permitted to enter into an unfunded commitment agreement, and such unfunded commitment agreement will not be subject to the asset coverage requirements under the 1940 Act, if we reasonably believe, at the time we enter into such agreement, that we will have sufficient cash and cash equivalents to meet our obligations with respect to all such agreements as they come due.

Future legislation or rules may modify how we treat derivatives and other financial arrangements for purposes of our compliance with the leverage limitations of the 1940 Act. Future legislation or rules may modify how leverage is calculated under the 1940 Act and, therefore, may increase or decrease the amount of leverage currently available to us under the 1940 Act, which may be materially adverse to us and our shareholders.

Our portfolio companies, including those in the software and technology industries, may have limited operating histories.

We may invest in portfolio companies in the software or technology industries or sectors that may have limited operating histories. These portfolio companies may be particularly vulnerable to U.S. and foreign economic downturns, may have more limited access to capital and higher funding costs, may have weaker financial positions and may need more capital to expand or compete. These portfolio companies may also experience substantial variations in operating results. They may face intense competition, including from larger, more established companies with greater financial, technical and marketing resources. Furthermore, some of these companies do business in regulated industries and could be affected by changes in government regulation applicable to their given industry. Accordingly, these factors could impair the portfolio companies’ cash flow or result in other events, such as bankruptcy, which could limit their ability to repay their obligations to us, and may adversely affect the return on, or the recovery of, our investment in these portfolio companies.

Our portfolio companies, including those in the software and technology industries, may not be able to commercialize their technology, products or business concepts.

We may invest in portfolio companies, particularly those in the software or technology sector, which companies may not be able to commercialize their technology, products or business concepts, which in turn presents significant risks to the value of our investment in such portfolio companies. In addition, while some of our portfolio companies may already have a commercially successful product or product line at the time we invest, technology-related products and services often have a more limited market or life span than products in other industries. Therefore, the ultimate success of these portfolio companies frequently depends on their ability to continually innovate or raise additional capital in increasingly competitive markets, and their inability to do so could affect our investment return. In addition, the intellectual property held by such portfolio companies may represent a substantial portion of the collateral, if any, securing our investments in such portfolio companies. There is no assurance that any of such portfolio companies will successfully acquire or develop any new technologies, or that the intellectual property the companies currently hold will remain viable. Even if these portfolio companies are able to develop commercially viable products, the market for new products and services is highly competitive and rapidly changing. Neither the portfolio companies nor the Fund has any control over the pace of technology development. Commercial success is difficult to predict, and the marketing efforts of our portfolio companies may not be successful.

Our portfolio companies in the software and technology industries may be highly dependent upon intellectual property.

Companies in the software or technology or related industries are often highly dependent upon intellectual property. Accordingly, an investment in our Common Shares involves a higher level of exposure to intellectual property related risks than an investment that is diversified across sectors that are less dependent upon intellectual property value. Adverse impacts on a portfolio company’s intellectual property portfolio or rights, may render a portfolio company less able to repay loans from us, or otherwise adversely impact our investments. Intellectual property rights and their value may be particularly difficult to assess or may be impacted by unexpected developments. Portfolio companies may incur substantial costs to protect intellectual property, including litigation to enforce intellectual property rights and defend against intellectual property violation claims from other companies. Litigation involves a high degree of uncertainty. If the portfolio companies are unable to protect the value of their intellectual property or are found to violate other companies’ intellectual property rights, or incur substantial legal costs, the portfolio companies’ ability to repay loans or the value of our investments may be adversely impacted.

Risks Relating to the Common Shares

The liquidity of your investment in our Common Shares is limited.

An investment our Common Shares is suitable only for certain sophisticated investors that have no need for immediate liquidity in respect of their investment and who can accept the risks associated with investing in illiquid investments.

Our Common Shares are illiquid investments for which there is not and will likely not be a secondary market. Liquidity for our Common Shares will be limited to participation in our discretionary share repurchase program, which we have no obligation to maintain. When we make quarterly repurchase offers through voluntary tender offers in accordance with the Exchange Act tender offer rules pursuant to the share repurchase program, we will offer to repurchase Common Shares at a price that will be disclosed in accordance with Exchange Act tender offer rules, which may be lower than the price that you paid for our Common Shares. As a result, to the extent you paid a price that includes the related sales load and to the extent you have the ability to sell your Common Shares pursuant to our share repurchase program, the price at which you may sell Common Shares may be lower than the amount you paid in connection with the purchase of Common Shares in this offering.

Beginning no later than the quarter ending December 31, 2027, we intend to commence a share repurchase program in which we intend, subject to market conditions and the discretion of the Board, to offer to repurchase, in each quarter, up to 5% of the outstanding Common Shares (by number of shares) as of the close of the previous calendar quarter. The Board may amend or suspend the share repurchase program at any time if in its reasonable judgment it deems such action to be in our best interest and the best interest of our shareholders. As a result, share repurchases may not be available each quarter, such as when a repurchase offer would place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on us that would outweigh the benefit of the repurchase offer. We intend to conduct such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Exchange Act and the 1940 Act. All Common Shares purchased by us pursuant to the terms of each tender offer will be re-acquired by us and thereafter will be authorized and unissued Common Shares.

We anticipate that the majority of our assets will be private debt and as such, current liquidity with respect to such assets will be driven by interest and amortization payments on such private debt rather than the sale of such assets. In addition, such assets cannot generally be readily liquidated without impacting our ability to realize full value upon disposition. We may also be required to reserve sufficient amounts to ensure that we do not default on any commitment under a loan.

Therefore, we may not always have sufficient liquid resources to make repurchase offers. In order to provide liquidity for share repurchases, we intend to generally maintain under normal circumstances an allocation to syndicated loans, which will generally be liquid. We may fund repurchase requests from sources other than cash flow from operations, including the sale of assets, borrowings, return of capital or offering proceeds, and although we generally expect to fund distributions from cash flow from operations, we have not established any limits on the amounts we may pay from such sources. Should making repurchase offers, in the Board’s judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Fund as a whole, or should we otherwise determine that investing our liquid assets in originated loans or other illiquid investments rather than repurchasing Common Shares is in the best interests of the Fund as a whole, then we may choose to offer to repurchase fewer shares than described above, or none at all. See “Share Repurchase Program.”

The timing of our repurchase offers pursuant to our discretionary share repurchase program may be at a time that is disadvantageous to our shareholders.

In the event a shareholder chooses to participate in our discretionary share repurchase program, the shareholder will be required to provide us with notice of intent to participate prior to knowing what the net asset value per share of the Common Shares will be on the effective repurchase date. Although a shareholder will have the ability to withdraw a repurchase request prior to the expiration date, to the extent a shareholder seeks to sell Common Shares to us as part of our periodic discretionary share repurchase program, the shareholder will be required to do so without knowledge of what the repurchase price of our shares will be on the effective repurchase date.

Our shareholders may experience dilution.

Our shareholders will not have preemptive rights to subscribe to or purchase any shares issued in the future. To the extent we issue additional equity interests, including pursuant to this offering or future public or private offerings, a shareholder’s percentage ownership interest will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, a shareholder may also experience dilution in the net asset value and fair value of our shares.

Our common shareholders will experience dilution in their ownership percentage if they do not opt into our distribution reinvestment plan.

All distributions declared in cash payable to shareholders that are participants in our distribution reinvestment plan are automatically reinvested in our Common Shares. As a result, our common shareholders that do not opt into our distribution reinvestment plan will experience dilution in their ownership percentage of our Common Shares over time. See “Distribution Reinvestment Plan.”

We may not be able to pay distributions, our distributions may not grow over time and/or a portion of our distributions may be a return of capital.

We intend to make distributions on a monthly basis to our shareholders out of assets legally available for distribution, including offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets, dividends or other distributions paid to us on account of equity investments in portfolio companies and fee and expense reimbursement or fee waivers from the Adviser, if any. We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions. Any distributions made from sources other than cash flow from operations or relying on fee waivers or expense reimbursement, if any, from the Adviser are not based on our investment performance, and can be sustained only if we achieve positive investment performance in future periods and/or the Adviser continues to waive such fees or make such expense reimbursements, if any. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the performance of our investments, the level of participation in our distribution reinvestment plan and how quickly we invest the proceeds from any offering. Shareholders should also understand that any future repayments to the Adviser, if applicable, will reduce the distributions that shareholders would otherwise receive. There can be no assurance that we will achieve such performance in order to sustain our distributions, or be able to pay distributions at all.

We may pay distributions to our shareholders out of assets legally available for distribution. We cannot assure you that we will achieve investment results that will allow us to sustain a specified level of cash distributions or make periodic increases in cash distributions. Our ability to pay distributions might be adversely affected by, among other things, the impact of one or more of the risk factors described herein. In addition, the inability to satisfy the asset coverage test applicable to us as a BDC could limit our ability to pay distributions. All distributions will be paid at the discretion of our Board and will depend on our earnings, our financial condition, maintenance of our RIC status, compliance with applicable BDC regulations and such other factors as our Board may deem relevant from time to time. We cannot assure you that we will continue to pay distributions to our shareholders.

When we make distributions, we will be required to determine the extent to which such distributions are paid out of current or accumulated earnings and profits. Distributions in excess of current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of an investor’s adjusted tax basis in our shares and, assuming that an investor holds our shares as a capital asset, thereafter as a capital gain.

We may choose to pay a portion of our dividends in our own shares, in which case you may be required to pay tax in excess of the cash you receive.

We may distribute taxable dividends that are payable in part in our shares. Taxable shareholders receiving such dividends will be required to include the full amount of the dividend as ordinary income (or as long-term capital gain or qualified dividend income to the extent such distribution is properly reported as such) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. The tax rate for ordinary income will vary depending on a shareholder’s particular characteristics.

As a result of receiving dividends in the form of our common shares, a U.S. shareholder may be required to pay tax with respect to such dividends in excess of any cash received. If a U.S. shareholder sells the shares it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our shares at the time of the sale. Furthermore, with respect to non-U.S. shareholders, we may be required to withhold U.S. federal tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in shares of our common shares. In addition, if a significant number of our shareholders determine to sell shares of our shares in order to pay taxes owed on dividends, it may put downward pressure on the trading price of shares of our common shares.

We may defer dividend payments to a subsequent taxable year.

As a BDC, we are not required to make any distributions to shareholders other than in connection with our election to be taxed as a RIC under subchapter M of the Code. In order to maintain tax treatment as a RIC, we must distribute to shareholders for each taxable year at least 90% of our investment company taxable income (i.e., net ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses). If we qualify for taxation as a RIC, we generally will not be subject to U.S. federal income tax on our investment company taxable income and net capital gains (i.e., realized net long-term capital gains in excess of realized net short-term capital losses) that we timely distribute to shareholders. We will be subject to a 4% U.S. federal excise tax on undistributed earnings of a RIC unless we distribute each calendar year at least the sum of (i) 98.0% of our ordinary income for the calendar year, (ii) 98.2% of our capital gains in excess of capital losses for the one-year period ending on October 31 of the calendar year, and (iii) any ordinary income and net capital gains recognized for preceding years, but were not distributed during such years and on which we paid no U.S. federal income tax.

Under the Code, we may satisfy certain of our RIC distributions with dividends paid after the end of the current year. In particular, if we pay a distribution in January of the following year that was declared in October, November, or December of the current year and is payable to shareholders of record in the current year, the dividend will be treated for all U.S. federal tax purposes as if it were paid on December 31 of the current year. In addition, under the Code, we may pay dividends, referred to as “spillover dividends,” that are paid during the following taxable year that will allow us to maintain its qualification for taxation as a RIC and eliminate our liability for U.S. federal income tax. Under these spillover dividend procedures, we may defer distribution of income earned during the current year until December of the following year. For example, in certain circumstances we may be able to defer distributions of income earned during 2025 until as late as December 31, 2026. If we choose to pay a spillover dividend, we will incur the 4% U.S. federal excise tax on some or all of the distribution.

We may take certain actions with respect to the timing and amounts of distributions in order to preserve cash and maintain flexibility. For example, we may defer our dividends to the following taxable year. If we defer our dividends, we may choose to utilize the spillover dividend rules discussed above and incur the 4% U.S. federal excise tax on such amounts. To further preserve cash, we may combine these deferrals of dividends with one or more distributions that are payable partially in Common Shares as discussed above under — “We may choose to pay a portion of our dividends in our own shares, in which case you may be required to pay tax in excess of the cash you receive.”

Investing in our Common Shares may involve an above-average degree of risk.

The investments we make in accordance with our investment objective may result in a higher amount of risk than alternative investment options and a higher risk of volatility or loss of principal. Our investments in portfolio companies may be highly speculative and aggressive and, therefore, an investment in our common shares may not be suitable for someone with lower risk tolerance.

Our future credit ratings may not reflect all risks of an investment in our debt securities.

Our credit ratings are an assessment by third parties of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of our debt securities. Our future credit ratings, however, may not reflect the potential impact of risks related to market conditions generally or other factors discussed above on the market value of or trading market for the publicly issued debt securities.

Provisions of our Declaration of Trust could deter takeover attempts and have an adverse effect on the value of the Common Shares.

Our Declaration of Trust contains provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. For example, the Board is divided into three classes, each serving staggered, three-year terms. In addition, our Board may, without shareholder action, authorize the issuance of shares in one or more classes or series, including preferred shares. These provisions may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Common Shares and could entrench management.

We may be required to disclose confidential information about our shareholders to certain governmental authorities or service providers.

We, the Adviser or our or their respective affiliates, Service Providers, or agents may from time to time be required or may, in our or their discretion, determine that it is advisable to disclose certain information about us and our investors, including investments held directly or indirectly by us and the names and level of beneficial ownership of certain of our investors, to (i) regulatory or taxing authorities of certain jurisdictions, which have or assert jurisdiction over the disclosing party or in which we directly or indirectly invest, or (ii) any lenders, counterparty of, or service provider to, the Adviser or us (and our subsidiaries). Disclosure of confidential information under such circumstances will not be regarded as a breach of any duty of confidentiality and, in certain circumstances, we, the Adviser or any of our or their affiliates, Service Providers or agents, may be prohibited from disclosing to any of our shareholders that any such disclosure has been made.

Risks Related to the Offering

If we are unable to raise substantial funds, then we will be more limited in the number and type of investments we may make, our expenses may be higher relative to our total assets, and the value of your investment in us may be reduced in the event our assets under-perform.

Amounts that we raise may not be sufficient for us to purchase a broad portfolio of investments. To the extent that less than the maximum number of Common Shares is subscribed for, the opportunity for us to purchase a broad portfolio of investments may be decreased and the returns achieved on those investments may be reduced as a result of allocating all of our expenses among a smaller capital base. If we are unable to raise substantial funds, we may not achieve certain economies of scale and our expenses may represent a larger proportion of our total assets.

We may have difficulty sourcing investment opportunities.

We cannot assure investors that we will be able to locate a sufficient number of suitable investment opportunities to allow us to deploy the net proceeds received from the Seed Contribution and in this offering successfully. In addition, privately negotiated investments in loans and illiquid securities of private middle-market companies require substantial due diligence and structuring, and we cannot assure investors that we will achieve our anticipated investment pace. As a result, investors will be unable to evaluate any future portfolio company investments prior to purchasing our Common Shares. Additionally, our investment adviser will select our investments subsequent to this offering, and our common shareholders will have no input with respect to such investment decisions. These factors increase the uncertainty, and thus the risk, of investing in our Common Shares. To the extent we are unable to deploy all investments, our investment income and, in turn, our results of operations, will likely be materially adversely affected.

Shareholders may be subject to filing requirements under the Exchange Act as a result of an investment in us.

Because the Common Shares are registered under the Exchange Act, ownership information for any person who beneficially owns 5% or more of our common shares must be disclosed under Section 13 of the Exchange Act. Beneficial ownership for these purposes is determined in accordance with the rules of the SEC, and includes having voting or investment power over the securities. In some circumstances, investors who reinvest their dividends in additional Common Shares may see their percentage stake in us increased to more than 5%, thus triggering this filing requirement. Although we provide in our quarterly financial statements the amount of outstanding shares and the amount of the investor’s shares, the responsibility for determining the filing obligation and preparing the filing remains with the investor. In addition, owners of more than 10% of our outstanding Common Shares are subject to reporting obligations under Section 16(a) of the Exchange Act and may be subject to Section 16(b) of the Exchange Act, which recaptures for the benefit of the Fund profits from the purchase and sale of registered stock (and securities convertible or exchangeable into such registered stock) within a six-month period.

We have broad discretion over the use of proceeds of this offering and will use proceeds in part to satisfy operating expenses.

We have significant flexibility in applying the proceeds of this offering and may use the net proceeds from this offering in ways with which you may not agree, or for purposes other than those contemplated at this time. We will also pay operating expenses, and may pay other expenses such as due diligence expenses of potential new investments, from net proceeds. Our ability to achieve our investment objective may be limited to the extent that net proceeds of this offering, pending full investment, are used to pay operating expenses.

Each prospective Fund investor should read this entire prospectus, the Declaration of Trust of the Fund and consult with its advisers before deciding whether to invest in the Fund. In addition, as the Fund’s investment program develops and changes over time, an investment in the Fund may be subject to additional and different risk factors.

ESTIMATED USE OF PROCEEDS

We intend to use the net proceeds from this offering to (1) make investments in accordance with our investment strategy and policies, (2) reduce borrowings and repay indebtedness incurred under various financing agreements we may enter into from time to time, (3) fund repurchases under our share repurchase program, and (4) for general corporate purposes, including paying operating expenses and other various fees and expenses such as advisory fees payable to the Adviser. Generally, our policy will be to pay distributions and operating expenses from cash flow from operations, however, we are not restricted from funding these items from proceeds from this offering or other sources and may choose to do so, particularly in the earlier part of this offering.

We intend to use a portion of the net proceeds we receive in this offering to repay outstanding indebtedness under the DB Credit Facility (which had approximately $71.3 million of outstanding borrowings as of November 30, 2025). At the election of MLEND Financing (which election was made by MLEND Financing on the DB Credit Facility Effective Date and may be made from time to time thereafter with notice to the lenders) advances under the DB Credit Facility will bear interest at a rate per annum equal to the applicable base rate plus (i) during the Revolving Period and prior to the occurrence of a facility termination event (x) with respect to Option 1 (as defined in the DB Credit Facility), 1.85% and (y) with respect to Option 2 (as defined in the DB Credit Facility), 1.75%, (ii) after the end of the Revolving Period and prior to the occurrence of any facility termination event, (x) with respect to Option 1, 2.05% and (y) with respect to Option 2, 1.95% and (iii) on and after the occurrence of any facility termination event, (x) with respect to Option 1, 4.05% and (y) with respect to Option 2, 3.95%. As of November 30, 2025, we had a weighted average stated interest rate of 5.59% on borrowings under the DB Credit Facility for the period from the DB Credit Facility Effective Date to November 30, 2025.

We will seek to invest the net proceeds received in this offering as promptly as practicable after receipt thereof, and in any event generally within 90 days of each subscription closing (and, with respect to proceeds from the sale of Class D shares and Class S shares, commencing with each applicable escrow break). However, depending on market conditions and other factors, including the availability of investments that meet our investment objective, we may be unable to invest such proceeds within the time period we anticipate. Pending such investment, we may have a greater allocation to syndicated loans or other liquid investments than we otherwise would or we may make investments in cash or cash equivalents (such as U.S. government securities or certain high quality debt instruments).

We estimate that we will incur approximately $6.6 million of organizational and offering expenses (excluding the shareholder servicing and/or distribution fee) in connection with this offering (including expenses incurred in connection with the private offering for the Seed Contribution), or approximately 0.66% of the gross proceeds, assuming maximum gross proceeds of $1,000,000,000. MC Advisors has agreed to advance all of our organization and offering expenses on our behalf through the date on which we commence this offering and will pay for up to $1.0 million of the Fund’s organization and offering expenses on the Fund’s behalf without reimbursement or recoupment. Thereafter, pursuant to the Expense Support Agreement, MC Advisors will be obligated to advance our Operating Expenses to the extent that such expenses exceed 1.00% (on an annualized basis) of the Fund’s average NAV. We will be obligated to reimburse MC Advisors for such advanced expenses only if certain conditions are met upon the initial issuance of Common Shares to investors that are not affiliated with MC Advisors. See “Plan of Operation—Expenses—Expense Support and Conditional Reimbursement Agreement.” Any reimbursements will not exceed actual expenses incurred by the Adviser and its affiliates.

The following tables set forth our estimate of how we intend to use the gross proceeds from this offering. Information is provided as of November 30, 2025 and assumes that the Fund sells the maximum number of shares registered in this offering, or approximately 39,478,878 shares. The amount of net proceeds may be more or less than the amount depicted in the table below depending on the public offering price of our shares and the actual number of shares we sell in this offering. The table below assumes that shares are sold at the current offering price of $25.33 per share, which was the NAV per share of Class I shares as of November 6, 2025. Such amount is subject to increase or decrease based upon our NAV per share.

The following tables present information about the net proceeds raised in this offering for each class, assuming that we sell the maximum primary offering amount of $1,000,000,000. The tables assume that 1/3 of our gross offering proceeds are from the sale of Class S shares, 1/3 of our gross offering proceeds are from the sale of Class D shares and 1/3 of our gross offering proceeds are from the sale of Class I shares. The number of shares of each class sold and the relative proportions in which the classes of shares are sold are uncertain and may differ significantly from what is shown in the tables below. Because amounts in the following tables are estimates, they may not accurately reflect the actual receipt or use of the gross proceeds from this offering. Amounts expressed as a percentage of net proceeds or gross proceeds may be higher or lower due to rounding.

The following table presents information regarding the use of proceeds raised in this offering with respect to Class S shares.

	Maximum Offering of
	$333,333,333 in Class S
	Shares
Gross Proceeds(1)	$333,333,333	100.00%
Upfront Sales Load(2)	$—	—%
Organization and Offering Expenses(3)	$1,880,533	0.56%
Net Proceeds Available for Investment	$332,333,333	99.44%

The following table presents information regarding the use of proceeds raised in this offering with respect to Class D shares.

	Maximum Offering of
	$333,333,333 in Class D
	Shares
Gross Proceeds(1)	$333,333,333	100.00%
Upfront Sales Load(2)	$—	—%
Organization and Offering Expenses(3)	$1,880,533	0.56%
Net Proceeds Available for Investment	$332,333,333	99.44%

The following table presents information regarding the use of proceeds raised in this offering with respect to Class I shares.

	Maximum Offering of
	$333,333,333 in Class I
	Shares
Gross Proceeds(1)	$333,333,333	100.00%
Upfront Sales Load(2)	$—	—%
Organization and Offering Expenses(3)	$1,880,533	0.56%
Net Proceeds Available for Investment	$332,333,333	99.44%
(1)

We intend to conduct a continuous offering of an unlimited number of Common Shares over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415 under the Securities Act; however, in certain states this offering is subject to annual extensions.

(2)

Neither the Fund nor the Managing Dealer will charge an upfront sales load with respect to Class S shares, Class D shares or Class I shares; however, if you buy Class S shares or Class D shares through certain financial intermediaries, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that they limit such charges to a 3.5% cap on NAV for Class S shares and a 1.5% cap on NAV for Class D shares. Selling agents will not charge such fees on Class I shares. We will pay the following shareholder servicing and/or distribution fees to the Managing Dealer and/or a participating broker, subject to FINRA limitations on underwriting compensation: (a) for Class S shares, a shareholder servicing and/or distribution fee equal to 0.85% per annum of the aggregate NAV as of the beginning of the first calendar day of the month for the Class S shares and (b) for Class D shares, a shareholder servicing and/or distribution fee equal to 0.25% per annum of the aggregate NAV as of the beginning of the first calendar day of the month for the Class D shares, in each case, payable monthly. No shareholder servicing or distribution fees will be paid with respect to the Class I shares. The shareholder servicing and/or distribution fees are similar to sales commissions. The distribution and servicing expenses borne by the participating brokers may be different from and substantially less than the amount of shareholder servicing and/or distribution fees charged. The shareholder servicing and/or distribution fees will be payable to the Managing Dealer, but the Managing Dealer anticipates that all or a portion of the shareholder servicing and/or distribution fees will be retained by, or reallowed (paid) to, participating brokers. All or a portion of the shareholder servicing and/or distribution fee may be used to pay for sub-transfer agency, sub-accounting and certain other administrative services. The Fund also may pay for these sub-transfer agency, sub-accounting and certain other administrative services outside of the shareholder servicing and/or distribution fees and its Distribution and Servicing Plan. In addition, as set forth in and pursuant to the Managing Dealer Agreement, we will also pay the Managing Dealer certain fees for its services as Managing Dealer, which will be borne indirectly by all shareholders of the Fund. See “Plan of Distribution—Underwriting Compensation.” The total amount that will be paid over time for underwriting compensation depends on the average length of time for which shares remain outstanding, the term over which such amount is measured and the performance of our investments. We will cease paying the shareholder servicing and/or distribution fee on the Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii)

our merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of our assets or (iii) the date following the completion of the primary portion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including the shareholder servicing and/or distribution fee and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering. In addition, consistent with the exemptive relief that permits us to issue multiple classes of shares, at the end of the month in which the Managing Dealer in conjunction with the transfer agent determines that total transaction or other fees, including upfront placement fees or brokerage commissions, and shareholder servicing and/or distribution fees paid with respect to any single share held in a shareholder’s account would exceed, in the aggregate, 10% of the gross proceeds from the sale of such share (or a lower limit as determined by the Managing Dealer or the applicable selling agent), we will cease paying the shareholder servicing and/or distribution fee on either (i) each such share that would exceed such limit or (ii) all Class S shares and Class D shares in such shareholder’s account. Compensation paid with respect to the shares in a shareholder’s account will be allocated among each share such that the compensation paid with respect to each individual share will not exceed 10% of the offering price of such share. We may modify this requirement in a manner that is consistent with applicable exemptive relief. At the end of such month, the applicable Class S shares or Class D shares in such shareholder’s account will convert into a number of Class I shares (including any fractional shares), with an equivalent aggregate NAV as such Class S shares or Class D shares. See “Plan of Distribution.”

(3)

The organization and offering expense numbers shown above represent our estimates of expenses to be incurred by us in connection with this offering, net of the $1.0 million of organization and offering expenses to be paid by MC Advisors on the Fund’s behalf without reimbursement or recoupment, and include estimated wholesaling expenses reimbursable by us. See “Plan of Distribution” for examples of the types of organization and offering expenses we may incur.

PLAN OF OPERATION

The information in this section contains forward-looking statements that involve risks and uncertainties. Please see “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. You should read the following discussion in conjunction with the financial statements and related notes and other financial information appearing elsewhere in this prospectus.

Overview

We are a newly organized, externally managed, non-diversified closed-end management investment company that has elected to be treated as a BDC under the 1940 Act. Formed as a Delaware statutory trust on March 3, 2025, we are externally managed by the Adviser, which is responsible for sourcing potential investments, conducting due diligence on prospective investments, analyzing investment opportunities, structuring investments and monitoring our portfolio on an ongoing basis. Our Adviser is registered as investment adviser with the SEC. We also intend to elect to be treated, and intend to qualify annually thereafter, as a RIC under the Code.

We commenced investment operations following the closing on the Seed Contribution and, prior to the BDC Election Date, conducted our investment activities and operations pursuant to an exclusion from the definition of “investment company” in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act. Proceeds from the Seed Contribution were invested in accordance with the Fund’s investment objective. Prior to the BDC Election Date, MC Management served as our investment adviser, pursuant to the MC Management Advisory Agreement, and as the Administrator, pursuant to the Administration Agreement. Following the BDC Election Date, MC Advisors serves as our investment adviser pursuant to the Advisory Agreement, which we entered with MC Advisors on the BDC Election Date (at which time the MC Management Advisory Agreement was terminated). MC Management continues to serve as the Administrator following the BDC Election Date pursuant to the terms of the Administration Agreement.

Under each of the MC Management Advisory Agreement and the Advisory Agreement, we have agreed to pay the Adviser an annual management fee as well as an incentive fee based on our investment performance. MC Management serves as our administrator. Pursuant to the Administration Agreement, MC Management furnishes us with office facilities and equipment and provides us clerical, bookkeeping and record keeping and other administrative services at such facilities. Under the Administration Agreement, MC Management performs, or oversees the performance of, our required administrative services, which include, among other things, being responsible for the financial records that we are required to maintain and preparing reports to our stockholders and reports filed with the SEC. MC Management also assists us in determining and publishing our NAV, oversees the preparation and filing of our tax returns, disseminates reports to our stockholders and generally oversees the payment of our expenses and the performance of administrative and professional services rendered to us by others. Under the Administration Agreement, MC Management also assists the Adviser to provide managerial assistance on our behalf to those portfolio companies that have accepted our offer to provide such assistance. Payments under the Administration Agreement will be equal to an amount based upon our allocable portion of costs and expenses (including travel expenses, unless incurred by a controlling person of MC Management) incurred by MC Management in performing its obligations under the Administration Agreement, including our allocable portion of the compensation and other expenses of certain of our officers, including our chief financial officer and chief compliance officer and their respective staffs. The Administrator will not charge the Fund any additional fees for its services as Administrator. MC Management may retain third parties to assist in providing administrative services to us. To the extent that MC Management outsources any of its functions, we may pay the fees associated with such functions on a direct basis without profit to MC Management. MC Advisors and MC Management are both affiliates and subsidiaries of Monroe.

Our investment objective is to provide investors with consistent current income and attractive risk-adjusted returns that are less correlated with public markets. To achieve this, we intend to construct a unique, balanced investment portfolio primarily consisting of diversified senior secured loans to lower middle market companies with predictable, stable cash flows, as well as senior secured loans to software and technology-enabled companies. The blended portfolio has the potential to provide investors with a high degree of exposure to businesses that exhibit predictable revenue streams, strong free cash-flow, inherently low capital expenditure, high gross margins, and/or significant enterprise or asset value across attractive markets. Our investment strategy involves primarily investing in directly originated assets, including senior secured loans, and club transactions (generally investments made by a small group of investment firms) and syndicated loans, made to or issued by a diversified set of U.S. lower middle market companies, which we generally define as companies with between $50 million and $350 million in annual revenue, $3 million and $35 million of annual EBITDA and/or $50 million and $250 million in ARR. Under normal circumstances, the expected portfolio composition of the Fund will be approximately 40% – 60% senior secured cash-flow loans to lower middle market companies and approximately 40% – 60%

loans to software or technology-enabled lower middle market companies that with between $50 million and $250 million in ARR. The Fund may also invest in companies with higher (or lower) revenue, EBITDA, and/or ARR.

Under normal circumstances, we will invest at least 80% of our total assets (net assets plus borrowings for investment purposes) in credit and credit-related instruments issued by corporate issuers. The credit instruments that we may invest in include notes, bills, debentures, bank loans and convertible and preferred securities. A portion of the Fund’s investments may be composed of “covenant-lite loans,” which is the term we use generally to refer to loans that do not have a complete set of financial maintenance covenants. We do not expect a significant portion of our investment portfolio to be comprised of “covenant-lite loans.” If we change our 80% test, we will provide shareholders with at least 60 days’ prior notice of such change.

The Fund targets companies that have predictable revenue streams, strong free cash-flow, defensible market positions, and/or significant enterprise or asset value. The Fund focuses on a diversified set of industries and the exclusion of certain others. As a general rule, the Fund does not expect to focus on agriculture, mineral extraction, energy, and other industries that the Adviser, in its sole discretion, deems to be speculative, reliant on macroeconomic or geopolitical factors outside the company’s control, and/or requiring expertise Monroe Capital’s investment team may not contain. It is expected that borrowers’ investments will generally be structured with significant equity cushions (loan-to-value ratio of <40%) and sound covenant and lender protections. We will seek opportunities to partner with businesses with the potential for high returns on investment that offer essential products to end customers, balance sheets with minimal capital expenditure and low/negative working capital. With respect to ARR Loan investments, we seek to invest in software and technology-enabled businesses whose product offerings are mission critical, with dynamic business models that have inherent downside protections stemming from strong recurring revenues as evidenced by high levels of customer retention and annual revenue retention rates.

Under normal circumstances, we expect that our investments will typically range in size between 0.5%-2.0% of our entire portfolio at cost. We will opportunistically pursue larger investments depending on market conditions and the size of our capital base.

We intend to operate as a non-diversified investment company within the meaning of the 1940 Act, which means that we will not be limited by the 1940 Act with respect to the proportion of our assets that we may invest in a single issuer. Beyond the asset diversification requirements necessary to qualify as a RIC under the Code and as may be required under any applicable credit facility or other financing arrangement we may enter into, we do not have fixed guidelines for diversification, and our investments could be concentrated in relatively few portfolio companies. See “We are a non-diversified investment company within the meaning of the 1940 Act, and therefore we are not limited by the 1940 Act with respect to the proportion of our assets that may be invested in securities of a single issuer.” in “Risk Factors – Risks Related to Our Investments.”

The Fund expects to invest primarily in: (i) senior secured loans, notes, and bonds; (ii) unitranche secured loans and securities (a combination of senior secured and junior secured debt in the same facility in which we syndicate a “first out” portion of the loan to an investor and retain a “last out” portion of the loan); (iii) syndicated loans; and (iv) equity in relation to financing independent sponsor transactions where we typically provide a combination of both senior debt and equity. The Fund may invest without limit in directly originated loans. To a lesser extent, we may make investments in subordinated secured and unsecured loans, subordinated debt, which in some cases includes equity and/or preferred components and other types of credit instruments, made to or issued by U.S. lower middle market companies, or in more liquid credit investment opportunities, including in publicly traded debt instruments, for cash management purposes. We may also invest in foreign instruments and illiquid and restricted securities. While most of our investments will be in private U.S. companies (we generally have to invest at least 70% of our total assets in “qualifying assets,” including private U.S. companies), we also expect to invest from time to time in non-U.S. companies.

The Fund expects to target a balanced portfolio primarily comprised of a diversified set of senior secured cash-flow loans to lower middle market companies and senior secured ARR Loans to software or technology-enabled lower middle market companies. We believe that this blended portfolio has the potential to provide investors with a high degree of exposure to businesses that exhibit predictable revenue streams, strong free cash-flow, inherently low capital expenditure, high gross margins, and/or significant enterprise or asset value across attractive markets. We believe the combination of these investment features within a single portfolio offers investors consistent current income and attractive risk-adjusted returns that are less correlated with public markets.

Subject to the limitations of the 1940 Act, we may invest in loans or other securities, the proceeds of which may refinance or otherwise repay debt or securities of companies whose debt is owned by other Monroe funds. From time to time, we may co-invest with other Monroe funds. See “Regulation—Affiliated Transactions” and “Conflicts of Interest—Co-Investment Relief.”

We are generally permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to common stock if our asset coverage, as defined in the 1940 Act, is at least equal to 150% immediately after each such issuance, if certain requirements are met. For purposes of the 1940 Act, “asset coverage” means the ratio of (1) the total assets of a BDC, less all liabilities and indebtedness not represented by senior securities, to (2) the aggregate amount of senior securities representing indebtedness (plus, in the case of senior securities represented by preferred stock, the aggregate involuntary liquidation preference of such BDC’s preferred stock).

In connection with our organization, the Board and our initial sole shareholder, authorized us to adopt the 150% asset coverage ratio. In addition, while any senior securities remain outstanding, we will be required to make provisions to prohibit any dividend distribution to shareholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the dividend distribution or repurchase. We are also permitted to borrow amounts up to 5% of the value of its total assets for temporary purposes, which borrowings would not be considered senior securities.

We have established the DB Credit Facility and intend to establish one or more other credit facilities or enter into other financing arrangements to facilitate investments and the timely payment of expenses. We cannot assure shareholders that we will be able to enter into a credit facility or establish any other financing arrangement. Shareholders will indirectly bear the costs associated with the establishment of a credit facility and with any borrowings under a credit facility or other financing arrangement, including increased management fees payable to the Adviser as a result of such borrowings. In connection with a credit facility or other borrowings, lenders may require us to pledge assets, commitments and/or drawdowns (and the ability to enforce the payment thereof) and may ask to comply with positive or negative covenants that could have an effect on our operations. We may pledge up to 100% of our assets and may grant a security interest in all of its assets under the terms of any debt instrument that it enters into with lenders. In addition, from time to time, our losses on leveraged investments may result in the liquidation of other investments held by us and may result in additional drawdowns to repay such amounts.

See “Investment Objective and Strategies” for more information about our investment strategies. Our investments are subject to a number of risks. See “Risk Factors.”

Revenues

We generate interest income on the debt investments in portfolio company investments that we acquire. Our debt investments, whether in the form of senior secured, unitranche secured or junior secured debt, typically have an initial term of three to seven years and bear interest at a fixed or floating rate. In some instances, we receive payments on our debt investments based on scheduled amortization of the outstanding balances. In addition, we receive repayments of some of our debt investments prior to their scheduled maturity date. In some cases, our investments provide for deferred interest of PIK interest. In addition, we may generate revenue in the form of commitment, origination, amendment, structuring or due diligence fees, fees for providing managerial assistance and consulting fees. Loan origination fees, original issue discount and market discount or premium are capitalized, and we accrete or amortize such amounts as interest income. We record prepayment premiums and prepayment gains (losses) on loans as interest income. As the frequency or volume of the repayments that trigger these prepayment premiums and prepayment gains (losses) may fluctuate significantly from period to period, the associated interest income recorded may also fluctuate significantly from period to period. Interest and fee income is recorded on the accrual basis to the extent we expect to collect such amounts. Interest income is accrued based upon the outstanding principal amount and contractual terms of debt and preferred equity investments. Interest is accrued on a daily basis. We record fees on loans based on the determination of whether the fee is considered a yield enhancement or payment for a service. If the fee is considered a yield enhancement associated with a funding of cash on a loan, the fee is generally deferred and recognized into interest income using the effective interest method if captured in the cost basis or using the straight-line method if the loan is unfunded and therefore there is no cost basis. If the fee is not considered a yield enhancement because a service was provided, and the fee is payment for that service, the fee is deemed earned and recorded as other income in the period the service is completed.

Dividend income on preferred equity investments is recorded as dividend income on an accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities is recorded on the record date for private portfolio companies. Each distribution received from limited liability company (“LLC”) and limited partnership (“LP”) investments is evaluated to determine if the distribution should be recorded as dividend income or a return of capital. Generally, we will not record distributions from equity investments in LLCs and LPs as dividend income unless there are sufficient accumulated tax-basis earnings and profits in the LLC or LP prior to the distribution. Distributions that are classified as a return of capital are recorded as a reduction in the cost basis of the investment. The frequency and volume of the distributions on common equity securities and LLC and LP investments may fluctuate significantly from period to period.

Expenses

Except as specifically provided below, all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory services to us, and the base compensation, bonus and benefits of such personnel allocable to such services, will be provided and paid for by the Adviser. We will bear all other costs and expenses of our operations, administration and transactions, including, but not limited to:

1)	investment advisory fees, including management fees and incentive fees, to the Adviser, pursuant to our investment advisory agreement;
2)

the Fund’s allocable portion of compensation and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement, including but not limited to: (i) the Fund’s chief compliance officer, chief financial officer and their respective staffs; (ii) investor relations, legal, operations and other non-investment professionals at the Administrator that perform duties for the Fund; and (iii) any internal audit group personnel of MC Management or any of its affiliates; provided, that such expenses shall exclude, for the avoidance of doubt, (1) rent or depreciation, utilities, capital equipment and other administrative items of the Administrator, and (2) salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any “Controlling Person” (as defined in the North American Securities Administrators Association’s (“NASAA”) Omnibus Guidelines Statement of Policy, as amended from time to time (the “Omnibus Guidelines”)) of the Administrator. The Administrator may defer or waive rights to be reimbursed for the costs and expenses noted above including the Fund’s allocable portion of compensation of the Administrator’s personnel; and

3)	all other expenses of the Fund’s operations, administration and transactions including, without limitation, those relating to:
(i)

organization expenses of the Fund and offering expenses associated with any public or private offering of the Common Shares (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses and other offering expenses, including costs associated with technology integration between the Fund’s systems and those of participating intermediaries, reasonable bona fide due diligence expenses of participating intermediaries supported by detailed and itemized invoices, costs in connection with preparing sales materials and other marketing expenses, design and website expenses, fees and expenses of the Fund’s transfer agent, fees to attend retail seminars sponsored by participating intermediaries and costs, expenses and reimbursements for travel, meals, accommodations, entertainment and other similar expenses related to meetings or events with prospective investors, intermediaries, registered investment advisers or financial or other advisers, but excluding the shareholder servicing fee);

(ii)

all taxes, fees, costs, and expenses, retainers and/or other payments of accountants, legal counsel, advisers (including tax advisers), administrators, auditors, investment bankers, administrative agents, paying agents, depositaries, custodians, trustees, sub-custodians, consultants (including individuals consulted through expert network consulting firms), engineers, senior advisers, industry experts, operating partners, deal sourcers (including personnel dedicated to but not employed by MC Advisors, MC Management or their affiliates), and other professionals (including, for the avoidance of doubt, the costs and charges allocable with respect to the provision of internal legal, tax, accounting, technology or other services and professionals related thereto (including secondees and temporary personnel or consultants that may be engaged on short- or long-term arrangements) as deemed appropriate by the Administrator, with the oversight of the Board, where such internal personnel perform services that would be paid by the Fund if outside service providers provided the same services); fees, costs, and expenses herein include (x) costs, expenses and fees for hours spent by its in-house attorneys and tax advisers that provide transactional legal advice and/or services to the Fund or its portfolio companies on matters related to potential or actual investments and transactions and the ongoing operations of the Fund and (y) expenses and fees to provide administrative and accounting services to the Fund or its portfolio companies, and expenses, charges and/or related costs incurred directly by the Fund or affiliates in connection such services, in each case, (I) that are specifically charged or specifically allocated or attributed by the Administrator, with the oversight of the Board, to the Fund or its portfolio companies and (II) provided that any such amounts shall not be greater than what would be paid to an unaffiliated third party for substantially similar advice and/or services;

(iii)

the cost of calculating the Fund’s net asset value, including the cost of any third-party valuation services, and the allocated costs incurred by the Adviser or its affiliates in connection with determining the fair value of the Fund’s portfolio investments;

(iv)	the cost of effecting any sales and repurchases of the Common Shares and other securities;
(v)	fees and expenses payable under any managing dealer and selected intermediary agreements, if any;
(vi)

interest and fees and expenses arising out of all borrowings, guarantees and other financings or derivative transactions (including interest, fees and related legal expenses) made or entered into by the Fund, including, but not limited to, the arranging thereof and related legal expenses;

(vii)	all fees, costs and expenses of any loan servicers and other service providers and of any custodians, lenders, investment banks and other financing sources;
(viii)	costs incurred in connection with the formation or maintenance of entities or vehicles to hold the Fund’s assets for tax or other purposes;
(ix)	costs of derivatives and hedging;
(x)

expenses, including travel, entertainment, lodging and meal expenses, incurred by the Adviser or members of its investment team, or payable to third parties, in negotiating, structuring and performing due diligence on prospective portfolio companies, including such expenses related to potential investments that were not consummated, and, if necessary, enforcing the Fund’s rights;

(xi)

expenses (including the allocable portions of compensation and out-of-pocket expenses such as travel expenses) or an appropriate portion thereof of employees of the Adviser or its affiliates to the extent such expenses relate to attendance at meetings of the Board or any committees thereof;

(xii)

all fees, costs and expenses, if any, incurred by or on behalf of the Fund in negotiating and structuring prospective or potential investments that are not ultimately made, including, without limitation any legal, tax, administrative, accounting, travel, meals, accommodations and entertainment, advisory, excluding advisory services provided by the Adviser contemplated herein, consulting and printing expenses, reverse termination fees and any liquidated damages, commitment fees that become payable in connection with any proposed investment that is not ultimately made, forfeited deposits or similar payments;

(xiii)	the allocated costs incurred by the Administrator or its affiliates in providing (or arranging for the provision of) managerial assistance to those portfolio companies that request it;
(xiv)

all brokerage costs, hedging costs, prime brokerage fees, custodial expenses, agent bank and other bank service fees; private placement fees, commissions, appraisal fees, commitment fees and underwriting costs; costs and expenses of any lenders, investment banks and other financing sources, and other investment costs, fees and expenses actually incurred in connection with evaluating, making, holding, settling, clearing, monitoring or disposing of actual investments (including, without limitation, travel, meals, accommodations and entertainment expenses and any expenses related to attending trade association and/or industry meetings, conferences or similar meetings, any costs or expenses relating to currency conversion in the case of investments denominated in a currency other than U.S. dollars) and expenses arising out of trade settlements (including any delayed compensation expenses);

(xv)

investment costs, excluding internal costs of the Adviser for providing investment advisory services, and any fees, costs and expenses related to the organization or maintenance of any vehicle through which the Fund directly or indirectly participates in the acquisition, holding and/or disposition of investments or which otherwise facilitate the Fund’s investment activities;

(xvi)	transfer agent, dividend agent and custodial fees;
(xvii)	fees payable to transaction/brokerage platforms;
(xviii)	fees and expenses associated with marketing efforts;
(xix)	federal and state registration fees, franchise fees, any stock exchange listing fees and fees payable to rating agencies;
(xx)

Independent Trustees’ fees and expenses including reasonable travel, entertainment, lodging and meal expenses, and any legal counsel or other advisers retained by, or at the discretion or for the benefit of, the Independent Trustees;

(xxi)

costs of preparing financial statements and maintaining books and records, costs of Sarbanes-Oxley Act of 2002 compliance and attestation and costs of preparing and filing reports or other documents with the SEC, Financial Industry Regulatory Authority, CFTC and other regulatory bodies and other reporting and compliance costs, including registration and exchange listing and the costs associated with reporting and compliance obligations under the 1940 Act and any other applicable federal and state securities laws, and the compensation of professionals responsible for the foregoing;

(xxii)

all fees, costs and expenses associated with the preparation and issuance of the Fund’s periodic reports and related statements (e.g., financial statements and tax returns) and other internal and third-party printing (including a flat service fee), publishing (including time spent performing such printing and publishing services) and reporting-related expenses (including other notices and communications) in respect of the Fund and its activities (including internal expenses, charges and/or related costs incurred, charged or specifically attributed or allocated by the Fund, the Adviser or its affiliates in connection with such provision of services thereby);

(xxiii)	the costs of any reports, proxy statements or other notices to shareholders (including printing and mailing costs) and the costs of any shareholder or Trustee meetings;
(xxiv)	proxy voting expenses;
(xxv)	costs associated with an exchange listing;
(xxvi)	costs of registration rights granted to certain investors, if any;
(xxvii)

any taxes and/or tax-related interest, fees or other governmental charges (including any penalties incurred where the Adviser lacks sufficient information from third parties to file a timely and complete tax return) levied against the Fund and all expenses incurred in connection with any tax audit, investigation, litigation, settlement or review of the Fund and the amount of any judgments, fines, remediation or settlements paid in connection therewith;

(xxviii)

all fees, costs and expenses of any litigation, arbitration or audit involving the Fund any vehicle or its portfolio companies and the amount of any judgments, assessments fines, remediations or settlements paid in connection therewith, Trustees and officers, liability or other insurance (including costs of title insurance) and indemnification (including advancement of any fees, costs or expenses to persons entitled to indemnification) or extraordinary expense or liability relating to the affairs of the Fund;

(xxix)

all fees, costs and expenses associated with the Fund’s information and data technology systems including the Fund’s allocable portion of the fees, costs and expenses associated with the Adviser’s information and data technology systems;

(xxx)	the costs of specialty and custom software for investments;
(xxxi)	costs associated with individual or group shareholders;
(xxxii)	fidelity bond, trustees and officers’ errors and omissions liability insurance and other insurance premiums;

(xxxiii)	direct costs and expenses of administration, including printing, mailing, long distance telephone, copying and secretarial and other staff;
(xxxiv)	all fees, costs and expenses of winding up and liquidating the Fund’s assets;
(xxxv)	extraordinary expenses (such as litigation or indemnification);
(xxxvi)

all fees, costs and expenses related to compliance-related matters (such as developing and implementing specific policies and procedures in order to comply with certain regulatory requirements) and regulatory filings; notices or disclosures related to the Fund’s activities (including, without limitation, expenses relating to the preparation and filing of filings required under the Securities Act, TIC Form SLT filings, Internal Revenue Service filings under FATCA and FBAR reporting requirements applicable to the Fund or reports to be filed with the CFTC, reports, disclosures, filings and notifications prepared in connection with the laws and/or regulations of jurisdictions in which the Fund engages in activities, including any notices, reports and/or filings required under the European Securities and Markets Authority and any related regulations, and other regulatory filings, notices or disclosures of the Adviser relating to the Fund and its affiliates relating to the Fund, and their activities) and/or other regulatory filings, notices or disclosures of the Adviser and its affiliates relating to the Fund including those pursuant to applicable disclosure laws and expenses relating to FOIA requests, but excluding, for the avoidance of doubt, any expenses incurred for general compliance and regulatory matters that are not related to the Fund and its activities;

(xxxvii)	costs and expenses (including travel) in connection with the diligence and oversight of the Fund’s service providers;
(xxxviii)

costs and expenses, including travel, meals, accommodations, entertainment and other similar expenses, incurred by the Adviser or its affiliates for meetings with existing investors and any intermediaries, registered investment advisers, financial and other advisers representing such existing investors; and

(xxxix) all other expenses incurred by the Administrator in connection with administering the Fund’s business.

With respect to (i) above, MC Advisors has agreed to advance all of our organization and offering expenses on our behalf through the date on which we commence this offering and will pay for up to $1.0 million of our organization and offering expenses on our behalf without reimbursement or recoupment. Thereafter, pursuant to the Expense Support Agreement, MC Advisors will be obligated to advance our Operating Expenses to the extent that such expenses exceed 1.00% (on an annualized basis) of the Fund’s average NAV. We will be obligated to reimburse MC Advisors for such advanced expenses only if certain conditions are met upon the initial issuance of Common Shares to investors that are not affiliated with MC Advisors. See “Expense Support and Conditional Reimbursement Agreement.” Any reimbursements will not exceed actual expenses incurred by MC Advisors and its affiliates.

From time to time, the Adviser and the Administrator or their affiliates may pay third-party providers of goods or services. We will reimburse MC Advisors and MC Management or such affiliates thereof for any such amounts paid on our behalf. From time to time, MC Advisors and MC Management may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses will ultimately be borne by our shareholders, subject to the cap on organization and offering expenses described above.

Expense Support and Conditional Reimbursement Agreement

We have entered into the Expense Support Agreement with MC Advisors. Pursuant to the Expense Support Agreement, MC Advisors is obligated to advance our Operating Expenses to the extent that such expenses exceed 1.00% (on an annualized basis) of the Fund’s average NAV. Any Required Expense Payment must be paid by MC Advisors to us in any combination of cash or other immediately available funds, and/or offset against amounts due from us to MC Advisors or its affiliates.

MC Advisors may elect to pay certain additional expenses on our behalf, provided that no portion of the payment will be used to pay any interest expense or distribution and/or shareholder servicing fees of the Fund. Any Voluntary Expense Payment that MC Advisors has committed to pay must be paid by MC Advisors to us in any combination of cash or other immediately available funds no later than forty-five days after such commitment was made in writing, and/or offset against amounts due from us to MC Advisors or its affiliates.

Upon and following the initial issuance of Common Shares to investors that are not affiliated with MC Advisors, following any calendar month (such calendar month, the “Applicable Calendar Month”) in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Fund’s shareholders based on distributions declared with respect to record dates occurring in the Applicable Calendar Month (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), we will pay such Excess Operating Funds, or a portion thereof, to MC Advisors until such time as all Expense Payments made by MC Advisors to the Fund within three years prior to the last business day of the Applicable Calendar Month have been reimbursed. Any payments required to be made by the Fund shall be referred to herein as a “Reimbursement Payment.” “Available Operating Funds” means the sum of (i) our net investment income calculated in accordance with U.S. GAAP, (ii) our net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid to us on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

No Reimbursement Payment for any quarter shall be made if: (1) the Fund’s Operating Expense Ratio at the time of such proposed Reimbursement Payment is greater than the Operating Expense Ratio at the time the Expense Payment was made to which such Reimbursement Payment relates, or (2) the Fund’s Operating Expense Ratio exceeds 1.00% (on an annualized basis). The “Operating Expense Ratio” is calculated by dividing Operating Expenses by the Fund’s monthly average net assets.

The Fund’s obligation to make a Reimbursement Payment shall automatically become a liability of the Fund on the last business day of the applicable calendar month, except to the extent MC Advisors has waived its right to receive such payment for the applicable month.

Financial Condition, Liquidity and Capital Resources

We expect to generate cash primarily from (i) the net proceeds of the offering, (ii) cash flows from our operations, (iii) any financing arrangements we may enter into in the future, (iv) advances from the DB Credit Facility and (v) any future offerings of our equity or debt securities. We intend to sell our shares on a continuous monthly basis at a per share price equal to the then-current NAV per share.

Our primary uses of cash will be for (i) investments in portfolio companies and other investments, (ii) the cost of operations (including paying the Adviser and the Administrator), including the costs of funding repurchases of Common Shares under our share repurchase program, (iii) cost of any borrowings or other financing arrangements and (iv) cash distributions to the holders of our shares.

Seed Contribution

On November 6, 2025, an affiliate of the Initial Seed Investor and MC Advisors completed the Seed Contribution, in connection with which it invested an aggregate of $100.0 million in Class I shares. With the proceeds from the Seed Contribution, the Fund commenced investment activities and operations pursuant to an exclusion from the definition of “investment company” in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act. We have not offered or sold any of our Class S or Class D shares. Proceeds from the Seed Contribution were invested in accordance with the Fund’s investment objective.

The private offering for the Seed Contribution was conducted pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated under the Securities Act and was thus exempt from registration under the Securities Act as it was made only to investors (or advisors and/or managers of such investors) with whom our investment adviser had substantive pre-existing relationships and who are “accredited investors” under Rule 501(a) of the Securities Act.

Following the Seed Contribution, as of November 30, 2025, we have received an aggregate of approximately $100.0 million in gross proceeds, and in exchange therefore we have issued approximately 3,948,488 Class I shares to 2 shareholders, including the investment from the Initial Seed Investor.

DB Credit Facility

On November 10, 2025, the DB Credit Facility Effective Date, our wholly-owned subsidiary, MLEND Financing, entered into the DB Credit Facility with us, as equityholder and as servicer, the lenders from time to time parties thereto, U.S. Bank Trust Company, National Association, as collateral agent, U.S. Bank National Association, as collateral custodian, Deutsche Bank AG, New York Branch, as Facility Agent, the agents for the lender groups from time to time parties thereto, and Deutsche Bank Trust Company Americas, as administrative agent.

Under the DB Credit Facility, the lenders have agreed to extend credit to MLEND Financing in an aggregate principal amount of up to $200,000,000 as of the DB Credit Facility Effective Date. The Revolving Period commenced on the DB Credit Facility Effective Date and will continue through November 10, 2028 unless there is an earlier termination or a facility termination event. The DB Credit Facility will mature on the earliest of (i) two years from the last day of the Revolving Period, (ii) the date on which we cease to exist or (iii) the occurrence of a facility termination event.

Advances may be made under the DB Credit Facility in Euros, Canadian Dollars, British Pounds Sterling, Australian Dollars or US Dollars. At the election of MLEND Financing (which election was made by MLEND Financing on the DB Credit Facility Effective Date and may be made from time to time thereafter with notice to the lenders) advances under the DB Credit Facility will bear interest at a rate per annum equal to the applicable base rate plus (i) during the Revolving Period and prior to the occurrence of a facility termination event (x) with respect to Option 1 (as defined in the DB Credit Facility), 1.85% and (y) with respect to Option 2 (as defined in the DB Credit Facility), 1.75%, (ii) after the end of the Revolving Period and prior to the occurrence of any facility termination event, (x) with respect to Option 1, 2.05% and (y) with respect to Option 2, 1.95% and (iii) on and after the occurrence of any facility termination event, (x) with respect to Option 1, 4.05% and (y) with respect to Option 2, 3.95%.

In addition, a non-usage fee of 0.35% per annum is payable to the lenders on the amount of undrawn commitments under the DB Credit Facility, and, during the Revolving Period, an additional fee based on unfunded commitments of the lenders may be payable if borrowings under the DB Credit Facility do not exceed a minimum utilization percentage threshold.

The DB Credit Facility is secured by all of the assets held by MLEND Financing. MLEND Financing has made customary representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities. The Fund’s borrowings, including under the DB Credit Facility, are subject to the leverage restrictions contained in the 1940 Act.

As of November 30, 2025, we had $71.3 million of outstanding borrowings under the DB Credit Facility.

Net Worth of Sponsors

The NASAA, in the Omnibus Guidelines, requires that our affiliates and Adviser, or our Sponsor as defined under the Omnibus Guidelines, have an aggregate financial net worth, exclusive of home, automobiles and home furnishings, of the greater of either $100,000, or 5.0% of the first $20 million of both the gross amount of securities currently being offered in this offering and the gross amount of any originally issued direct participation program securities sold by our affiliates and sponsors within the past 12 months, plus 1.0% of all amounts in excess of the first $20 million. Based on these requirements, our Adviser and its affiliates, while not liable directly or indirectly for any indebtedness we may incur, have an aggregate financial net worth in excess of those amounts required by the Omnibus Guidelines Statement of Policy.

Critical Accounting Policies

This discussion of our expected operating plans is based upon our expected financial statements, which will be prepared in accordance with GAAP. The preparation of these financial statements will require our management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Changes in the economic environment, financial markets and any other parameters used in determining such estimates could cause actual results to differ. In addition to the discussion below, we will describe our critical accounting policies in the notes to our future financial statements.

Fair Value Measurements

The Fund is required to report its investments for which current market values are not readily available at fair value. The Fund values its investments in accordance with FASB ASC 820, Fair Value Measurements (“ASC 820”), which defines fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the applicable measurement date. ASC 820 prioritizes the use of observable market prices derived from such prices over entity-specific inputs. Due to the inherent uncertainties of valuation, certain estimated fair values may differ significantly from the values that would have been realized had a ready market for these investments existed, and these differences could be material. See “Determination of Net Asset Value” for more information on how we value our investments.

Revenue Recognition

We record interest and fee income on an accrual basis to the extent that we expect to collect such amounts. For loans and debt securities with contractual PIK interest, we do not accrue PIK interest if the portfolio company valuation indicates that such PIK interest is not collectible. We do not accrue as a receivable interest on loans and debt securities if we have reason to doubt our ability to collect such interest. Loan origination fees, original issue discount and market discount or premium are capitalized, and then we amortize such amounts using the effective interest method as interest income over the life of the investment. Upon the prepayment of a loan or debt security, any unamortized premium or discount or loan origination fees are recorded as interest income. We record prepayment premiums on loans and debt securities as interest income when we receive such amounts. Interest income is accrued based upon the outstanding principal amount and contractual terms of debt and preferred equity investments. Interest is accrued on a daily basis. We record fees on loans based on the determination of whether the fee is considered a yield enhancement or payment for a service. If the fee is considered a yield enhancement associated with a funding of cash on a loan, the fee is generally deferred and recognized into interest income using the effective interest method if captured in the cost basis or using the straight-line method if the loan is unfunded and therefore there is no cost basis. If the fee is not considered a yield enhancement because a service was provided, and the fee is payment for that service, the fee is deemed earned and recorded as other income in the period the service is completed.

Dividend income on preferred equity investments is recorded as dividend income on an accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities is recorded on the record date for private portfolio companies. Each distribution received from LLC and LP investments is evaluated to determine if the distribution should be recorded as dividend income or a return of capital. Generally, we will not record distributions from equity investments in LLCs and LPs as dividend income unless there are sufficient accumulated tax-basis earnings and profits in the LLC or LP prior to the distribution. Distributions that are classified as a return of capital are recorded as a reduction in the cost basis of the investment.

The Fund may have certain investments in its portfolio that contain a PIK provision, which represents contractual interest or dividends that are added to the principal balance and recorded as income. The Fund will stop accruing PIK interest or PIK dividends when it is determined that PIK interest or PIK dividends are no longer collectible. To maintain RIC tax treatment, and to avoid incurring corporate U.S. federal income tax, substantially all income accrued from PIK provisions must be paid out to shareholders in the form of distributions, even though the Fund has not yet collected the cash.

Non-Accrual Investments

Loans or preferred equity investments are placed on non-accrual status when principal, interest or dividend payments become materially past due, or when there is reasonable doubt that principal, interest or dividends will be collected. Additionally, any original issue discount and market discount are no longer accreted to interest income as of the date the loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment. Non-accrual loans or preferred equity investments are restored to accrual status when past due principal, interest, or dividends are paid, or are expected to be paid, and, in management’s judgment are likely to remain current.

Distributions

To the extent that the Fund has taxable income available, the Fund intends to make monthly distributions to its shareholders, commencing with the first full calendar quarter after the commencement of this offering. Distributions to shareholders are recorded on the record date. All distributions will be paid at the discretion of our Board and will depend on our earnings, financial condition, maintenance of our tax treatment as a RIC, compliance with applicable BDC regulations and such other factors as our Board may deem relevant from time to time.

Income Taxes

The Fund has elected to be treated as a BDC under the 1940 Act. The Fund also intends to elect to be treated as a RIC under the Code. So long as the Fund maintains its status as a RIC, it generally will not pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that it timely distributes to its shareholders as dividends. Rather, any tax liability related to income earned and distributed by the Fund would represent obligations of the Fund’s investors and would not be reflected in the financial statements of the Fund.

The Fund evaluates tax positions taken or expected to be taken in the course of preparing its financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations and interpretations thereof.

To qualify for and maintain qualification as a RIC, the Fund must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to qualify for RIC tax treatment, the Fund must distribute to its shareholders, for each taxable year, at least 90% of the sum of (i) its “investment company taxable income” for that year (without regard to the deduction for dividends paid), which is generally its ordinary income plus the excess, if any, of its realized net short-term capital gains over its realized net long-term capital losses and (ii) its net tax-exempt income.

In addition, pursuant to the excise tax distribution requirements, the Fund is subject to a 4% nondeductible federal excise tax on undistributed income unless the Fund distributes in a timely manner in each taxable year an amount at least equal to the sum of (1) 98% of its ordinary income for the calendar year, (2) 98.2% of capital gain net income (both long-term and short-term) for the one-year period ending October 31 in that calendar year and (3) any income realized, but not distributed, in prior years. For this purpose, however, any ordinary income or capital gain net income retained by the Fund that is subject to corporate income tax is considered to have been distributed.

Contractual Obligations

Prior to the BDC Election Date, we were party to the MC Management Advisory Agreement with MC Management. On the BDC Election Date, the MC Management Advisory Agreement was terminated, and we entered into the Advisory Agreement with MC Advisors to provide us with investment advisory services. We have also entered into the Administration Agreement with MC Management to provide us with administrative services. Payments for investment advisory services under the MC Management Advisory Agreement and the Advisory Agreement and reimbursements under the Administration Agreement are described in “Advisory Agreement and Administration Agreement.”

We have entered into the DB Credit Facility and intend to establish one or more other credit facilities or enter into other financing arrangements to facilitate investments and the timely payment of our expenses. The DB Credit Facility bears interest at a floating rate at spreads over the applicable base rate, and it is anticipated that any future credit facilities will also bear interest at floating rates at to-be-determined spreads over SOFR (or other applicable reference rate). We cannot assure shareholders that we will be able to enter into any future credit facilities on favorable terms or at all. In connection with a credit facility or other borrowings, lenders may require us to pledge assets, commitments and/or drawdowns (and the ability to enforce the payment thereof) and may ask to comply with positive or negative covenants that could have an effect on our operations.

The Fund expects to enter into commitments, including unfunded commitments, to fund various revolving and delayed draw senior secured and subordinated loans, including commitments to fund which are at (or substantially at) the Fund’s discretion. The Fund’s commitment to fund delayed draw loans will generally be triggered upon the satisfaction of certain pre-negotiated terms and conditions. Generally, the most significant and uncertain term requires the borrower to satisfy a specific use of proceeds covenant. The use of proceeds covenant typically requires the borrower to use the additional loans for the specific purpose of a permitted acquisition or permitted investment, for example. In addition to the use of proceeds covenant, the borrower is generally required to satisfy additional negotiated covenants (including specified leverage levels). To the extent we enter into unfunded commitment agreements, we expect to have a reasonable belief, at the time of entering into any such agreement, that we will have sufficient cash and cash equivalents to meet our obligations with respect to all of our unfunded commitment agreements, in each case as they become due. To the extent we cannot meet this requirement, we will be required to treat unfunded commitments as leverage, which may limit our ability to increase our leverage. See “Risk Factors—Risks Related to Our Investments—Our ability to enter into transactions involving derivatives and financial commitment transactions may be limited.”

Off Balance Sheet Arrangements

Other than contractual commitments and other legal contingencies incurred in the normal course of our business, we do not expect to have any off-balance sheet financings or liabilities.

Quantitative and Qualitative Disclosures About Market Risk

We are subject to financial market risks, including changes in interest rates. A rise in the general level of interest rates can be expected to lead to higher interest rates applicable to the variable rate investments we may hold and to declines in the value of any fixed rate investments we may hold. A rise in interest rates would also be expected to lead to higher cost on our floating rate borrowings. If deemed prudent, we may use interest rate risk management techniques in an effort to minimize our exposure to interest rate fluctuations.

We plan to invest primarily in illiquid debt securities of private companies. Most of our investments do not have a readily available market price, and we value these investments at fair value as determined by the Valuation Designee in good faith pursuant to procedures approved by, and under the oversight of, the Board. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. See “Determination of Net Asset Value.”

INVESTMENT OBJECTIVE AND STRATEGIES

We were formed on March 3, 2025, as a Delaware statutory trust. We were organized to invest primarily in directly originated assets, including senior secured loans, and club transactions (generally investments made by a small group of investment firms) and syndicated loans, made to or issued by a diversified set of U.S. lower middle market companies, which we generally define as companies with between $50 million and $350 million in annual revenue, $3 million and $35 million of annual EBITDA and/or $50 million and $250 million in ARR. Our investment portfolio is expected to be comprised primarily of a balanced portfolio of diversified senior secured cash-flow loans to lower middle market companies and senior secured ARR Loans to software or technology-enabled lower middle market companies. The Fund may also invest in companies with higher (or lower) revenue, EBITDA, and/or ARR.

We have filed an election to be regulated as a BDC under the 1940 Act. We also intend to elect to be treated as soon as reasonably practical, and intend to qualify annually thereafter, as a RIC under Subchapter M of the Code. As a BDC and a RIC, we will be required to comply with certain regulatory requirements. We commenced investment operations following the closing on the Seed Contribution and, prior to the BDC Election Date, we conducted our investment activities and operations pursuant to an exclusion from the definition of “investment company” in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act. Proceeds from the Seed Contribution were invested in accordance with the Fund’s investment objective.

Our investment objective is to provide investors with consistent current income and attractive risk-adjusted returns that are less correlated with public markets. To achieve this, we intend to construct a unique, balanced investment portfolio primarily consisting of diversified senior secured loans to lower middle market companies with predictable, stable cash flows, as well as senior secured loans to software and technology-enabled companies. The blended portfolio has the potential to provide investors with a high degree of exposure to businesses that exhibit predictable revenue streams, strong free cash-flow, inherently low capital expenditure, high gross margins, and/or significant enterprise or asset value across attractive markets. Under normal circumstances, we will invest at least 80% of our total assets (net assets plus borrowings for investment purposes) in credit and credit-related instruments issued by corporate issuers (including loans, notes, bonds and other corporate debt securities). Under normal circumstances, the expected portfolio composition of the Fund will be approximately 40% – 60% senior secured cash-flow loans to lower middle market companies and approximately 40% – 60% loans to software or technology-enabled lower middle market companies that typically operate with between $50 million and $250 million in ARR.

The Fund targets companies that have predictable revenue streams, strong free cash-flow, defensible market positions, and/or significant enterprise or asset value. The Fund focuses on a diversified set of industries and the exclusion of certain others. As a general rule, the Fund does not expect to focus on agriculture, mineral extraction, energy, and other industries that the Adviser, in its sole discretion, deems to be speculative, reliant on macroeconomic or geopolitical factors outside the company’s control, and/or requiring expertise Monroe Capital’s investment team may not contain. It is expected that borrowers’ investments will generally be structured with significant equity cushions (loan-to-value ratio of <40%) and sound covenant and lender protections. We will seek opportunities to partner with businesses with the potential for high returns on investment that offer essential products to end customers, balance sheets with minimal capital expenditure and low/negative working capital. With respect to ARR Loan investments, we seek to invest in software and technology-enabled businesses whose product offerings are mission critical, with dynamic business models that have inherent downside protections stemming from strong recurring revenues as evidenced by high levels of customer retention and annual revenue retention rates.

Under normal circumstances, we expect that our investments will typically range in size between 0.5%-2.0% of our entire portfolio at cost. We will opportunistically pursue larger investments depending on market conditions and the size of our capital base.

The Fund expects to invest primarily in: (i) senior secured loans, notes, and bonds; (ii) unitranche secured loans and securities (a combination of senior secured and junior secured debt in the same facility in which we syndicate a “first out” portion of the loan to an investor and retain a “last out” portion of the loan); (iii) syndicated loans; and (iv) equity in relation to financing independent sponsor transactions where we typically provide a combination of both senior debt and equity. The Fund may invest without limit in directly originated loans. To a lesser extent, we may make investments in subordinated secured and unsecured loans, subordinated debt, which in some cases includes equity and/or preferred components and other types of credit instruments, made to or issued by U.S. lower middle market companies, or in more liquid credit investment opportunities, including in publicly traded debt instruments, for cash management purposes. We may also invest in foreign instruments and illiquid and restricted securities. While most of our investments will be in private U.S. companies (we generally have to invest at least 70% of our total assets in “qualifying assets,” including private U.S. companies), we also expect to invest from time to time in non-U.S. companies.

The Fund expects to target a balanced portfolio primarily comprised of a diversified set of senior secured cash-flow loans to lower middle market companies and senior secured ARR Loans to software or technology-enabled lower middle market companies. We believe that this blended portfolio has the potential to provide investors with a high degree of exposure to businesses that exhibit predictable revenue streams, strong free cash-flow, inherently low capital expenditure, high gross margins, and/or significant enterprise or asset value across attractive markets. We believe the combination of these investment features within a single portfolio offers investors consistent current income and attractive risk-adjusted returns that are less correlated with public markets.

The principal elements of the Fund’s strategy are unique transaction sourcing and strategic relationships, investment structure, and an active investor and operating approach. Each of these elements is described below:

Transaction Sourcing and Strategic Relationships

The Fund is expected to have access to a substantial level of deal flow through Monroe’s proprietary national, regional and local network of industry relationships formed throughout the past two decades. Monroe’s investment committee averages 34 years of middle market investment experience and its members have developed a broad and robust referral network of over 16,000 private equity firms, regional banks, consultants, investment bankers, turnaround professionals, and individuals, resulting in approximately 2,100 investment referrals annually, including both club and direct opportunities. Monroe has full-time origination employees in five of its U.S. locations in the following cities: Chicago, Farmington, Los Angeles, New York and San Francisco. As of September 30, 2025, the origination platform consists of 28 dedicated senior professionals who average 24 years of experience.

Monroe’s national origination platform is expected to provide a considerable advantage for the Fund. It has executed transactions in all major regions of the United States. Further, Monroe’s origination platform is comprised of not only regional coverage throughout the United States, but also specialists in several large industries such as healthcare, technology and software, and specialty finance, and a vertical that is focused on independent sponsor transactions. Monroe’s origination team makes it a point to attend local trade meetings, regional conferences and lower middle market focused organization events throughout the United States. This origination platform approach has historically generated approximately 2,100 potential deals per year and has enabled Monroe to obtain referrals that are not broadly auctioned to the larger national competitors.

The Fund’s strategy is to execute investment transactions that drive returns for Fund investors without reliance on any particular private equity firms. Monroe has completed transactions with over 310 unique private equity sponsors. The Monroe origination approach and coverage model allows for Monroe to review not only private equity sponsored deals, but also non-sponsored transactions. This ability to execute non-sponsored transactions in the middle market drives additional yield through higher coupons, larger original issue discounts and equity-like upside, largely due to the less competitive nature of non-sponsored transactions. Further, Monroe’s broad sourcing network allows it to adapt its focus based on changes in the economic environment, thereby maintaining strong, consistent deal flow in various economic and investing cycles. For example, during expansionary economic environments, Monroe may have more deal flow from private equity firms as is the case in a more robust M&A environment. During more challenging economic conditions and less robust M&A environments, Monroe may have more deal flow from regional banks, consultants and turnaround professionals as private equity firms may be more inclined to slow new deal activity and focus more on existing portfolio companies.

Investment Structure

Protection of Capital: The Fund’s focus is on the safety and protection of invested capital which directly results from Monroe Capital’s underwriting process. A loan will typically have a first lien on all of the borrower’s tangible and intangible assets, and a pledge of all company stock. Covenants in typical transactions will generally provide the ability for early intervention in the event of deteriorating financial performance of the borrower. Other types of transactions will be protected by detailed analysis and on-going monitoring of collateral and enterprise value.

Conservative Structure: Loans are expected to have modest leverage ratios, conservative loan-to-value and significant equity capital support, based on Monroe’s criteria. When applicable, loans will also have amortization and excess cash-flow recapture based on a conservative estimate of the borrower’s projected free cash-flow as determined in Monroe’s judgment. The Adviser will endeavor to document each transaction to provide the Fund with what Monroe perceives to be the optimal structure for the specific industry under the totality of the circumstances relating to that transaction.

Predictable Exit Strategy. In addition to the Fund’s conservative approach to structuring and an emphasis on the protection of capital, the Fund will seek a predictable exit for its investment. Monroe typically includes scheduled amortization payments and mandatory prepayments, including excess cash-flow recapture provisions, in its loan structures, which allow for deleveraging post close. The Fund’s investments are not expected to be dependent on event-driven or purely market-driven exit strategies such as a robust M&A market or a functioning initial public offering (“IPO”) market.

Strong Current Income. The Fund primarily targets a consistent and sustainable current cash income distribution generated from contractual coupon and loan fees. Substantially all loans are expected to be based on a floating benchmark interest rate.

Return Enhancement: Certain transactions may provide the Fund with potential additional yield generation through upfront fees, OID, warrants, equity co-investments, PIK interest, GP carried interest, success fees and prepayment fees.

Portfolio Diversification. Monroe intends to structure the portfolio in a manner that will have broad diversification across industries, geographies, obligors, and sponsors. While our investment strategy primarily focuses on companies in the United States, we also intend to leverage Monroe’s global presence to invest in companies in Europe, the Middle East, Australia and other locations outside the United States, subject to compliance with BDC requirements to invest at least 70% of our total assets in “qualifying assets,” including private U.S. companies.

Investment Identification

The Fund is expected to have access to a substantial level of deal flow through Monroe’s proprietary national, regional and local network of industry relationships formed throughout the past two decades. Monroe’s investment committee averages 34 years of middle market investment experience and its members have developed a broad and robust referral network of over 16,000 private equity firms, regional banks, consultants, investment bankers, turnaround professionals, and individuals, resulting in approximately 2,100 investment referrals annually, including both club and direct opportunities. Monroe has full-time origination employees in five of its U.S. locations in the following cities: Chicago, Farmington, Los Angeles, New York and San Francisco. As of September 30, 2025, the origination platform consists of 28 dedicated senior professionals who average 24 years of experience.

Monroe’s national origination platform is expected to provide a considerable advantage for the Fund. It has executed transactions in all major regions of the United States. Further, Monroe’s origination platform is comprised of not only regional coverage throughout the United States, but also specialists in several large industries such as healthcare, technology and software, and specialty finance, and a vertical that is focused on independent sponsor transactions. Monroe’s origination team makes it a point to attend local trade meetings, regional conferences and lower middle market focused organization events throughout the United States. This origination platform approach has historically generated approximately 2,100 potential deals per year and has enabled Monroe to obtain referrals that are not broadly auctioned to the larger national competitors.

The Fund’s strategy is to execute investment transactions that drive returns for Fund investors without reliance on any particular private equity firms. Monroe has completed transactions with over 310 unique private equity sponsors. The Monroe origination approach and coverage model allows for Monroe to review not only private equity sponsored deals, but also non-sponsored transactions. This ability to execute non-sponsored transactions in the middle market drives additional yield through higher coupons, larger original issue discounts and equity-like upside, largely due to the less competitive nature of non-sponsored transactions. Further, Monroe’s broad sourcing network allows it to adapt its focus based on changes in the economic environment, thereby maintaining strong, consistent deal flow in various economic and investing cycles. For example, during expansionary economic environments, Monroe may have more deal flow from private equity firms as is the case in a more robust M&A environment. During more challenging economic conditions and less robust M&A environments, Monroe may have more deal flow from regional banks, consultants and turnaround professionals as private equity firms may be more inclined to slow new deal activity and focus more on existing portfolio companies.

ESG Considerations

The Adviser will assess ESG risks on an investment-by-investment basis in conjunction with Monroe’s underwriting process. The likely impacts of sustainability risks on our returns will depend on our exposure to investments that are vulnerable to sustainability risks and the materiality of the sustainability risks. Monroe considers ESG issues and risks throughout the course of the underwriting process, including during initial due diligence and also throughout the ongoing monitoring of the portfolio investments. Monroe considers risk factors relating, but not limited to, potential environmental impact, health and safety, business integrity and social issues to determine the appropriate level of management and monitoring required. The following is a non-comprehensive list of ESG sub-issues which risk materiality is evaluated as part of the investment decision-making process: Anti-Bribery and Corruption, Climate Change, Data Privacy and Security, Diversity and Equal Employment Opportunity, Environmental Management, Product/Food Safety, Social and Labor Conditions, Supply Chain Management, Sustainable Branding, Worker Health and Safety, Ethics and Compliance.

Monroe considers all ESG issues and risks through the course of its underwriting process, including diligence requests of private equity sponsors related to their own ESG diligence on potential borrowers. Further, Monroe has a know-your-customer (“KYC”) policy that requires customary KYC diligence and ongoing monitoring on all material owners of our borrowers. Further, background checks are performed on key managers to mitigate governance risk.

While Monroe may consider such ESG-related factors when making an investment decision in the same way it considers other business-relevant topics that it considers most significant for maximizing and protecting value, the Fund does not pursue a sustainability-based investment strategy or limit its investments to those that meet specific sustainability criteria or standards. Any reference in this prospectus to ESG-related considerations is not intended to qualify the Fund’s focus on seeking investments that it believes will generate attractive risk-adjusted returns, and sustainability is not a principal investment strategy of the Fund.

Industry Focus

The Fund’s investment strategy focuses on a broad group of industries and is expected to have material exposure to software and technology-enabled businesses and the exclusion of certain others. Monroe has historically focused on the following industry sectors:

●	Healthcare
●	Business Services
●	Technology
●	Software
●	Media
●	Consumer Services
●	Distribution

However, the Fund may find opportunities in other industry sectors than listed above. As a general rule, the Fund does not expect to focus on agriculture, mineral extraction, energy, and other industries that the Adviser in its sole discretion deems to be speculative, reliant on macroeconomic or geopolitical factors outside the company’s control, and/or requiring expertise Monroe Capital’s investment team may not contain.

Geographic Emphasis

Monroe has historically executed transactions primarily throughout the United States where the Fund benefits from strategically placed offices that generate a diverse set of potential opportunities throughout the country. While the Fund primarily makes loans to U.S.-based borrowers, it may, to a lesser extent, have exposure to non-U.S. based borrowers.

Subject to the limitations of the 1940 Act, we may invest in loans or other securities, the proceeds of which may refinance or otherwise repay debt or securities of companies whose debt is owned by other Monroe funds. From time to time, we may co-invest with other Monroe funds. See “Regulation—Affiliated Transactions” and “Conflicts of Interest—Co-Investment Relief.”

Our investments are subject to a number of risks. See “Risk Factors.”

Investment Process Overview

We view our investment process as consisting of the phases described below:

Origination. The Adviser develops investment opportunities through extensive relationships with regional banks, private equity firms, financial intermediaries, management teams and other turn-around advisors. Monroe Capital has developed this network since its formation in 2004. The Adviser manages these leads through personal visits and calls by its senior deal professionals. It is these professionals’ responsibility to identify specific opportunities, refine opportunities through due diligence regarding the underlying facts and circumstances and utilize innovative thinking and flexible terms to solve the financing issues of prospective clients. Monroe Capital’s origination professionals are broadly dispersed with 12 offices across the United States, Middle East, Asia and Australia. Certain of Monroe Capital’s originators are responsible for covering a specified target market based on geography and others focus on specialized industry verticals. We believe Monroe Capital’s origination professionals’ experience is vital to enable us to provide our borrowers with innovative financing solutions. We further believe that their strength and breadth of relationships across a wide range of markets will generate numerous financing opportunities and enable us to be highly selective in our lending activities.

Due Diligence. For each of our investments, the Adviser prepares a comprehensive new business presentation, which summarizes the investment opportunity and its due diligence and risk analysis, all from the perspective of strengths, weaknesses, opportunities and threats presented by the opportunity. This presentation assesses the borrower and its management, including products and services offered, market position, sales and marketing capabilities and distribution channels; key contracts, customers and suppliers, meetings with management and facility tours; background checks on key executives; customer calls; and an evaluation of exit strategies. The Adviser’s presentation typically evaluates historical financial performance of the borrower and includes projections, including operating trends, an assessment of the quality of financial information, capitalization and liquidity measures and debt service capacity. The financial analysis also includes sensitivity analysis against management projections and an analysis of potential downside scenarios, particularly for cyclical businesses. The Adviser also reviews the dynamics of the borrowers’ industry and assess the maturity, market size, competition, technology and regulatory issues confronted by the industry. As part of this analysis, the Adviser also reviews the ESG considerations of the industry and the specific business of the borrower. Finally, the Adviser’s new business presentation includes all relevant third-party reports and assessments, including, as applicable, analyses of the quality of earnings of the prospective borrower, a review of the business by industry and ESG experts and third-party valuations. The Adviser also includes in this due diligence, if relevant, field exams, collateral appraisals and environmental reviews, as well as a review of comparable private and public transactions.

Underwriting. The Adviser uses the systematic, consistent approach to credit evaluation developed in house by Monroe Capital with a particular focus on determining the value of a business in a downside scenario. In this process, the senior investment professionals at the Adviser bring to bear extensive lending experience with emphasis on lessons learned from the past credit cycles. We believe that the extensive credit and debt work-out experience of Monroe Capital’s senior management enables us to anticipate problems and minimize risks. Monroe Capital’s underwriting professionals work closely with its origination professionals to identify individual deal strengths, risks and any risk mitigants. The Adviser preliminarily screens transactions based on cash flow, enterprise value and asset-based characteristics, and each of these measures is developed on a proprietary basis using thorough credit analysis focused on sustainability and predictability of cash flow to support enterprise value, barriers to entry, market position, competition, customer and supplier relationships, management strength, private equity sponsor track record and industry dynamics. For asset-based transactions, the Adviser seeks to understand current and future collateral value, opening availability and ongoing liquidity. The Adviser documents this preliminary analysis, which is thoroughly reviewed by at least one member of its Investment Committee prior to proposing a formal term sheet. We believe this early involvement of the Investment Committee ensures that our resources and those of third parties are deployed appropriately and efficiently during the investment process and lowers execution risk for our clients. With respect to transactions reviewed by the Adviser, we expect that only approximately 10% of our sourced deals will reach the formal term sheet stage.

Credit Approval/Investment Committee Review. The Adviser employs a standardized, structured process developed by Monroe Capital when evaluating and underwriting new investments for our portfolio. The Investment Committee considers its comprehensive new business presentation to approve or decline each investment. The committee is committed to providing a prompt turnaround on investment decisions. Each investment opportunity requires the unanimous approval of the Investment Committee. Follow-on investments in existing portfolio companies require the Investment Committee’s approval beyond that obtained when the initial investment in the company was made.

The following chart illustrates the stages of the Adviser’s evaluation process:

Evaluation Process

Execution. We believe Monroe Capital has developed a strong reputation for closing deals as proposed, and we intend to continue this tradition. Through the Adviser’s consistent approach to credit evaluation and underwriting, we seek to close deals as fast or faster than competitive financing providers while maintaining the discipline with respect to credit, pricing and structure necessary to ensure the ultimate success of the financing.

Monitoring. We benefit from the portfolio management system in place at Monroe Capital. This monitoring includes regular meetings between the responsible analyst and our portfolio company to discuss market activity and current events. The Adviser’s portfolio management staff closely monitors all credits, with senior portfolio managers covering agented and more complex investments with the support of junior portfolio management staff. The Adviser segregates our capital markets investments by industry. The Adviser’s monitoring process developed by Monroe Capital has daily, weekly, monthly and quarterly components and related reports, each to evaluate performance against historical, budget and underwriting expectations. The Adviser’s analysts monitor performance using standard industry software tools to provide consistent disclosure of performance. When necessary, the Adviser updates our internal risk ratings, borrowing base criteria and covenant compliance reports.

As part of the monitoring process, the Adviser regularly assesses the risk profile of each of our investments and rates each of them based on an internal proprietary system that uses the categories listed below, which we refer to as the Adviser’s investment performance risk rating. For any investment rated in Grades 3, 4 or 5, the Adviser, through its internal Portfolio Management Group (“PMG”), will increase its monitoring intensity and prepare regular updates for the Investment Committee, summarizing current operating results and material impending events and suggesting recommended actions. The PMG is responsible for oversight and management of any investments rated in Grades 3, 4 or 5. The Adviser monitors and, when appropriate, changes the investment ratings assigned to each investment in our portfolio. In connection with our valuation process, the Adviser reviews these investment performance risk ratings on a quarterly basis. The investment performance risk rating system is described as follows:

Investment Performance Risk Rating	Summary Description
Grade 1	Includes investments exhibiting the least amount of risk in our portfolio. The issuer is performing above expectations or the issuer’s operating trends and risk factors are generally positive.

Grade 2

Includes investments exhibiting an acceptable level of risk that is similar to the risk at the time of origination. The issuer is generally performing as expected or the risk factors are neutral to positive.

Grade 3

Includes investments performing below expectations and indicates that the investment’s risk has increased somewhat since origination. The issuer may be out of compliance with debt covenants; however, scheduled loan payments are generally not past due.

Grade 4

Includes an issuer performing materially below expectations and indicates that the issuer’s risk has increased materially since origination. In addition to the issuer being generally out of compliance with debt covenants, scheduled loan payments may be past due (but generally not more than six months past due).

Grade 5

Indicates that the issuer is performing substantially below expectations and the investment risk has substantially increased since origination. Most or all of the debt covenants are out of compliance or payments are substantially delinquent. Investments graded 5 are not anticipated to be repaid in full.

Our investment performance risk ratings do not constitute any rating of investments by a nationally recognized statistical rating organization or reflect or represent any third-party assessment of any of our investments.

In the event of a delinquency or a decision to rate an investment Grade 4 or Grade 5, the PMG, in consultation with the Investment Committee, will develop an action plan. Such a plan may require a meeting with the borrower’s management or the lender group to discuss reasons for the default and the steps management is undertaking to address the under-performance, as well as amendments and waivers that may be required. In the event of a dramatic deterioration of a credit, the Adviser and the PMG will form a team or engage outside advisors to analyze, evaluate and take further steps to preserve our value in the credit. In this regard, we would expect to explore all options, including in a private equity sponsored investment, assuming certain responsibilities for the private equity sponsor or a formal sale of the business with oversight of the sale process by us. The PMG and the Investment Committee have extensive experience in running debt work-out transactions and bankruptcies.

Monroe Capital, the Adviser and the Administrator

The Fund’s investment activities are managed by MC Advisors, an investment adviser registered with the SEC under the Advisers Act, and an affiliate of Monroe Capital. Our Adviser is responsible for sourcing potential investments, conducting due diligence on prospective investments, analyzing investment opportunities, structuring investments and monitoring our portfolio on an ongoing basis.

Monroe Capital, LLC is an asset management firm specializing in private credit markets across various strategies, including direct lending, asset-based lending, specialty finance, alternative credit solutions, structured credit, venture debt, and equity. Since 2004, Monroe has provided capital solutions to clients in the U.S. and Canada. Monroe prides itself on being a value-added and user-friendly partner to business owners, management, and both private equity and independent sponsors. Monroe’s platform offers a wide variety of investment products for both institutional and high net worth investors that seek to generate high quality “alpha” returns irrespective of business or economic cycles. Monroe is headquartered in Chicago and maintains locations in Austin, Boston, Farmington, Los Angeles, Miami, Naples, New York, San Francisco, Seoul, South Korea, Sydney, Australia and Abu Dhabi, United Arab Emirates.

Monroe was founded in 2004 by Theodore Koenig, Michael Egan and Thomas Aronson (together, the “Founders”) in Chicago, IL. Prior to that, the Founders had worked together (Mr. Koenig and Mr. Egan since 1999 and Mr. Aronson since 2002) at Hilco Capital, an alternative credit solutions, hard-money lender providing various types of junior and distressed private loan transactions. Since Monroe’s formation, the investment team has grown to 120+ professionals as of September 30, 2025, with senior management averaging over 27 years of private middle market credit experience. As of September 30, 2025, Monroe has invested in over 2,300 loans and related investments with an aggregate principal value of approximately $54.0 billion.

Since Monroe’s inception, the Founders have facilitated the growth of Monroe’s committed and managed assets under management to approximately $22.0 billion as of October 1, 2025. Monroe’s senior management team (“Senior Management”) has significant experience in directly originating investments and possesses complementary skill sets in transaction sourcing, underwriting, structuring and negotiations, work-out and distressed investing. Senior Management will seek to leverage this experience and harness the entire Monroe platform in order to effectively execute transactions.

MC Advisors, a registered investment adviser under the Advisers Act, serves as the Fund’s investment adviser pursuant to the Advisory Agreement. MC Management, an affiliate of MC Advisors, serves as the Fund’s administrator pursuant to the Administration Agreement. Each of MC Advisors and MC Management is an affiliate of Monroe Capital, LLC.

Market Opportunity

Monroe believes that the turmoil that occurred in the credit markets in 2008, and the impact it had on banks and specialty finance firms, created an opportunity in the credit markets that continues to exist. Similar opportunities were created in the late 1980s, early 1990s and early 2000s. Monroe believes that such turmoil had a structural impact on banks and other traditional regulated sources of senior debt, hedge funds, and specialty finance companies that will continue into the foreseeable future.

Despite the steady growth in non-bank lending and private credit’s establishment as a sizable and attractive asset class, the impact of these changes is still especially present in the lower middle market. Specifically, there is a shortage of available debt capital in the market for borrowers with less than $350 million in revenue and $35 million of EBITDA and/or ARR of $250 million. Traditional lenders tend to avoid financing these companies that are at the heart of Monroe’s target market. Many competitors in the private loan market lack the resources necessary to invest in a diverse pool of smaller transactions or the infrastructure necessary to support comprehensive due diligence practices, customized loan structuring efforts, and substantial underwriting and portfolio management staffing.

Compounding the opportunity set across the lower middle market is the increasing digitization of society over the next several decades, a trend that will continue to drive private equity M&A activity within software and technology specifically. We expect this trajectory to create attractive long-term opportunities for those with deep expertise and networks within these sectors as businesses continue to spend on software and upgrade technology in order to maximize efficiency across their platforms. Such investments typically offer higher coupons relative to traditional middle market loans due to the expertise required to originate and underwrite these businesses. Recurring revenue-based loans to enterprise software companies also provide inherent downside protection that differ from traditional enterprise-value cash-flow loans.

Monroe believes that the Fund’s target investment focus presents a highly compelling risk-adjusted return opportunity within direct lending. The following credit market dynamics demonstrate the compelling nature of the lower middle market in comparison to the broader loan market for larger obligors:

Premium Returns: Private loan returns in the lower middle market remain higher than those available in the syndicated loan market or the larger end of the middle market. Monroe seeks opportunities that provide both premium pricing and relatively low risk. In Monroe’s experience, private loan borrowers generally offer more attractive economics than larger companies in terms of interest rate, upfront fees and prepayment penalties. Monroe focuses on less liquid, private credit transactions that can generate “alpha” versus larger market transactions.

Conservative Capital Structures and Attractive Terms: Private lower middle market loan investments have historically included lower leverage and higher equity contributions than larger corporate loans. Historically, equity contributions as a percentage of the capital structure are larger for lower middle market loans. Lower middle market borrowers also tend to utilize more traditional capital structures and lenders tend to benefit from full financial covenant packages. Complementing this is ARR lending’s focus on software and technology, a segment of the market that typically commands higher equity valuations and lower loan-to-values as compared with other industries and cash-flow lending.

Lower Historical Default Rates: Not only have lower middle market loans produced premium historical returns, but they also have lower historical default rates and principal recovery rates generally in-line with those in the syndicated loan market. In addition to more conservative capital structures, Monroe attributes the improved downside protection of lower middle market loans to a variety of factors. Private lower middle market loans are typically originated by a lender that retains the entire loan or by a small lending group, or “club.” These types of lending relationships facilitate superior communication among the group, better information flow, heightened oversight and monitoring and direct access to borrowers’ management teams, as well as opportunities to obtain board seats or board observation rights with respect to borrowers. These transactions allow lenders to customize covenant and default provisions in loan documents tailored to suit individual borrowers. Monroe believes these factors result in a better “fit” for borrowers, easier monitoring, and improved overall performance for these investments, especially in the event financial performance of a portfolio company declines.

Potential Competitive Strengths

Monroe Capital believes that the Fund represents an attractive investment opportunity and has several distinct potential competitive advantages, including the following:

●	Top Tier Independent Private Credit Investment Management Firm — The Fund will leverage the full capabilities of Monroe Capital’s integrated investment management and origination platform and infrastructure in order to seek to achieve continued success in investment performance. Monroe originates deals through a proprietary U.S. national deal platform. Monroe Capital is one of the leading lower middle market direct lenders in the United States and continues to be recognized by the direct lending industry.
●	Middle Market Direct Lending Focus — Regulations that were imposed on banks and other financial institutions as a result of the 2008 financial crisis continue to create a supply-demand credit imbalance throughout the broader financing markets, which is especially evident in the traditional and lower middle market direct lending space where regional banks have largely exited the market with regards to cash-flow and enterprise value loans and loans that are too small to appeal to the syndicated loan market. Specifically, there is a structural void for middle market companies looking for cash-flow and/or enterprise value-based and ARR Loans, which is the primary target of the Fund. Many lenders target borrowers with larger EBITDA levels, and do not have the resources to invest in multiple smaller transactions, which, while offering attractive risk-adjusted returns, often require substantial due diligence and structuring efforts and expertise (which Monroe has institutionalized over its 20-year history with its lower middle market direct lending focus). This supply/demand imbalance in the traditional and lower middle market loan segment results in attractive investment terms for the Fund (such as relatively higher contractual coupon, typically less leverage and higher equity contributions, the ability to obtain warrants and equity co-investments in select transactions, and the presence of superior lender protections, including financial maintenance covenants). Additionally, according to S&P LSTA data, default rates are lower while recovery rates in the lower middle market private loan segment are in-line with the syndicated loan market in general.
●	National Deal Sourcing Platform — The Fund has access to a substantial volume of proprietary deal flow through Monroe Capital’s national origination platform in addition to the Fund’s investment team’s own origination network. Monroe Capital’s origination team, with a referral network of over 16,000 firms and key individuals throughout the United States and Canada, includes seasoned professionals focused on both regional relationships as well as deep industry vertical relationships. Monroe Capital’s multiple offices allow for a direct connection to deal flow in those regions to preempt the deal from being “shopped” to other lenders or the need to rely on Wall Street arrangers of debt. This broad sourcing network has generated abundant investment opportunities for prior Monroe advised funds and is expected to allow the Fund the ability to be successful in both growing and contracting economic environments by maintaining strong, consistent deal flow in various market conditions and cycles. Additionally, Monroe’s origination team is particularly focused on certain key industries poised for growth, including technology, software and healthcare, and has built an expertise in the independent sponsor market. Historically, Monroe Capital has found that regional and local institutions, such as banks, investment banks and sponsors, have been a strong source of proprietary deal flow. This results in Monroe Capital reviewing approximately 2,100 deals annually and gives the Adviser the ability to select what is believes to be the best possible opportunities that will allow the Fund to achieve premium pricing while investing in conservative capital structures. The Adviser believes that this platform will generate a significant number of high-quality opportunities, resulting in a portfolio that is diversified by borrower, referral source, industry, and investment size, among other factors.
●	Differentiated Strategy — The Fund expects to take a conservative approach to loan structuring, with an emphasis on protection and preservation of capital. Monroe’s typical investment is secured by substantially all of the assets of the borrower, a pledge of the borrower’s stock, and guarantees from the borrower’s parent and operating subsidiaries. This type of collateral and security package, enhanced by financial covenants, is typically not granted to traditional high-yield, fixed income, or corporate mezzanine debt investors. Monroe expects to protect invested capital by obtaining similar collateral and security pledges to back the secured loan investments of the Fund. These loans typically have large equity cushions in the capital structure providing the ability to achieve a full recovery in situations when the value of the business unexpectedly declines. A key aspect of the Fund’s approach to structuring will be to seek shorter holding periods (typical contractual maturity of approximately 5 years with an average hold period of 2–4 years), across businesses with attractive contractual cash returns of interest and fees, and predictable exits. The Fund will focus on potential exit strategies in connection with the origination and structuring of each transaction and will continue to monitor these on an ongoing basis. The Fund’s strategy is designed to achieve its target investment returns even if the public equity and credit markets are challenging.
●	Compelling Credit Attributes in Recurring Revenue Businesses — Software and technology-enabled companies with recurring revenue streams typically have a number of compelling credit characteristics. In particular, Monroe seeks to lend to companies that offer mission critical, high return-on-investment products with high switching costs. Together with long-term contractual revenue streams, the revenue model is highly recurring, resulting in predictable and stable cash flows. Furthermore, the mission critical nature of the products makes customer purchase decisions less discretionary and less cyclical than other sectors, contributing to the lower default rates in software and technology relative to most industries. The sector is also generally characterized by low variable costs as the replicable nature of products creates sustainable operating leverage and high margins as well as low capital expenditure needs which results in high free cash-flow. Coupled with the strong underlying industry growth rates, software and technology-enabled businesses tend to command higher equity valuations and lower loan-to-values as compared with other industries. Despite these attractive credit attributes and the rise in dedicated technology private equity firms, there remains a limited set of middle market lenders with the experience and expertise necessary to originate, underwrite, and monitor prospective borrowers in the software and technology industries, resulting in attractive risk-adjusted returns.

●	Software and Technology Sector Expertise — Monroe’s investment team has a long track record of investing in software and technology-enabled companies, with over $12.6 billion invested across ARR and cash-flow loans within these sectors.[2] While there are many tailwinds supporting the industry, the software and technology sectors are dynamic, characterized by rapidly evolving markets, intense competition, and unique accounting subtleties, among other factors, all of which require industry specialization in origination, underwriting, and portfolio management. The Fund benefits from Monroe’s software and technology-dedicated industry investment professionals, as well as Monroe’s broader in-house industry expertise, institutionalized over 20 years of investing in this growing segment of the middle market.
●	Non-Sponsored Transaction Capabilities — Monroe has the infrastructure in place for the Fund to invest in both private equity sponsored and non-sponsored transactions. Depending on the market conditions, business cycle and/or merger and acquisition volume, Monroe has the unique capability to not be solely reliant on private equity sponsored transactions, unlike many direct lending peers. Non-sponsored transactions usually generate greater risk-adjusted returns for Monroe’s fund investors because they are typically sourced through a less competitive process, which usually allows for higher pricing and a more conservative structure relative to a similar company owned by a financial sponsor.
●	Uncorrelated Total Returns — The Fund seeks to achieve optimal risk-adjusted returns by investing in secured private credit transactions that pay quarterly cash coupons which contribute to steady, predictable cash distributions. The Fund’s investment velocity based on Monroe Capital’s origination and underwriting infrastructure is expected to deliver stable and uncorrelated returns compared to the broader financial markets. This is expected to minimize, and potentially eliminate, the “J-Curve” effect (the tendency for a fund’s NAV to decline moderately during the early years of the fund’s life as investment-related fees and expenses are incurred before investment gains have been realized) for the investors in the Fund. Certain transactions are expected to provide the Fund with the potential to generate additional upside return through upfront fees, original issue discount, warrants, equity co-investments, prepayment fees, success fees, GP carried interest and PIK interest.

The Board

Overall responsibility for the Fund’s oversight rests with the Board. We have entered into the Advisory Agreement with MC Advisors, pursuant to which MC Advisors manages the Fund on a day-to-day basis. The Board is responsible for overseeing the Adviser and other service providers in our operations in accordance with the provisions of the 1940 Act, the Fund’s Declaration of Trust and bylaws and applicable provisions of state and other laws. The Adviser will keep the Board informed as to the Adviser’s activities on our behalf and our investment operations and provide the Board information with additional information as the Board may, from time to time, request. The Board is currently composed of three members, two of whom are Trustees who are not “interested persons” of the Fund or the Adviser as defined in the 1940 Act. The Board is divided into three classes, each serving staggered, three-year terms. The initial terms of the Fund’s Class I trustees will expire at the 2026 annual meeting of stockholders; the initial terms of the Fund’s Class II trustees will expire at the 2027 annual meeting of stockholders; and the initial term of the Fund’s Class III trustee will expire at the 2028 annual meeting of stockholders.

[2]

Includes technology investments made by funds managed by the Adviser and affiliated investment advisers (the “Monroe Funds”), excluding deals held exclusively in Monroe collateralized loan obligations, since inception of the firm in 2004 through September 30, 2025, which comprise only a subset of the entire investment portfolio of the Monroe Funds and do not represent the Monroe Funds’ entire portfolio.

Allocation of Investment Opportunities

General

The Adviser and its affiliates provide investment management services to other investment funds and client accounts. The Adviser will share any investment and sale opportunities with its Other Accounts and the Fund in accordance with applicable law, including the Advisers Act, firm-wide allocation policies, and an exemptive order from the SEC permitting co-investment activities (as further described below), which generally provide for sharing eligible investments pro rata based on the available capital of eligible participating funds and accounts, subject to certain allocation factors.

In addition, as a BDC regulated under the 1940 Act, the Fund is subject to certain limitations relating to co-investments and joint transactions with affiliates, which, in certain circumstances, limit the Fund’s ability to make investments or enter into other transactions alongside Other Accounts.

The Adviser conducts the investment activities of the Fund in a manner similar to the manner in which it conducts the investment activities of its (or its affiliates’) investment funds and other managed accounts with similar investment objectives and strategies. The existence of multiple clients necessarily creates a number of potential conflicts of interest. As a BDC, we are subject to certain regulatory restrictions in negotiating certain investments alongside entities with which we may be restricted from doing so under the 1940 Act, such as the Adviser and its affiliates. Subject to the provisions below, and subject to compliance with the terms of the Co-Investment Order, which permits the Fund and other accounts sponsored or managed by the Adviser or its affiliates to co-invest in portfolio companies with each other and with affiliated investment vehicles, the Adviser will present to the Fund all investment opportunities which meet the investment objective of the Fund in the good faith judgment of the Adviser; provided, that the Fund has sufficient capital, such investment opportunity fits the investment parameters of the Fund and the Fund is otherwise capable of making such investment. The classification of an investment opportunity as appropriate or inappropriate for the Fund will be made by the Adviser, in good faith, at the time the opportunity is presented. Such determination may be subjective in nature. In cases where a limited amount of a loan, security, instrument or claim is available for purchase, the allocation of such loan, security, instrument or claim among the Fund and such other funds or accounts may necessarily reduce the amount thereof available for purchase by the Fund. Co-investments made under the Co-Investment Order are subject to compliance with certain conditions and other requirements, which could limit our ability to participate in a co-investment transaction. We may also otherwise participate in aggregated transactions with vehicles managed by the Adviser or its affiliates subject to compliance with existing regulatory guidance, applicable regulations and the Adviser’s allocation policy.

Subject to the above considerations, when it is determined by the Adviser that it would be appropriate for the Fund and one or more other Monroe Capital clients to participate in an investment opportunity, the Adviser will generally allocate such investment opportunity among the Fund and such other Monroe Capital clients in proportion to the relative amounts of available capital for new investments, taking into account such various factors as it may determine appropriate in accordance with the Allocation Criteria. The Adviser will generally allocate follow-on investments among the Fund and such other Monroe Capital clients pro rata based on their respective outstanding investment size immediately preceding the follow-on investment, subject to certain considerations including but not limited to the Fund’s or such other Monroe Capital client’s desired maximum hold position or any other considerations or factors in accordance with the Allocation Criteria. For the avoidance of doubt, certain transactions in which other Monroe Capital clients invest may not meet the Fund’s return parameters if the Fund will not secure financing to fund its investments (other than use of a subscription facility).

In any case where the Fund and one or more other Monroe Capital clients invest in the same investment opportunity, such investment will generally be made at the same time and on the same terms and conditions at the investment level, except as permitted pursuant to the Allocation Criteria and the Co-Investment Order. Furthermore, when it is determined by the Adviser that it would be appropriate (whether pursuant to a previously agreed upon arrangement or otherwise) for a third-party to participate in an investment opportunity in which the Fund and/or the other Monroe Capital clients will participate, the Adviser will use its business judgment and act in a manner that it considers fair and reasonable in seeking to allocate such investment opportunity on an equitable basis, taking into account any such considerations that it deems necessary or appropriate in light of the circumstances at such time.

Co-Investment Relief

The Fund expects to co-invest on a concurrent basis with other affiliates of the Fund and the Adviser, unless doing so is impermissible with existing regulatory guidance, applicable regulations, the terms of any exemptive relief granted to the Fund and

Monroe Capital’s allocation procedures as described below. On October 15, 2014, certain affiliates of the Adviser and the Fund received an exemptive order, as amended on January 10, 2023, from the SEC (as amended, the “Co-Investment Order”), that permits the Fund greater flexibility to negotiate the terms of co-investments if the Board determines that it would be advantageous for the Fund to co-invest with other accounts sponsored or managed by the Adviser or its affiliates in a manner consistent with the Fund’s investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. The Fund believes that the ability to co-invest with similar investment structures and accounts sponsored or managed by the Adviser and its affiliates may provide additional investment opportunities and the ability to achieve greater diversification. Under the terms of this exemptive relief, a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Fund’s independent directors is required to make certain conclusions in connection with a co-investment transaction, including that (1) the terms of the proposed transaction, including the consideration to be paid, are reasonable and fair to the Fund and the Fund’s shareholders and do not involve overreaching of the Fund or the Fund’s shareholders on the part of any person concerned and (2) the transaction is consistent with the interests of the Fund’s shareholders and is consistent with the Fund’s objectives and strategy and any criteria established by the Board. The Board intends to regularly review the allocation policy of Monroe Capital and annually review the code of ethics of the Adviser.

Competition

The business of investing in debt investments is highly competitive and involves a high degree of uncertainty. Market competition for investment opportunities includes traditional lending institutions, including commercial and investment banks, as well as a growing number of non-traditional participants, such as hedge funds, private equity funds, mezzanine funds, and other private investors, as well as BDCs, and debt-focused competitors, such as issuers of collateralized loan obligations, or CLOs, and other structured loan funds. In addition, given the Fund’s target investment size and investment type, the Adviser expects a large number of competitors for investment opportunities. Some of these competitors may have access to greater amounts of capital and to capital that may be committed for longer periods of time or may have different return thresholds than the Fund, and thus these competitors may have advantages not shared by the Fund. In addition, competitors may have incurred, or may in the future incur, leverage to finance their debt investments at levels or on terms more favorable than those available to the Fund. Furthermore, competitors may offer loan terms that are more favorable to borrowers, such as less onerous borrower financial and other covenants, borrower rights to cure defaults, and other terms more favorable to borrowers than current or historical norms. Strong competition for investments could result in fewer investment opportunities for the Fund, as certain of these competitors have established or are establishing investment vehicles that target the same or similar investments that the Fund intends to purchase.

Over the past several years, many investment funds have been formed with investment objectives similar to those of the Fund, and many such existing funds have grown in size and have added larger successor funds to their platform. These and other investors may make competing offers for investment opportunities identified by the Adviser which may affect the Fund’s ability to participate in attractive investment opportunities and/or cause the Fund to incur additional risks when competing for investment opportunities. Moreover, identifying attractive investment opportunities is difficult and involves a high degree of uncertainty. The Adviser may identify an investment that presents an attractive investment opportunity but may not be able to complete such investment in a manner that meets the objectives of the Fund. The Fund may incur significant expenses in connection with the identification of investment opportunities and investigating other potential investments that are ultimately not consummated, including expenses related to due diligence, transportation and legal, accounting and other professional services as well as the fees of other third-party advisers.

Non-Exchange Traded, Perpetual-Life BDC

The Fund is non-exchange traded, meaning its shares are not listed for trading on a stock exchange or other securities market and a perpetual-life BDC, meaning it is an investment vehicle of indefinite duration, whose common shares are intended to be sold by the BDC monthly on a continuous basis at a price generally equal to the BDC’s monthly NAV per share. In our perpetual-life structure, we may, at our discretion, offer investors an opportunity to repurchase their shares on a quarterly basis through voluntary tender offers in accordance with the Exchange Act tender offer rules, but we are not obligated to offer to repurchase any in any particular quarter. Aside from the limited liquidity offered by quarterly share repurchases, investors generally should not expect to be able to sell their Common Shares regardless of how well the Fund performs. We believe that our perpetual nature enables us to execute a patient and opportunistic strategy and be able to invest across different market environments. This may reduce the risk of the Fund being a forced seller of assets in market downturns compared to non-perpetual funds. While we may consider a liquidity event at any time in the future, we currently do not intend to undertake a liquidity event, and we are not obligated by our declaration of trust or otherwise to effect a liquidity event at any time.

FINRA Rule 2310(b)(3)(D) requires that we disclose the liquidity of prior public programs sponsored by Monroe Capital. In addition to us, Monroe Capital has sponsored the following other public programs: Monroe Capital Corporation and Monroe Capital

Income Plus Corporation. Monroe Capital Corporation is a closed-end management investment company that has elected to be regulated as a BDC under the 1940 Act. Monroe Capital Corporation’s common stock is traded on The NASDAQ Global Select Market under the symbol “MRCC” and it does not have a date or time period at which it expects to consider a liquidity event. Monroe Capital Income Plus Corporation is a closed-end management investment company that has elected to be regulated as a BDC under the 1940 Act. Monroe Capital Income Plus Corporation is a perpetual life vehicle and does not have a date or time period at which it expects to consider a liquidity event.

MANAGEMENT OF THE FUND

Board

Our business and affairs are managed under the direction of our Board. The responsibilities of the Board include, among other things, the oversight of our investment activities, oversight of the valuation of our assets by the Adviser (our Board of Trustees’ valuation designee), oversight of our financing arrangements and corporate governance activities. Our Board consists of three members, two of whom are not “interested persons” of the Fund or of the Adviser as defined in Section 2(a)(19) of the 1940 Act and are “independent,” as determined by our Board. We refer to these individuals as our Independent Trustees. Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Fund or the Adviser. In determining independence, the Board reviews and considers such information as it deems appropriate including, among other items, completed Trustee due diligence questionnaires, and may conduct interviews and background checks as appropriate. Our Board elects our executive officers, who serve at the discretion of the Board.

Trustees

Information regarding the Board is as follows:

Name	Year of Birth	Position	Term of Office and Length of Time Served	Principal Occupation During Past 5 Years	Other Trusteeships Held by Trustee During Past 5 Years
Interested Trustees
Theodore L. Koenig	1958	Chair	Since 2025 (Class I Trustee; term expiring in 2026)

Founder and Chief Executive Officer of Monroe Capital; Chief Executive Officer and Manager of MC Advisors; Chairman and Chief Executive Officer of MCAP Acquisition Corporation; Chairman and Chief Executive Officer of Monroe Capital Corporation; Chairman and Chief Executive Officer of Monroe Capital Income Plus Corporation

					MCAP Acquisition Corporation; Monroe Capital Corporation; Monroe Capital Income Plus Corporation
Independent Trustees
Thomas J. Allison	1951	Trustee	Since 2025 (Class II Trustee; term expiring in 2027)	Principal of Thomas J. Allison & Associates; Senior Advisor of Portage Point Partners (2018-2024)	MCAP Acquisition Corporation; Monroe Capital Corporation; Monroe Capital Income Plus Corporation
Kenneth R. Buckman	1970	Trustee	Since 2025 (Class III Trustee; term expiring in 2028)

Managing Member of Rainy Capital LLC; Chief Executive Officer of Rainy Investments, LLC; Member of Rainy Land Investments, LLC; Chief Executive Officer of Rainy Equipment LLC; Manager of Rainy Hickory LLC; Chief Executive Officer of TradeTec Skyline (1999–2020)

					None

The address for each trustee is c/o Monroe Capital Enhanced Corporate Lending Fund, 155 N. Wacker Drive, Floor 35, Chicago, Illinois, 60606.

Executive Officers and Certain Other Officers Who are Not Trustees

Information regarding our executive officers and certain other officers who are not Trustees is as follows:

Name	Year of Birth	Position	Term of Office and Length of Time Served	Principal Occupation During Past 5 Years
Zia Uddin	1971	Chief Executive Officer	Since 2025 (indefinite term)	President, Monroe Capital
Christopher Lund	1986	Chief Financial Officer and Secretary	Since 2025 (indefinite term)	Managing Director and Co-Portfolio Manager of Monroe Capital’s institutional portfolios
Kristan Gregory	1981	Chief Compliance Officer	Since 2025 (indefinite term)

Chief Compliance Officer, Monroe Capital; Chief Compliance Officer, Monroe Capital Corporation; Chief Compliance Officer, Monroe Capital Income Plus Corporation; Chief Compliance Officer, Monroe Capital Management Advisors LLC; Chief Compliance Officer, Arena Investors, LP

The address for each of the individuals listed above is c/o Monroe Capital Enhanced Corporate Lending Fund, 155 N. Wacker Drive, Floor 35, Chicago, Illinois, 60606.

Biographical Information

The following is information concerning the business experience of our Board, executive officers and certain other officers who are not trustees. Our Trustees have been divided into two groups—Interested Trustees and Independent Trustees. Interested Trustees are “interested persons” as defined in the 1940 Act.

Interested Trustees

Theodore L. Koenig. Theodore L. Koenig has served as our Chair of the Board since our formation in 2025. Mr. Koenig also serves as the Chairman and Chief Executive Officer of each of Monroe Capital Income Plus Corporation, a privately offered BDC, and Monroe Capital Corporation (NASDAQ: MRCC), a publicly traded BDC. Additionally, Mr. Koenig served as a Chairman of MC Advisors’ investment committee from 2012 to 2024. From December 2020 to December 2021, Mr. Koenig served as the Chief Executive Officer and chairman of MCAP Acquisition Corporation (NASDAQ: MACQU), a special purpose acquisition company. Mr. Koenig has approximately 40 years of experience in structuring, negotiating and closing transactions on behalf of asset-based lenders, commercial finance companies, financial institutions and private equity investors. Since founding MC Management’s affiliate, Monroe Capital, LLC, a U.S. based private credit asset management firm in 2004. Mr. Koenig has served continuously as its Chairman and Chief Executive Officer. Prior to Monroe Capital, Mr. Koenig served as the President and Chief Executive Officer of Hilco Capital LP from 1999 to 2004, where he invested in a variety of debt transactions. Prior to Hilco Capital, Mr. Koenig was a Senior Partner with the Chicago-based corporate law firm, Holleb & Coff from 1986 to 1999 and an Associate with Winston & Strawn from 1983 to 1986. Mr. Koenig earned his J.D. with Honors from the Chicago-Kent College of Law at the Illinois Institute of Technology and his B.S. in Accounting with High Honors from the Kelley School of Business at Indiana University, where he also served on the Dean’s Advisory Council. He is a Director of the Commercial Finance Association, and a member of the Turnaround Management Association, and the Association for Corporate Growth. Additionally, he served as Co-Chairman of Hope Chicago, a non-profit organization, he co-founded in 2021.

Independent Trustees

Thomas J. Allison. Thomas J. Allison has served on our Board since 2025. Mr. Allison has served as Principal of Thomas J. Allison & Associates, a senior management services firm, since 2013. Mr. Allison has served as a director and as the audit committee chairperson of Monroe Capital Corporation, a publicly traded BDC, since April 2013, as a director of Monroe Capital Income Plus Corporation, a privately offered BDC, since April 2022, and served as a director of MCAP Acquisition Corporation (NASDAQ: MACQU) from March 2021 to December 2021. Mr. Allison has been an Independent Director of Hobie Cat International, a multinational manufacturer and distributor of watercraft, since 2025. Mr. Allison has been the Chairman of Virtus Pharmaceuticals LLC since 2021. Mr. Allison has been a member of AArete Consulting’s Advisory Board since 2015. Mr. Allison has served as Lead Independent Director of DTI, a noise dampening company, since 2023. Mr. Allison served as a director of Assertio Therapeutics, Inc. from 2020 to 2025, where he chaired the Opioid Committee, an Independent Director of Grupo HIMA, the second largest healthcare system in Puerto Rico, from 2021 to 2025, as Senior Advisor of Portage Point Partners, an interim management and business advisory firm, from 2018 to 2024, as Lead Director of American Direct Products from July 2024 to December 2024, Chairman of Phoenixus AG, a pharmaceutical company, from 2022 to 2024, a director of Katy Industries, a manufacturer of commercial cleaning solutions and consumer storage products, from 2016 to 2018, a director of PTC Alliance Group Holdings, a global manufacturer of steel tubing, from 2015 to 2020, a director of Novum Pharma, from 2019 to 2020, and a director of The NORDAM Group, Inc., an aerospace company, from 2018 to 2019. From September 2018 to January 2019, Mr. Allison was a director of PGHC Holdings, Inc., a restaurant holding company. From 2006 until his retirement in 2012, Mr. Allison served as Executive Vice President and Senior Managing Director of Mesirow Financial Consulting, LLC, a full-service financial and operational advisory consulting firm headquartered in Chicago. At Mesirow, Mr. Allison managed complex turnaround situations and advised on major reorganizations and insolvencies. He also served as CEO, CFO or CRO for several clients. From 2002 to 2006, Mr. Allison served as National Practice Leader of the restructuring practice of Huron Consulting Group. From 1988 to 2002, he served in a variety of roles at Arthur Andersen, LLC, including Partner-in-Charge, Central Region Restructuring Practice. Earlier in his career, Mr. Allison served in various capacities at Coopers & Lybrand, an accounting firm, First National Bank of Chicago and the Chicago Police Department. Mr. Allison has previously served as Chairman of the Association for Certified Turnaround Professionals, Chairman and Director of the Turnaround Management Association, is a Fellow in the American College of Bankruptcy and has taught as a guest lecturer at Northwestern University and DePaul University. Mr. Allison received his bachelor of science in commerce and his master of business administration from DePaul University.

Kenneth R. Buckman. Kenneth (“Bucky”) R. Buckman has served on our Board since 2025. Mr. Buckman is a serial entrepreneur who currently serves as the Chief Executive Officer of Rainy Investments, LLC, a multi-family real estate investment firm (since 2011); Managing Member of Rainy Capital LLC, a private equity investment firm (since 2014); Member of Rainy Land Investments, LLC, an investment firm focused on land development (since 2014); Chief Executive Officer of Rainy Equipment LLC, an aerial heavy equipment leasing company (since 2024); and Manager of Rainy Hickory LLC, an ultra luxury vacation rental company (since 2022). Mr. Buckman also formerly served as Chief Executive Officer of TradeTec Skyline, a full-service exhibit, products, and events company, from 1999 to 2020, until its acquisition in a private equity deal. Mr. Buckman is involved with several non-profit boards, including serving since 2019 as Emeritus Board Chairman for Cal’s All-Star Angel Foundation, Inc., a 501(c)(3) pediatric cancer foundation with a mission of granting wishes, raising pediatric cancer awareness, and funding research to help kids fighting cancer. Mr. Buckman graduated from the University of Iowa with an undergraduate focus in marketing and finance.

Executive Officers and Certain Other Officers Who are not Trustees

Zia Uddin. Zia Uddin has served as our Chief Executive Officer since 2025. Mr. Uddin currently serves as President of Monroe Capital. He is also responsible for the Institutional Direct Lending activities, as Co-Portfolio Manager, Institutional Portfolios of Monroe Capital. As President, he focuses on Monroe’s day-to-day and strategic long-term growth initiatives. Mr. Uddin also assists in both Monroe Capital’s software, technology-enabled and business services lending, as well as Monroe’s Independent Sponsor activities. His experience includes past and present roles as a Board member of various public and private companies. He joined the firm in 2007 and is a member of Monroe’s investment committee. Mr. Uddin has 32 years of management consulting, corporate finance, private equity, turnaround and investing experience. Prior to Monroe, Mr. Uddin was a Partner and Principal with two middle market private equity funds. Prior to that, he worked in management consulting services at Arthur Andersen LLP where he provided services to a wide range of clients. Mr. Uddin has also acted in numerous operating roles at middle market companies. Mr. Uddin earned his M.B.A. from The University of Chicago Graduate School of Business and his B.S. from University of Illinois. He is a CFA charter holder and is a non-practicing CPA.

Christopher Lund. Christopher Lund has served as our Chief Financial Officer and Secretary since 2025. Mr. Lund is a Managing Director and Co-Portfolio Manager of Monroe Capital’s institutional portfolios. He is responsible for managing the firm’s direct investing vehicles including commingled funds, separately managed accounts, and SBIC funds. He joined the firm in 2015 and is a member of Monroe’s investment committee. He also is responsible for the firm’s ESG initiatives within the investment process. Mr. Lund serves as the Co-Chair of the firm’s Strategic Planning Committee. Mr. Lund is the firm’s subject matter expert on Healthcare investments. He previously served as an underwriter with a focus on the firm’s healthcare investments. Mr. Lund has over 15 years of experience in credit investing. Prior to joining Monroe, Mr. Lund invested in debt and equity securities at Bain Capital Credit. Mr. Lund earned his B.B.A. in Accountancy from the University of Notre Dame.

Kristan Gregory. Kristan Gregory has served as our Chief Compliance Officer since our formation in 2025. She has also served as the Chief Compliance Officer of Monroe Capital Income Plus Corporation since September 2022 and as the Chief Compliance Officer of Monroe Capital Corporation and of MC Management since September 2022. Prior to joining Monroe Capital in August 2022, Ms. Gregory was the Chief Compliance Officer at Arena Investors, LP, a financial services firm, from 2019 to 2021, where she was responsible for the firm’s global compliance program. From 2016 to 2019, Ms. Gregory was a Senior Vice President at HPS Investment Partners, an investment firm, where she was responsible for the non-U.S. compliance program. From 2010 to 2016, Ms. Gregory was a Director at Bain Capital, where she was responsible for the non-U.S. compliance program. Ms. Gregory was a Senior Legal Product Specialist at Putnam Investments from 2004 to 2010 focusing on 1940 Act compliance. Ms. Gregory earned her B.S. in Legal Studies, summa cum laude, from Suffolk University.

Communications with Trustees

Shareholders and other interested parties may contact any member (or all members) of the Board by mail. To communicate with the Board, any individual Trustees or any group or committee of Trustees, correspondence should be addressed to the Board or any such individual Trustees or group or committee of Trustees by either name or title. All such correspondence should be sent to Monroe Capital Enhanced Corporate Lending Fund, 155 N. Wacker Drive, Floor 35, Chicago, Illinois, 60606.

Committees of the Board

Our Board currently has two committees: an audit committee and a nominating and corporate governance committee. We do not have a compensation committee because our executive officers do not receive any direct compensation from us. The Fund requires each trustee to make a diligent effort to attend all Board and committee meetings and encourages trustees to participate in each annual meeting of our shareholders.

Audit Committee.

The Audit Committee is comprised of Thomas J. Allison and Kenneth R. Buckman, each of whom is not considered an “interested person,” as defined in Section 2(a)(19) of the 1940 Act, of the Fund. Mr. Allison serves as the chair of the Audit Committee. The Board has determined that Thomas J. Allison is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Exchange Act. Our Audit Committee members meet the current independence and experience requirements of Rule 10A-3 of the Exchange Act.

In accordance with its written charter adopted by the Board, the Audit Committee (a) assists the Board’s oversight of the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, our compliance with legal and regulatory requirements and the performance of our independent registered public accounting firm; (b) prepares an Audit Committee report, if required by the SEC, to be included in our annual proxy statement; (c) oversees the scope of the annual audit of our financial statements, the quality and objectivity of our financial statements, accounting and financial reporting policies and internal controls; (d) determines the selection, appointment, retention and termination of our independent registered public accounting firm, as well as approving the compensation thereof; (e) pre-approves all audit and non-audit services provided to us and certain other persons by such independent registered public accounting firm; (f) oversees the investment valuation process followed by MC Advisors as the Fund’s valuation designee and provides information to the Board on matters relating to the valuation of the Fund’s investments; and (g) acts as a liaison between our independent registered public accounting firm and the Board.

A copy of the charter of the Audit Committee is available in print to any shareholder who requests it, and it will also be available on the Fund’s website at www.monroemlend.com.

Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee is comprised of Thomas J. Allison and Kenneth R. Buckman, each of whom is not considered an “interested person,” as defined in Section 2(a)(19) of the 1940 Act, of the Fund. Mr. Buckman serves as the chair of the Nominating and Corporate Governance Committee.

The primary function of the Nominating and Corporate Governance Committee is to consider and make recommendations to the Board regarding certain governance matters, including selection of trustees for election, selection of trustee nominees to fill vacancies on the Board or a committee thereof, development and revision, as appropriate, of applicable corporate governance documentation and practices and oversight of the annual evaluation of the Board and its committee structure.

When nominating trustee candidates, the Nominating and Corporate Governance Committee will take into consideration such factors as it deems appropriate in accordance with its charter. Among the qualifications considered in the selection of candidates, the Nominating and Corporate Governance Committee considers the following attributes and criteria of candidates: experience, including experience with investment companies and other organizations of comparable purpose, skills, expertise, diversity, including diversity of gender, race and national origin, personal and professional integrity, time availability in light of other commitments, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board, including, when applicable, to enhance the ability of the Board or committees of the Board to fulfill their duties and/or to satisfy any independence or other applicable requirements imposed by law, rule, regulation or listing standard.

The Nominating and Governance Committee will consider nominees to the Board recommended by a shareholder, if such shareholder complies with the advance notice provisions of our bylaws. Our bylaws provide that a shareholder who wishes to nominate a person for election as a trustee at a meeting of shareholders must deliver written notice to our Corporate Secretary. This notice must contain, as to each nominee, all of the information relating to such person as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Exchange Act, and certain other information set forth in the bylaws. In order to be eligible to be a nominee for election as a trustee by a shareholder, such potential nominee must deliver to our Corporate Secretary a written questionnaire providing the requested information about the background and qualifications of such person and a written representation and agreement that such person is not and will not become a party to any voting agreements, any agreement or understanding with any person with respect to any compensation or indemnification in connection with service on the Board, and would be in compliance with all of our publicly disclosed corporate governance, conflict of interest, confidentiality and share ownership and trading policies and guidelines.

A copy of charter of the Nominating and Governance Committee is available in print to any shareholder who requests it, and it will also be available on the Fund’s website at www.monroemlend.com.

Compensation of Trustees

Our Trustees who do not also serve in an executive officer capacity for us or the Adviser are entitled to receive annual cash retainer fees. These Trustees are Thomas J. Allison and Kenneth R. Buckman. Amounts payable under the arrangement are determined and paid quarterly in arrears as follows:

Annual Trustee Cash Retainer
$50,000

We also reimburse each of the Trustees for all reasonable and authorized business expenses in accordance with our policies as in effect from time to time, including reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each board meeting and each committee meeting not held concurrently with a board meeting.

We will not pay compensation to our Trustees who also serve in an executive officer capacity for us or the Adviser.

Staffing

We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of the Adviser, the Administrator or its affiliates, pursuant to the terms of the Advisory

Agreement and the Administration Agreement. Our day-to-day investment operations are managed by our Adviser. In addition, we reimburse the Administrator for our allocable portion of costs and expenses (including travel expenses, unless incurred by a controlling person of MC Management) incurred by the Administrator in performing its obligations under the Administration Agreement, including our allocable portion of the compensation and other expenses of certain of our officers, including our chief financial officer and chief compliance officer and their respective staffs. The determination of such allocation will be based on the percentage of time such individuals devote, on an estimated basis, to the business and affairs of the Fund.

Compensation of Executive Officers

The Fund does not currently have any employees and does not expect to have any employees. Services necessary for the Fund’s business will be provided by individuals who are employees of the Adviser, the Administrator or their respective affiliates, pursuant to the terms of the Advisory Agreement, the Administration Agreement and the Expense Support Agreement, as applicable. The Fund’s day-to-day investment and administrative operations are managed by the Adviser and the Administrator. Most of the services necessary for the origination and administration of the Fund’s investment portfolio will be provided by investment professionals employed by the Adviser, the Administrator or their affiliates.

None of the Fund’s executive officers receive direct compensation from the Fund. We reimburse MC Management for our allocable portion of costs and expenses (including travel expenses, unless incurred by a controlling person of MC Management) incurred by MC Management in performing its obligations under the Administration Agreement, including our allocable portion of the compensation and other expenses of certain of our officers, including our chief financial officer and chief compliance officer and their respective staffs, and we may reimburse MC Advisors for certain expenses under the terms of the Advisory Agreement.

Board Leadership Structure

Our business and affairs are managed under the direction of our Board. Among other things, our Board sets broad policies for us, approves the appointment of our investment adviser, administrator and officers, and has oversight of the valuation process used to establish the Fund’s NAV. The role of our Board, and of any individual Trustees, is one of oversight and not of management of our day-to-day affairs.

Under our bylaws, our Board may designate one of our Trustees as chair to preside over meetings of our Board and meetings of shareholders, and to perform such other duties as may be assigned to him or her by our Board. The Fund does not have a fixed policy as to whether the chair of the Board should be an independent trustee and believes that its flexibility to select its chair and reorganize its leadership structure from time to time is in the best interests of the Fund and its shareholders. Theodore L. Koenig, an “interested person” of the Fund, serves as Chair of the Board. The Fund believes that Mr. Koenig’s history with the Adviser and its affiliates, familiarity with the Monroe Capital investment platform and extensive experience investing in and managing private equity and debt investments qualifies him to serve as Chair of the Board. Moreover, the Board believes that it is in the best interests of our shareholders for Mr. Koenig to lead the Board because of his broad experience with the Monroe Capital platform, day-to-day management and operation of other investment funds and his significant background in the financial services industry, as described above. Our Board, which will review its leadership structure periodically as part of its annual self-assessment process, further believes that its structure is presently appropriate to enable it to exercise its oversight of us.

The Fund currently does not have a policy mandating a lead independent trustee and does not currently have a lead independent trustee. However, Mr. Allison, the chair of the Audit Committee, is an Independent Trustee and acts as a liaison between the Independent Trustees and management between meetings of the Board as necessary. The Board believes that its leadership structure is appropriate in light of the Fund’s characteristics and circumstances because the structure allocates areas of responsibility among the individual directors and the committees in a manner that encourages effective oversight. The Board also believes that its size creates a highly efficient governance structure that provides ample opportunity for direct communication and interaction between the Adviser and the Board.

Board Role in Risk Oversight

The Board performs its risk oversight function primarily through (a) its two standing committees, which report to the entire Board and are comprised solely of Independent Trustees and (b) monitoring by the Fund’s Chief Compliance Officer in accordance with its compliance policies and procedures. Through its direct oversight role, and indirectly through its committees, the Board performs a risk oversight function for the Fund consisting of, among other things, the following activities: (1) at regular and special Board meetings, and on an ad hoc basis as needed, receiving and reviewing reports related to the performance and operations of the Fund; (2) reviewing and approving, as applicable, its compliance policies and procedures; (3) meeting with the portfolio management team to review investment strategies, techniques and the processes used to manage related risks; (4) overseeing the Fund’s valuation designee under Rule 2a-5 of the 1940 Act (MC Advisors) and the investment valuation process via its audit committee that operates pursuant to authority assigned to it by the Board; (5) meeting with, or reviewing reports prepared by or on behalf of the representatives of, key service providers, to review and discuss the Fund’s activities and to provide direction with respect thereto; (6) reviewing periodically, and at least annually, the Fund’s fidelity bond, directors and officers, and errors and omissions insurance policies and such other insurance policies as may be appropriate; (7) overseeing the Fund’s accounting and financial reporting processes, including supervision of the Fund’s independent registered public accounting firm to ensure that they provide timely analyses of significant financial reporting and internal control issues; and (8) overseeing the services of the Fund’s chief compliance officer to test its compliance procedures and those of its service providers.

As described above in more detail under “Audit Committee” and “Nominating and Corporate Governance Committee,” the Audit Committee and the Nominating and Corporate Governance Committee of the Board assist the Board in fulfilling its risk oversight responsibilities. The Audit Committee’s risk oversight responsibilities include overseeing the Fund’s accounting and financial reporting processes, the Fund’s valuation designee under Rule 2a-5 of the 1940 Act (MC Advisors) and the investment valuation process, the Fund’s systems of internal controls regarding finance and accounting and audits of the Fund’s financial statements and discussing with management the Fund’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Fund’s risk assessment and risk management policies. The Nominating and Corporate Governance Committee’s risk oversight responsibilities include selecting, researching and nominating trustees for election by the Fund’s shareholders, considering and making recommendations to the Board regarding policies that relate to the Fund’s corporate governance and overseeing the evaluation of the Board and its committees. Both the Audit Committee and the Nominating and Corporate Governance Committee consist solely of Independent Trustees.

The Board also performs its risk oversight responsibilities with the assistance of the Chief Compliance Officer. The Fund’s Chief Compliance Officer prepares a written report annually discussing the adequacy and effectiveness of the compliance policies and procedures of the Fund and certain of its service providers. The Chief Compliance Officer’s report, which is reviewed by the Board, addresses at a minimum: (a) the operation of the compliance policies and procedures of the Fund and certain of its service providers since the last report; (b) any material changes to such policies and procedures since the last report; (c) any recommendations for material changes to such policies and procedures as a result of the Chief Compliance Officer’s annual review; and (d) any compliance matter that has occurred since the date of the last report about which the Board would reasonably need to know to oversee the Fund’s compliance activities and risks. In addition, the Chief Compliance Officer meets separately in executive session with the Independent Trustees periodically, but in no event less than once each year.

Oversight of our investment activities extends to oversight of the risk management processes employed by the Adviser as part of its day-to-day management of our investment activities. The Board anticipates reviewing risk management processes at both regular and special board meetings throughout the year, consulting with appropriate representatives of the Adviser as necessary and periodically requesting the production of risk management reports or presentations. The goal of the Board’s risk oversight function is to ensure that the risks associated with our investment activities are accurately identified, thoroughly investigated and responsibly addressed. Investors should note, however, that the Board’s oversight function cannot eliminate all risks or ensure that particular events do not adversely affect the value of investments.

The Fund believes that the role of the Board in risk oversight is effective and appropriate given the extensive regulation to which it is already subject as a BDC. Specifically, as a BDC, the Fund must comply with certain regulatory requirements that control the levels of risk in its business and operations. For example, the Fund’s ability to incur indebtedness is limited such that its asset coverage must equal at least 150% immediately after each time it incurs indebtedness, and the Fund generally has to invest at least 70% of its total assets in “qualifying assets.” As a BDC, the Fund is also required to comply with certain regulatory requirements that control the levels of risk in our business and operations. For example, we are limited in our ability to enter into transactions with our affiliates, including investing in any portfolio company in which one of our affiliates currently has an investment. In addition, the Fund intends to elect to be treated as a RIC under Subchapter M of the Code. As a RIC, the Fund must, among other things, meet certain income source and asset diversification requirements.

The Fund believes that the existing role of the Board in risk oversight is appropriate. However, the Fund re-examines the manners in which the Board administers its oversight function on an ongoing basis to ensure that it continues to meet the Fund’s needs.

PORTFOLIO MANAGEMENT

Prior to the BDC Election Date, Monroe Capital Management Advisors, LLC served as our investment adviser pursuant to the MC Management Advisory Agreement. Following the BDC Election Date, Monroe Capital BDC Advisors, LLC serves as our investment adviser pursuant to the Advisory Agreement. Each of MC Management and MC Advisors is registered as an investment adviser under the Advisers Act. Subject to the overall supervision of our Board, MC Advisors is responsible for evaluating and monitoring the Fund’s investments and providing day-to-day managerial and administrative services to the Fund.

MC Management and MC Advisors have entered into the Staffing Agreement pursuant to which MC Management provides MC Advisors with investment professionals and access to their resources. Because MC Advisors does not have any employees, it will depend solely on the investment professionals provided to it by MC Management pursuant to the Staffing Agreement for its infrastructure, business relationships and management expertise in connection with its provision of investment advisory services to us. As a result, the portfolio managers for the Fund and the members of the Investment Committee prior to the BDC Election Date, while MC Management was serving as the Fund’s investment adviser, continued to serve the Fund in such capacities following the BDC Election Date when MC Advisors began to serve as the Fund’s investment adviser pursuant to the Advisory Agreement.

Stewart Hanlon, Christopher Lund and Alex Parmacek function as our portfolio managers (the “portfolio managers”) and are jointly and primarily responsible for the day-to-day management of our portfolio. Mr. Hanlon, Mr. Lund and Mr. Parmacek also spend portions of their time on corporate and administrative activities in their capacities as, (1) in the case of Mr. Hanlon, Managing Director, Co-Head of Technology Finance at Monroe Capital, (2) in the case of Mr. Lund, Chief Financial Officer and Secretary of the Fund and Managing Director and Co-Portfolio Manager of Institutional Portfolios at Monroe Capital, and (3) in the case of Mr. Parmacek, Managing Director, Deputy Portfolio Manager of Monroe Capital’s Wealth Management Solutions, Registered Investment Adviser and Retail Strategies. Each of the portfolio managers receives a compensation package that includes a base salary as well as incentive compensation. None of the portfolio managers receive any direct compensation from the Fund. The table below shows the dollar range of Common Shares owned by the portfolio managers as of November 30, 2025:

Dollar Range
of Equity
Name of Portfolio Manager	Securities(1)
Stewart Hanlon	None
Christopher Lund	None
Alex Parmacek	None
(1)	Dollar ranges are as follows: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, $100,001 – $500,000, $500,001 – $1,000,000, or over $1,000,000.

The Adviser

Investment Committee

The Fund is primarily the responsibility of three portfolio managers, Stewart Hanlon, Christopher Lund and Alex Parmacek. The Fund is also supported by five additional members of the Investment Committee. All of the Investment Committee members have ownership and financial interests in, and receive compensation and/or profit distributions from, Monroe Capital. None of the Investment Committee members receive any direct compensation from the Fund. See “Control Persons and Principal Shareholders” for additional information about equity interests held by certain of these individuals.

The Investment Committee meets regularly to vet new investment opportunities, and evaluate strategic initiatives and actions taken by the Adviser on our behalf. The Investment Committee determines its views as to the appropriate sizing, structure, pricing, and ongoing monitoring requirements for each investment opportunity, while the day-to-day management of investments approved by the Investment Committees is overseen by the portfolio managers for the Fund, Mr. Hanlon, Mr. Lund and Mr. Parmacek. Each investment opportunity requires the unanimous approval of the Investment Committee. Follow-on investments in existing portfolio companies require the Investment Committee’s approval beyond that obtained when the initial investment in the company was made. The process culminates as Mr. Hanlon, Mr. Lund and Mr. Parmacek determine portfolio positioning and decide how much of our portfolio is invested in each asset class and investment opportunity, subject to Adviser’s allocation policy. The portfolio managers also oversee any temporary investments, such as those in cash equivalents, U.S. government securities and other high quality debt investments that mature in one year or less.

In addition, the Investment Committee draws upon the experience of Monroe Capital’s broader investment team to source and evaluate investments. Monroe Capital has an investment team consisting of, as of September 30, 2025, 120+ professionals which includes senior management, origination, portfolio management, credit and underwriting teams. Monroe Capital’s investment professionals are supported by a robust infrastructure of more than 185 middle-office and administrative professionals focused on compliance, operations, finance, treasury, business development, investor relations, legal, accounting and reporting, marketing, information technology, and office management. The members of the Investment Committee have an average of approximately 27 years of experience in credit, structured finance, asset-based finance, leveraged finance and credit trading and have significant experience taking and managing risk in the private credit space across the middle market.

Below is biographical information relating to the members of the Investment Committee, as of November 30, 2025, other than Zia Uddin and Christopher Lund. For biographical information relating to Zia Uddin and Christopher Lund, please see “Management of the Fund — Biographical Information.”

Stewart Hanlon, Managing Director, Co-Head, Technology Finance of Monroe Capital. Mr. Hanlon is responsible for co-leading relationship sourcing and the origination and underwriting of new business opportunities within the software, technology and tech-enabled services industries. Mr. Hanlon has over ten years of experience. Mr. Hanlon also serves as a co-portfolio manager for a non-traded BDC. Prior to joining Monroe Capital in 2018, he was a Director at White Oak Global Advisors, LLC, where he was responsible for sourcing, underwriting and managing new investment opportunities within the Technology sector for White Oak’s private debt funds. Prior to White Oak, he was formerly an Associate with Saints Capital, a Technology and Healthcare focused secondary and private equity firm, where he was responsible for analyzing control and minority equity opportunities within the Technology sector. Prior to Saints Capital, he began his career with Ernst & Young. He earned his M.S. with honors in Financial Accounting and B.S. in Finance from the University of Colorado, Leeds School of Business.

Alex Parmacek, Managing Director, Deputy Portfolio Manager - Wealth Management Solutions, RIA and Retail Strategies. Mr. Parmacek is a Managing Director, Deputy Portfolio Manager of Monroe Capital’s Wealth Management Solutions, RIA and Retail Strategies and of Monroe Capital Income Plus Corporation, a privately offered BDC. Mr. Parmacek has over 13 years of experience in corporate finance, structured credit, and direct lending. He joined the firm in 2015 where he has served in a leadership position on the underwriting team for directly originated investments. In this role, he led all aspects of new transaction underwriting and account management for investments across a variety of industry sectors. Prior to Monroe Capital, Mr. Parmacek was a Financial Analyst at Wells Fargo Bank where he was responsible for underwriting and portfolio management, as well as supporting prospecting efforts. Mr. Parmacek earned his B.S. in Finance from the Kelley School of Business at Indiana University where he graduated with honors.

Thomas Aronson, Partner, Vice Chairman & Head of Originations. Mr. Aronson is Vice Chairman and Head of Originations of Monroe Capital. He is responsible for leading all transaction sourcing efforts and structuring investments. He is a Co-Founder of the firm and a member of Monroe Capital’s investment committee. Mr. Aronson has over 40 years of commercial lending and private debt experience. Prior to Monroe Capital, he served at Hilco Capital sourcing, structuring and underwriting debt transactions since 2002. Prior to Hilco Capital, Mr. Aronson was a Senior Vice President and Group Head in the Business Banking Group of Cole Taylor Bank, where he was responsible for asset-based lending, correspondent banking, public funds and a commercial lending division. He also served for seven years as a commercial lender with American National Bank (now JP Morgan Chase Bank) and as Chief Financial Officer of Barton Chemical Corporation, a privately held consumer products company. Mr. Aronson earned his M.B.A. in Management Accounting from DePaul University and a B.S. in Finance and Marketing from Indiana University. He is a member of the Secured Finance Network, the Turnaround Management Association, and the Association for Corporate Growth.

Jeffrey Cupples, Partner & Deputy Head of Credit — Direct Investments. Mr. Cupples is a Deputy Head of Credit, Direct Investments of Monroe Capital. He is responsible for underwriting middle-market loan transactions and supporting various account management functions as well as closing loan transactions. Mr. Cupples has over 20 years of middle market credit and lending experience. Prior to Monroe, Mr. Cupples was an Associate at Pangaea Asset Management, where he was responsible for the underwriting and monitoring of broadly syndicated and middle market loans. Prior to Pangaea, Mr. Cupples was a Corporate Banking Loan Officer at LaSalle Bank, monitoring, analyzing and preparing financial models for ESOP transactions. Mr. Cupples earned his B.A. with Honors in Finance from the Eli Broad College of Business at Michigan State University.

Carey Davidson, Partner, Managing Director & Head of Capital Markets. Ms. Davidson is a Managing Director and Head of Capital Markets of Monroe Capital. She is responsible for buy side club originations, relationship management, and marketing as well as sell side syndications. She joined the firm in 2015 and is a member of Monroe Capital’s investment committee. Ms. Davidson has over 25 years of experience in middle market investing. Prior to Monroe Capital, Ms. Davidson was a senior deal professional at The

Carlyle Group’s middle market private debt platform, Carlyle GMS Finance, where she focused on originating, structuring, negotiating, executing and managing middle market loans. Prior to Carlyle, Ms. Davidson was a founding professional and Senior Vice President at Churchill Financial and an Assistant Vice President at GE Antares Capital. Ms. Davidson was recognized by Mergers & Acquisitions as one of 2017 and 2018’s Most Influential Women in Mid-Market M&A. Ms. Davidson earned her M.B.A. from The University of Chicago Booth School of Business and her B.A. in Communications with a Certificate in Business from The University of Wisconsin — Madison. She is a member of the Association for Corporate Growth, the Women’s Association of Venture & Equity, serves on the National Young Leadership Cabinet of the Jewish Federations of North America and serves on the Board of Directors of The Jewish United Fund.

Michael Egan, Partner, Vice Chairman & Chief Credit Officer. Mr. Egan is the Vice Chairman and Chief Credit Officer of Monroe Capital. He is responsible for credit policies and procedures, portfolio, and asset management operations. He is a Co-Founder of the firm and a member of Monroe Capital’s investment committee. Mr. Egan has over 35 years of experience in commercial finance, credit administration, banking and distressed investing. Prior to Monroe Capital, he served as Executive Vice President and Chief Credit Officer of Hilco Capital from 1999 to 2004. Prior to Hilco Capital, Mr. Egan was with The CIT Group/Business Credit, Inc., for a ten-year period beginning in 1989, where he was Senior Vice President and Regional Manager for the Midwest U.S. Region responsible for all credit, new business and operational functions for the Midwest Region of the United States. Prior to the CIT Group, Mr. Egan was a commercial lending officer with The National Community Bank of New Jersey (subsequently known as The Bank of New York) and a credit analyst with Key Corp, where he completed a formal management and credit training program. Mr. Egan earned his B.S. in Business Management from The Ithaca College School of Business. He served as the President of the Chicago/Midwest Chapter of The Turnaround Management Association (2016 – 2017) and served on the Board of Trustees for the TMA Global. He is a member of the Commercial Finance Association.

ADVISORY AGREEMENT AND ADMINISTRATION AGREEMENT

Monroe Capital BDC Advisors, LLC serves as our investment adviser pursuant to the Advisory Agreement, which the Fund entered into with MC Advisors on the BDC Election Date. Prior to the BDC Election Date, Monroe Capital Management Advisors, LLC served as our investment adviser pursuant to the MC Management Advisory Agreement. Each of MC Management and MC Advisors is registered as an investment adviser under the Advisers Act and is located at 155 N. Wacker Drive, Floor 35, Chicago, Illinois 60606.

The term “Adviser” as used in this section refers (i) to MC Management in its capacity as the Fund’s investment adviser prior to the BDC Election Date and (ii) to MC Advisors in its capacity as the Fund’s investment adviser following the Fund’s entry into the Investment Advisory Agreement on the BDC Election Date (at which time the MC Management Advisory Agreement was terminated). Subject to the overall supervision of our Board and in accordance with the 1940 Act, the Adviser manages our day-to-day operations and provides investment advisory services to us.

MC Management Advisory Agreement

Prior to the BDC Election Date, MC Management provided management services to us pursuant to the MC Management Advisory Agreement. Under the terms of the MC Management Advisory Agreement, MC Management was responsible for the following:

●	determining the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes in accordance with our investment objective, policies and restrictions;
●	identifying investment opportunities and making investment decisions for us, including negotiating the terms of investments in, and dispositions of, portfolio securities and other instruments on our behalf;
●	monitoring our investments;
●	performing due diligence on prospective portfolio companies;
●	exercising voting rights in respect of portfolio securities and other investments for us;
●	serving on, and exercising observer rights for, boards of directors and similar committees of our portfolio companies;
●	negotiating, obtaining and managing financing facilities and other forms of leverage; and
●	providing us with such other investment advisory and related services as we may, from time to time, reasonably require for the investment of capital.

Compensation of MC Management

Prior to the BDC Election Date, we were required to pay MC Management a fee for its services under the MC Management Advisory Agreement consisting of two components: a management fee and an incentive fee. The cost of both the management fee and the incentive fee will ultimately be borne by the shareholders. The management fee and incentive fee calculations and structure under the MC Management Advisory Agreement are substantially identical to the management fee and incentive fee calculations and structure under the Advisory Agreement, as described below. In addition, MC Management has voluntarily agreed to waive (1) all or any portion of the incentive fee based on Pre-Incentive Fee Net Investment Income Returns and (2) a portion of the management fee payable to it under the MC Management Advisory Agreement to the same extent as MC Advisors has agreed to waive such fees during the Advisory Fee Waiver Period, as described below. MC Management has also agreed to waive all or any portion of the capital gains incentive fee payable to it under the MC Management Advisory Agreement.

Certain Terms of the MC Management Advisory Agreement

The MC Management Advisory Agreement was approved by the Board and by the Initial Seed Investor, the Fund’s initial sole shareholder. We were permitted to terminate the MC Management Advisory Agreement immediately upon written notice to MC Management, without payment of any penalty, and, pursuant to such provision, we terminated the MC Management Advisory Agreement on the BDC Election Date, at which time we entered into the Advisory Agreement with MC Advisors.

MC Management (in its capacity as our investment adviser prior to the BDC Election Date) shall not be liable for any error of judgment or mistake of law or for any act or omission or any loss suffered by the Fund in connection with the matters to which the MC Management Advisory Agreement relates, provided that MC Management shall not be protected against any liability to the Fund or its shareholders to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the reckless disregard of its duties and obligations (“disabling conduct”). The MC Management Advisory Agreement provides that, absent disabling conduct, MC Management and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it (collectively, the “MC Management Indemnified Parties”) will be entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of MC Management’s services under the MC Management Advisory Agreement or otherwise as adviser for us. MC Management will not be liable under the MC Management Advisory Agreement or otherwise for any loss due to the mistake, action, inaction, negligence, dishonesty, fraud or bad faith of any broker or other agent; provided, that such broker or other agent shall have been selected, engaged or retained and monitored by MC Management in good faith, unless such action or inaction was made by reason of disabling conduct, or in the case of a criminal action or proceeding, where MC Management had reasonable cause to believe its conduct was unlawful.

Advisory Agreement

Following the BDC Election Date, MC Advisors provides management services to us pursuant to the Advisory Agreement. Under the terms of the Advisory Agreement, MC Advisors is responsible for the following:

●	determining the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes in accordance with our investment objective, policies and restrictions;
●	identifying investment opportunities and making investment decisions for us, including negotiating the terms of investments in, and dispositions of, portfolio securities and other instruments on our behalf;
●	monitoring our investments;
●	performing due diligence on prospective portfolio companies;
●	exercising voting rights in respect of portfolio securities and other investments for us;
●	serving on, and exercising observer rights for, boards of directors and similar committees of our portfolio companies;
●	negotiating, obtaining and managing financing facilities and other forms of leverage; and
●	providing us with such other investment advisory and related services as we may, from time to time, reasonably require for the investment of capital.

MC Advisor’s services under the Advisory Agreement are not exclusive, and it is free to furnish similar services to other entities, and it intends to do so, so long as its services to us are not impaired. In addition, subject to the prior approval of a majority of the Board, including a majority of the Board who are not “interested persons” of the Fund and, to the extent required by the 1940 Act and the rules and regulations thereunder, subject to any applicable guidance or interpretation of the SEC or its staff, by the shareholders of the Fund, as applicable, MC Advisors may, from time to time, delegate to a sub-adviser or other service provider any of MC Advisors’ duties under the Advisory Agreement, including the management of all or a portion of the assets being managed. MC Advisors, and not the Fund, will be responsible for any compensation payable to any such sub-adviser; provided, however, that MC Advisors will have the right to direct the Fund to pay directly to any sub-adviser the amounts due and payable to such sub-adviser from the fees and expenses payable to MC Advisors under the Advisory Agreement.

Compensation of MC Advisors

We pay MC Advisors a fee for its services under the Advisory Agreement consisting of two components: a management fee and an incentive fee. The cost of both the management fee and the incentive fee are ultimately borne by the shareholders.

Management Fee

The management fee is payable monthly in arrears at an annual rate of 1.25% of our average total assets, which includes assets financed using leverage; provided, however, that no management fee will be charged on the value of our total assets that is below an asset coverage ratio of 200% calculated in accordance with Sections 18 and 61 of the 1940 Act. This has the effect of not charging management fees on the value of the portion of our total assets financed with borrowed funds or other forms of leverage in excess of regulatory leverage of 1:1 debt-to-equity. For purposes of calculating the management fee under the Advisory Agreement, our average total assets are calculated based on our account balances as of the beginning and end of the respective calendar month.

During the Advisory Fee Waiver Period, MC Advisors has voluntarily agreed to waive a portion of the management fee such that, during the Advisory Fee Waiver Period, the management fee will be payable monthly in arrears at an annual rate of 0.95% of the Fund’s average total assets, which includes assets financed using leverage; provided, however, that no management fee will be charged on the value of our total assets that is below an asset coverage ratio of 200% calculated in accordance with Sections 18 and 61 of the 1940 Act. Amounts waived by the Adviser during the Advisory Fee Waiver Period are not subject to recoupment by the Adviser.

Incentive Fee

The incentive fee under the Advisory Agreement consists of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the incentive fee is based on a percentage of our income and a portion is based on a percentage of our capital gains, each as described below.

Incentive Fee Based on Income

The portion based on our income is based on Pre-Incentive Fee Net Investment Income Returns for the calendar quarter. “Pre-Incentive Fee Net Investment Income Returns” means, as the context requires, either the dollar value of, or percentage rate of return on the value of our net assets in accordance with GAAP at the end of the immediately preceding quarter from, dividends, cash interest or other distributions or other cash income and any third-party fees received from portfolio companies (such as upfront fees, commitment fees, origination fee, amendment fees, ticking fees and break-up fees, as well as prepayments premiums, but excluding fees for providing managerial assistance and fees earned by MC Advisors or an affiliate) accrued during the quarter, minus operating expenses for the quarter (including any management fee, taxes, any expenses payable under the Advisory Agreement (and, to the extent applicable, the MC Management Advisory Agreement) and the Administration Agreement, any expense of securitizations, and interest expense or other financing fees and any dividends paid on preferred shares, but excluding incentive fees and shareholder servicing and/or distribution fees). Pre-Incentive Fee Net Investment Income Returns includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero-coupon securities), accrued income that we have not yet received in cash. Pre-Incentive Fee Net Investment Income Returns do not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The impact of expense support payments and recoupments are also excluded from Pre-Incentive Fee Net Investment Income Returns.

Pre-Incentive Fee Net Investment Income Returns, expressed as a rate of return on the value of our net assets at the end of the immediately preceding quarter, is compared to a “hurdle rate” of return of 1.50% per quarter (6.0% annualized).

Under the Advisory Agreement, we are required to pay MC Advisors an incentive fee quarterly in arrears with respect to our Pre-Incentive Fee Net Investment Income Returns in each calendar quarter as follows:

●	No incentive fee based on Pre-Incentive Fee Net Investment Income Returns in any calendar quarter in which our Pre-Incentive Fee Net Investment Income Returns do not exceed the hurdle rate of 1.50% per quarter (6.0% annualized);

●	100% of the dollar amount of our Pre-Incentive Fee Net Investment Income Returns with respect to that portion of such Pre-Incentive Fee Net Investment Income Returns, if any, that exceeds the hurdle rate but is less than or equal to a rate of return of 1.7143% (7.04% annualized). We refer to this portion of our Pre-Incentive Fee Net Investment Income Returns (which exceeds the hurdle rate but is less than or equal to 1.7143%) as the “catch-up.” The “catch-up” is meant to provide MC Advisors with approximately 12.5% of our Pre-Incentive Fee Net Investment Income Returns as if a hurdle rate did not apply if this net investment income exceeds 1.7143% in any calendar quarter; and
●	12.5% of the dollar amount of our Pre-Incentive Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.7143% (7.04% annualized). This reflects that once the hurdle rate is reached and the catch-up is achieved, 12.5% of all Pre-Incentive Fee Net Investment Income Returns thereafter are allocated to MC Advisors.

Pre-Incentive Fee Net Investment Income

(expressed as a percentage of the value of net assets
per quarter)

Percentage of Pre-Incentive Fee Net Investment Income

Allocated to Quarterly Incentive Fee Under the Advisory Agreement

However, during the Advisory Fee Waiver Period, MC Advisors has voluntarily agreed to waive all or any portion of the incentive fee based on Pre-Incentive Fee Net Investment Income Returns it would be entitled to receive under the Advisory Agreement. Amounts waived by the Adviser during the Advisory Fee Waiver Period are not subject to recoupment by the Adviser.

You should be aware that a rise in the general level of interest rates can be expected to lead to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rates would make it easier for us to meet or exceed the incentive fee hurdle rate and may result in a substantial increase of the amount of incentive fees payable to MC Advisors under the Advisory Agreement with respect to Pre-Incentive Fee Net Investment Income Returns. Because of the structure of the incentive fee, it is possible that we may pay an incentive fee in a calendar quarter in which we incur an overall loss taking into account capital account losses. For example, if we receive Pre-Incentive Fee Net Investment Income Returns in excess of the quarterly hurdle rate, we will pay the applicable incentive fee even if we have incurred a loss in that calendar quarter due to realized and unrealized capital losses.

Incentive Fee Based on Capital Gains

The second component of the incentive fee under the Advisory Agreement, the capital gains incentive fee, is payable at the end of each calendar year in arrears. The amount payable equals:

●	12.5% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, as calculated in accordance with GAAP, less the aggregate amount of any previously paid incentive fee on capital.

Each year, the fee paid for the capital gains incentive fee is net of the aggregate amount of any previously paid capital gains incentive fee for all prior periods. We will accrue, but will not pay, a capital gains incentive fee with respect to unrealized appreciation because a capital gains incentive fee would be owed to MC Advisors if we were to sell the relevant investment and realize a capital gain. In no event will the capital gains incentive fee payable pursuant to the Advisory Agreement be in excess of the amount permitted by the Advisers Act, including Section 205 thereof.

The fees that are payable under the Advisory Agreement for any partial period will be appropriately prorated.

Examples of Quarterly Incentive Fee Calculation under Advisory Agreement (following the Advisory Fee Waiver Period)

Example 1 — Incentive Fee on pre-incentive fee net investment income for each quarter

Scenarios expressed as a percentage of net asset value of the beginning of the quarter	Scenario 1	Scenario 2	Scenario 3
Pre-incentive fee net investment income for the quarter	1.00%	1.60%	2.00%
Catch up incentive fee (maximum of 0.2143%)	0.00%	-0.10%	-0.2143%
Split incentive fee (12.5% above 1.7143%)	0.00%	0.00%	-0.0357%
Net Investment income	1.00%	1.50%	1.75%

Scenario 1 — Incentive Fee on Income

Pre-incentive fee net investment income does not exceed the 1.50% quarterly preferred return rate, therefore there is no catch up or split incentive fee on pre-incentive fee net investment income.

Scenario 2 — Incentive Fee on Income

Pre-incentive fee net investment income falls between the 1.50% quarterly preferred return rate and the upper level breakpoint of 1.7143%, therefore the incentive fee on pre-incentive fee net investment income is 100% of the pre-incentive fee above the 1.50% quarterly preferred return.

Scenario 3 — Incentive Fee on Income

Pre-incentive fee net investment income exceeds the 1.50% quarterly preferred return and the 1.7143% upper level breakpoint provision. Therefore the upper level breakpoint provision is fully satisfied by the 0.2143% of pre-incentive fee net investment income above the 1.50% preferred return rate and there is a 12.5% incentive fee on pre-incentive fee net investment income above the 1.7143% upper level breakpoint. This ultimately provides an incentive fee which represents 12.5% of pre-incentive fee net investment income.

Example 2 — Incentive Fee on Capital Gains

Assumptions

Year 1:	No net realized capital gains or losses
Year 2:

6.0% realized capital gains and 1.0% realized capital losses and unrealized capital depreciation; capital gain incentive fee = 12.5% × (realized capital gains for year computed net of all realized capital losses and unrealized capital depreciation at year end)

Year 1 Incentive Fee on Capital Gains	= 12.5% × (0)
= 0
= No Incentive Fee on Capital Gains

Year 2 Incentive Fee on Capital Gains	= 12.5% × (6.0% -1.0)%
= 12.5% × 5.0%
= 0.63%

Administration Agreement

Under the terms of the Administration Agreement, MC Management furnishes us with office facilities and equipment and provides us clerical, bookkeeping and record keeping and other administrative services at such facilities. Under the Administration Agreement, MC Management performs, or oversees the performance of, our required administrative services, which include, among other things, being responsible for the financial records that we are required to maintain and preparing reports to our stockholders and reports filed with the SEC. MC Management also assists us in determining and publishing our NAV, oversees the preparation and filing of our tax returns, disseminates reports to our stockholders and generally oversees the payment of our expenses and the performance of administrative and professional services rendered to us by others. Under the Administration Agreement, MC Management also assists the Adviser to provide managerial assistance on our behalf to those portfolio companies that have accepted our offer to provide such assistance.

Payments under the Administration Agreement will be equal to an amount based upon our allocable portion of costs and expenses (including travel expenses, unless incurred by a controlling person of MC Management) incurred by MC Management in performing its obligations under the Administration Agreement, including our allocable portion of the compensation and other expenses of certain of our officers, including our chief financial officer and chief compliance officer and their respective staffs. The Administrator will not charge the Fund any additional fees for its services as Administrator.

MC Management may retain third parties to assist in providing administrative services to us. To the extent that MC Management outsources any of its functions, we may pay the fees associated with such functions on a direct basis without profit to MC Management. MC Management has hired a sub-administrator, U.S. Bancorp Fund Services, LLC, to assist in the provision of fund accounting administration services for the Fund. The sub-administrator will receive compensation from the Fund for its services under a sub-administration agreement, pursuant to which the sub-administrator will, among other things, provide the Fund with fund accounting services, SEC financial reporting assistance and assist MC Management with meeting requests of the Fund’s independent auditors.

Certain Terms of the Advisory Agreement and the Administration Agreement

Each of the Advisory Agreement and the Administration Agreement has been approved by the Board. Unless earlier terminated as described below, each of the Advisory Agreement and the Administration Agreement will remain in effect for a period of two years from the BDC Election Date and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board or by the holders of a majority of our outstanding voting securities and, in each case, a majority of the Independent Trustees. We may terminate the Advisory Agreement upon 60 days’ written notice, and the Administration Agreement upon 60 days’ written notice, without payment of any penalty. The decision to terminate either of these agreements may be made by a majority of the Board or the shareholders holding a majority of our outstanding voting securities, which means the lesser of (1) 67% or more of the voting securities present at a meeting if more than 50% of the outstanding voting securities are present or represented by proxy, or (2) more than 50% of the outstanding voting securities. In addition, without payment of any penalty, the Adviser may terminate the Advisory Agreement upon 120 days’ written notice, and the Administrator may terminate the Administration Agreement upon 120 days’ written notice. Each of the Advisory Agreement and the Administration Agreement will automatically terminate within the meaning of the 1940 Act and related SEC guidance and interpretations in the event of its assignment. If the Fund elects to continue its operations following termination of the Advisory Agreement by the Adviser, the Adviser must pay all expenses actually and reasonably incurred as a result of its withdrawal.

MC Advisors and MC Management (in their capacities as the Adviser and the Administrator, respectively) shall not be liable for any error of judgment or mistake of law or for any act or omission or any loss suffered by the Fund in connection with the matters to which the Advisory Agreement and Administration Agreement, respectively, relate, provided that each of MC Advisors and MC Management (in their capacities as the Adviser and the Administrator, respectively) shall not be protected against any liability to the Fund or its shareholders to which it would otherwise be subject by reason of willful misfeasance, misconduct (in the case of MC Management as Administrator), bad faith or gross negligence (or negligence in the case of MC Management as Administrator) on its part in the performance of its duties or by reason of the reckless disregard of its duties and obligations (“disabling conduct”). Each of the Advisory Agreement and the Administration Agreement provide that, absent disabling conduct, each of MC Advisors and MC Management (in their capacities as the Adviser and the Administrator, respectively) and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it (collectively, the “Indemnified Parties”) will be entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Adviser’s services under the Advisory Agreement and the Administrator’s services under the Administration Agreement or otherwise as adviser or administrator for us. MC Advisors and MC Management (in their capacities as the Adviser and the Administrator, respectively) shall not be liable under their respective agreements with us or otherwise for any loss due to the mistake, action, inaction, negligence, dishonesty, fraud or bad faith of any broker or other agent; provided, that such broker or other agent shall have been selected, engaged or retained and monitored by MC Advisors and MC Management (in their capacities as the Adviser and the Administrator, respectively) in good faith, unless such action or inaction was made by reason of disabling conduct, or in the case of a criminal action or proceeding, where MC Advisors and MC Management (in their capacities as the Adviser and the Administrator, respectively) had reasonable cause to believe its conduct was unlawful. In addition, we will not provide for indemnification of an Indemnified Party under the Advisory Agreement for any liability or loss suffered by such Indemnified Party, nor will we provide that an Indemnified Party under the Advisory Agreement be held harmless for any loss or liability suffered by us, unless: (1) we have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interest; (2) we have determined, in good faith, that the Indemnified Party was acting on our behalf or performing services for us; (3) we have determined, in good faith, that such liability or loss was not the result of negligence or misconduct, in the case that the Indemnified Party is MC Advisors, an affiliate of MC Advisors or one of our officers; and (4) the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our shareholders.

Payment of Our Expenses Under the Investment Advisory and Administration Agreements

Except as specifically provided below, all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory services to us, and the base compensation, bonus and benefits, and routine overhead expenses,of such personnel allocable to such services, will be provided and paid for by the Adviser. We will bear all other costs and expenses of our operations, administration and transactions, including, but not limited to:

1.	investment advisory fees, including management fees and incentive fees, to the Adviser, pursuant to the Fund’s investment advisory agreement;
2.	the Fund’s allocable portion of compensation and other expenses incurred by the Administrator in performing its administrative obligations under the Administration Agreement, including but not limited to: (i) the Fund’s chief compliance officer, chief financial officer and their respective staffs; (ii) investor relations, legal, operations and other non-investment professionals at the Administrator that perform duties for the Fund; and (iii) any internal audit group personnel of the Administrator or any of its affiliates, subject to the limitations described in “Advisory and Administration Agreement— Administration Agreement”; provided, that such expenses shall exclude, for the avoidance of doubt, (1) rent or depreciation, utilities, capital equipment and other administrative items of the Administrator, and (2) salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any “Controlling Person” (as defined in the NASAA Omnibus Guidelines) of the Administrator; and
3.	all other expenses of the Fund’s operations, administration and transactions, including those listed in “Plan of Operation—Expenses.”

From time to time, each of MC Advisors and MC Management (in their capacities as the Adviser and the Administrator, respectively) or its affiliates may pay third-party providers of goods or services. We will reimburse each of MC Advisors and MC Management (in their capacities as the Adviser and the Administrator, respectively) or such affiliates thereof for any such amounts paid on our behalf. From time to time, MC Advisors and MC Management (in their capacities as the Adviser and the Administrator, respectively) and may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses will ultimately be borne by our shareholders.

Costs and expenses of MC Advisors and MC Management (in their capacities as the Adviser and the Administrator, respectively) that are eligible for reimbursement by the Fund will be reasonably allocated to the Fund on the basis of time spent, assets under management, usage rates, proportionate holdings, a combination thereof or other reasonable methods determined by the Administrator.

Board Approval of the Advisory Agreement

Our Board, including our Independent Trustees, approved the terms of the Advisory Agreement at an in-person meeting held on October 10, 2025, which was effective upon the BDC Election Date. In reaching a decision to approve the Advisory Agreement, the Board reviewed a significant amount of information and considered, among other things:

●	the nature, quality and extent of the advisory and other services to be provided to the Fund by the Adviser;
●	the proposed investment advisory fee rates to be paid by the Fund to the Adviser;
●	the fee structures of comparable externally managed business development companies that engage in similar investing activities;
●	our projected operating expenses and expense ratio compared to business development companies with similar investment objectives;

●	information about the services to be performed and the personnel who would be performing such services under the Advisory Agreement; and
●	the organizational capability and financial condition of the Adviser and its affiliates.

Based on the information reviewed and the discussion thereof, the Board, including a majority of the non-interested Trustees, concluded that the investment advisory fee rates are reasonable in relation to the services to be provided and approved the Advisory Agreement as being in the best interests of our shareholders.

Prohibited Activities

Our activities are subject to compliance with the 1940 Act. In addition, our Declaration of Trust prohibits the following activities among us, the Adviser and its affiliates:

•

We may not purchase or lease assets in which the Adviser or its affiliates has an interest unless (i) we disclose the terms of the transaction to our shareholders, the terms are reasonable to us and the price does not exceed the lesser of cost or fair market value, as determined by an independent expert or (ii) such purchase or lease of assets is consistent with the 1940 Act or an exemptive order under the 1940 Act issued to us by the SEC;

•	We may not invest in general partnerships or joint ventures with affiliates and non-affiliates unless certain conditions are met;
•

The Adviser and its affiliates may not acquire assets from us unless (i) approved by our shareholders entitled to cast a majority of the votes entitled to be cast on the matter or (ii) such acquisition is consistent with the 1940 Act or an exemptive order under the 1940 Act issued to us by the SEC;

•

We may not lease assets to the Adviser or its affiliates unless the transaction occurs at our formation, we disclose the terms of the transaction to our shareholders and such terms are fair and reasonable to us;

•

We may not make any loans, credit facilities, credit agreements or otherwise to the Adviser or its affiliates except for the advancement of funds as permitted by our Declaration of Trust or unless otherwise permitted by the 1940 Act or applicable guidance or exemptive relief of the SEC;

•

We may not acquire assets in exchange for our Common Shares without approval of a majority of the Board, including a majority of the Independent Trustees with consideration to an independent appraisal of such assets;

•

We may not pay a commission or fee, either directly or indirectly to the Adviser or its affiliates, except as otherwise permitted by our Declaration of Trust, in connection with the reinvestment of cash flows from operations and available reserves or of the proceeds of the resale, exchange or refinancing of our assets;

•	The Adviser may not charge duplicate fees to us; and
•	The Adviser may not provide financing to us with a term in excess of 12 months.

Rebates, Kickbacks and Reciprocal Arrangements

Our Declaration of Trust prohibits our Adviser from: (i) receiving or accepting any rebate, give-ups or similar arrangement that is prohibited under applicable federal or state securities laws or the Omnibus Guidelines, (ii) participating in any reciprocal business arrangement that would circumvent provisions of applicable federal or state securities laws governing conflicts of interest or investment restrictions or (iii) entering into any agreement, arrangement or understanding that would circumvent the restrictions against dealing with affiliates or promoters under applicable federal or state securities laws. In addition, our Adviser may not directly or indirectly pay or award any fees or commissions or other compensation to any person or entity engaged to sell our Common Shares or give investment advice to a potential shareholder; provided, however, that our Adviser may pay a registered broker or other properly licensed agent sales commissions or other compensation (including cash compensation and non-cash compensation (as such terms are defined under FINRA Rule 2310)) for selling or distributing our Common Shares, including out of the Adviser’s own assets, including those amounts paid to the Adviser under our investment advisory agreement.

Commingling

The Adviser may not permit our funds to be commingled with the funds of any other entity.

CONFLICTS OF INTEREST

The following inherent or potential conflicts of interest should be considered by prospective investors before subscribing for the Common Shares.

General

The Adviser (which for purposes of this “Conflicts of Interest” section shall mean, collectively, the Adviser and its affiliates, and their respective partners, members, managers, directors, officers, employees or agents, as applicable) currently engages, and may in the future engage, in a broad spectrum of activities including, among other things, financial advisory services, investment management, broker-dealer activity and research publication. The Adviser or accounts managed by the Adviser may also perform or seek to perform banking, credit or other financial services for accounts managed by the Adviser or others. These relationships may pose a number of actual and potential conflicts of interest between the Adviser, on the one hand, and the Fund, on the other. While conflicts of interest are inherent to the relationships among the Adviser and its affiliates, merely because an actual or potential conflict of interest exists does not necessarily mean that it will be acted upon to the detriment of the Fund. The following briefly summarizes some of these conflicts of interest, but is not intended to be an exclusive list of all such conflicts of interest and additional conflicts of interest may arise that are not presently known or are not presently anticipated by the Adviser. When a conflict of interest arises, the Adviser will endeavor to ensure that the conflict is resolved fairly. There can be no assurance that the Adviser will be able to resolve all conflicts of interest in a manner that is favorable to the Fund.

Other Activities of Management; Allocation of Resources

Personnel of the Adviser and its affiliates will devote such time as will be reasonably necessary to conduct the business affairs of the Fund in an appropriate manner. However, such personnel are not obligated to devote their full time and attention to the Fund and may work on other projects, including other investments and other clients of the Adviser or its affiliates. The Adviser and its affiliates currently manage a number of investment funds, single investor vehicles and managed accounts. Accordingly, conflicts may arise in the allocation of management time, services and functions. The Fund may have no interest in such other investments and funds, and it is possible that the investments held by such funds may be in competition with those of the Fund. The Adviser and its affiliates may, from time to time, engage in dealings with another investment fund, investment partnership, managed account or other similar investment vehicle or contractual arrangement other than the Fund. The Adviser, its affiliates and their respective employees, officers, directors or principals may buy or sell securities or commodity interests for their own accounts, including investment positions different from, or contrary to, those taken by the Fund. Certain persons affiliated with the Adviser may invest directly in the Fund as Fund investors.

Formation of New Affiliated Investment Funds

The Adviser has in the past, and may in the future, form additional affiliated funds or arrange single investor funds or managed accounts that follow an investment program that is substantially the same as (or that incorporates substantial portions of the investment program of) the Fund and/or may create additional conflicts of interest that may not be foreseeable. These activities could be viewed as creating a conflict of interest in that the time and effort of Adviser personnel will not be devoted exclusively to the business of the Fund but will be allocated between the business of the Fund and the management of the monies and assets of such other clients.

Multiple Clients and Affiliated Advisers

Certain inherent conflicts of interest arise from the fact that: (i) the Adviser and its affiliates provide investment management services to more than one client and (ii) clients may have one or more overlapping investment objectives. In addition, the investment strategies employed by the Adviser and its affiliates for their current and future clients could conflict with the strategies employed by the Adviser for the Fund and may affect the prices and availability of the securities and other assets in which the Fund invest. The Adviser and its affiliates also may advise clients with conflicting investment objectives or strategies. These activities may adversely affect the prices and availability of other securities or instruments held by or potentially considered for the Fund. The Adviser addresses these conflicts of interest by providing in its Code of Ethics that all supervised persons have a duty to act in the best interests of each client, providing training to supervised persons with respect to conflicts of interest and how such conflicts are resolved under the Adviser’s and its affiliates’ written policies and procedures, and through the implementation of allocation of investment opportunities policies and procedures.

Allocation of Opportunities

The Adviser and its affiliates may, from time to time, be presented with investment opportunities that fall within the investment objectives of the Fund and other investment funds or accounts established, sponsored, owned, managed, advised and/or sub-advised, directly or indirectly, by the Adviser and its affiliates (each, for purposes of this Conflicts of Interest section, an “Other Monroe Client”). In such circumstances, the Adviser and its affiliates will allocate such opportunities among the Fund and the Other Monroe Clients in accordance with the terms of the Adviser’s allocation policy. There may be situations in which the interests of the Fund conflict with the interests of one or more Other Monroe Clients.

As a BDC, we are subject to certain regulatory restrictions in negotiating certain investments alongside entities with which we may be restricted from doing so under the 1940 Act, such as MC Advisors and its affiliates. Subject to the provisions below, and subject to compliance with the terms of the Co-Investment Order, which permits the Fund and other accounts sponsored or managed by the Adviser or its affiliates to co-invest in portfolio companies with each other and with affiliated investment vehicles, the Adviser will present to the Fund all investment opportunities which meet the investment objectives of the Fund in the good faith discretion of the Adviser, provided, that the Fund has sufficient capital, such investment opportunity fits the investment parameters of the Fund and the Fund is otherwise capable of making such investment. The classification of an investment opportunity as appropriate or inappropriate for the Fund or any Other Monroe Client will be made the Adviser or its affiliates, in good faith, at the time the opportunity is presented. Such determination may be subjective in nature. In cases where a limited amount of a loan, security, instrument or claim is available for purchase, the allocation of such loan, security, instrument or claim among the Fund and such Other Monroe Clients may necessarily reduce the amount thereof available for purchase by the Fund. Co-investments made under the Co-Investment Order are subject to compliance with certain conditions and other requirements, which could limit our ability to participate in a co-investment transaction. We may also otherwise participate in aggregated transactions with vehicles managed by the Adviser or its affiliates subject to compliance with existing regulatory guidance, applicable regulations and the Adviser’s allocation policy.

Subject to the above considerations, when it is determined by the Adviser that it would be appropriate for the Fund and one or more Other Monroe Clients to participate in an investment opportunity, the Adviser will generally allocate such investment opportunity among the Fund and such Other Monroe Clients in proportion to the relative amounts of available capital for new investments, taking into account such various factors as it may determine appropriate in accordance with the Allocation Criteria. The Adviser will generally allocate follow-on investments among the Fund and such Other Monroe Clients pro rata based on their respective outstanding investment size immediately preceding the follow-on investment, subject to certain considerations including but not limited to the Fund’s or such Other Monroe Client’s desired maximum hold position or any other considerations or factors in accordance with the Allocation Criteria. For the avoidance of doubt, certain transactions in which Other Monroe Clients invest may not meet the Fund’s return parameters if the Fund will not secure financing to fund its investments (other than use of a subscription facility).

In any case where the Fund and one or more other Monroe Capital clients invest in the same investment opportunity, such investment will generally be made at the same time and on the same terms and conditions at the investment level, except as permitted pursuant to the Allocation Criteria and the Co-Investment Order.

When potential conflicts of interest exist when allocating a particular investment between the Fund and Other Monroe Clients, there can be no assurance that the Fund will make such investment, even if the investment satisfies such Fund’s investment objectives. In addition, in circumstances in which the Fund may make an investment that Other Monroe Clients have already made, or concurrently will make or seek to make, liquidity and concentration considerations may limit such Fund’s participation in such investment or its ability to dispose of the investment readily. Furthermore, in such circumstances, the Fund, on the one hand, and such Other Monroe Clients, on the other hand, may have conflicting interests and investment objectives, including with respect to the timeframe for disposing of the investment, and therefore, the Adviser or its affiliate may take action with respect to an investment on behalf of one of such Other Monroe Clients and the Fund that differs from the action taken with respect to the investment on behalf of any other of such Other Monroe Clients and the Fund. If an Other Monroe Client participates in a particular investment, there can be no assurance that the returns on such investment by the Fund will be equivalent to, or better than, the returns obtained by such Other Monroe Client on such investment.

Service Providers

Certain advisors and other service providers, or their affiliates (including accountants, administrators, lenders, bankers, transfer agents, fund administrators, brokers, attorneys, consultants and investment or commercial banking firms), to the Fund and the issuers of the Fund’s portfolio investments may also provide goods or services to or have business, personal, political, financial or other relationships with the Adviser or its affiliates. Such advisors and service providers may be investors in Other Monroe Clients, sources of investment opportunities for the Adviser or its affiliates, a Fund or Other Monroe Clients or may otherwise be co-investors with or counterparties to transactions involving the foregoing. These relationships may influence the Adviser or its affiliates in deciding whether to select or recommend any such advisor or service provider to perform services for a Fund or an issuer (the cost of which will generally be borne directly or indirectly by a Fund or issuers of a Fund’s portfolio investments, as applicable). Notwithstanding the foregoing, the Fund’s Adviser or its affiliates will generally seek to engage advisors and service providers in connection with investment transactions for the Fund that require their use on the basis of the overall quality of advice and other services provided, the evaluation of which includes, among other considerations, such service provider’s provision of certain investment-related services and research that the Adviser or its affiliates believe to be of benefit to the Fund. In certain circumstances, advisors and other service providers or their affiliates may charge rates or establish other terms in respect of advice and services provided to the Adviser or its affiliates, Other Monroe Clients or their portfolio investment issuers that are different and more favorable than those established in respect of advice and services provided to a Fund and its portfolio investments.

Underwriting Compensation

We entered into a Managing Dealer Agreement with the Managing Dealer, pursuant to which the Managing Dealer agreed to, among other things, manage our relationships with third-party brokers engaged by the Managing Dealer to participate in the distribution of Common Shares, which we refer to as “participating brokers,” and financial advisers. As set forth in and pursuant to the Managing Dealer Agreement, we will pay the Managing Dealer a 2 basis point managing dealer fee that is payable quarterly in arrears on any capital raised in this offering. Such fees will be borne indirectly by all shareholders of the Fund. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our Common Shares.

 Neither the Fund nor the Managing Dealer will charge an upfront sales load with respect to Class S shares, Class D shares or Class I shares; however, if you buy Class S shares or Class D shares through certain financial intermediaries, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that such intermediaries limit such charges to a 3.5% cap on NAV for Class S shares and a 1.5% cap on NAV for Class D shares. Selling agents will not charge such fees on Class I shares. We will also pay the following shareholder servicing and/or distribution fees to the Managing Dealer and/or a participating broker, subject to FINRA limitations on underwriting compensation: (a) for Class S shares, a shareholder servicing and/or distribution fee equal to 0.85% per annum of the aggregate NAV as of the beginning of the first calendar day of the month for the Class S shares and (b) for Class D shares, a shareholder servicing and/or distribution fee equal to 0.25% per annum of the aggregate NAV as of the beginning of the first calendar day of the month for the Class D shares, in each case, payable monthly. No shareholder servicing or distribution fees will be paid with respect to the Class I shares. See “Plan of Distribution” for examples of the types of organization and offering expenses we may incur.

We or the Adviser may also pay directly, or reimburse the Managing Dealer if the Managing Dealer pays on our behalf, any organization and offering expenses (other than any upfront selling commissions and shareholder servicing and/or distribution fees). In addition, the Adviser, or its affiliates, may pay additional compensation out of its own resources (i.e., not Fund assets) to the Managing Dealer, certain selling agents or financial intermediaries in connection with providing services intended to result in the sale of shares and/or shareholder support service, and such payment amounts may be significant. The additional compensation may differ among the recipients, including brokers or dealers, in amount or in the amount of calculation. Payments of additional compensation may be fixed dollar amounts or, based on the aggregate value of outstanding Common Shares held by our common shareholders introduced by the Managing Dealer, selling agent or financial intermediary, or determined in some other manner. The receipt of the additional compensation by the Managing Dealer, selling agent or financial intermediary may create potential conflicts of interest between an investor and its broker or dealer or other financial intermediary who is recommending the Fund over other potential investments.

While the Adviser or its affiliates have and may continue to pay compensation to such entities in connection with the offering of Common Shares, it is under no obligation to pay such fees and may decide not to do so in the future to the extent that any such compensation is permitted to be borne by the Fund. In return for this compensation, the Adviser and its affiliates expect to receive certain marketing or servicing advantages that are not generally available to funds that do not make such payments. Such advantages are expected to include, without limitation, placement of the Fund on a list of funds offered as investment options to the selling agent’s clients (sometimes referred to as “shelf space”); access to the selling agent’s registered representatives; and/or ability to assist in training and educating the selling agent’s registered representatives.

In exchange for any such compensation that may be made to certain selling agents or financial intermediaries, these agents or intermediaries may provide services including, but not limited to, establishing and maintaining accounts and records; answering inquiries regarding purchases, exchanges and redemptions; processing and verifying purchase, redemption and exchange transactions; furnishing account statements and confirmations of transactions; processing and mailing monthly statements, prospectuses or other offering materials, shareholder reports and other SEC-required communications; and providing the types of services that might typically be provided by our transfer agent (e.g., the maintenance of omnibus or omnibus-like accounts). Any such payments may create potential conflicts of interests between an investor and a selling agent who is recommending a particular fund over other funds.

The prospect of receiving, or the receipt of, the additional compensation described above may provide the Managing Dealer or participating selling agents and financial intermediaries and/or their respective salespersons with an incentive to favor sales or recommendations of Common Shares and interests in funds whose affiliates make similar compensation available over sales of interests in funds (or other fund investments) with respect to which the Managing Dealer and participating selling agents and financial intermediaries do not receive similar compensation or receive lower levels of compensation.

Other Relationships

The Fund may invest in portfolio companies that have relationships with affiliates of the Adviser. Such affiliates may take actions that are detrimental to the interests of the Fund in such portfolio companies. Subject to the provisions of the Fund’s governing documents, on any matter involving a conflict of interest, the Adviser will be guided by applicable law and seek to resolve such conflict in good faith. The Adviser’s affiliates engage in a broad range of business activities and invests in portfolio companies whose operations may be substantially similar to and/or competitive with the portfolio companies and other investments in which the Fund has invested. The performance and operation of such competing businesses could conflict with and adversely affect the performance and operation of the Fund’s portfolio companies and may adversely affect the prices and availability of business opportunities or transactions available to such portfolio companies. The Adviser and each of its affiliates will seek to resolve conflicts in a manner that they determine in their sole discretion to be fair and equitable.

Conflicts Related to Valuation

Certain securities and other assets in which the Fund directly or indirectly invests, including secured loan investments, are not expected to have a readily ascertainable market value and will be valued by the Adviser, as Valuation Designee, in accordance with its established valuation policies. Such securities and other assets will constitute a substantial portion of the Fund’s investments. In addition, when the Valuation Designee determines that the market price does not fairly represent the value of an investment, the Valuation Designee will recommend a fair value for such investment to the Board. The Adviser has a conflict of interest in recommending such valuations, as avoiding writing down the value of assets or writing off assets that are not readily marketable or difficult to value may cause it to receive higher management fees.

Directors of Portfolio Companies

Additional conflicts of interest arise because the Adviser or its affiliates and their respective principals, officers, directors, partners, members, managers and employees may serve as directors of, or acquire observer rights with respect to, certain companies in which the Fund invests (subject to compliance with the Co-Investment Order). In the event the Adviser or a related person (i) obtains material non-public information in such capacity with respect to any such company or (ii) is subject to trading restrictions pursuant to the internal policies of such company, the Adviser may be prohibited from engaging in transactions with respect to the securities or instruments of such company. Such a prohibition may have an adverse effect on the Fund.

In general, such director or similar positions are often important to the Fund’s or an Other Monroe Client’s investment strategies and may have the effect of enhancing the ability of the Adviser and its affiliates to manage investments. However, such positions may have the effect of impairing the ability of the Adviser to sell the related securities when, and upon the terms, they may otherwise desire. In addition, because of the potential conflicting fiduciary duties that Adviser partners, principals and employees owe to a portfolio investment, on one hand, and that the Adviser owes to the Fund, on the other hand, such positions may place Adviser partners, principals and employees in a position where they must make a decision that is either not in the best interests of the Fund or not in the best interests of the other owners of the portfolio investment. Should an Adviser partner, principal or employee make a decision that is not in the best interests of the other owners of a portfolio investment, such decision may subject the Adviser and the Fund to claims that they would not otherwise be subject to as an investor, including claims of breach of the duty of loyalty, securities claims and other director-related claims. In addition, Adviser partners, principals and employees may make decisions for a portfolio investment that negatively impact returns received by the Fund investing in the portfolio investment or in other investments. In addition, because of conflicting fiduciary duties, the Adviser may be restricted in choosing investments for the Fund, which could negatively impact returns received by the Fund. For example, if an Adviser partner, principal or employee was to obtain material nonpublic information about another potential Fund investment.

Material Non-Public Information

The Adviser’s compliance department maintains a list of restricted securities as to which the Adviser or its affiliates may have access to material non-public information and in which the Fund is not permitted to trade without prior approval from the compliance department. In the event that any employee of the Adviser or its affiliates obtains such material non-public information, the Adviser may be restricted in acquiring or disposing investments on behalf of the Fund, which could impact the returns generated for the Fund.

Notwithstanding the maintenance of restricted lists and other internal controls, it is possible that the internal controls relating to the management of material non-public information could fail and result in the Adviser, its affiliates or one of their investment professionals, buying or selling a security while potentially in possession of material non-public information. Inadvertent trading on material non-public information could have adverse effects on the reputation of the Adviser and its affiliates, result in the imposition of regulatory or financial sanctions, and as a consequence, negatively impact the Adviser’s ability to perform investment management services on behalf of the Fund. In an effort to mitigate these risks, the Adviser and its affiliates maintain a Joint Code of Ethics, as described herein above, and provides training to supervised persons with respect to conflicts of interest and how such conflicts are resolved under the Adviser’s policies and procedures.

Policies and Procedures

This registration statement describes, in summary fashion, certain policies, guidelines, procedures and practices relating to the Adviser’s current approach to sourcing, evaluating, structuring, originating, effecting, creating value in and realizing investments (collectively, the “Current Procedures”). Over time, some or all of these Current Procedures may change, and there can be no assurance that the Adviser will not vary from its Current Procedures with respect to the Fund in the future. In addition, from time to time, the Adviser may adopt, revise or rescind investment-related policies with respect to the Fund for the purposes of regulatory compliance, including for the purpose of establishing regulatory categorization or regulatory treatment of the Fund, the Adviser and/or their respective affiliates. Such policies may limit or restrict activities of the Fund and shall be operative to the extent provided in such policies.

Approach to Other Potential Conflicts

Various parts of this registration statement discuss potential conflicts of interest that arise from the Adviser’s and its affiliates’ asset management business model. The Adviser discloses these conflicts due to the fiduciary relationship with its investment advisory clients. As a fiduciary, the Adviser owes its investment advisory clients a duty of loyalty. This includes the duty to address, or at minimum disclose, conflicts of interest that may exist between different clients; between the Adviser and clients; or between its employees and its clients. Where potential conflicts arise, the Adviser will take steps to mitigate, or at least disclose, them. Conflicts that the Adviser cannot avoid (or choses not to avoid) are mitigated through written policies that the Adviser believes protect the interests of its clients as a whole. In these cases – which include issues such as personal trading and client entertainment – regulators have generally prescribed detailed rules or principles for investment firms to follow. By complying with these rules, using robust compliance practices, the Adviser believes that it has handled these conflicts appropriately. These interactions are not static; the Adviser’s business is continually evolving and changes in the Adviser’s activities can lead to new potential conflicts. The Adviser reviews its policies and procedures on an ongoing basis to evaluate their effectiveness and update them as appropriate.

Monetary Benefits

The Adviser has a conflict of interest between its responsibility to act in the best interests of the Fund, on the one hand, and any benefit, monetary or otherwise, that results to it or its affiliates from the operation of the Fund, on the other hand. For example, the Adviser’s incentive fee creates an incentive for the Adviser to recommend more speculative investments for the Fund than it would otherwise in the absence of such performance-based compensation. The Adviser may also be incentivized not to permanently write down or write off or dispose of an investment that has poor prospects for improvement in order to receive ongoing management fees in respect of such investment and to avoid reductions in potential incentive fees if such asset appreciates in the future. In addition, the method of calculating the incentive fee payments may result in conflicts of interest between the Adviser, on the one hand, and the Fund investors, on the other hand, with respect to the management and disposition of investments.

Administration of the Fund

The Administrator and its affiliates provide, or oversee the provision of, administrative resources to the Fund. The resources provided by the Administrator and its affiliates to the Fund include shared resources among the Fund and Other Accounts. The costs for providing these services are not included in the management fee under the Fund’s investment advisory agreement. The Fund is responsible for paying its allocable share of such expenses. The Administrator takes into account a variety of considerations when allocating such expenses, both between the Administrator/its affiliates, on the one hand, and the Fund and Other Accounts on the other, and between and among the Fund and Other Accounts. The Administrator seeks to allocate expenses using fair and reasonable methodologies. The Administrator also reserves the right to charge the Fund a reduced rate for these services, or to reduce or waive such charges entirely, subject to the 1940 Act. The Administrator’s ability to determine the reimbursement obligation from the Fund creates a conflict of interest. The Administrator addresses this conflict by reviewing its fund administration costs to ensure that it is comparable and fair with regard to equivalent services performed by a non-affiliated third party at a rate negotiated on an arm’s length basis. The Board periodically reviews the reimbursement obligation.

Declining an Investment

The Adviser may decline an investment opportunity on behalf of the Fund to the extent the Adviser determines, in its discretion, that such investment may (a) have reputational considerations for the Fund investors, the Adviser or the Fund, (b) implicate considerations under the Adviser’s or a Fund investor’s environmental, social and corporate governance policy, (c) to the Adviser’s knowledge, have been the subject of concern or controversy among financial institutions, institutional investors or the public or (d) give rise to other similar considerations. In certain cases, such an investment may be allocated to Other Accounts that have consented to the investment or do not, in the Adviser’s discretion, have such considerations, in lieu of the investment being allocated to the Fund.

Policies and Procedures of the Adviser

The Adviser has implemented specified policies and procedures to mitigate potential conflicts of interest and address regulatory requirements and contractual restrictions. Such policies and procedures may reduce the synergies across the Adviser’s various businesses that the Fund expects to draw on for purposes of pursuing attractive investment opportunities. Because the Adviser has a number of different asset management and advisory businesses, it is subject to a number of actual and potential conflicts of interest, greater regulatory oversight and subject to more legal and contractual restrictions than that to which it would otherwise be subject if it had just one line of advisory business. In addressing these conflicts and regulatory, legal and contractual requirements across its various businesses, the Adviser has implemented certain information-sharing policies and procedures (e.g., information walls) that may reduce the positive synergies that the Fund expects to utilize for purposes of finding attractive investments.

Although the Fund plans to leverage the Adviser’s resources to help source, diligence, underwrite and manage the Fund’s portfolio securities, the Adviser’s information-sharing policies and procedures, as well as certain regulatory and contractual constraints, could significantly limit the Fund’s ability to do so. For example, from time to time, other groups within the Adviser or its affiliates may be in possession of material non-public information with respect to the Fund’s investments or potential investments and, as a result, such other groups are restricted by the Adviser’s information sharing policies and procedures or by law or contract from sharing such information, even where the disclosure of such information would be in the best interests of the Fund, and the disclosure of which would otherwise influence the decisions taken by the Adviser with respect to such investments or potential investments. Accordingly, as a result of such restrictions, the investment activities of the Adviser’s other groups may differ from, or be inconsistent with, the interests of and activities which are undertaken for the account of the Fund, and there can be no assurance that the Fund will be able to fully leverage the resources and expertise of the Adviser’s other businesses.

Other Investing and Research Activities

The Adviser and its affiliates conduct a variety of asset management activities, including sponsoring investment funds registered and regulated under the 1940 Act. Such activities include managing assets of pension funds which are subject to federal pension law and its regulations and management of separate accounts for institutional clients. These activities may present conflicts of interest if the Fund pursues an investment in or transaction involving a company in which the Adviser’s asset management clients and investment companies have previously invested or a company in which an entity in which the Adviser’s asset management clients or investment companies have previously invested has an interest. The Adviser may also acquire confidential information and may enter into confidentiality and/or “standstill agreements” when assessing investment opportunities. These activities could prevent the Fund from disposing of (or acquiring additional interests in) such investment opportunities, potentially for an extended period and could result in the Fund disposing of an investment at a price that is lower than the price which it could have obtained if it were not subject to such restriction. In addition, certain of the Adviser’s asset management clients and investment companies and the Adviser and its affiliates may invest in securities of publicly traded companies that are actual or potential investments of the Fund. The trading activities of such asset management clients and investment companies may differ from or be inconsistent with activities undertaken for the account of the Fund in such securities or related securities. In addition, the trading activities of the Adviser and its clients in publicly traded securities and the research recommendations of the Adviser with respect to publicly traded securities may differ from, or be inconsistent with, the interests of and activities which are undertaken for the account of the Fund in such securities or related securities. For example, the Fund may dispose of securities at a time when the Adviser’s research is recommending a purchase of such securities. The Adviser intends to make its own independent determination with respect to the investment activities of the Fund.

The Adviser Has Different Compensation Arrangements with Other Accounts

The Adviser is subject to a conflict of interest because varying compensation arrangements among the Fund and Other Accounts could incentivize the Adviser to manage the Fund and such Other Accounts differently. These and other differences will make the Fund more or less profitable to the Adviser than certain Other Accounts.

POTENTIAL INVESTORS SHOULD READ THIS PROSPECTUS, THE SUBSCRIPTION MATERIALS AND THE TRUST AGREEMENT IN THEIR ENTIRETY BEFORE DECIDING WHETHER TO INVEST IN THE FUND.

CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS

The following table sets forth, as of November 30, 2025, information with respect to the beneficial ownership of our Common Shares by:

●	each person known to us to be expected to beneficially own more than 5% of the outstanding Common Shares;
●	each of our Trustees and each executive officers; and
●	all of our Trustees and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise noted below, each person named in the following table has sole voting and investment power with respect to all shares of the Fund’s Common Shares that they beneficially own. Please note that certain record holders of 5% or more of our Common Shares may be deemed not to beneficially own (or may be deemed to have disclaimed beneficial ownership of) some or all of their Common Shares to the extent they do not have voting and/or dispositive power over such Common Shares. There are no Common Shares subject to options that are currently exercisable or exercisable within 60 days of the offering. Percentage of beneficial ownership is based on 3,948,487.88 of our Common Shares outstanding as of November 30, 2025.

Common Shares
Beneficially Owned
Name and Address	Number	Percentage
Greater than 5% Shareholders
Wendel SE(1)	3,948,487.88	100.0%
Interested Trustees(2)
Theodore L. Koenig	—	—
Independent Trustees(2)
Thomas J. Allison	—	—
Kenneth R. Buckman	—	—
Executive Officers who are not Trustees(2)
Zia Uddin	—	—
Christopher Lund	—	—
Kristan Gregory	—	—
All officers and Trustees as a group (6 persons)	—	—
*	Less than 1%.
(1)	Reflects (i) 3,947,887.88 Common Shares directly held by W Sponsoring SCSp (“Sponsoring”) and (ii) 600 Common Shares directly held by Monroe Capital Onshore Holdco LLC (“Onshore HoldCo”), a Delaware limited liability company that is directly wholly owned by Monroe Capital Intermediate Holdings, LLC, which is in turn indirectly majority-owned by Wendel SE.

Sponsoring is a special limited partnership (société en commandite spéciale) organized under the laws of the Grand Duchy of Luxembourg and managed by a board of managers (the “Board of Managers”). A majority vote of managers is required for any action by the Board of Managers, and no single manager has a veto right. The sole general partner of Sponsoring, Oranje-Nassau GP S.à r.l. (the “General Partner”), is not actively involved in management of Sponsoring. The General Partner and the Board of Managers disclaim beneficial ownership of the securities reported herein, except to the extent of the General Partner’s pecuniary interest therein.

Sponsoring’s limited partner interest is wholly owned by Wendel Luxembourg S.A., a wholly-owned direct subsidiary of Wendel SE, a French investment company listed on the Euronext Paris stock-exchange. Sponsoring’s principal business address is 11 avenue Emile Reuter, L-2420 Luxembourg. The principal business address for Wendel SE is 2-4, rue Paul Cézanne, Paris, France 75008.

(2)	The address for all of the Fund’s officers and Trustees is Monroe Capital Enhanced Corporate Lending Fund, c/o Monroe Capital BDC Advisors, LLC, 155 N. Wacker Drive, Floor 35, Chicago, Illinois 60606.

The following table sets forth the dollar range of equity securities of the Fund and other funds in the Fund Complex beneficially owned by the Trustees as of November 30, 2025.

Aggregate
	Dollar Range	Dollar Range
	of Equity	of Equity
	Securities in	Securities in the
Name and Address	Fund(1)(2)	Fund Complex
Interested Trustees
Theodore L. Koenig	—	—
Independent Trustees(1)
Thomas J. Allison	—	—
Kenneth R. Buckman	—	—
(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.
(2)	The dollar range of equities securities expected to be beneficially owned by our Trustees is based on the NAV per share of Class I shares of $25.33 as of November 6, 2025. No Class S shares or Class D shares were outstanding as of November 30, 2025.
(3)	The dollar range of equity securities beneficially owned are: none, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000 or over $100,000.

DISTRIBUTIONS

We expect to pay regular monthly distributions commencing with the first full calendar quarter after the commencement of this offering. Any distributions we make will be at the discretion of our Board, considering factors such as our earnings, cash flow, capital needs and general financial condition and the requirements of Delaware law. As a result, our distribution rates and payment frequency may vary from time to time.

Our Board’s discretion as to the payment of distributions will be directed, in substantial part, by its determination to cause us to comply with the RIC requirements. To maintain our treatment as a RIC, we generally are required to make aggregate annual distributions to our shareholders of at least 90% of investment company taxable income. See “Description of our Common Shares” and “Certain U.S. Federal Income Tax Considerations.”

The per share amount of distributions on Class S shares, Class D shares and Class I shares generally differ because of different class-specific shareholder servicing and/or distribution fees that are deducted from the gross distributions for each share class. Specifically, distributions on Class S shares will be lower than Class D shares and Class I shares, and distributions on Class D shares will be lower than Class I shares because we are required to pay higher ongoing shareholder servicing and/or distribution fees with respect to the Class S shares (compared to Class D shares and Class I shares), and we are required to pay higher ongoing shareholder servicing and/or distribution fees with respect to Class D shares (compared to Class I shares, which have no shareholder servicing and/or distribution fee).

There is no assurance we will pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, or return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources. The use of borrowings to pay distributions is subject to our Declaration of Trust and Section VI.K. of the Omnibus Guidelines. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, how quickly we invest the proceeds from this and any future offering and the performance of our investments. Funding distributions from the sales of assets, borrowings, return of capital or proceeds of this offering will result in us having less funds available to acquire investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your Common Shares. We believe the likelihood that we will pay distributions from sources other than cash flow from operations will be higher in the early stages of the offering, but over time, we intend to fund distributions fully from cash flow from operations.

From time to time, we may also pay special interim distributions in the form of cash or Common Shares at the discretion of our Board.

We have not established limits on the amount of funds we may use from any available sources to make distributions. There can be no assurance that we will achieve the performance necessary to sustain our distributions or that we will be able to pay distributions at a specific rate or at all. The Adviser and its affiliates have no obligation to waive advisory fees or otherwise reimburse expenses in future periods. See “Advisory Agreement and Administration Agreement.”

Consistent with the Code, shareholders will be notified of the source of our distributions. Our distributions may exceed our earnings and profits, especially during the period before we have substantially invested the proceeds from this offering. As a result, a portion of the distributions we make may represent a return of capital for tax purposes. The tax basis of shares must be reduced by the amount of any return of capital distributions, which will result in an increase in the amount of any taxable gain (or a reduction in any deductible loss) on the sale of shares.

For a period of time following commencement of this offering, which time period may be significant, substantial portions of our distributions may be funded indirectly through the reimbursement or advancement of certain expenses by the Adviser and its affiliates, including through the waiver of certain investment advisory fees by the Adviser, that are subject to conditional reimbursement by us within three years. Any such distributions funded through such expense reimbursements/advancements or waivers of advisory fees are not based on our investment performance, and can only be sustained if we achieve positive investment performance in future periods and/or the Adviser or its affiliates continues to advance such expenses or waive such fees. Our future reimbursement of amounts advanced or waived by the Adviser and its affiliates will reduce our NAV at the time we make such reimbursement payment and may reduce future distributions to which you would otherwise be entitled. In addition, the initial advancement of expenses or waiver of fees by the Adviser and its affiliates may prevent a decline in NAV in the short term, and our reimbursement of these amounts may reduce our NAV in the future. Other than as set forth in this prospectus, the Adviser and its affiliates have no obligation to advance expenses or waive advisory fees.

We intend to elect to be treated, and intend to qualify annually thereafter, as a RIC under the Code. To obtain and maintain RIC tax treatment, we must distribute at least 90% of our investment company taxable income (net ordinary taxable income and net short-term capital gains in excess of net long-term capital losses), if any, to our shareholders. A RIC may satisfy the 90% distribution requirement by actually distributing dividends (other than capital gain dividends) during the taxable year. In addition, a RIC may, in certain cases, satisfy the 90% distribution requirement by distributing dividends relating to a taxable year after the close of such taxable year under the “spillback dividend” provisions of Subchapter M. If a RIC makes a spillback dividend, the amounts will be included in a shareholder’s gross income for the year in which the spillback dividend is paid.

We currently intend to distribute net capital gains (i.e., net long-term capital gains in excess of net short-term capital losses), if any, at least annually out of the assets legally available for such distributions. However, we may decide in the future to retain such capital gains for investment and elect to treat such gains as deemed distributions to you. If this happens, you will be treated for U.S. federal income tax purposes as if you had received an actual distribution of the capital gains that we retain and reinvested the net after tax proceeds in us. In this situation, you would be eligible to claim a tax credit (or, in certain circumstances, a tax refund) equal to your allocable share of the tax we paid on the capital gains deemed distributed to you. We can offer no assurance that we will achieve results that will permit the payment of any cash distributions. See “Certain U.S. Federal Income Tax Considerations.”

If we issue senior securities, we may be prohibited from making distributions if doing so causes us to fail to maintain the asset coverage ratios stipulated by the 1940 Act or if distributions are limited by the terms of any of our borrowings.

We have adopted a distribution reinvestment plan pursuant to which you may elect to have the full amount of your cash distributions reinvested in additional Common Shares. See “Distribution Reinvestment Plan.”

DESCRIPTION OF OUR COMMON SHARES

The following description is based on relevant portions of Delaware law and on our Declaration of Trust and bylaws. This summary is not necessarily complete, and we refer you to Delaware law, our Declaration of Trust and our bylaws for a more detailed description of the provisions summarized below.

General

The terms of the Declaration of Trust authorize an unlimited number of Common Shares of any class, par value $0.01 per share, of which approximately 3,948,488 shares were outstanding as of November 30, 2025, and an unlimited number of preferred shares, par value $0.01 per share. The Declaration of Trust provides that the Board may classify or reclassify any unissued Common Shares into one or more classes or series of Common Shares or preferred shares by setting or changing the preferences, conversion or other rights, voting powers, restrictions, or limitations as to dividends, qualifications, or terms or conditions of redemption of the shares. There is currently no market for our Common Shares, and we can offer no assurances that a market for our shares will develop in the future. We do not intend for the shares offered under this prospectus to be listed on any national securities exchange. There are no outstanding options or warrants to purchase our shares. No shares have been authorized for issuance under any equity compensation plans. Under the terms of our Declaration of Trust, shareholders shall be entitled to the same limited liability extended to shareholders of private Delaware for profit corporations formed under the Delaware General Corporation Law, 8 Del. C. § 100, et. seq. Our Declaration of Trust provides that no shareholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to us by reason of being a shareholder, nor shall any common shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Fund’s assets or the affairs of the Fund by reason of being a shareholder.

None of our Common Shares are subject to further calls or to assessments, sinking fund provisions, obligations of the Fund or potential liabilities associated with ownership of the security (not including investment risks). In addition, except as may be provided by the Board in setting the terms of any class or series of Common Shares, no shareholder shall be entitled to exercise appraisal rights in connection with any transaction.

Outstanding Securities

		Amount Held	Amount
	Amount	by Fund for its	Outstanding as
Title of Class	Authorized	Account	of November 30, 2025
Class S	Unlimited	—	—
Class D	Unlimited	—	—
Class I	Unlimited	—	3,948,487.88

Common Shares

Under the terms of our Declaration of Trust, all Common Shares will have equal rights as to voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Dividends and distributions may be paid to the holders of our Common Shares if, as and when authorized by our Board and declared by us out of funds legally available therefore. Except as may be provided by our Board in setting the terms of classified or reclassified shares, our Common Shares have no preemptive, exchange, conversion, appraisal or redemption rights and will be freely transferable, except where their transfer is restricted by federal or state securities laws or by contract and except that, in order to avoid the possibility that our assets could be treated as “plan assets,” we may require any person proposing to acquire Common Shares to furnish such information as may be necessary to determine whether such person is a benefit plan investor or a controlling person, restrict or prohibit transfers of such shares or redeem any outstanding shares for such price and on such other terms and conditions as may be determined by or at the direction of the Board. In the event of our liquidation, dissolution or winding up, each share of our Common Shares would be entitled to share pro rata in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred shares, if any preferred shares are outstanding at such time. Subject to the rights of holders of any other class or series of shares, each share of our Common Shares is entitled to one vote on all matters submitted to a vote of shareholders, including the election of Trustees. Except as may be provided by the Board in setting the terms of classified or reclassified shares, and subject to the express terms of any class or series of preferred shares, the holders of our Common Shares possess exclusive voting power. There is no cumulative voting in the election of Trustees. Subject to the special rights of the holders of any class or series of preferred shares to elect Trustees, each Trustee will be elected by a plurality of the votes cast with respect to such Trustee’s election except in the case of a “contested election” (as defined in our bylaws), in which case Trustees will be elected by a majority of the votes cast in the contested election of Trustees. Pursuant to our Declaration of Trust, our Board may amend the bylaws to alter the vote required to elect Trustees; provided, that if any amendment or new addition to our bylaws adversely affects the voting rights of shareholders as identified in Article II, Section 7 of our bylaws, such amendment or addition must be approved by the affirmative vote of holders of a majority of our outstanding voting securities entitled to vote on the matter.

Class S Shares

Neither the Fund nor the Managing Dealer will charge upfront selling commissions for sales of any Class S shares; however, if you purchase Class S shares from certain financial intermediaries, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that they limit such charges to a 3.5% cap on NAV for Class S shares.

We pay the Managing Dealer selling commissions over time as shareholder servicing and/or distribution fees with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares, including any Class S shares issued pursuant to our distribution reinvestment plan. The shareholder servicing and/or distribution fees are paid monthly in arrears. The Managing Dealer reallows (pays) all or a portion of the shareholder servicing and/or distribution fees to participating brokers and servicing brokers for ongoing shareholder services performed by such brokers, and will waive shareholder servicing and/or distribution fees to the extent a broker is not eligible to receive it for failure to provide such services.

Class S shares are available through brokerage and transaction-based accounts.

Class D Shares

Neither the Fund nor the Managing Dealer will charge upfront selling commissions for sales of any Class D shares; however, if you purchase Class D shares from certain financial intermediaries, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that they limit such charges to a 1.5% cap on NAV for Class D shares.

We pay the Managing Dealer selling commissions over time as shareholder servicing and/or distribution fees with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of all our outstanding Class D shares, including any Class D shares issued pursuant to our distribution reinvestment plan. The shareholder servicing and/or distribution fees are paid monthly in arrears. The Managing Dealer reallows (pays) all or a portion of the shareholder servicing and/or distribution fees to participating brokers and servicing brokers for ongoing shareholder services performed by such brokers, and will waive shareholder servicing and/or distribution fees to the extent a broker is not eligible to receive it for failure to provide such services.

Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, sponsored by participating brokers or other intermediaries that provide access to Class D shares, (2) through participating brokers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/ brokerage platforms at participating brokers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus.

Class I Shares

Neither the Fund nor the Managing Dealer will charge upfront selling commissions or shareholder servicing and/or distribution fees for sales of any Class I shares and financial intermediaries will not charge you transaction or other such fees on Class I Shares.

Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, sponsored by participating brokers or other intermediaries that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating brokers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) through certain registered investment advisers and/or transaction/brokerage platforms at participating brokers, (5) by our executive officers and trustees and their immediate family members, as well as officers and employees of the Adviser or other affiliates and their immediate family members, and, if approved by our Board, joint venture partners, consultants and other service providers, or (6) by other categories of investors that we name in an amendment or supplement to this prospectus. In certain cases, where a holder of Class S shares or Class D shares exits a relationship with a participating broker for this offering and does not enter into a new relationship with a participating broker for this offering, such holder’s shares may be exchanged into an equivalent NAV amount of Class I shares. We may also offer Class I shares to certain feeder vehicles primarily created to hold our Class I shares, which in turn offer interests in themselves to investors; we expect to conduct such offerings pursuant to exceptions to registration under the Securities Act and not as a part of this offering. Such feeder vehicles may have additional costs and expenses, which would be disclosed in connection with the offering of their interests. We may also offer Class I shares to other investment vehicles.

Exchange of Common Shares Between Classes

A shareholder may be permitted to exchange Common Shares between classes of shares of the Fund, provided that, among other things: (1) the shareholder’s aggregate investment would have met the minimum initial investment requirements in the applicable class at the time of purchase and continues to meet those requirements; (2) the Common Shares are otherwise available for offer and sale; and (3) the investment meets all other requirements for investing in the applicable class. When an individual shareholder cannot meet the minimum initial investment requirements of the applicable class, exchanges of Common Shares from one class to the applicable class may be permitted if such shareholder’s investment is made by an intermediary that has discretion over the account and has invested other clients’ assets in the Fund, which when aggregated together with such investor’s investment, meet the minimum initial investment requirements for the applicable class. Investors will not be charged any fees by the Fund for such exchanges. Ongoing fees and expenses incurred by a given class will differ from those of other share classes, and an investor receiving new Common Shares in an exchange may be subject to lower total expenses charged by the Fund following such exchange. Exchange transactions will be effected only into an identically registered account. While exchange transactions will generally not be treated as a redemption for federal income tax purposes, investors should consult their tax advisors as to the federal, foreign, state and local tax consequences of an exchange. The Fund also reserves the right to revise or terminate the exchange privilege, limit the amount or number of exchanges or reject any exchange.

Assuming the exchange meets the eligibility requirements of the class into which such shareholder seeks to exchange and the Fund has received proper instruction from the financial intermediary to effect such exchange and consents to such exchange, (i) a financial intermediary may, in its discretion, determine to exchange a shareholder’s Common Shares at such shareholder’s request and (ii) in certain cases, where a holder of Class S shares or Class D shares is no longer eligible to hold such class of shares based on the shareholder’s arrangements with its financial intermediary, (a) such holder’s Class S shares may be exchanged into an equivalent net asset value amount of Class D shares or Class I shares and (b) such holder’s Class D shares may be exchanged into an equivalent net asset value amount of Class I shares.

Other Terms of Common Shares

We will cease paying the shareholder servicing and/or distribution fees on the Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of our assets or (iii) the date following the completion of the primary portion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including the shareholder servicing and/or distribution fee and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering. In addition, consistent with the exemptive relief that permits us to issue multiple classes of shares, at the end of the month in which the Managing Dealer in conjunction with the transfer agent determines that total transaction or other fees, including upfront placement fees or brokerage commissions, and shareholder servicing and/or distribution fees paid with respect to any single share held in a shareholder’s account would exceed, in the aggregate, 10% of the gross proceeds from the sale of such share (or a lower limit as determined by the Managing Dealer or the applicable selling agent), we will cease paying the shareholder servicing and/or distribution fee on either (i) each such share that would exceed such limit or (ii) all Class S shares and Class D shares in such shareholder’s account. Compensation paid with respect to the shares in a shareholder’s account will be allocated among each share such that the compensation paid with respect to each individual share will not exceed 10% of the offering price of such share. We may modify this requirement in a manner that is consistent with applicable exemptive relief. At the end of such month, the applicable Class S shares or Class D shares in such shareholder’s account will convert into a number of Class I shares (including any fractional shares), with an equivalent aggregate NAV as such Class S shares or Class D shares. In addition, immediately before any liquidation, dissolution or winding up, each Class S share and Class D share will automatically convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share.

Preferred Shares

This offering does not include an offering of preferred shares. However, under the terms of the Declaration of Trust, our Board may authorize us to issue preferred shares in one or more classes or series without shareholder approval, to the extent permitted by the 1940 Act. The Board has the power to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series of preferred shares. We do not currently anticipate issuing preferred shares in the near future, including within the first year after the effective date of this prospectus. In the event we issue preferred shares, we will make any required disclosure to shareholders. We will not offer preferred shares to the Adviser or our affiliates except on the same terms as offered to all other shareholders.

Preferred shares could be issued with terms that would adversely affect the shareholders, provided that we may not issue any preferred shares that would limit or subordinate the voting rights of holders of our Common Shares. Preferred shares could also be used as an anti-takeover device through the issuance of shares of a class or series of preferred shares with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control. Every issuance of preferred shares will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that: (1) immediately after issuance and before any dividend or other distribution is made with respect to common shares and before any purchase of common shares is made, such preferred shares together with all other senior securities must not exceed an amount equal to 50% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred shares, if any are issued, must be entitled as a class voting separately to elect two Trustees at all times and to elect a majority of the Trustees if distributions on such preferred shares are in arrears by two full years or more. Certain matters under the 1940 Act require the affirmative vote of the holders of at least a majority of the outstanding shares of preferred shares (as determined in accordance with the 1940 Act) voting together as a separate class. For example, the vote of such holders of preferred shares would be required to approve a proposal involving a plan of reorganization adversely affecting such securities.

The issuance of any preferred shares must be approved by a majority of our Independent Trustees not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.

Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses

Delaware law permits a Delaware statutory trust to include in its declaration of trust a provision to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever. Our Declaration of Trust provides that our Trustees will not be liable to us or our shareholders for monetary damages for breach of fiduciary duty as a trustee to the fullest extent permitted by Delaware law. Our Declaration of Trust provides for the indemnification of any person to the full extent permitted, and in the manner provided, by Delaware law. In accordance with the 1940 Act, we will not indemnify certain persons for any liability to which such persons would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Pursuant to our Declaration of Trust and subject to certain exceptions described therein, we will indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former Trustee or officer, employee, controlling person or agent of the Fund or the Adviser or its controlling person and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (ii) any individual who, while a Trustee or officer of the Fund or the Adviser or its controlling person and at the request of the Fund, serves or has served as a trustee, officer, partner or trustee of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity (each such person, an “Indemnitee”), in each case to the fullest extent permitted by Delaware law. Notwithstanding the foregoing, we will not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by an Indemnitee unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities were offered or sold as to indemnification for violations of securities laws.

We will not indemnify an Indemnitee against any liability or loss suffered by such Indemnitee nor will we hold harmless such Indemnitee for any loss or liability suffered by us unless (i) the Fund determines in good faith that the course of conduct that caused the loss or liability was in the best interest of the Fund, (ii) the Indemnitee was acting on behalf of or performing services for the Fund, (iii) such liability or loss was not the result of (A) negligence or misconduct, in the case that the party seeking indemnification is a Trustee (other than an Independent Trustee), officer, employee, controlling person or agent of the Fund, or (B) gross negligence or willful misconduct, in the case that the party seeking indemnification is an Independent Trustee, and (iv) such indemnification or agreement to hold harmless is recoverable only out of assets of the Fund and not from the shareholders.

In addition, the Declaration of Trust permits the Fund to advance reasonable expenses to an Indemnitee or an affiliate of the Adviser who is not otherwise an Indemnitee, and we will do so in advance of final disposition of a proceeding (a) if the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Fund, (b) the legal proceeding was initiated by a third party who is not a shareholder or, if by a shareholder of the Fund acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (c) upon the Fund’s receipt of (i) a written affirmation by such person’s good faith belief that he or she has met the standard of conduct necessary for indemnification by the Fund and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the Fund, together with the applicable legal rate of interest thereon, if it is ultimately determined that the standard of conduct was not met.

Delaware Law and Certain Declaration of Trust Provisions

Organization and Duration

We were formed in Delaware on March 3, 2025, and will remain in existence until dissolved in accordance with our Declaration of Trust or pursuant to Delaware law.

Purpose

Under the Declaration of Trust, we are permitted to engage in any business activity that lawfully may be conducted by a statutory trust organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreements relating to such business activity.

Our Declaration of Trust contains provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. For example, the Board is divided into three classes, each serving staggered, three-year terms. In addition, our Board may, without shareholder action, authorize the issuance of shares in one or more classes or series, including preferred shares; and our Board may, without shareholder action, amend our Declaration of Trust to increase the number of our Common Shares, of any class or series, that we will have authority to issue. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Sales and Leases to the Fund

Our Declaration of Trust provides that, unless otherwise permitted by the 1940 Act or applicable guidance or exemptive relief of the SEC, we may not purchase or lease assets in which the Adviser or any of its affiliates have an interest unless all of the following conditions are met: (a) the transaction occurs at the formation of the Fund and is fully disclosed to the shareholders in a prospectus or in a periodic report; and (b) the assets are sold or leased upon terms that are reasonable to us and at a price not to exceed the lesser of cost or fair market value as determined by an independent expert. However, the Adviser may purchase assets in its own name (and assume loans in connection) and temporarily hold title, for the purposes of facilitating the acquisition of the assets, the borrowing of money, obtaining financing for us, or the completion of construction of the assets, so long as all of the following conditions are met: (i) the assets are purchased by us at a price no greater than the cost of the assets to the Adviser; (ii) all income generated by, and the expenses associated with, the assets so acquired will be treated as belonging to us; and (iii) there are no other benefits arising out of such transaction to the Adviser or its affiliate apart from compensation otherwise permitted by the Omnibus Guidelines.

Sales and Leases to our Adviser, Trustees or Affiliates

Our Declaration of Trust provides that, unless otherwise permitted by the 1940 Act or applicable guidance or exemptive relief of the SEC, we may not sell assets to the Adviser or any of its affiliates unless such sale is approved by the holders of a majority of our outstanding Common Shares. Our Declaration of Trust also provides that we may not lease assets to the Adviser, any trustee or any affiliate thereof unless all of the following conditions are met: (a) the transaction occurs at the formation of the Fund and is fully disclosed to the shareholders in a prospectus or in a periodic report; and (b) the terms of the transaction are fair and reasonable to us.

Loans

Our Declaration of Trust provides that, unless otherwise permitted by the 1940 Act or applicable guidance or exemptive relief of the SEC, except for the advancement of indemnification funds, no loans, credit facilities, credit agreements or otherwise may be made by us to the Adviser or any of its affiliates.

Commissions on Financing, Refinancing or Reinvestment

Our Declaration of Trust provides that, unless otherwise permitted by the 1940 Act or applicable guidance or exemptive relief of the SEC, we generally may not pay, directly or indirectly, a commission or fee to the Adviser or any of its affiliates in connection with the reinvestment of cash available for distribution, available reserves, or the proceeds of the resale, exchange or refinancing of assets.

Lending Practices

Our Declaration of Trust provides that, with respect to financing made available to us by the Adviser, the Adviser may not receive interest in excess of the lesser of the Adviser’s cost of funds or the amounts that would be charged by unrelated lending institutions on comparable loans for the same purpose. The Adviser may not impose a prepayment charge or penalty in connection with such financing and the Adviser may not receive points or other financing charges. In addition, the Adviser is prohibited from providing financing to us with a term in excess of 12 months.

Number of Trustees; Vacancies; Removal

Our Declaration of Trust provides that the number of Trustees will be set by our Board in accordance with our bylaws. Our bylaws provide that a majority of our entire Board may at any time increase or decrease the number of Trustees. Our Declaration of Trust provides that the number of Trustees generally may not be less than three, except for a period of up to sixty days after the death, removal or resignation of a Trustee pending the election of such Trustee’s successor. Except as otherwise required by applicable requirements of the 1940 Act and as may be provided by our Board in setting the terms of any class or series of preferred shares, pursuant to an election under our Declaration of Trust, any and all vacancies on our Board may be filled only by the affirmative vote of a majority of the remaining Trustees in office, even if the remaining Trustees do not constitute a quorum, and any Trustee elected to fill a vacancy will serve for the remainder of the full term of the Trustee for whom the vacancy occurred and until a successor is elected and qualified, subject to any applicable requirements of the 1940 Act. Independent Trustees will nominate replacements for any vacancies among the Independent Trustees’ positions.

Our Declaration of Trust provides that a Trustee may be removed (i) for cause by a majority of the remaining Trustees (or in the case of the removal of a Trustee that is not an interested person, a majority of the remaining Trustees that are not interested persons); or (ii) with or without cause upon a vote by the holders of more than 50% of the outstanding shares entitled to vote. For purposes of Trustee removal, “cause” means, with respect to any particular Trustee, that the Trustee has (i) been convicted of a felony or a final judgment of a court of competent jurisdiction holding that such Trustee caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty, (ii) been the subject of any order or determination by the SEC or similar agency of any country for any securities violation involving insider trading, fraud, misappropriation, dishonesty or willful misconduct or (iii) been convicted of, or pleaded guilty or no contest to, a crime involving moral turpitude that is reasonably likely to injure, tarnish, damage or otherwise negatively affect our reputation.

We have a total of three members of our Board, two of whom are Independent Trustees. Our bylaws provide that a quorum for all meetings of the Trustees shall be one-half, but not less than two, of the Trustees. Our Declaration of Trust provides that a majority of our Board must be Independent Trustees except for a period of up to 60 days after the death, removal or resignation of an Independent Trustee pending the election of his or her successor. Our Board is divided into three classes of Trustees serving staggered terms of three years each. The initial terms of the Fund’s Class I Trustees will expire at the 2026 annual meeting of stockholders; the initial terms of the Fund’s Class II Trustees will expire at the 2027 annual meeting of stockholders; and the initial term of the Fund’s Class III Trustee will expire at the 2028 annual meeting of stockholders. In all cases, as to each Trustee, such term shall extend until his or her successor shall be elected by the affirmative vote of shareholders or until his or her earlier resignation, removal from office, death or incapacity. Each Trustee may be reelected to an unlimited number of succeeding terms in accordance with the Declaration of Trust.

Determinations by Our Board of Trustees

Our Declaration of Trust contains a provision that states the authority of our Board of Trustees to manage our business and affairs. This provision enumerates certain matters and states that the determination as to any such enumerated matters made by or pursuant to the direction of our Board of Trustees and consistent with our Declaration of Trust is final and conclusive and binding upon us and our shareholders. This provision does not alter the duties our Board of Trustees owes to us or our shareholders pursuant to our Declaration of Trust, under Delaware law and under the 1940 Act. Further, it would not restrict the ability of a shareholder to challenge an action by our Board of Trustees which was taken in a manner that is inconsistent with our Declaration of Trust or the Board of Trustees’ duties under Delaware law and the 1940 Act or which did not comply with the requirements of the provision.

Action by Shareholders

Our bylaws provide that shareholder action can be taken at an annual meeting or a special meeting of shareholders. The shareholders will only have voting rights as required by the 1940 Act or as otherwise provided for in the Declaration of Trust. The Fund will hold annual meetings. Special meetings of shareholders may be called by the (i) Chair of the Board, (ii) our Chief Executive Officer or (iii) a majority of the Board, and will be limited to the purposes for any such special meeting set forth in the notice thereof. In addition, our Declaration of Trust and bylaws provides that, subject to the satisfaction of certain procedural and informational requirements by the shareholders requesting the meeting, a special meeting of shareholders will be called by the secretary of the Fund to act on any matter that may properly be considered at a meeting of shareholders upon the written request of shareholders entitled to cast not less than 10% of all the votes entitled to be cast on such matter at such meeting. Any special meeting shall be held at such place, date and time as may be designated by the Chief Executive Officer or the Board, whoever has called the meeting. In the case of any special meeting called by the Secretary upon the request of shareholders (a “Shareholder Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board. The date of any Shareholder Requested Meeting shall be not less than fifteen and not more than sixty days after the Secretary gives notice for any Shareholder Requested Meeting (the “Meeting Record Date”). If the Board fails to designate, within fifteen days after the date that a valid Special Meeting Request is actually received by the Secretary (the “Delivery Date”), a date and time for Shareholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the sixtieth day after the Meeting Record Date or, if such sixtieth day is not a business day, on the first preceding business day. The Secretary shall provide a notice to all shareholders of such Shareholder Requested Meeting within fifteen days of the Delivery Date, by person or by mail, of the date, time and location of such Shareholder Requested Meeting and the purpose of the Shareholder Requested Meeting; provided that in the event that the Board fails to designate a place for a Shareholder Requested Meeting within fifteen days after the Delivery Date, then such meeting shall be held at the principal executive office of the Company. If there are no Trustees, the officers of the Fund will promptly call a special meeting of the shareholders entitled to vote for the election of successor Trustees. Any meeting may be adjourned and reconvened as the Board may determine or as otherwise provided in the bylaws. These provisions will have the effect of significantly reducing the ability of shareholders being able to have proposals considered at a meeting of shareholders.

With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by the Board or (3) provided that the Board has determined that Trustees will be elected at the meeting, by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the Declaration of Trust.

Our Declaration of Trust also provides that, subject to the mandatory provisions of any applicable laws or regulations or other provisions of the Declaration of Trust, the following actions may be taken by the shareholders, without concurrence by our Board or the Adviser, upon a vote by the holders of more than 50% of the outstanding shares entitled to vote to:

●	modify the Declaration of Trust;
●	remove the Adviser or appoint a new investment adviser;
●	remove any Trustee with or without cause;
●	dissolve the Fund; or
●	sell all or substantially all of our assets other than in the ordinary course of business.

The purpose of requiring shareholders to give us advance notice of nominations and other business is to afford our Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board, to inform shareholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of shareholders. Although our Declaration of Trust does not give our Board any power to disapprove shareholder nominations for the election of Trustees or proposals recommending certain action, they may have the effect of precluding a contest for the election of Trustees or the consideration of shareholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of trustees or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our shareholders.

Our Adviser or the Board, as applicable, may not, without the approval of a vote by the holders of more than 50% of the outstanding shares entitled to vote on such matters:

●	modify the Declaration of Trust except for amendments which do not materially alter or change the powers, preferences, or special rights of the shares so as to affect them adversely;
●	except as otherwise permitted under the Advisory Agreement, voluntarily withdraw as our investment adviser unless such withdrawal would not affect our tax status and would not materially alter or change the powers, preferences, or special rights of the shares so as to affect them adversely;
●	appoint a new investment adviser (other than a sub-adviser pursuant to the terms of the Advisory Agreement and applicable law);
●	sell all or substantially all of our assets other than in the ordinary course of business; or

●	cause the merger or similar reorganization of the Fund.

Amendment of the Declaration of Trust and Bylaws

Except for amendments to our Declaration of Trust which materially alter or change the powers, preferences, or special rights of the Common Shares so as to affect them adversely, our Declaration of Trust provides that our Board of Trustees may amend our Declaration of Trust without any vote of our common shareholders.

Our Declaration of Trust provides that our Board has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws; provided, that if any amendment or new addition to our bylaws adversely affects the voting rights of shareholders as identified in Article II, Section 7 of our bylaws, such amendment or addition must be approved by the affirmative vote of holders of a majority of our outstanding voting securities entitled to vote on the matter.

Our Board may also, without the approval or vote of the shareholders, amend or otherwise supplement our Declaration of Trust for the purpose of complying or conforming the Declaration of Trust as necessary to satisfy any Omnibus Guidelines or the statutes, rules, regulations or requests of any state securities regulator, or otherwise necessary for the Company to publicly offer our shares in any state as determined by the Board of Trustees in good faith.

Actions by the Board Related to Merger, Conversion, Reorganization or Dissolution

The Fund will not permit our investment adviser or our Board of Trustees to cause the merger or other reorganization of the Fund without the affirmative vote by the holders of more than 50% of the outstanding shares of the Fund entitled to vote on the matter. The Fund may be dissolved at any time, without the approval of the holders of our outstanding Common Shares, unless such shareholder approval is required in connection with the sale of all or substantially all of our assets. In such case, the Fund may be dissolved upon the affirmative vote by the holders of more than 50% of the outstanding shares of the Fund entitled to vote on the matter.

Unless otherwise expressly provided in our Declaration of Trust, in the event of any liquidation, dissolution or winding up of the Fund, whether voluntary or involuntary, the holders of all classes of Common Shares shall be entitled, after payment or provision for payment of the debts and other liabilities of the Fund (as such liability may affect one or more of the classes of Common Shares), to share ratably in the remaining net assets of the Fund.

Derivative Actions

No person, other than a Trustee, who is not a shareholder shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Fund.

In addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Statute, a shareholder may bring a derivative action on behalf of the Fund only if the following conditions are met: (i) the shareholder or shareholders must make a pre-suit demand upon the Board to bring the subject action unless an effort to cause the Board to bring such an action is not likely to succeed; and a demand on the Board shall only be deemed not likely to succeed and therefore excused if a majority of the Board, or a majority of any committee established to consider the merits of such action, is composed of Board who are not “Independent Trustees” (as that term is defined in the Delaware Statutory Trust Statute); and (ii) unless a demand is not required under clause (i) above, the Board must be afforded a reasonable amount of time to consider such shareholder request and to investigate the basis of such claim; and the Board shall be entitled to retain counsel or other advisers in considering the merits of the request and, except with respect to claims arising under federal securities laws, may require an undertaking by the shareholders making such request to reimburse the Fund for the expense of any such advisers in the event that the Board determine not to bring such action. Clause (i) in this paragraph does not apply to claims arising under federal securities laws or state securities laws.

For purposes of this paragraph, the Board may designate a committee of one or more Trustees to consider a shareholder demand.

Direct Actions

To the fullest extent permitted by Delaware law, the shareholders’ right to bring direct actions against the Fund and/or its trustees is eliminated, except for a direct action to enforce an individual shareholder right to vote or a direct action to enforce an individual shareholder’s rights under Sections 3805(e) or 3819 of the Delaware Statutory Trust Act. To the extent such right cannot be eliminated to this extent as a matter of Delaware law, then the conditions required for the bringing of a derivative action pursuant to the Fund’s Declaration of Trust and Section 3816 of the Delaware Statutory Trust Act shall be equally applicable to bringing a direct action. Nothing in this paragraph will apply to any claims, suits, actions or proceedings asserting a claim brought under federal securities laws or state securities laws.

Exclusive Delaware Jurisdiction

Each Trustee, each officer, each shareholder and each other person legally or beneficially owning a share or an interest in a share of the Fund (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Statutory Trust Statute, (i) irrevocably agrees that any claims, suits, actions or proceedings asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to the Fund, the Delaware Statutory Trust Statute, the Declaration of Trust, or the bylaws or asserting a claim governed by the internal affairs (or similar) doctrine (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of the Declaration of Trust or bylaws, (B) the duties (including fiduciary duties), obligations or liabilities of the Fund to the shareholders or the Board of Trustees, or of officers or the Board of Trustees to the Fund, to the shareholders or each other, (C) the rights or powers of, or restrictions on, the Fund, the officers, the Board of Trustees or the shareholders, (D) any provision of the Delaware Statutory Trust Statute or other laws of the State of Delaware pertaining to trusts made applicable to the Fund pursuant to Section 3809 of the Delaware Statutory Trust Statute, (E) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Statutory Trust Statute, the Declaration of Trust or the bylaws relating in any way to the Fund or (F) the federal securities laws of the United States, including, without limitation, the 1940 Act, or the securities or antifraud laws of any international, national, state, provincial, territorial, local or other governmental or regulatory authority, including, in each case, the applicable rules and regulations promulgated thereunder (regardless, in each case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum or (C) the venue of such claim, suit, action or proceeding is improper, (iv) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (iv) hereof shall affect or limit any right to serve process in any other manner permitted by law and (v) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding. Nothing disclosed in this section will apply to any claims, suits, actions or proceedings asserting a claim brought under federal securities laws or state securities laws.

Restrictions on Roll-Up Transactions

In connection with a proposed “roll-up transaction,” which, in general terms, is any transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, we will obtain an appraisal of all of our properties from an independent expert. In order to qualify as an independent expert for this purpose, the person or entity must have no material current or prior business or personal relationship with us and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by us, who is qualified to perform such work. In connection with a roll-up transaction, our assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of our assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal will assume an orderly liquidation of our assets over a 12-month period. The terms of the engagement of such independent expert will clearly state that the engagement is for our benefit and the benefit of our common shareholders. We will include a summary of the appraisal, indicating all material assumptions underlying the appraisal, in a report to the shareholders in connection with the proposed roll-up transaction. If the appraisal will be included in a prospectus used to offer the securities of the roll-up entity, the appraisal will be filed with the SEC and the states as an exhibit to the registration statement for the offering.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to the shareholders who vote against the proposal a choice of:

●	accepting the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction offered in the proposed roll-up transaction; or
●	one of the following:
●	remaining as shareholders and preserving their interests in us on the same terms and conditions as existed previously; or
●	receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed roll-up transaction:

●	which would result in shareholders having voting rights in the entity that would be created or would survive after the successful completion of the roll-up transaction that are less than those provided in our Declaration of Trust, including rights with respect to the election and removal of Trustees, annual and special meetings, amendments to the Declaration of Trust and our dissolution;
●	which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of Common Shares by any purchaser of the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction, except to the minimum extent necessary to preserve the tax status of such entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the entity that would be created or would survive after the successful completion of the roll-up transaction on the basis of the number of shares held by that investor;
●	in which shareholders’ rights to access to records of the entity that would be created or would survive after the successful completion of the roll-up transaction will be less than those provided in our Declaration of Trust;
●	in which we would bear any of the costs of the roll-up transaction if the shareholders reject the roll-up transaction; or
●	unless the organizational documents of the entity that would survive the roll-up transaction provide that neither its adviser nor its managing dealer may vote or consent on matters submitted to its shareholders regarding the removal of its adviser or any transaction between it and its adviser or any of its affiliates.

Access to Records

Any common shareholder with any purpose reasonably related to the beneficial owner’s interest as a beneficial owner of the Fund is and will be permitted access to all of our records to which they are entitled under applicable law at all reasonable times and may inspect and copy any of them for a reasonable copying charge. Inspection of our records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and business telephone numbers of our shareholders, along with the number of Common Shares held by each of them, will be maintained as part of our books and records and will be available for inspection by any common shareholder or the shareholder’s designated agent at our office. The shareholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any common shareholder who requests the list within ten days of the request. A shareholder may request a copy of the shareholder list for any proper and legitimate purpose, including, without limitation, in connection with matters relating to voting rights and the exercise of shareholder rights under federal proxy laws. A shareholder requesting a list will be required to pay reasonable costs of postage and duplication. Such copy of the shareholder list shall be printed in alphabetical order, on white paper, and in readily readable type size (no smaller than 10 point font).

A shareholder may also request access to any other corporate records. If a proper request for the shareholder list or any other corporate records is not honored, then the requesting shareholder will be entitled to recover certain costs incurred in compelling the production of the list or other requested corporate records as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a shareholder will not have the right to, and we may require a requesting shareholder to represent that it will not, secure the shareholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting shareholder’s interest in our affairs. We may also require that such shareholder sign a confidentiality agreement in connection with the request.

Reports to Shareholders

Within 60 days after each fiscal quarter, we will distribute our quarterly report on Form 10-Q to all shareholders of record. In addition, we will distribute our annual report on Form 10-K to all shareholders within 120 days after the end of each calendar year, which must contain, among other things, a breakdown of the expenses reimbursed by us to the Adviser. These reports will also be available on our website at www.monroemlend.com and on the SEC’s website at www.sec.gov. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider that information to be part of this prospectus.

Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information, or documents, electronically by so indicating on your subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. Unless you elect in writing to receive documents electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. Documents will be available on our website. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically. If you invest in our shares through a financial adviser or a financial intermediary, such as a broker-dealer, and such adviser or intermediary delivers all or a portion of the reports above, any election with respect to delivery you have made with such financial adviser or intermediary will govern how you receive such reports.

Conflict with the 1940 Act

Our Declaration of Trust provides that, if and to the extent that any provision of Delaware law, or any provision of our Declaration of Trust conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

DETERMINATION OF NET ASSET VALUE

We expect to determine our NAV for each class of shares each month as of the last day of each calendar month. The NAV per share for each class of shares is determined by dividing the value of total assets attributable to the class minus liabilities, including accrued fees and expenses, attributable to the class by the total number of Common Shares outstanding of the class at the date as of which the determination is made.

We value our investments in accordance with Section 2(a)(41) of the 1940 Act and Rule 2a-5 thereunder, which sets forth requirements for determining fair value in good faith. Pursuant to Rule 2a-5 of the 1940 Act, the Board has designated MC Advisors as its Valuation Designee to perform fair value determinations for investments held by us without readily available market quotations. The Board is responsible for oversight of the Valuation Designee. The Valuation Designee has established a valuation committee to determine in good faith the fair value of our investments, that are not publicly traded or whose market prices are not readily available based on input of the Valuation Designee’s management and personnel and independent valuation firms which are engaged at the direction of the Valuation Designee’s valuation committee to assist in the valuation of certain portfolio investments lacking a readily available market quotation. The Valuation Designee’s valuation committee determines fair values pursuant to a valuation policy approved by the Board and pursuant to a consistently applied valuation process.

Under the valuation policy, the Valuation Designee values investments for which market quotations are readily available and within a recent date at such market quotations. When doing so, the Valuation Designee determines whether the quote obtained is sufficient in accordance with generally accepted accounting principles in the United States of America to determine the fair value of the security. Debt and equity securities that are not publicly traded or whose market prices are not readily available or whose market prices are not regularly updated are valued at fair value as determined in good faith by the Valuation Designee. Because we expect that there will not be a readily available market for many of the investments in our portfolio, we expect to value many of our portfolio investments at fair value as determined in good faith by our Valuation Designee using a documented valuation policy and a consistently applied valuation process. Such determination of fair values may involve subjective judgments and estimates. Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may differ significantly from the values that would have been used had a readily available market value existed for such investments, and the differences could be material. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we could realize amounts that are different from the amounts presented and such differences could be material.

We conduct the valuation of our investments, upon which our NAV is based, at all times consistent with GAAP and the 1940 Act. We value our investments in accordance with ASC 820, which defines fair value as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the applicable measurement date. ASC 820 prioritizes the use of observable market prices or values derived from such prices over entity-specific inputs.

ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. ASC 820 also provides guidance regarding a fair value hierarchy, which prioritizes information used to measure fair value and the effect of fair value measurements on earnings, and provides for enhanced disclosures determined by the level within the hierarchy of information used in the valuation. In accordance with ASC 820, these inputs are summarized in the three levels listed below:

●	Level 1 — Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities at the measurement date.
●	Level 2 — Valuations based on inputs other than quoted prices in active markets, including quoted prices for similar assets and liabilities, whether directly or indirectly observable.
●	Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement. This includes situations where there is little, if any, market activity for the assets or liabilities. The inputs into the determination of fair value are based upon the best information available and may require significant management judgment or estimation.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of observable input that is significant to the fair value measurement. The assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment.

Active, publicly traded instruments are classified as Level 1 and their values are generally based on quoted market prices, even if both the market’s normal daily trading volume is not sufficient to absorb the quantity held and placing orders to sell the position in a single transaction might affect the quoted price.

Fair value is generally determined as the price that would be received for an investment in a current sale, which assumes an orderly market is available for the market participants at the measurement date. If available, fair value of investments is based on directly observable market prices or on market data derived from comparable assets. The Fund’s valuation policy considers the fact that no ready market may exist for many of the securities in which it invests and that fair value for its investments must be determined using unobservable inputs.

Investments for which market quotations are readily available are typically valued at such market quotations. In order to validate market quotations, the Valuation Designee, looks at a number of factors to determine if the quotations are representative of fair value, including the source and nature of the quotations. Debt and equity securities that are not publicly traded or whose market prices are not readily available (i.e., substantially all of the Fund’s investments) are valued at fair value as determined in good faith by the Valuation Designee, subject to the oversight of the Board, based on, among other things, the input of the Fund’s independent third-party valuation firms that have been engaged to support the valuation of such portfolio investments and a consistently applied valuation process.

With respect to the valuation of investments, the Valuation Designee undertakes a multi-step valuation process each quarter in connection with determining the fair value of our investments for which reliable market quotations are not readily available, which includes, among other procedures, the following:

●	The quarterly valuation process begins with each portfolio company or investment being initially evaluated and rated by the investment professionals of the Adviser responsible for the credit monitoring of the portfolio investment;

●	the Valuation Designee engages an independent valuation firm to conduct independent appraisals of a selection of the investments for which market quotations are not readily available. The Valuation Designee will consult with independent valuation firm relative to each portfolio company at least once in every calendar year, but the independent appraisals are generally received at least quarterly for each investment;
●	to the extent an independent valuation firm is not engaged to conduct an investment appraisal on an investment for which market quotations are not readily available, the investment will be valued by the Valuation Designee ;
●	preliminary valuation conclusions are then documented and discussed with the valuation committee of the Valuation Designee; and
●	a report prepared by the Valuation Designee is presented to the Board quarterly to allow the Board to perform its oversight duties of the valuation process and the Valuation Designee.

The Valuation Designee generally uses the income approach to determine fair value for loans where market quotations are not readily available, as long as it is appropriate. If there is deterioration in credit quality or a debt investment is in workout status, the Valuation Designee may consider other factors in determining the fair value, including the value attributable to the debt investment from the enterprise value of the portfolio company or the proceeds that would be received in a liquidation analysis. This liquidation analysis may also include probability weighting of alternative outcomes. The Valuation Designee generally considers the Fund’s Level 3 debt to be performing if the borrower is not in default, the borrower is remitting payments in a timely manner, the loan is in covenant compliance and the loan is otherwise not deemed to be impaired. In determining the fair value of a performing Level 3 debt investment, the Valuation Designee considers the fluctuations in current interest rates, the trends in yields of debt instruments with similar credit ratings, financial condition of the borrower, economic conditions and other relevant factors, both qualitative and quantitative. In the event that a Level 3 debt instrument is not performing, as described above, the Valuation Designee will evaluate the value of the collateral utilizing the same framework described above for a performing loan to determine the value of the Level 3 debt instrument.

Under the income approach, discounted cash flow models are utilized to determine the present value of the future cash flow streams of our debt investments, based on future interest and principal payments as set forth in the associated loan agreements. In determining fair value under the income approach, the Valuation Designee also considers the following factors: applicable market yields and leverage levels, credit quality, prepayment penalties, the nature and realizable value of any collateral, the portfolio company’s ability to make payments, and changes in the interest rate environment and the credit markets that generally may affect the price at which similar investments may be made.

Under the market approach, the enterprise value methodology is typically utilized to determine the fair value of an investment. There is no one methodology to estimate enterprise value and, in fact, for any one portfolio company, enterprise value is generally best expressed as a range of values, from which the Valuation Designee r derives a single estimate of enterprise value. In estimating the enterprise value of a portfolio company, the Valuation Designee analyzes various factors consistent with industry practice, including but not limited to original transaction multiples, the portfolio company’s historical and projected financial results, applicable market trading and transaction comparables, applicable market yields and leverage levels, the nature and realizable value of any collateral, the markets in which the portfolio company does business, and comparisons of financial ratios of peer companies that are public. Typically, the enterprise values of private companies are based on multiples of EBITDA, cash flows, net income, revenues, or in limited cases, book value.

In addition, for certain debt investments, the Valuation Designee may base its valuation on indicative bid and ask prices provided by an independent third-party pricing service. Bid prices reflect the highest price that we and others may be willing to pay. Ask prices represent the lowest price that we and others may be willing to accept. The Valuation Designee generally uses the midpoint of the bid/ask range as its best estimate of fair value of such investment.

When the Adviser determines the Fund’s NAV as of the last day of a month that is not also the last day of a calendar quarter, the Adviser intends to update the value of securities with reliable market quotations to the most recent market quotation. For securities without reliable market quotations, the Valuation Designee will prepare preliminary fair value estimates for each investment consistent with the methodologies set forth in the valuation policy. If an individual asset for which reliable market quotations are not readily available is known by the Valuation Designee to have experienced a significant observable change since the most recent quarter end, an independent valuation firm may from time-to-time be asked by the Valuation Designee to provide an independent fair value range for such asset.

Our most recently determined NAV per share for each class of shares will be available on our website: www.monroemlend.com. We expect to report our NAV per share as of the last day of the applicable month on our website generally within 20 business days of the first day of the following month.

PLAN OF DISTRIBUTION

General

We are offering a maximum of $1,000,000,000 in Common Shares pursuant to this prospectus on a “best efforts” basis through the Managing Dealer, a registered broker-dealer. Because this is a “best efforts” offering, the Managing Dealer must only use its best efforts to sell the shares, which means that no underwriter, broker or other person will be obligated to purchase any shares. The Managing Dealer is headquartered at 25 SE 4th Avenue, Suite 400, Delray Beach, Florida 33483.

The Fund does not expect that the Common Shares offered pursuant to this prospectus will be listed on any national securities exchange, and neither the Managing Dealer nor the participating brokers intend to act as market-makers with respect to our Common Shares. Because no public market is expected for the shares, shareholders will likely have limited ability to sell their shares until, if and when there is a liquidity event for the Fund.

We are offering to the public three classes of Common Shares: Class S shares, Class D shares and Class I shares. We are offering to sell any combination of share classes with a dollar value up to the maximum offering amount. All investors must meet the suitability standards discussed in the section of this prospectus entitled “Suitability Standards.” The share classes have different ongoing shareholder servicing and/or distribution fees.

For Class D shares and Class S shares, we intend to take purchase orders and hold investors’ funds in a non-interest-bearing escrow account until we receive purchase orders for at least 100 investors in such class. If we do not receive subscription orders from at least 100 investors by one year following the date in which proceeds were placed into the escrow account for such class, our escrow agent will promptly send you a full refund of your investment without deduction for escrow expenses. If said class breaks escrow and commence operations, funds in escrow will be released to our account and constitute part of our net assets. We expect U.S. Bank National Association to serve as our escrow agent, whose principal business address is Global Corporate Trust, CityPlace I, 185 Asylum Street, 27th Floor, Hartford, CT 06103. U.S. Bank National Association is acting only as an escrow agent in connection with the offering of securities described herein, and has not endorsed, recommended or guaranteed the purchase, value or repayment of such securities.

Class S shares are available through brokerage and transactional-based accounts. Class D shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, sponsored by participating brokers or other intermediaries that provide access to Class D shares, (2) through participating brokers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/brokerage platforms at participating brokers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) other categories of investors that we name in an amendment or supplement to this prospectus. Class I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, sponsored by participating brokers or other intermediaries that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating brokers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) through certain registered investment advisers and/or transaction/brokerage platforms at participating brokers, (5) by our executive officers and trustees and their immediate family members, as well as officers and employees of the Adviser or other affiliates and their immediate family members, and if approved by our Board, joint venture partners, consultants and other service providers, or (6) by other categories of investors that we name in an amendment or supplement to this prospectus. In certain cases, where a holder of Class S shares or Class D shares exits a relationship with a participating broker for this offering and does not enter into a new relationship with a participating broker for this offering, such holder’s shares may be exchanged into an equivalent NAV amount of Class I shares. We may also offer Class I shares to certain feeder vehicles primarily created to hold our Class I shares, which in turn offer interests in themselves to investors; we expect to conduct such offerings pursuant to exceptions to registration under the Securities Act and not as a part of this offering. Such feeder vehicles may have additional costs and expenses, which would be disclosed in connection with the offering of their interests. We may also offer Class I shares to other investment vehicles. The minimum initial investment for Class I shares is $1,000,000, unless waived by us or the Managing Dealer. If you are eligible to purchase all three classes of shares, you should be aware that participating brokers will not charge transaction or other fees, including upfront placement fees or brokerage commissions, on Class I shares and Class I shares have no shareholder servicing or distribution fees, which will reduce the NAV or distributions of the other share classes. However, Class I shares will not receive shareholder services. Before making your investment decision, please consult with your investment adviser regarding your account type and the classes of Common Shares you may be eligible to purchase. Neither the Managing Dealer nor its affiliates will directly or indirectly compensate any person engaged as an investment adviser or bank trust department by a potential investor as an inducement for such investment adviser or bank trust department to advise favorably for an investment in us. Financial intermediaries may be permitted to impose higher or lower investment minimums for purchase made through their platforms.

The number of shares we have registered pursuant to the registration statement of which this prospectus forms a part is the number that we reasonably expect to be offered and sold within two years from the initial effective date of the registration statement. Under applicable SEC rules, we may extend this offering one additional year if all of the shares we have registered are not yet sold within two years. With the filing of a registration statement for a subsequent offering, we may also be able to extend this offering beyond three years until the follow-on registration statement is declared effective. Pursuant to this prospectus, we are offering to the public all of the shares that we have registered. Although we have registered a fixed dollar amount of our Common Shares, we intend effectively to conduct a continuous offering of an unlimited number of Common Shares over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415. In such a circumstance, the issuer may also choose to enlarge the continuous offering by including on such new registration statement a further amount of securities, in addition to any unsold securities covered by the earlier registration statement.

This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate this offering at any time and to extend our offering term to the extent permissible under applicable law.

Purchase Price

Shares will be sold at the then-current NAV per share, as of the day preceding the effective date of the monthly share purchase, as described in “Determination of Net Asset Value.” Each class of shares may have a different NAV and purchase price per share because shareholder servicing and/or distribution fees differ with respect to each class.

Underwriting Compensation

We entered into a Managing Dealer Agreement with the Managing Dealer, pursuant to which the Managing Dealer agreed to, among other things, manage our relationships with third-party brokers engaged by the Managing Dealer to participate in the distribution of Common Shares, which we refer to as “participating brokers,” and financial advisers. The Managing Dealer also coordinates our marketing and distribution efforts with participating brokers and their registered representatives with respect to communications related to the terms of the offering, our investment strategies, material aspects of our operations and subscription procedures. As set forth in and pursuant to the Managing Dealer Agreement, we will pay the Managing Dealer a 2 basis point managing dealer fee that is payable quarterly in arrears on any capital raised in this offering. Such fees will be borne indirectly by all shareholders of the Fund. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our Common Shares.

Upfront Sales Loads

Class S Shares, Class D Shares and Class I Shares. Neither the Fund nor the Managing Dealer will charge an upfront sales load with respect to Class S shares, Class D shares or Class I shares; however, if you buy Class S shares or Class D shares through certain financial intermediaries, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that such intermediaries limit such charges to a 3.5% cap on NAV for Class S shares and a 1.5% cap on NAV for Class D shares. Selling agents will not charge such fees on Class I shares.

Shareholder Servicing and/or Distribution Fees—Class S and Class D

The following table shows the shareholder servicing and/or distribution fees we pay the Managing Dealer with respect to the Class S shares, Class D shares and Class I shares on an annualized basis as a percentage of our NAV for such class. The shareholder servicing and/or distribution fees will be paid monthly in arrears, calculated using the NAV of the applicable class as of the beginning of the first calendar day of the month.

Shareholder
Servicing and/or
Distribution Fee
as a % of NAV
Class S	0.85%
Class D	0.25%
Class I	None

Subject to FINRA and other limitations on underwriting compensation described in “—Limitations on Underwriting Compensation” below, we and, ultimately, certain classes of our common shareholders, will pay a shareholder servicing and/or distribution fee equal to 0.85% per annum of the aggregate NAV for the Class S shares and a shareholder servicing and/or distribution fee equal to 0.25% per annum of the aggregate NAV for the Class D shares, in each case, payable monthly.

The shareholder servicing and/or distribution fees will be paid monthly in arrears. The distribution and servicing expenses borne by the participating brokers may be different from and substantially less than the amount of shareholder servicing and/or distribution fees charged. The Managing Dealer will reallow (pay) all or a portion of the shareholder servicing and/or distribution fees to participating brokers and servicing brokers for ongoing shareholder services performed by such brokers, and will waive shareholder servicing and/or distribution fees to the extent a broker is not eligible to receive it for failure to provide such services. All or a portion of the shareholder servicing and/or distribution fee may be used to pay for sub-transfer agency, sub-accounting and certain other administrative services. The Fund also may pay for these sub-transfer agency, sub-accounting and certain other administrative services outside of the shareholder servicing and/or distribution fees and its Distribution and Servicing Plan. Because the shareholder servicing and/or distribution fees with respect to Class S shares and Class D shares are calculated based on the aggregate NAV for all of the outstanding shares of each such class, it reduces the NAV with respect to all shares of each such class, including shares issued under our distribution reinvestment plan.

Eligibility to receive the shareholder servicing and/or distribution fee is conditioned on a broker providing the following ongoing services with respect to the Class S shares or Class D shares: assistance with recordkeeping, answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests. If the applicable broker is not eligible to receive the shareholder servicing and/or distribution fee due to failure to provide these services, the Managing Dealer will waive the shareholder servicing fee and/or distribution fee that broker would have otherwise been eligible to receive. The shareholder servicing and/ or distribution fees are ongoing fees that are not paid at the time of purchase.

Other Compensation

We or the Adviser may also pay directly, or reimburse the Managing Dealer if the Managing Dealer pays on our behalf, any organization and offering expenses (other than any upfront selling commissions and shareholder servicing and/or distribution fees).

In addition, the Adviser, or its affiliates, may pay additional compensation out of its own resources (i.e., not Fund assets) to the Managing Dealer, certain selling agents or financial intermediaries in connection with providing services intended to result in the sale of shares and/or shareholder support service, and such payment amounts may be significant. The additional compensation may differ among the recipients, including brokers or dealers, in amount or in the amount of calculation. Payments of additional compensation may be fixed dollar amounts or, based on the aggregate value of outstanding Common Shares held by our common shareholders introduced by the Managing Dealer, sellint agent or financial intermediary, or determined in some other manner. The receipt of the additional compensation by the Managing Dealer, selling agent or financial intermediary may create potential conflicts of interest between an investor and its broker or dealer or other financial intermediary who is recommending the Fund over other potential investments.

Limitations on Underwriting Compensation

We will cease paying the shareholder servicing and/or distribution fee on the Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of our assets or (iii) the date following the completion of the primary portion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including selling commissions, the shareholder servicing and/or distribution fee and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering.

In addition, consistent with the exemptive relief that permits us to issue multiple classes of shares, at the end of the month in which the Managing Dealer in conjunction with the transfer agent determines that total transaction or other fees, including upfront placement fees or brokerage commissions, and shareholder servicing and/or distribution fees paid with respect to any single share held in a shareholder’s account would exceed, in the aggregate, 10% of the gross proceeds from the sale of such share (or a lower limit as determined by the Managing Dealer or the applicable selling agent), we will cease paying the shareholder servicing and/or distribution fee on either (i) each such share that would exceed such limit or (ii) all Class S shares and Class D shares in such shareholder’s account. Compensation paid with respect to the shares in a shareholder’s account will be allocated among each share such that the compensation paid with respect to each individual share will not exceed 10% of the offering price of such share. We may modify this requirement in a manner that s consistent with applicable exemptive relief. At the end of such month, the applicable Class S shares or Class D shares in such shareholder’s account will convert into a number of Class I shares (including any fractional shares), with an equivalent aggregate NAV as such Class S shares or Class D shares.

This offering is being made in compliance with FINRA Rule 2310. Under the rules of FINRA, all items of underwriting compensation, including, without limitation, any upfront selling commissions, Managing Dealer fees, reimbursement fees for bona fide due diligence expenses, training and education expenses, non-transaction based compensation paid to registered persons associated with the Managing Dealer in connection with the wholesaling of our offering, fees payable to transaction/brokerage platforms, supervision fees, technology fees, affiliation fees and licensing fees paid in connection with the registration of such persons, and all other forms of underwriting compensation, will not exceed 10% of the gross offering proceeds (excluding shares purchased through our distribution reinvestment plan).

Term of the Managing Dealer Agreement

Either party may terminate the Managing Dealer Agreement upon 60 days’ written notice to the other party or immediately upon notice to the other party in the event such other party failed to comply with a material provision of the Managing Dealer Agreement. Our obligations under the Managing Dealer Agreement to pay the shareholder servicing and/or distribution fees with respect to the Class S shares and Class D shares distributed in this offering as described therein shall survive termination of the agreement until such shares are no longer outstanding (including such shares that have been converted into Class I shares, as described above). The Managing Dealer Agreement also may be terminated at any time, without the payment of any penalty, by vote of a majority of the Fund’s trustees who are not “interested persons,” as defined in the 1940 Act, of the Fund and who have no direct or indirect financial interest in the operation of the Fund’s distribution plan or the Managing Dealer Agreement or by vote of a majority of the outstanding voting securities of the Fund, on not more than 60 days’ written notice to the Managing Dealer or the Investment Adviser. The Managing Dealer Agreement will automatically terminate in the event of its assignment, as defined in the 1940 Act.

Indemnification

To the extent permitted by law and our Declaration of Trust, we will indemnify the participating brokers and the Managing Dealer against some civil liabilities, including certain liabilities under the Securities Act, and liabilities arising from an untrue statement of material fact contained in, or omission to state a material fact in, this prospectus or the registration statement of which this prospectus is a part, blue sky applications or approved sales literature.

Supplemental Sales Material

In addition to this prospectus, we will use sales material in connection with the offering of shares, although only when accompanied by or preceded by the delivery of this prospectus. Some or all of the sales material may not be available in certain jurisdictions. This sales material may include information relating to this offering, the past performance of the Adviser and its affiliates, case studies and articles and publications concerning credit markets and direct lending. In addition, the sales material may contain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

We are offering shares only by means of this prospectus. Although the information contained in the sales material will not conflict with any of the information contained in this prospectus, the sales material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or the registration statement, or as forming the basis of the offering of the Common Shares.

Share Distribution Channels and Special Discounts

We expect our Managing Dealer to use multiple distribution channels to sell our Common Shares. These channels may charge different brokerage fees for purchases of our Common Shares. Our Managing Dealer is expected to engage participating brokers in connection with the sale of the shares of this offering in accordance with participating broker agreements.

Offering Restrictions

Notice to Non-U.S. Residents

The Common Shares described in this prospectus have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in this prospectus. To the extent you are a citizen of, or domiciled in, a country or jurisdiction outside of the United States, please consult with your advisors before purchasing or disposing of Common Shares.

Country-Specific Legends

Notice to Persons in Argentina

These Common Shares may not be offered or sold to the public in Argentina. This is an offer of securities without sufficient contact with the Argentine Republic under the terms of Section III, Chapter I, Title XX of the Regulations of the Argentine Securities and Exchange Commission, and accordingly, the offering of the Common Shares has not been submitted to the Comisión Nacional de Valores (CNV) for approval. The Argentine Securities and Exchange Commission has not passed judgment on the data contained in any offering document or on the veracity of any accounting, financial and economic information, as well as any other information provided therein, which is the sole responsibility of the Fund and other parties involved. Documents relating to this offering (as well as information contained herein) may not be supplied to the general public for purposes of a public offering in Argentina or be used in connection with any offer or subscription for sale to the public in Argentina.

This is an offer of securities without sufficient contact with the Argentine Republic under the terms of Section III, Chapter I, Title XX of the Regulations of the Argentine Securities and Exchange Commission, and therefore is not authorized by the Argentine Securities and Exchange Commission and the placement is not subject to its general and periodic reporting and control regime. The Argentine Securities and Exchange Commission has not passed judgment on the data contained in any offering document or on the veracity of any accounting, financial and economic information, as well as any other information provided therein, which is the sole responsibility of the Fund and other parties involved.

Notice to Persons in Australia

The Fund is not a registered managed investment scheme within the meaning of Chapter 5C of the Australian Corporations Act 2001 (Cth) (the “Corporations Act”).

This prospectus is not a prospectus or product disclosure statement under the Corporations Act. Accordingly, Common Shares in the Fund may not be offered, issued, sold or distributed in Australia other than by way of or pursuant to an offer or invitation that does not need disclosure to investors either under Part 7.9 or Part 6D.2 of the Corporations Act, whether by reason of the investor being a “wholesale client” (as that term is defined in section 761G of the Corporations Act and applicable regulations) or otherwise. Accordingly, this prospectus is provided to prospective investors and, by receiving it, each prospective investor is deemed to represent and warrant that it is a “wholesale client.”

Nothing in this prospectus constitutes an offer of Common Shares or financial product advice to a ‘retail client’ (as defined in section 761G of the Corporations Act and applicable regulations).

MC Advisors is not licensed in Australia to provide financial product advice including in relation to the Fund. Note that as all investors must be wholesale clients, no cooling off rights are available.

Notice to Persons in Bermuda

This prospectus and the information contained herein does not constitute and is not intended to constitute an offer or invitation to the public in Bermuda to subscribe for Common Shares and accordingly should not be construed as such. Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act 2003, the Exchange Control Act 1972, the Exchange Control Regulations 1973 and the Companies Act 1981 which regulate the sale of securities in Bermuda.

This Prospectus is not subject to and has not received approval from either the Bermuda Monetary Authority (“BMA”) or the Registrar of Companies in Bermuda (“ROC”) and no statement to the contrary, explicit or implicit, is authorized to be made in this regard. Neither the BMA nor the ROC or any other regulatory body in Bermuda has reviewed this prospectus and accepts no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed herein. A copy of this prospectus has not been delivered to the BMA or ROC.

Overseas investment funds (i.e. investment funds incorporated or established in a jurisdiction outside of Bermuda) that are managed or carrying on promotion in or from within Bermuda are required to become designated as ‘Overseas Funds’ under the Investment Funds Act 2006 by the BMA. Promotion means the following activities: (i) advertising, issuing an offering document, application form or proposal form and stating the method of issue; and (ii) circulating or making available promotional material, including describing the general nature of the material and the person to whom, and the manner in which, it is circulated or made available. This prospectus is not managed or carrying on promotion in or from within Bermuda and, as such, is not required to and has not been designated as an Overseas Fund under the Investment Funds Act 2006. As such, the Fund is neither supervised nor regulated by the BMA.

Notice to Persons in Bolivia

This prospectus relates to a foreign Fund which is not subject to any form of local regulation by the Bolivian authorities. Bolivian authorities and entities are not responsible for reviewing or verifying this prospectus or other documents in connection with this Fund and have not approved this prospectus or any other associated documents nor taken any steps to verify the information set out herein and has no responsibility for it.

Notice to Persons in Brazil

Common Shares may not be offered or sold to the public in Brazil. Accordingly, the offering of the Common Shares has not been nor will be submitted to the Brazilian Securities Commission (“CVM”) for approval. Documents relating to such offering, as well as the information contained therein may not be supplied to the public, as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

Notice to Persons in the British Virgin Islands

This prospectus does not constitute, and there will not be, an offering of Common Shares to the public in the British Virgin Islands.

Notice to Persons in Canada

The Common Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Persons in the Caribbean

The Fund and any other products or services referenced in this prospectus may not be licensed in all jurisdictions, and unless otherwise indicated, no regulator or government authority has reviewed this prospectus or any other document or material issued in connection with the offer or sale of Common Shares of the Fund or the merits of the products and services referenced in such materials. This prospectus and any other document or material issued in connection with the offer or sale of Common Shares of the Fund does not constitute or form part of any investment advice or an offer or solicitation of an offer to buy any investment products in the Caribbean or in any jurisdiction in which the offer of the Fund and any other products or services referenced in such documents would be unlawful under the securities laws of that jurisdiction.

If you receive a copy of this prospectus, you may not treat this as constituting an offer, and you should note that there may be restrictions or limitations as to whom these materials may be made available. This prospectus is directed at and intended for institutional investors (as such term is defined in the various jurisdictions). This prospectus is provided on a confidential basis for informational purposes only and may not be reproduced in any form. Before acting on any information in this prospectus, prospective clients should inform themselves of and observe all applicable laws and regulations of any relevant jurisdictions, including, inter alia, any foreign exchange restrictions that may be relevant thereto. Any entity responsible for forwarding this material to other parties takes responsibility for ensuring compliance with applicable securities

Notice to Persons in the Cayman Islands

This prospectus and the information contained herein do not constitute and is not intended to constitute an offer of securities and accordingly should not be construed as such. The Fund and any other products or services referenced in this prospectus may not be licensed in all jurisdictions, and unless otherwise indicated, no regulator or government authority has reviewed this prospectus, or the merits of the products and services referenced herein. This prospectus and the information contained herein have been made available in accordance with the restrictions and/or limitations implemented by any applicable laws and regulations. This prospectus is directed at and intended for institutional investors (as such term is defined in each jurisdiction in which the Fund is marketed). This prospectus is provided on a confidential basis for informational purposes only and may not be reproduced in any form. Before acting on any information in this prospectus, prospective investors should inform themselves of and observe all applicable laws, rules and regulations of any relevant jurisdictions and obtain independent advice if required. This prospectus is for the use of the named addressee only and should not be given, forwarded or shown to any other person (other than employees, agents or consultants in connection with the addressee’s consideration thereof).

Notice to Persons in Chile

Date of the offer: December 5, 2025

1.	This offer is made pursuant to Rule 336 issued by the Comisión para el Mercado Financiero of Chile (CMF);
2.	This offer deals with securities that are not registered in the Securities Registry nor in the Foreign Securities Registry kept by the CMF, and that are, therefore, not subject to the supervision of the CMF;
3.	Given that the securities are not registered, there is no obligation for the issuer to disclose in Chile public information about said securities; and
4.	The securities may not be publicly offered as long as they are not registered in the corresponding Securities Registry.

Fecha de inicio de la oferta: 5 de diciembre de 2025

a.	La presente oferta se acoge a la Norma de Carácter General N° 336 de la Comisión para el Mercado Financiero (CMF) de Chile;
b.	La presente oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la Comisión para el Mercado Financiero, por lo que los valores sobre los cuales ésta versa, no están sujetos a su fiscalización;
c.	Que por tratarse de valores no inscritos, no existe la obligación por parte del emisor de entregar en Chile información pública respecto de estos valores; y
d.	Estos valores no podrán ser objeto de oferta pública mientras no sean inscritos en el Registro de Valores correspondiente.

Notice to Persons in Colombia

This prospectus does not have the purpose or the effect of initiating, directly or indirectly, the purchase of a product or the rendering of a service by the Fund to Colombian residents. The Fund’s products and/or services may not be promoted or marketed in Colombia or to Colombian residents unless such promotion and marketing is made in compliance with Part IV of Decree 2555 of 2010 and other applicable rules and regulations related to the promotion of foreign financial and/or securities related products or services in Colombia. Neither the Fund nor any related person or entity has received authorization or licensing from the Financial Superintendency of Colombia or any other governmental authority in Colombia to market or sell the Common Shares within Colombia.

By receiving this prospectus, each recipient resident in Colombia acknowledges and agrees that it has contacted the Fund at its own initiative and not as a result of any promotion or publicity by MC Advisors, the Fund or any of their respective agents or representatives. Colombian residents acknowledge that (1) the receipt of this prospectus does not constitute a solicitation from the Fund for its products and/or services, and (2) they are not receiving from the Fund any direct or indirect promotion or marketing of financial products and/or services. This prospectus is strictly private and confidential and may not be reproduced or used for any purpose other than evaluation of a potential investment in the Fund by the intended recipient or provided to any person or entity other than the intended recipient.

Notice to Persons in Costa Rica

Any offer of Common Shares under this prospectus will occur outside of Costa Rica and will not be registered before the General Superintendence of Securities (“SUGEVAL”). The addressee acknowledges that it has approached the seller of the Common Shares on a Reverse Enquiry basis and subjects itself to the laws of the jurisdiction of the issuer. This prospectus is confidential and is not to be reproduced or distributed to third parties as this is NOT a public offering of securities in Costa Rica. Any private offering that exceeds the amount of one million US dollars ($1,000,000.00 USD) must be accredited before SUGEVAL, pursuant to article 8bis of the Regulations on the Public Offering of Securities (Reglamento sobre Oferta Pública de Valores). The Common Shares being offered is not intended for the Costa Rican public or market and neither is registered or will be registered before the SUGEVAL, nor can be traded in the secondary market in Costa Rica.

Notice to Persons in the Dominican Republic

This prospectus does not constitute an offer or solicitation to the public in the Dominican Republic to subscribe for the Common Shares discussed herein, and any transaction contemplated hereby will take place on a private placement basis only. The Common Shares have not been and will not be registered with the Dominican Securities Superintendence, an independent credit risk rating has not been obtained, the Common Shares cannot be negotiated on a secondary market, and the investor cannot benefit from the special protection conferred by the Dominican Securities Law for public offerings.

Any public offering, as defined under the laws and regulations of the Dominican Republic, of the Common Shares in the Dominican Republic is not legal without prior registration.

Notice to Persons in of Ecuador

This prospectus relates to a foreign Fund which is not subject to any form of local regulation by the Ecuadorian authorities. Ecuadorian authorities and entities are not responsible for reviewing or verifying any prospectus or other documents in connection with this Fund and have not approved the prospectus or any other associated documents nor taken any steps to verify the information set out herein and has no responsibility for it.

Notice to Persons in El Salvador

The Common Shares have not been and will not be offered in the course of a public offering or of equivalent marketing in El Salvador. The Common Shares have neither been registered for public distribution in El Salvador not been the subject matter of a prospectus compliant with applicable law in El Salvador. The recipient of this prospectus hereby acknowledges that the prospectus has been provided on a private placement basis.

Notice to Persons in the European Economic Area (“EEA”)

The Fund is an alternative investment fund (“AIF”) for the purposes of the AIFMD Rules. Monroe Capital BDC Advisors, LLC acts as the alternative investment fund manager (“AIFM”) of the Fund.

Funds may only be marketed to prospective shareholders which are domiciled or have a registered office in a member state of the EEA (“EEA Persons”) in which marketing has been registered or authorised (as applicable) under the relevant national implementation of Article 42 of the AIFMD and in such cases only to EEA Persons which are Professional Investors (as defined below) or any other category of person to which such marketing is permitted under the national laws of such member state. This document is not intended for, should not be relied on by and should not be construed as an offer (or any other form of marketing) to any other EEA Person.

A “Professional Investor” is an investor who is considered to be a professional client or which may, on request, be treated as a professional client within the relevant national implementation of Annex II of Directive 2014/65/EU (Markets in Financial Instruments Directive or “MiFID II”) and AIFMD.

The Fund may not be offered, sold or otherwise made available to any retail investor within the meaning of Regulation (EU) 1286/2014 (the “PRIIPS Regulation”) in the territory of the EEA, including investment made in the EEA by such entities or persons from third countries, unless a key information document required by the PRIIPS Regulation for offering or selling the Fund or otherwise making the Fund available to retail investors in the EEA has been prepared. Consequently, no key information document required by the PRIIPS Regulation for offering or selling the Fund or otherwise making the Fund available to retail investors in the EEA has been prepared; and therefore offering or selling the Fund or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

A list of jurisdictions in which the Fund has been registered or authorized (as applicable) under Article 42 of the AIFMD is available from MC Advisors on request.

Notice to Persons in Guatemala

This prospectus and any accompanying information (the “Materials”) are intended solely for informational purposes and do not constitute (and should not be interpreted to constitute) the offering, selling, or conducting of business with respect to such securities, products or services in the jurisdiction of the addressee (this “Jurisdiction”), or the conducting of any brokerage, banking or other similarly regulated activities (“Financial Activities”) in this Jurisdiction. The Fund, the securities, products and services described herein, are not registered (or intended to be registered) in this Jurisdiction. Furthermore, neither the Fund, nor the securities, products, services or activities described herein, are regulated or supervised by any governmental or similar authority in this Jurisdiction. The Materials are private, confidential and are sent by the Fund only for the exclusive use of the addressee. The Materials must not be publicly distributed and any use of the Materials by anyone other than the addressee is not authorized. The addressee is required to comply with all applicable laws in this Jurisdiction, including, without limitation, tax laws and exchange control regulations, if any.

Notice to Persons in Hong Kong

Warning — The contents of this prospectus have not been reviewed nor endorsed by any regulatory authority in Hong Kong. Hong Kong residents are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice.

The Fund is not authorized by the Securities and Futures Commission (“SFC”) in Hong Kong pursuant to Section 104 of the Securities and Futures Ordinance (“SFO”). This prospectus has not been approved by the SFC in Hong Kong, nor has a copy of it been registered with the Registrar of Companies in Hong Kong. Accordingly:

1.Common Shares may not be offered or sold in Hong Kong by means of this prospectus or any other document other than to “professional investors” within the meaning of Part I of Schedule 1 to the SFO and any rules made under the SFO, or in other circumstances which do not result in the document being a “prospectus” as defined in the Hong Kong Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong) (“CWUMPO”) or which do not constitute an offer or invitation to the public for the purposes of the CWUMPO or the SFO; and

2.No person shall issue or possess for the purpose of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Common Shares which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so in (1) above or under the laws of Hong Kong) other than with respect to Common Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors.”

This prospectus is distributed on a confidential basis and may not be reproduced in any form or transmitted to any person other than the person to whom it is addressed. No Common Shares in the Fund will be issued to any person other than the person to whom this prospectus has been addressed and no person other than such addressee may treat the same as constituting an invitation for him to invest.

Notice to Persons in the Isle of Man

The Fund and any other products or services referenced in this prospectus are not licensed in the Isle of Man, and unless otherwise indicated, no regulator or government authority in the Isle of Man has reviewed this prospectus or any other document or material issued in connection with the offer or sale of Common Shares of the Fund or the merits of the products and services referenced in such materials. This prospectus and the information contained herein has been made available in accordance with the restrictions and/or limitations implemented by applicable laws and regulations in the Isle of Man. This prospectus is provided on a confidential basis for informational purposes only and may not be reproduced in any form. Before acting on any information in this prospectus, prospective investors should inform themselves of and observe all applicable laws, rules and regulations in the Isle of Man with respect to the acquisition, holding or disposal of Common Shares or the ongoing provision of services and obtain independent advice if required. Prospective investors should also be aware that investors in the Fund are not protected by any statutory compensatory scheme. This prospectus is for the use of the named addressee only and should not be given, forwarded or shown to any other person (other than employees, agents or consultants in connection with the addressee’s consideration thereof). Any entity responsible for forwarding this material to other parties takes responsibility for ensuring compliance with applicable securities laws.

Notice to Persons in Israel

This prospectus is directed at and intended for investors that fall within at least one category of the first schedule of the Israeli Securities Law, 1968 (“Israeli Securities Law” and “Sophisticated Investors,” respectively). The Common Shares described in this prospectus have not been registered and are not expected to be registered under the Israeli Securities Law or under the Israeli Joint Investment Trust Law, 1994.

No action has been or will be taken in Israel that would permit a public offering of the Common Shares in Israel and this prospectus has not been approved by the Israel Securities Authority. Accordingly, the Common Shares will only be sold in Israel to Sophisticated Investors and to no more than 35 Non-Sophisticated Investors during any given 12-month period, and will only be offered and sold in Israel pursuant to applicable private placement exemption.

Without derogation from the above, this prospectus is not intended to serve, and should not be treated as Investment Advice as defined under the Regulation of Investment Advice, Investment Marketing and Investment Portfolio Management Law, 1995 (“Investment Advice Law”). Accordingly, the content of this prospectus does not replace and should not serve as substitution for investment advice services that take into account the special characteristics and needs of each investor.

None of the Fund, the Managing Dealer or MC Advisors is licensed under the Investment Advice Law and neither of them maintain insurance as required under such law. It is the responsibility of any prospective investor wishing to purchase Common Shares to satisfy himself as to the full observance of the laws of Israel in connection with any such purchase, including obtaining any governmental or other consent, if required.

Notice to Persons in Mexico

The offering of Common Shares made pursuant to this prospectus does not constitute a public offering of securities under Mexican law and therefore is not subject to obtaining the prior authorization of the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores, “CNBV”) or the registration of Common Shares of the Fund with the Mexican National Registry of Securities (Registro Nacional de Valores). The Common Shares described herein will only be offered and sold in Mexico pursuant to applicable private placement exemptions to “Institutional Investors” or “Qualified Investors” as set forth under Article 8 of the Mexican Securities Market Law (Ley del Mercado de Valores). The offering materials may not be publicly distributed in Mexico and the Common Shares described herein may not be subject of brokerage activities in Mexico. The CNBV nor any other authority has not approved, reviewed, commented, or disapproved the information contained in this prospectus, nor its completeness, truthfulness or accuracy.

Notice to Persons in New Zealand

No Common Shares are offered to the public. Accordingly, the Common Shares may not, directly or indirectly, be offered, sold or delivered in New Zealand, nor may any offering document or advertisement in relation to any offer of the Common Shares be distributed in New Zealand, other than in circumstances where there is no contravention of the Financial Markets Conduct Act 2013. Warning: New Zealand law normally requires people who offer financial products to give information to investors before they invest. This requires those offering financial products to have disclosed information that is important for investors to make an informed decision. The usual rules do not apply to offers where the amount invested upfront by the investor (plus any other investments the investor has already made in the financial products) is NZ$750,000 or more or where it is a small offer. As a result of these exclusions, you may not receive a complete and balanced set of information. You will also have fewer other legal protections for this investment. Investments of this kind are not suitable for retail investors. Ask questions, read all documents carefully, and seek independent financial advice before committing yourself.

Notice to Persons in Panama

The Common Shares have not been and will not be registered with the Superintendence of the Securities Market of Panama (Superintendencia del Mercado de Valores de la República de Panamá). Accordingly, (i) the Fund cannot be publicly offered or sold in Panama, except in transactions exempted from registration under the securities laws of Panama, (ii) the Superintendence of the Securities Market of Panama has not reviewed the information contained in this prospectus, (iii) the Fund’s Common Shares and the offering thereof are not subject to the supervision of the Superintendence of the Securities Market of Panama, and (iv) the Fund securities do not benefit from the tax incentives provided by Panamanian securities laws and regulations.

Notice to Persons in Peru

The Fund and any other products or services referenced in this prospectus may not be licensed in all jurisdictions, and unless otherwise indicated, no regulator or government authority has reviewed this document or the merits of the products and services referenced herein.

Specifically, the Common Shares will not be subject to a public offering in Peru. The Common Shares described herein have not been and will not be approved by or registered with the Peruvian Superintendency of Capital Markets (Superintendencia del Mercado de Valores, or the “SMV”) or the Lima Stock Exchange (Bolsa de Valores de Lima). Accordingly, the Common Shares may not be offered or sold in Peru except, among others, if such offering is considered a private offer under the securities laws and regulations of Peru. The Common Shares cannot be offered or sold in Peru or in any other jurisdiction except in compliance with the securities laws thereof. In making an investment decision, institutional investors (as defined by Peruvian law) must rely on their own examination of the terms of the offering of the Common Shares to determine their ability to invest in the Common Shares.

This prospectus and the information contained herein have been made available in accordance with the restrictions and/or limitations implemented by any applicable laws and regulations. This prospectus is directed at and intended for institutional investors (as such term is defined in each jurisdiction in which the Fund is marketed). This prospectus is provided on a confidential basis for informational purposes only and may not be reproduced in any form. Before acting on any information in this prospectus, prospective investors should inform themselves of and observe all applicable laws, rules and regulations of any relevant jurisdictions and obtain independent advice if required. This prospectus is for the use of the named addressee only and should not be given, forwarded or shown to any other person (other than employees, agents or consultants in connection with the addressee’s consideration thereof).

Notice to Persons in Switzerland

The offer and the marketing of Common Shares of the Fund in Switzerland will be exclusively made to, and directed at, qualified investors (“Qualified Investors”), as defined in Article 10(3) and (3ter) of the Swiss Collective Investment Schemes Act (“CISA”) and its implementing ordinance, at the exclusion of qualified investors with an opting-out pursuant to Article 5(1) of the Swiss Federal Law on Financial Services (“FinSA”) and without any portfolio management or advisory relationship with a financial intermediary pursuant to Article 10(3ter) CISA (“Excluded Qualified Investors”). Accordingly, the Fund has not been and will not be registered with the Swiss Financial Market Supervisory Authority (“FINMA”) and no representative or paying agent have been or will be appointed in Switzerland. This prospectus and/or any other offering or marketing materials relating to the Common Shares of the Fund may be made available in Switzerland solely to Qualified Investors, at the exclusion of Excluded Qualified Investors. The legal documents of the Fund may be obtained free of charge from MC Advisors.

Notice to Persons in Singapore

General

This prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorised or to any person to whom it is unlawful to make such an offer or solicitation.

The contents of this prospectus are for informational purposes only, and does not constitute or form financial advice to buy Common Shares. This prospectus was prepared without regard to the specific investment objectives, financial situation or particular needs of any particular person.

Singapore

The Fund and the offer of the Common Shares which are the subjects of this prospectus do not relate to a collective investment scheme which is authorised by the Monetary Authority of Singapore (“MAS”) under section 286 of the Securities and Futures Act 200 (the “SFA”) or recognised by the MAS under section 287 of the SFA.

This prospectus (as well as any other document issued in connection with the offer or sale of Common Shares) is not a prospectus as defined in the SFA, nor will it be lodged or registered as a prospectus with the MAS and, accordingly, statutory liability under the SFA in relation to the content of prospectuses does not apply, and potential investors should carefully consider whether an investment in the Fund is suitable for them. This prospectus has not been reviewed by the MAS and the MAS assumes no responsibility for the contents of this prospectus (nor any other document issued in connection with the offer or sale of the Common Shares).

The Common Shares are being offered in Singapore strictly in accordance with section 302C of the SFA, which, among other things, imposes limitations on the number of persons to whom the offer can be made. This prospectus as well as any other document in connection with the offer or sale of the Commons Shares is intended only for the person to whom the prospectus or other document has been given (“the addressee”), and the Commons Shares are not being offered or sold, nor to be made the subject of an invitation for subscription or purchase, to any person in Singapore except the addressee. Accordingly, without the prior written consent of the Fund, this prospectus as well as any document in connection with any offer or sale of the Common Shares is not to and must not be issued, circulated or distributed in Singapore, to any other person in Singapore except the addressee.

Where the Common Shares are subscribed for or purchased, the restrictions imposed by section 302C of the SFA can affect their subsequent transferability or resale, and accordingly any subsequent transfer or resale of the Common Shares would have to be in accordance with such restrictions. In particular, the Common Shares are not presently being offered by the Fund to the addressee with a view to the addressee subsequently offering them for sale to another person.

Notice to Persons in Taiwan

The Common Shares are being made available in Taiwan on a private placement basis only to banks, bills houses, trust enterprises, insurance companies, securities firms, financial holding companies and other qualified entities or institutions (collectively, “Qualified Institutions”) and other entities and individuals meeting specific criteria (“Other Qualified Investors”) pursuant to the private placement provisions of Taiwan Rules Governing Offshore Funds. No other offer or sale of the Common Shares in Taiwan is permitted. Taiwan purchasers of the Common Shares may not sell or otherwise dispose of their holdings except by redemption, transfer to a Qualified Institution or Other Qualified Investor, transfer by operation of law or other means approved by the Taiwan Financial Supervisory Commission.

Notice to Persons in the United Arab Emirates

As per the rules stated in UAE Securities and Commodities Authority (“SCA”) Decision No. (13) of 2021 on the Regulations Manual of the Financial Activities and Status Regularization Mechanisms Rule Book (“SCA Rule Book”) and SCA Decision No. (04/rm) of 2023 concerning the promotion of Foreign Funds, the ‘promotion’ of a Fund to Retail Investors is prohibited. The promotion of a Fund to ‘Professional Investors’ and ‘Counterparties’ within the state (“UAE”), each term as defined in the SCA Rule Book, shall be limited to only Funds that are registered with SCA for marketing on a private placement basis. SCA approval for promotion of a Fund in the UAE should not be considered a recommendation by the SCA to invest in the Fund, and the SCA shall not be responsible for any relevant party’s failure to perform its functions and duties or for the accuracy of the information contained in the Fund’s offering documents.

This prospectus and the Common Shares have not been approved by or licensed or registered with the UAE Central Bank, the SCA, the Dubai Financial Services Authority, the Financial Services Regulatory Authority or any other relevant licensing authorities or governmental agencies in the UAE (the “authorities”). The authorities assume no liability for any investment that the named addressee makes as a Professional Investor. This prospectus is for the use of the named addressee only and should not be given or shown to any other person (other than employees, agents or consultants in connection with the addressee’s consideration thereof).

The Common Shares to which this prospectus relates may be illiquid or subject to restrictions on their resale. Prospective Investors should conduct their own due diligence on the Common Shares. If you do not understand the contents of this prospectus you should consult an authorised Financial Advisor.

Notice to Persons in the United Kingdom

The Fund is an alternative investment fund for the purpose of the Alternative Investment Fund Managers Regulations, 2013, as amended by the Alternative Investment Managers (Amendment, etc.) (EU Exit) Regulations 2019 (“UK AIFM Regulations”). Monroe Capital BDC Advisors, LLC is the alternative investment fund manager (“AIFM”) of the Fund.

Common Shares in the Fund may only be marketed to prospective investors which are domiciled or have a registered office in the United Kingdom (“UK Persons”) if the AIFM has qualified the Fund for marketing under the UK AIFM Regulations and in such cases only to UK Persons which are Professional Investors or any other category of person to which such marketing is permitted under the national laws of the United Kingdom. This prospectus is not intended for, should not be relied on by and should not be construed as an offer (or any other form of marketing) to any other UK Person.

A “Professional Investor” is an investor who is considered to be a professional client or which may, on request, be treated as a professional client within the United Kingdom implementation of Annex II of European Union Directive 2014/65/EU (Markets in Financial Instruments Directive or “MiFID II”) and the UK AIFM Regulations.

The Common Shares may not be offered, sold or otherwise made available to any retail investor within the meaning of Packaged Retail and Insurance-Based Investment Products (Amendment) (EU Exit) Regulations 2019 (the “UK PRIIPS Regulation”) in the UK, including investment made in the UK by such entities or persons from third countries. Consequently, no key information document required by the UK PRIIPS Regulation for offering or selling the Common Shares or otherwise making the Common Shares available to retail investors in the UK has been prepared; and therefore offering or selling the Common Shares or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPS Regulation.

Further information on the Fund’s United Kingdom registration is available from the AIFM on request.

Notice to Persons in Uruguay

The sale of Common Shares of the Fund qualifies as a private placement pursuant to section 2 of Uruguayan law 18,627. The Fund must not be offered or sold to the public in Uruguay, except in circumstances which do not constitute a public offering or distribution under Uruguayan laws and regulations. The Common Shares in the Fund are not and will not be registered with the Financial Services Superintendency of the Central Bank of Uruguay. The Common Shares correspond to investment funds that are not investment funds regulated by Uruguayan law 16,774 dated September 27, 1996, as amended.

HOW TO SUBSCRIBE

You may buy or request that we repurchase Common Shares through your financial adviser, a participating broker or other financial intermediary that has a selling agreement with the Managing Dealer. Because an investment in our Common Shares involves many considerations, your financial adviser or other financial intermediary may help you with this decision. Due to the illiquid nature of investments in originated loans, our Common Shares are only suitable as a long-term investment. Because there is no public market for our Common Shares, shareholders may have difficulty selling their shares if we choose to repurchase only some, or even none, of the shares in a particular quarter, or if our Board modifies, suspends or terminates the share repurchase program.

Investors who meet the suitability standards described herein may purchase Common Shares. See “Suitability Standards” in this prospectus. Investors seeking to purchase Common Shares must proceed as follows:

●	Read this entire prospectus and any appendices and supplements accompanying this prospectus.
●	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix A. Subscription agreements may be executed manually or by electronic signature except where the use of such electronic signature has not been approved by the Managing Dealer. Should you execute the subscription agreement electronically, your electronic signature, whether digital or encrypted, included in the subscription agreement is intended to authenticate the subscription agreement and to have the same force and effect as a manual signature.
●	Deliver a check, submit a wire transfer (for eligible institutional investors), instruct your broker to make payment from your brokerage account or otherwise deliver funds for the full purchase price of the Common Shares being subscribed for along with the completed subscription agreement to the participating broker. Checks should be made payable, or wire transfers directed, to “Monroe Capital Enhanced Corporate Lending Fund.” Such participating broker shall promptly transmit such funds directly to the account established for the Fund. For Class S shares and Class D shares, after you have satisfied the applicable minimum purchase requirement of $2,500, additional purchases must be in increments of $500. For Class I shares, after you have satisfied the applicable minimum purchase requirement of $1,000,000, additional purchases must be in increments of $500, unless such minimums are waived by the Managing Dealer. The minimum subsequent investment does not apply to purchases made under our distribution reinvestment plan.
●	By executing the subscription agreement and paying the total purchase price for the Common Shares subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms. Certain participating brokers may require additional documentation.

A sale of the shares to a subscriber may not be completed until at least five business days after the subscriber receives our final prospectus. Subscriptions to purchase our Common Shares may be made on an ongoing basis, but investors may only purchase our Common Shares pursuant to accepted subscription orders as of the first day of the applicable month (based on the NAV per share as determined as of the previous day, being the last calendar day of the preceding month), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order, including satisfying any additional requirements imposed by the subscriber’s broker, and payment of the full purchase price of our Common Shares being subscribed at least five business days prior to the first day of the month (unless waived by the Managing Dealer).

For example, if you wish to subscribe for Common Shares in October, your subscription request must be received in good order at least five business days before November 1. Notice of each share transaction will be furnished to shareholders (or their financial representatives) as soon as practicable but not later than seven business days after the Fund’s NAV as of October 31 is determined and credited to the shareholder’s account, together with information relevant for personal and tax records. While a shareholder will not know our NAV applicable on the effective date of the share purchase, we expect that our NAV applicable to a purchase of shares will be available generally within 20 business days after the effective date of the share purchase; at that time, the number of shares based on that NAV and each shareholder’s purchase will be determined and shares will be credited to the shareholder’s account as of the effective date of the share purchase. In this example, if accepted, your subscription would be effective on the first business day of November.

If for any reason we reject the subscription, or if the subscription request is canceled before it is accepted or withdrawn as described below, we will return the subscription agreement and the related funds, without interest or deduction, within ten business days after such rejection, cancellation or withdrawal.

Common Shares purchased by a fiduciary or custodial account will be registered in the name of the fiduciary account and not in the name of the beneficiary. If you place an order to buy shares and your payment is not received and collected, your purchase may be canceled and you could be liable for any losses or fees we have incurred.

You have the option of placing a transfer on death (TOD), designation on your Common Shares purchased in this offering. A TOD designation transfers the ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right to survivorship of the shares. If you would like to place a TOD designation on your Common Shares, you must check the TOD box on the subscription agreement and you must complete and return a TOD form, which you may obtain from your financial adviser, in order to effect the designation.

Purchase Price

Shares will be sold at the then-current NAV per share, as described in “Determination of Net Asset Value.” Each class of shares may have a different NAV per share because shareholder servicing and/or distribution fees differ with respect to each class.

For Class D shares and Class S shares, we intend to take purchase orders and hold investors’ funds in a non-interest-bearing escrow account until we receive purchase orders for at least 100 investors in such class. If we do not receive subscription orders from at least 100 investors by one year following the date in which proceeds were placed into the escrow account for such class, our escrow agent will promptly send you a full refund of your investment without deduction for escrow expenses. If said class breaks escrow and commence operations, funds in escrow will be released to our account and constitute part of our net assets.

If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you purchase in our primary offering will be automatically invested in additional shares of the same class. The purchase price for shares issued under our distribution reinvestment plan will be equal to the most recent available NAV per share for such shares at the time the distribution is payable.

We will generally adhere to the following procedures relating to purchases of Common Shares in this continuous offering:

●	On each business day, our transfer agent will collect purchase orders. Notwithstanding the submission of an initial purchase order, we can reject purchase orders for any reason, even if a prospective investor meets the minimum suitability requirements outlined in our prospectus. Investors may only purchase our Common Shares pursuant to accepted subscription orders as of the first business day of each month (based on the NAV per share as determined as of the last calendar day of the preceding month), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price of our Common Shares being subscribed at least five business days prior to the first day of the month (unless waived by the Managing Dealer). If a purchase order is received less than five business days prior to the first day of the month, unless waived by the Managing Dealer, the purchase order will be executed in the next month’s closing at the transaction price applicable to that month. As a result of this process, the price per share at which your order is executed may be different than the price per share for the month in which you submitted your purchase order.
●	Generally, within 20 business days after the first calendar day of the applicable month, we expect to determine our NAV per share for each share class as of the last calendar day of the immediately preceding month, which will be the purchase price for shares purchased with that effective date.
●	Completed subscription requests will not be accepted by us before two business days before the first calendar day of the applicable month.
●	Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted as described in the previous sentence. You may withdraw your purchase request by notifying your financial intermediary or directly through our transfer agent’s toll-free, automated telephone line at (833) 974-5329.
●	You will receive a confirmation statement of each new transaction in your account from us or your financial adviser, participating broker or financial intermediary as soon as practicable but generally not later than seven business days after the shareholder transactions are settled when the applicable NAV per share is determined.

Our NAV may vary significantly from one month to the next. Through our website at www.monroemlend.com, you will have information about the most recently available NAV per share. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider that information to be part of this prospectus.

In contrast to securities traded on an exchange or over-the-counter, where the price often fluctuates as a result of, among other things, the supply and demand of securities in the trading market, our NAV will be calculated once monthly using our valuation methodology, and the price at which we sell new shares and repurchase outstanding shares will not change depending on the level of demand by investors or the volume of requests for repurchases.

SHARE REPURCHASE PROGRAM

We do not intend to list our Common Shares on any national securities exchange and we do not expect there to be a public market for our Common Shares. As a result, if you purchase our Common Shares, your ability to sell your Common Shares will be limited.

At the discretion of the Board and subject to available liquidity, beginning no later than the quarter ending December 31, 2027, we intend to commence a share repurchase program in which we intend to offer to repurchase up to 5% of our Common Shares outstanding (by number of shares) in each quarter. The Board may amend, suspend or terminate the share repurchase program if it deems such action to be in our best interest and the best interest of our common shareholders. As a result, share repurchases may not be available each quarter, or at all.

Upon a determination by the Board to (i) suspend our share repurchase program or (ii) materially modify our share repurchase program in a manner that reduces liquidity available to our shareholders, our share repurchase program requires the Board to consider, at least quarterly, whether continuing to restrict repurchases or resuming repurchases at the original repurchase limits under our share repurchase program would be in the best interest of the Fund and our shareholders. However, our Board is not required to authorize the recommencement of our share repurchase program within any specified period of time. Our Board may also determine to terminate our share repurchase program if required by applicable law or in connection with a transaction in which our shareholders receive liquidity for their Common Shares, such as a sale or merger of the Fund or listing of our Common Shares on a national securities exchange.

We will conduct any such repurchase offers in accordance with the requirements of Rule 13e-4 promulgated under the Exchange Act and the 1940 Act, with the terms of such tender offer published in a tender offer statement to be sent to all shareholders and filed with the SEC on Schedule TO. All common shareholders will be given at least 20 full business days to elect to participate in such share repurchases. All shares purchased by us pursuant to the terms of each tender offer will thereafter be authorized and unissued shares.

Under our share repurchase program, to the extent we offer to repurchase shares in any particular quarter, we expect to repurchase shares pursuant to tender offers using a purchase price equal to the NAV per share as of the last calendar day of the applicable month designated by the Board, except that the Fund deducts 2.00% from such NAV for shares that have not been outstanding for at least one year. We refer to this as the Early Repurchase Deduction. The one-year holding period is measured as of the subscription closing date immediately following the prospective repurchase date. The Early Repurchase Deduction will not apply to shares acquired through our distribution reinvestment plan and may be waived in the case of repurchase requests: (i) arising from the death or qualified disability of the holder; (ii) submitted by discretionary model portfolio management programs (and similar arrangements); (iii) from feeder funds (or similar vehicles) primarily created to hold our Common Shares, which are offered to non-U.S. persons, where such funds seek to avoid imposing such a deduction because of administrative or systems limitations; (iv) in the event that a shareholder’s Common Shares are repurchased because the shareholder has failed to maintain the $500 minimum account balance; or (v) due to trade or operational error. The Early Repurchase Deduction will be retained by the Fund for the benefit of remaining shareholders.

You may tender all of the Common Shares that you own. There is no repurchase priority for a shareholder under the circumstances of death or disability of such shareholder.

In the event the amount of shares tendered exceeds the repurchase offer amount, shares will be repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted in the next quarterly tender offer, or upon the recommencement of the share repurchase program, as applicable. We will have no obligation to repurchase shares, including if the repurchase would violate the restrictions on distributions under federal law or Delaware law. The limitations and restrictions described above may prevent us from accommodating all repurchase requests made in any quarter. Our share repurchase program has many limitations, including the limitations described above, and should not in any way be viewed as the equivalent of a secondary market.

There is no assurance that the Board will exercise its discretion to offer to repurchase shares or that there will be sufficient funds available to accommodate all of our common shareholders’ requests for repurchase. As a result, we may repurchase less than the full amount of shares that you request to have repurchased. If we do not repurchase the full amount of your Common Shares that you have requested to be repurchased, or we determine not to make repurchases of our Common Shares, you will likely not be able to dispose of your Common Shares, even if we under-perform. Any periodic repurchase offers will be subject in part to our available cash and compliance with the RIC qualification and diversification rules and the 1940 Act. Except as set forth above with respect to the Early Repurchase Deduction, shareholders will not pay a fee to us in connection with our repurchase of shares under the share repurchase program.

The Fund will repurchase shares from shareholders pursuant to written tenders on terms and conditions that the Board determines to be fair to the Fund and to all shareholders. When the Board determines that the Fund will repurchase shares, notice will be provided to shareholders describing the terms of that particular offer, containing information shareholders should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate. Shareholders deciding whether to tender their shares during the period that a repurchase offer is open may obtain the Fund’s most recent NAV per share on our website at: www.monroemlend.com. However, our repurchase offers will generally use the NAV on or around the last calendar day of a month designated by the Board during the applicable quarter, which will not be available until after the expiration of the applicable tender offer, so you will not know the exact price of shares in the tender offer when you make your decision whether to tender your Common Shares. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider that information to be part of this prospectus.

Repurchases of shares from shareholders by the Fund will be paid in full with cash no later than five business days after the expiration of the repurchase deadline. Repurchases will be effective after receipt and acceptance by the Fund of eligible written tenders of shares from shareholders by the applicable repurchase offer deadline.

Most of our assets will consist of instruments that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have sufficient liquid resources to make repurchase offers. In order to provide liquidity for share repurchases, we intend to generally maintain under normal circumstances an allocation to syndicated loans and other liquid investments. We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources. Should making repurchase offers, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Fund as a whole, or should we otherwise determine that investing our liquid assets in originated loans or other illiquid investments rather than repurchasing our shares is in the best interests of the Fund as a whole, then we may choose to offer to repurchase fewer shares than described above, or none at all.

In the event that any common shareholder fails to maintain the minimum balance of $500 of our Common Shares, we may repurchase all of the shares held by that common shareholder at the repurchase price in effect on the date we determine that the common shareholder has failed to meet the minimum balance, less any Early Repurchase Deduction. Minimum account repurchases will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV. Minimum account repurchases are not subject to the Early Repurchase Deduction.

Repurchases by the Fund of any shares held by the Adviser or its affiliates will be on the same terms and with the same limitations as those applicable to shareholders under the share repurchase program described herein.

Payment for repurchased shares may require us to liquidate portfolio holdings earlier than the Adviser would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase our investment-related expenses as a result of higher portfolio turnover rates. The Adviser intends to take measures, subject to policies as may be established by the Board, to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of shares.

DISTRIBUTION REINVESTMENT PLAN

We have adopted a distribution reinvestment plan with respect to the Common Shares, pursuant to which we will reinvest all cash dividends declared by the Board on behalf of holders of the Common Shares who do not elect to receive their dividends in cash as provided below. As a result, if the Board authorizes, and we declare, a cash dividend or other distribution on the Common Shares, then our shareholders who participate in the distribution reinvestment plan will have their cash distributions automatically reinvested in additional Shares as described below, rather than receiving the cash dividend or other distribution. Distributions on fractional shares will be credited to each participating shareholder’s account to three decimal places.

No action is required on the part of a registered shareholder to have his, her or its cash dividend or other distribution reinvested in our shares, except shareholders located in certain states or who are clients of selected participating brokers, as described below. Shareholders who are eligible for default enrollment can elect to “opt out” of the Fund’s distribution reinvestment plan in their subscription agreements. Shareholders located in Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Tennessee, Vermont and Washington, as well as those who are clients of certain participating brokers that do not permit automatic enrollment in our distribution reinvestment plan, will automatically receive their distributions in cash unless they elect to participate in our distribution reinvestment plan and have their cash distributions reinvested in additional Common Shares.

If any shareholder initially elects not to participate or is defaulted to non-participation by virtue of residing in one of the states mentioned above or being a client of a participating broker-dealer that does not permit automatic enrollment in distribution reinvestment plans, they may later become a participant by subsequently completing and executing an enrollment form or any distribution authorization form as may be available from the Fund or Ultimus Fund Solutions, LLC (in such capacity, the “Plan Administrator”). Participation in the distribution reinvestment plan will begin with the next distribution payable after acceptance of a participant’s subscription, enrollment or authorization if received in a timely fashion. Common Shares will be issued under the distribution reinvestment plan as of the first business day of the month following the record date of the distribution.

A registered shareholder may elect to receive distributions in cash or terminate his, her or its account under the distribution reinvestment plan by so notifying the Plan Administrator in writing no later than 10 calendar days prior to the record date for an applicable distribution; otherwise, such election or termination shall be effective only with respect to any subsequent distributions. Any transfer of shares by a participant to a non-participant will terminate participation in the distribution reinvestment plan with respect to the transferred shares. If a participant elects to tender its Common Shares in full and such full tender is accepted by the Fund, such shareholder’s participation in the distribution reinvestment plan will be automatically terminated as of the expiration of the applicable tender offer and any distributions due to such shareholder on or after such date will be paid in cash on the scheduled distribution payment date. If your shares are held by a broker or other financial intermediary, you may “opt-out” of our distribution reinvestment plan by notifying your broker or other financial intermediary of your election.

If you elect to opt out of the distribution reinvestment plan, you will receive any distributions we declare in cash. No upfront selling commissions or managing dealer fees will be charged on shares issued in connection with the distribution reinvestment plan; however, all outstanding Class S shares and Class D shares, including those acquired under our distribution reinvestment plan, will be subject to ongoing shareholder servicing and/or distribution fees. We will pay the Plan Administrator fees under the distribution reinvestment plan. If your shares are held by a broker or other financial intermediary, you may change your election by notifying your broker or other financial intermediary of your election. In addition, if you hold your Common Shares with a brokerage firm that participates in the plan, you may not be able to transfer the shares to another broker and continue to participate in the plan. Consult your financial advisor for more information.

Any purchases of our shares pursuant to our distribution reinvestment plan are dependent on the continued registration of our securities or the availability of an exemption from registration in the recipient’s home state.

The purchase price for shares issued under our distribution reinvestment plan will be equal to the most recent NAV per share for such shares at the time the distribution is payable. Common Shares issued pursuant to our distribution reinvestment plan will have the same voting rights as the Common Shares offered pursuant to this prospectus.

During each quarter, but in no event later than 30 days after the end of each calendar quarter, our transfer agent or another designated agent will mail and/or make electronically available to each participant in the distribution reinvestment plan, a statement of account describing, as to such participant, the distributions received during such quarter, the number of our Common Shares purchased during such quarter, and the per share purchase price for such shares. Annually, as required by the Code, we will include tax information for income earned on shares under the distribution reinvestment plan on a Form 1099-DIV that is mailed to shareholders subject to IRS tax reporting. We reserve the right to amend, suspend or terminate the distribution reinvestment plan. Any distributions reinvested through the issuance of shares through our distribution reinvestment plan will increase our total assets on which the advisory fees are determined and paid under the Advisory Agreement.

See our Distribution Reinvestment Plan, which is filed as an exhibit to our registration statement for this offering, for more information.

REGULATION

The following discussion is a general summary of the material prohibitions and descriptions governing BDCs generally. It does not purport to be a complete description of all of the laws and regulations affecting BDCs.

Qualifying Assets

Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act, which are referred to as “Qualifying Assets,” unless, at the time the acquisition is made, Qualifying Assets represent at least 70% of the company’s total assets. The principal categories of Qualifying Assets relevant to our business are any of the following:

(1)	Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an Eligible Portfolio Company (as defined below), or from any person who is, or has been during the preceding 13 months, an affiliated person of an Eligible Portfolio Company, or from any other person, subject to such rules as may be prescribed by the SEC. An “Eligible Portfolio Company” is defined in the 1940 Act as any issuer which:
(a)	is organized under the laws of, and has its principal place of business in, the United States;
(b)	is not an investment company (other than a small business investment company wholly owned by the Fund) or a company that would be an investment company but for certain exclusions under the 1940 Act; and
(c)	satisfies any of the following:
(i)	does not have any class of securities that is traded on a national securities exchange;
(ii)	has a class of securities listed on a national securities exchange, but has an aggregate market value of outstanding voting and non-voting common equity of less than $250 million;
(iii)	is controlled by a BDC or a group of companies including a BDC and the BDC has an affiliated person who is a director of the Eligible Portfolio Company; or
(iv)	is a small and solvent company having total assets of not more than $4 million and capital and surplus of not less than $2 million.
(2)	Securities of any Eligible Portfolio Company controlled by the Fund.
(3)	Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.
(4)	Securities of an Eligible Portfolio Company purchased from any person in a private transaction if there is no ready market for such securities and the Fund already owns 60% of the outstanding equity of the Eligible Portfolio Company.
(5)	Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of warrants or rights relating to such securities.
(6)	Cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment.

In addition, a BDC must be operated for the purpose of making investments in the types of securities described in (1), (2) or (3) above.

Significant Managerial Assistance

A BDC must have been organized and have its principal place of business in the United States and must be operated for the purpose of making investments in the types of securities described above. However, in order to count portfolio securities as Qualifying Assets for the purpose of the 70% test, the BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities (other than small and solvent companies described above) significant managerial assistance; except that, where the BDC purchases such securities in conjunction with one or more other persons acting together, one of the other persons in the group may make available such managerial assistance. Making available significant managerial assistance means, among other things, any arrangement whereby the BDC, through its trustees, officers or employees, service providers (e.g., the Adviser) offers to provide and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company through monitoring of portfolio company operations, selective participation in board and management meetings, consulting with and advising a portfolio company’s officers or other organizational or financial guidance.

Temporary Investments

Pending investment in other types of Qualifying Assets, as described above, our investments can consist of cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment, which are referred to herein, collectively, as temporary investments, so that 70% of our assets would be Qualifying Assets.

Issuance of Derivative Securities

Under the 1940 Act, a BDC is subject to restrictions on the issuance, terms and amount of warrants, options or rights to purchase shares that it may have outstanding at any time. In particular, the amount of shares that would result from the conversion or exercise of all outstanding warrants, options or rights to purchase shares cannot exceed 25% of the BDC’s total outstanding shares.

Leverage and Senior Securities; Coverage Ratio

We are permitted, under specified conditions, to issue multiple classes of indebtedness and one class of shares senior to our Common Shares if our asset coverage, as defined in the 1940 Act, would at least equal 150% immediately after each such issuance. On October 10, 2025, our initial sole shareholder approved the adoption of this 150% threshold pursuant to Section 61(a)(2) of the 1940 Act and such election became effective the following day. As defined in the 1940 Act, asset coverage of 150% for preferred shares means that for every $100 of net assets we hold, we may raise $200 from borrowing and issuing senior securities representing stock. Asset coverage of 150% for indebtedness means that for every $100 of net assets we hold, we may raise $200 from borrowing. In addition, while any senior securities remain outstanding, we will be required to make provisions to prohibit any dividend distribution to our shareholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the dividend distribution or repurchase. We will also be permitted to borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes, which borrowings would not be considered senior securities. Leverage embedded or inherent in derivative instruments in which the Fund may invest are not subject to such asset coverage requirements.

We have established the DB Credit Facility and intend to establish one or more other credit facilities or enter into other financing arrangements to facilitate investments and the timely payment of our expenses. The DB Credit Facility bears interest at a floating rate at spreads over the applicable base rate, and it is anticipated that any future credit facilities will also bear interest at floating rates at to be determined spreads over SOFR (or other applicable reference rate). We cannot assure shareholders that we will be able to enter into any future credit facilities on favorable terms or at all. Shareholders will indirectly bear the costs associated with any borrowings under a credit facility or otherwise. In connection with a credit facility or other borrowings, lenders may require us to pledge assets, commitments and/or drawdowns (and the ability to enforce the payment thereof) and may ask to comply with positive or negative covenants that could have an effect on our operations. In addition, from time to time, our losses on leveraged investments may result in the liquidation of other investments held by us and may result in additional drawdowns to repay such amounts.

Under Rule 18f-4 under the 1940 Act, related to the use of derivatives, short sales, reverse repurchase agreements and certain other transactions by registered investment companies, the Fund is permitted to enter into derivatives and other transactions that create future payment or delivery obligations, including short sales, notwithstanding the senior security provisions of the 1940 Act if the Fund complies with certain value-at-risk leverage limits, adopts and implements a written derivatives risk management program, and complies with board oversight and reporting requirements or satisfies the conditions for the “limited derivatives users” exception. Rule 18f-4 also permits the Fund to enter into reverse repurchase agreements or similar financing transactions notwithstanding the senior security provisions of the 1940 Act if the Fund aggregates the amount of indebtedness associated with its reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating the Fund’s asset coverage ratios as discussed above. In addition, the Fund is permitted to invest in a security on a when-issued or forward-settling basis, or with a non-standard settlement cycle, and the transaction will be deemed not to involve a senior security under the 1940 Act, provided that (i) the Fund intends to physically settle the transaction and (ii) the transaction will settle within 35 days of its trade date (the “Delayed-Settlement Securities Provision”). The Fund may otherwise engage in such transactions that do not meet the conditions of the Delayed-Settlement Securities Provision so long as it treats any such transaction as a “derivatives transaction” for purposes of compliance with Rule 18f-4. Furthermore, the Fund is permitted to enter into an unfunded commitment agreement, and such unfunded commitment agreement will not be subject to the asset coverage requirements under the 1940 Act, if we reasonably believe, at the time we enter into such agreement, that we will have sufficient cash and cash equivalents to meet our obligations with respect to all such agreements as they come due. We cannot predict the effects of these requirements. The Adviser intends to monitor developments and seek to manage the Fund’s assets in a manner consistent with achieving the Fund’s investment objective, but there can be no assurance that it will be successful in doing so.

We may also create leverage by securitizing our assets (including in CLOs) and retaining the equity portion of the securitized vehicle. We may also from time to time make secured loans of our marginable securities to brokers, dealers and other financial institutions.

Code of Ethics

We and the Adviser have adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, respectively, that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the code are permitted to invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements. A copy of the Fund’s code of ethics is available to the Fund’s shareholders on our website at www.monroemlend.com.

Affiliated Transactions

We may be prohibited under the 1940 Act from conducting certain transactions with our affiliates without the prior approval of our Trustees who are not interested persons and, in some cases, the prior approval of the SEC. We have received an exemptive order from the SEC that permits us, among other things, to co-invest with certain other persons, including certain affiliates of the Adviser and certain funds managed and controlled by the Adviser and its affiliates, subject to certain terms and conditions.

Proxy Voting Policies and Procedures

We have delegated our proxy voting responsibility to the Adviser. The Proxy Voting Policies and Procedures of the Adviser are set forth below. The guidelines will be reviewed periodically by the Adviser, and, accordingly, are subject to change.

As an investment adviser registered under the Advisers Act, the Adviser has a duty to monitor corporate events and to vote proxies, as well as a duty to cast votes in the best interest of clients and not subrogate client interests to its own interests. Rule 206(4)-6 under the Advisers Act places specific requirements on registered investment advisers with proxy voting authority.

Proxy Policies

The Adviser will vote all proxies relating to our portfolio securities in the best interest of our shareholders. The Adviser reviews on a case-by-case basis each proposal submitted to a shareholder vote to determine its impact on the portfolio securities held by the Fund. Although the Adviser will generally vote against proposals that may have a negative impact on our clients’ portfolio securities, the Adviser may vote for such a proposal if there exists compelling long-term reasons to do so. The Adviser will abstain from voting only in unusual circumstances and where there is a compelling reason to do so.

The Advisor’s proxy voting decisions are made by members of the Investment Committee who are responsible for monitoring each of our investments. To ensure that the Adviser’s vote is not the product of a conflict of interest, the Adviser requires that: (i) anyone involved in the decision making process disclose to the Adviser’s Chief Compliance Officer any potential conflict that he or she is aware of and any contact that he or she has had with any interested party regarding a proxy vote; and (ii) employees involved in the decision-making process or vote administration are prohibited from revealing how the Adviser intends to vote on a proposal in order to reduce any attempted influence from interested parties.

Proxy Voting Records

You may obtain information about how the Adviser voted proxies by making a written request for proxy voting information to: Monroe Capital Enhanced Corporate Lending Fund, Attention: Chief Compliance Officer, 155 N. Wacker Drive, Floor 35, Chicago, Illinois 60606.

Other

We will be periodically examined by the SEC for compliance with the 1940 Act, and be subject to the periodic reporting and related requirements of the Exchange Act.

We are also required to provide and maintain a bond issued by a reputable fidelity insurance company to protect against larceny and embezzlement. Furthermore, as a BDC, we will be prohibited from protecting any trustee or officer against any liability to our shareholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

We are also required to designate a chief compliance officer and to adopt and implement written policies and procedures reasonably designed to prevent violation of the federal securities laws and to review these policies and procedures annually for their adequacy and the effectiveness of their implementation.

We are not permitted to change the nature of our business so as to cease to be, or to withdraw our election as, a BDC unless approved by a majority of our outstanding voting securities. A majority of the outstanding voting securities of a company is defined under the 1940 Act as the lesser of: (i) 67% or more of such company’s shares present at a meeting if more than 50% of the outstanding shares of such company are present or represented by proxy, or (ii) more than 50% of the outstanding shares of such company.

MC Advisors has filed notice with the National Futures Association (“NFA”) to claim an exclusion from the definition of commodity pool operator (“CPO”) of the Fund, provided that the Fund (i) continues to be regulated by the SEC as a BDC, (ii) allocates no more than specified amounts of its assets to futures contracts, certain swap contracts and certain other derivative instruments that are within the jurisdiction of the Commodity Exchange Act (collectively, “CEA-regulated products”), and (iii) is not marketed to the public as a commodity pool or as a vehicle for trading in CEA-regulated products. If the Fund is unable to satisfy the conditions of the exclusion, MC Advisors may become subject to the CFTC’s CPO registration requirements, and the disclosure and operations of the Fund would need to comply with all applicable regulations governing commodity pools and CPOs.

If MC Advisors were required to register as a CPO, it would also be required to become a member of the NFA and be subject to the NFA’s rules and bylaws. Compliance with these additional registration and regulatory requirements may increase MC Advisors’ operating expenses, which, in turn, could result in the Fund’s investors being charged additional fees.

Our internet address is www.monroemlend.com. We make available free of charge on our website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statement and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a general summary of certain U.S. federal income tax considerations applicable to us and the purchase, ownership and disposition of our shares. This discussion does not purport to be complete or to deal with all aspects of U.S. federal income taxation that may be relevant to shareholders in light of their particular circumstances. Unless otherwise noted, this discussion applies only to U.S. shareholders that hold our shares as capital assets. A U.S. shareholder is an individual who is a citizen or resident of the United States, a U.S. corporation, a trust if it (a) is subject to the primary supervision of a court in the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has made a valid election to be treated as a U.S. person, or any estate the income of which is subject to U.S. federal income tax regardless of its source. This discussion is based upon present provisions of the Code, the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, or differing interpretations (possibly with retroactive effect). This discussion does not represent a detailed description of the U.S. federal income tax consequences relevant to special classes of taxpayers including, without limitation, financial institutions, insurance companies, investors in pass-through entities, U.S. shareholders whose “functional currency” is not the U.S. dollar, tax-exempt organizations, dealers in securities or currencies, traders in securities or commodities that elect mark to market treatment, or persons that will hold our shares as a position in a “straddle,” “hedge” or as part of a “constructive sale” for U.S. federal income tax purposes. In addition, this discussion does not address the application of the Medicare tax on net investment income or the U.S. federal alternative minimum tax, or any tax consequences attributable to persons being required to accelerate the recognition of any item of gross income with respect to our shares as a result of such income being recognized on an applicable financial statement. Prospective investors should consult their tax advisers with regard to the U.S. federal tax consequences of the purchase, ownership, or disposition of our shares, as well as the tax consequences arising under the laws of any state, foreign country or other taxing jurisdiction.

Taxation as a Regulated Investment Company

The Fund intends to elect to be treated, and intends to qualify each taxable year thereafter, as a RIC under Subchapter M of the Code.

To qualify for the favorable tax treatment accorded to RICs under Subchapter M of the Code, the Fund must, among other things: (1) have an election in effect to be treated as a BDC under the 1940 Act at all times during each taxable year; (2) have filed with its return for the taxable year an election to be a RIC or have made such election for a previous taxable year; (3) derive in each taxable year at least 90% of its gross income from (a) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock or securities or foreign currencies, or other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies; and (b) net income derived from an interest in certain publicly-traded partnerships that are treated as partnerships for U.S. federal income tax purposes and that derive less than 90% of their gross income from the items described in (a) above (each, a “Qualified Publicly-Traded Partnership”); and (4) diversify its holdings so that, at the end of each quarter of each taxable year of the Fund (a) at least 50% of the value of the Fund’s total assets is represented by cash and cash items (including receivables), U.S. government securities and securities of other RICs, and other securities for purposes of this calculation limited, in respect of any one issuer to an amount not greater in value than 5% of the value of the Fund’s total assets, and to not more than 10% of the outstanding voting securities of such issuer, and (b) not more than 25% of the value of the Fund’s total assets is invested in the securities (other than U.S. government securities or securities of other RICs) of (I) any one issuer, (II) any two or more issuers which the Fund controls and which are determined to be engaged in the same or similar trades or businesses or related trades or businesses or (III) any one or more Qualified Publicly-Traded Partnerships (described in 3(b) above).

As a RIC, the Fund generally will not be subject to U.S. federal income tax on its investment company taxable income (as that term is defined in the Code, but determined without regard to the deduction for dividends paid) and net capital gain (the excess of net long-term capital gain over net short-term capital loss), if any, that it distributes in each taxable year to its shareholders, provided that it distributes at least 90% of the sum of its investment company taxable income and its net tax-exempt income for such taxable year. Generally, the Fund intends to distribute to its shareholders, at least annually, substantially all of its investment company taxable income and net capital gains, if any.

A RIC is limited in its ability to deduct expenses in excess of its investment company taxable income (which is, generally, ordinary income plus the excess of net short-term capital gains over net long-term capital losses). If the Fund’s expenses in a given taxable year exceed our investment company taxable income, the Fund may experience a net operating loss for that taxable year. However, a RIC is not permitted to carry forward net operating losses to subsequent taxable years and such net operating losses do not pass through to its shareholders. In addition, deductible expenses can be used only to offset investment company taxable income, not net capital gain. A RIC may not use any net capital losses (that is, the excess of realized capital losses over realized capital gains) to offset its investment company taxable income, but may carry forward such net capital losses, and use them to offset future capital gains, indefinitely. In the event that the Fund were to experience an ownership change as defined under the Code, the capital loss carryforwards and other favorable tax attributes of the Fund, if any, may be subject to limitation. Due to these limits on deductibility of expenses and net capital losses, the Fund may for tax purposes have aggregate taxable income for several years that it is required to distribute and that is taxable to our shareholders even if such taxable income is greater than the net income the Fund actually earns during those taxable years. Such required distributions may be made from our cash assets or by liquidation of investments, if necessary. The Fund may realize gains or losses from such liquidations. In the event the Fund realizes net gains from such liquidations, such gains will also be subject to the distribution requirements applicable to RICs under the Code.

Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% U.S. federal excise tax. To prevent imposition of the excise tax, the Fund must distribute during each calendar year an amount at least equal to the sum of (i) 98% of its ordinary income for the calendar year, (ii) 98.2% of its capital gains in excess of its capital losses (adjusted for certain ordinary losses) for the one-year period ending October 31 of the calendar year and (iii) any ordinary income and capital gains for previous years that were not distributed during those years. For these purposes, the Fund will be deemed to have distributed any income or gains on which it paid U.S. federal income tax.

The Fund may incur the 4% nondeductible U.S. federal excise tax in the future on a portion of its income and capital gains. While the Fund intends to distribute income and capital gains to minimize exposure to 4% nondeductible U.S. federal excise tax, the Fund may not be able to, or may choose not to, distribute amounts sufficient to avoid the imposition of the tax entirely. In that event, the Fund generally will be liable for 4% nondeductible U.S. federal excise tax only on the amount by which we do not meet the excise tax avoidance requirement. The Fund generally will endeavor in each taxable year to avoid any material U.S. federal excise tax on its earnings.

A distribution will be treated as paid on December 31 of any calendar year if it is declared by the Fund in October, November or December with a record date in such a month and paid by the Fund during January of the following calendar year. Such distributions will be taxable to shareholders in the calendar year in which the distributions are declared, rather than the calendar year in which the distributions are received.

If the Fund failed to qualify as a RIC or failed to satisfy the 90% distribution requirement in any taxable year, the Fund would be subject to U.S. federal income tax at regular corporate rates on its taxable income (including distributions of net capital gain), even if such income were distributed to its shareholders, and all distributions out of earnings and profits would be taxed to shareholders as ordinary dividend income. Such distributions generally would be eligible (i) to be treated as “qualified dividend income” in the case of individual and other non-corporate shareholders and (ii) for the dividends received deduction in the case of corporate shareholders. In addition, the Fund could be required to recognize unrealized gains, pay taxes and make distributions (which could be subject to interest charges) before requalifying for taxation as a RIC.

While the Fund generally intends to qualify as a RIC for each taxable year, it is possible that as we ramp up our portfolio we may not satisfy the diversification requirements described above, and thus may not qualify as a RIC, for the short taxable year from the date on which we commence this offering. In such case, however, we anticipate that the associated tax liability would not be material, and that such non-compliance would not have a material adverse effect on our business, financial condition and results of operations, although there can be no assurance in this regard. The remainder of this discussion assumes that the Fund qualifies as a RIC for each taxable year.

Distributions

Distributions to shareholders by the Fund of ordinary income (including “market discount” realized by the Fund on the sale of debt securities), and of net short-term capital gains, if any, realized by the Fund will generally be taxable to U.S. shareholders as ordinary income to the extent such distributions are paid out of the Fund’s current or accumulated earnings and profits. Distributions, if any, of net capital gains properly reported as “capital gain dividends” will be taxable as long-term capital gains, regardless of the length of time the shareholder has owned our shares. A distribution of an amount in excess of the Fund’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will be treated by a shareholder as a return of capital which will be applied against and reduce the shareholder’s basis in his or her shares, thereby resulting in an increase in the amount of any taxable gain (or a reduction in any deductible loss) on the sale of shares. To the extent that the amount of any such distribution exceeds the shareholder’s basis in his or her shares, the excess will be treated by the shareholder as gain from a sale or exchange of the shares. Distributions paid by the Fund generally will not be eligible for the dividends received deduction allowed to corporations or for the reduced rates applicable to certain qualified dividend income received by non-corporate shareholders.

Distributions will be treated in the manner described above regardless of whether such distributions are paid in cash or invested in additional shares pursuant to the distribution reinvestment plan. Shareholders receiving distributions in the form of additional shares will generally be treated as receiving a distribution in the amount of the fair market value of the distributed shares (plus withholding taxes, if any). The additional shares received by a shareholder pursuant to the distribution reinvestment plan will have a new holding period commencing on the day following the day on which the shares were credited to the shareholder’s account. As a result, U.S. shareholders will have to pay tax on such dividends received in additional shares pursuant to the distribution reinvestment plan, even if no cash is received.

Although the Fund does not currently intend to do so, the Fund has the ability to declare a large portion of a dividend in shares of its stock. As long as a portion of such dividend is paid in cash and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, a U.S. shareholder may be required to pay tax with respect to such dividends in excess of any cash received.

The Fund may elect to retain its net capital gain or a portion thereof for investment and be taxed at corporate rates on the amount retained. In such case, it may designate the retained amount as undistributed capital gains in a notice to its shareholders, who will be treated as if each received a distribution of its pro rata share of such gain, with the result that each shareholder will (i) be required to report its pro rata share of such gain on its tax return as long-term capital gain, (ii) receive a refundable tax credit for its pro rata share of tax paid by the Fund on the gain and (iii) increase the tax basis for its shares by an amount equal to the deemed distribution less the tax credit.

The Internal Revenue Service currently requires that a RIC that has two or more classes of stock allocate to each such class proportionate amounts of each type of its income (such as ordinary income and capital gains) based upon the percentage of total dividends paid to each class for the tax year. Accordingly, if the Fund issues preferred shares, the Fund intends to allocate capital gain dividends, if any, between its common shares and preferred shares in proportion to the total dividends paid to each class with respect to such tax year. Shareholders will be notified annually as to the U.S. federal tax status of distributions, and shareholders receiving distributions in the form of additional shares will receive a report as to the NAV of those shares.

Sale or Exchange of Common Shares

Upon the sale or other disposition of our shares (except pursuant to a repurchase by the Fund, as described below), a shareholder will generally realize a capital gain or loss in an amount equal to the difference between the amount realized and the shareholder’s adjusted tax basis in the shares sold. Such gain or loss will be long-term or short-term, depending upon the shareholder’s holding period for the shares. Generally, a shareholder’s gain or loss will be a long-term gain or loss if the shares have been held for more than one year. For non-corporate taxpayers, long-term capital gains are currently eligible for reduced rates of taxation.

No loss will be allowed on the sale or other disposition of shares if the owner acquires (including pursuant to the distribution reinvestment plan) or enters into a contract or option to acquire securities that are substantially identical to such shares within 30 days before or after the disposition. In such a case, the basis of the securities acquired will be adjusted to reflect the disallowed loss. Losses realized by a shareholder on the sale or exchange of shares held for six months or less are treated as long-term capital losses to the extent of any distribution of long-term capital gain received (or amounts designated as undistributed capital gains) with respect to such shares.

From time to time, the Fund may offer to repurchase its outstanding shares. Shareholders who tender all shares of the Fund held, or considered to be held, by them will be treated as having sold their shares and generally will realize a capital gain or loss. If a shareholder tenders fewer than all of its shares or fewer than all shares tendered are repurchased, such shareholder may be treated as having received a taxable dividend upon the tender of its shares. In such a case, there is a risk that non-tendering shareholders, and shareholders who tender some but not all of their shares or fewer than all of whose shares are repurchased, in each case whose percentage interests in the Fund increase as a result of such tender, will be treated as having received a taxable distribution from the Fund. The extent of such risk will vary depending upon the particular circumstances of the tender offer, and in particular whether such offer is a single and isolated event or is part of a plan for periodically redeeming shares of the Fund.

Under U.S. Treasury regulations, if a shareholder recognizes a loss with respect to shares of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the Internal Revenue Service a disclosure statement on Internal Revenue Service Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisers to determine the applicability of these regulations in light of their individual circumstances.

Nature of the Fund’s Investments

Certain of the Fund’s hedging and derivatives transactions are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (ii) convert lower-taxed long-term capital gain into higher-taxed short-term capital gain or ordinary income, (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (iv) cause the Fund to recognize income or gain without a corresponding receipt of cash, adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, adversely alter the intended characterization of certain complex financial transactions and (vii) produce income that will not be treated as qualifying income for purposes of the 90% gross income test described above.

These rules could therefore affect the character, amount and timing of distributions to shareholders and the Fund’s status as a RIC. The Fund will monitor its transactions and may make certain tax elections in order to mitigate the effect of these provisions.

Below Investment Grade Instruments

The Fund expects to primarily invest in debt securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Investments in these types of instruments may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund, to the extent necessary, to distribute sufficient income to preserve our tax status as a RIC and minimize the extent to which we are subject to U.S. federal income tax.

163(j) Interest Dividends

Certain distributions reported by the Fund as section 163(j) interest dividends may be treated as interest income by shareholders for purposes of the tax rules applicable to interest expense limitations under Code section 163(j). Such treatment by the shareholder is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that we are eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of our business interest income over the sum of our (i) business interest expense and (ii) other deductions properly allocable to the Fund’s business interest income.

Original Issue Discount

For federal income tax purposes, we may be required to recognize taxable income in circumstances in which we do not receive a corresponding payment in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as zero coupon securities, debt instruments with PIK interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any original issue discount will be included in our investment company taxable income for the year of the accrual, we may be required to make a distribution to our shareholders in order to satisfy the annual distribution requirement, even though we will not have received any corresponding cash amount. As a result, we may have difficulty meeting the annual distribution requirement necessary to qualify for and maintain RIC tax treatment under Subchapter M of the Code. We may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may not qualify for or maintain RIC tax treatment and thus may become subject to corporate-level income tax.

Market Discount

In general, the Fund will be treated as having acquired a security with market discount if its stated redemption price at maturity (or, in the case of a security issued with original issue discount, its revised issue price) exceeds the Fund’s initial tax basis in the security by more than a statutory de minimis amount. The Fund will be required to treat any principal payments on, or any gain derived from the disposition of, any securities acquired with market discount as ordinary income to the extent of the accrued market discount, unless the Fund makes an election to accrue market discount on a current basis. If this election is not made, all or a portion of any deduction for interest expense incurred to purchase or carry a market discount security may be deferred until the Fund sells or otherwise disposes of such security.

Restructuring of Investments/Certain Fees

A portfolio company in which the Fund invests may face financial difficulties that require the Fund to work-out, modify or otherwise restructure our investment in the portfolio company. Any such transaction could, depending upon the specific terms of the transaction, result in unusable capital losses and future non-cash income. Any such transaction could also result in our receiving assets that give rise to non-qualifying income for purposes of the 90% income test or otherwise would not count toward satisfying the diversification tests.

Furthermore, some of the income that we might otherwise earn, such as fees for providing managerial assistance, certain fees earned with respect to our investments, income recognized in a work-out or restructuring of a portfolio investment, or income recognized from an equity investment in an operating partnership, may not satisfy the 90% income test. To manage the risk that such income might disqualify us as a RIC for failure to satisfy the 90% income test, one or more subsidiary entities treated as U.S. corporations for entity-level income tax purposes may be employed to earn such income and (if applicable) hold the related asset. Such subsidiary entities will be required to pay entity-level income tax on their earnings, which ultimately will reduce the yield to the Fund’s shareholders on such fees and income.

In instances where the Fund originates and/or purchases assets through the use of one or more subsidiary entities that engage in investment activities in securities or other assets that are primarily controlled by the Fund, the Fund will comply with the 1940 Act requirements governing capital structure and leverage on an aggregate basis with such subsidiary entities, and any investment adviser to any such subsidiary entity will comply with the 1940 Act requirements governing investment advisory contracts, as if it were an adviser to the Fund. Additionally, any such subsidiary entity will comply with the provisions of the 1940 Act relating to affiliated transactions and custody requirements and will be subject to the same principal investment strategies and principal risks of the Company.

Currency Fluctuations

Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time the Fund accrues income or receivables or expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such income or receivables or pays such liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency, foreign currency forward contracts, certain foreign currency options or futures contracts and the disposition of debt securities denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss.

Preferred Shares or Borrowings

If the Fund utilizes leverage through the issuance of preferred shares or borrowings, it may be restricted by certain covenants with respect to the declaration of, and payment of, dividends on shares in certain circumstances. Limits on the Fund’s payments of dividends on shares may prevent the Fund from meeting the distribution requirements described above, and may, therefore, jeopardize the Fund’s qualification for taxation as a RIC and possibly subject the Fund to the 4% excise tax. The Fund will endeavor to avoid restrictions on its ability to make dividend payments.

Backup Withholding

The Fund may be required to withhold from all distributions and redemption proceeds payable to U.S. shareholders who fail to provide the Fund with their correct taxpayer identification numbers or to make required certifications, or who have been notified by the Internal Revenue Service that they are subject to backup withholding. Certain shareholders specified in the Code generally are exempt from such backup withholding. This backup withholding is not an additional tax. Any amounts withheld may be refunded or credited against the shareholder’s U.S. federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.

U.S. Taxation of Tax-Exempt U.S. Shareholders

A U.S. shareholder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation may nevertheless be subject to taxation to the extent that it is considered to derive unrelated business taxable income (“UBTI”). The direct conduct by a tax-exempt U.S. shareholder of the activities that the Fund proposes to conduct could give rise to UBTI. However, a RIC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its shareholders for purposes of determining their treatment under current law. Therefore, a tax-exempt U.S. shareholder should not be subject to U.S. federal income taxation solely as a result of such shareholder’s direct or indirect ownership of the Fund’s equity and receipt of distributions with respect to such equity (regardless of whether we incur indebtedness). Moreover, under current law, if the Fund incurs indebtedness, such indebtedness will not be attributed to a tax-exempt U.S. shareholder. Therefore, a tax-exempt U.S. shareholder should not be treated as earning income from “debt-financed property” and distributions the Fund pays should not be treated as “unrelated debt-financed income” solely as a result of indebtedness that the Fund incurs. Certain tax-exempt private universities are subject to an additional 1.4% excise tax on their “net investment income,” including income from interest, dividends, and capital gains. Proposals periodically are made to change the treatment of “blocker” investment vehicles interposed between tax-exempt investors and non-qualifying investments. In the event that any such proposals were to be adopted and applied to RICs, the treatment of dividends payable to tax-exempt investors could be adversely affected. In addition, special rules would apply if the Fund were to invest in certain real estate mortgage investment conduits or taxable mortgage pools, which the Fund does not currently plan to do, that could result in a tax-exempt U.S. shareholder recognizing income that would be treated as UBTI.

Foreign Shareholders

U.S. taxation of a shareholder who is a nonresident alien individual, a foreign trust or estate or a foreign corporation, as defined for U.S. federal income tax purposes (a “foreign shareholder”), depends on whether the income from the Fund is “effectively connected” with a U.S. trade or business carried on by the shareholder.

As a RIC is a corporation for U.S. federal income tax purposes, its business activities generally will not be attributed to its shareholders for purposes of determining their treatment under current law. Therefore, a foreign shareholder should not be considered to earn income “effectively connected” with a U.S. trade or business solely as a result of activities conducted by the Fund.

If the income from the Fund is not “effectively connected” with a U.S. trade or business carried on by the foreign shareholder, distributions of investment company taxable income will be subject to a U.S. tax of 30% (or lower treaty rate), which tax is generally withheld from such distributions regardless of whether such distributions are paid in cash or in the form of additional shares. The portion of distributions considered to be a return of capital for U.S. federal income tax purposes generally will not be subject to tax. However, dividends paid by the Fund that are “interest-related dividends” or “short-term capital gain dividends” will generally be exempt from such withholding, in each case to the extent the Fund properly reports such dividends to shareholders. For these purposes, interest-related dividends and short-term capital gain dividends generally represent distributions of certain interest or short-term capital gains that would not have been subject to U.S. federal withholding tax at the source if received directly by a foreign shareholder, and that satisfy certain other requirements. Interest-related dividends do not include distributions paid in respect of a RIC’s non-U.S. source interest income or its dividend income (or any other type of income other than generally non-contingent U.S.-source interest income received from unrelated obligors). In the case of shares of the Fund held through an intermediary, the intermediary may withhold U.S. federal income tax even if the Fund reports the payment as interest-related dividends or short-term capital gain dividends. There can be no assurance as to whether any of the Fund’s distributions will be eligible for an exemption from withholding of U.S. federal income tax or, as to whether any of the Fund’s distributions that are eligible, will be reported as such by us.

A foreign shareholder whose income from the Fund is not “effectively connected” with a U.S. trade or business would generally be exempt from U.S. federal income tax on capital gain dividends, any amounts retained by the Fund that are designated as undistributed capital gains and any gains realized upon the sale or exchange of shares. However, a foreign shareholder who is a nonresident alien individual and is physically present in the United States for more than 182 days during the taxable year and meets certain other requirements will nevertheless be subject to a U.S. tax of 30% on such capital gain dividends, undistributed capital gains and sale or exchange gains.

If the income from the Fund is “effectively connected” with a U.S. trade or business carried on by a foreign shareholder, then any distributions from the Fund (including distributions of investment company taxable income, any capital gain dividends, any amounts retained by the Fund that are designated as undistributed capital gains and any gains realized upon the sale or exchange of shares will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens, residents or domestic corporations, as applicable. Corporate foreign shareholders may also be subject to the 30% branch profits tax imposed by the Code.

The Fund may be required to withhold from distributions that are otherwise exempt from U.S. federal withholding tax (or taxable at a reduced treaty rate) unless the foreign shareholder certifies his or her foreign status under penalties of perjury or otherwise establishes an exemption.

The tax consequences to a foreign shareholder entitled to claim the benefits of an applicable tax treaty may differ from those described herein. Foreign shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Fund.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends that the Fund pays to (i) a “foreign financial institution” (as specifically defined in the Code), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its United States “account” holders (as specifically defined in the Code) and meets certain other specified requirements or (ii) a non-financial foreign entity, whether such nonfinancial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial United States owners or provides the name, address and taxpayer identification number of each such substantial United States owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. In addition, foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. You should consult your own tax adviser regarding FATCA and whether it may be relevant to your ownership and disposition of our shares.

Foreign and Other Taxation

The Fund’s investment in non-U.S. securities may be subject to non-U.S. withholding taxes. In that case, the Fund’s yield on those securities would be decreased. Shareholders will generally not be entitled to claim a credit or deduction with respect to foreign taxes paid by the Fund.

In addition, shareholders may be subject to state, local and foreign taxes on their distributions from the Fund. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Fund.

certain erisa considerations

Each prospective investor that is, or is acting on behalf of, any (i) “employee benefit plan” (within the meaning of Section 3(3) of ERISA) subject to Title I of ERISA, (ii) “plan” described in Section 4975(e)(1) of the Code, subject to Section 4975 of the Code (including for e.g., IRA and a “Keogh” plan), (iii) plan, account or other arrangement that is subject to provisions under any federal, state, local, non-U.S. or other law or regulation that is similar to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code (“Similar Law”), or (iv) entity whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i), (ii) and (iii), pursuant to ERISA or otherwise (each of the foregoing described in clauses (i), (ii), (iii) and (iv) referred to herein as a “Plan”), must independently determine that our Common Shares are an appropriate investment, taking into account its obligations under ERISA, the Code and applicable Similar Law.

In contemplating an investment in the Fund, each fiduciary of the Plan who is responsible for making such an investment should carefully consider, taking into account the facts and circumstances of the Plan, whether such investment is consistent with the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws. Furthermore, absent an exemption, the fiduciaries of a Plan should not invest in the Fund with the assets of any Plan if the Adviser or any of its affiliates is a fiduciary with respect to such assets of the Plan.

In contemplating an investment in the Fund, fiduciaries of Plans that is a Benefit Plan Investor (defined below) subject to Title I of ERISA or Section 4975 of the Code should also carefully consider the definition of the term “plan assets” in ERISA and the Plan Asset Regulations. Under ERISA and the Plan Asset Regulations, when a Benefit Plan Investor invests in an equity interest of an entity that is neither a Publicly-Offered Security nor a security issued by an investment company registered under the 1940 Act, the Benefit Plan Investor’s assets include both the equity interest and an undivided interest in each of the entity’s underlying assets, unless it is established that the entity is an “operating company” or that equity participation in the entity by “benefit plan investors” (“Benefit Plan Investors”) is not “significant” (each within the meaning of the Plan Asset Regulations). The term “Benefit Plan Investor” is defined in the Plan Asset Regulations to include (a) any employee benefit plan (as defined in section 3(3) of ERISA) subject to the provisions of Title I of ERISA, (b) any plan described in section 4975(e)(1) of the Code subject to Section 4975 of the Code, and (c) any entity whose underlying assets include plan assets by reason of such an employee benefit plan’s or plan’s investment in the entity.

Under the Plan Asset Regulations, equity participation in an entity by Benefit Plan Investors is “significant” on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the total value of any class of equity interests is held by Benefit Plan Investors. For purposes of this determination, the value of equity interests held by a person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee (direct or indirect) with respect to such assets (or any affiliate of such a person) is disregarded (each such person, a “Controlling Person”). The Plan Assets Regulations define the term Publicly-Offered Security as a security that is “widely-held,” “freely transferrable” and either part of a class of securities registered under the Exchange Act or sold pursuant to an effective registration statement under the Securities Act if the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred. A security is considered “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. The Plan Assets Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. It is noted that the Plan Assets Regulations only establish a presumption in favor of the finding of free transferability where the applicable investment minimum is $10,000 or less and the restrictions are consistent with the particular types of restrictions listed in the Plan Assets Regulations. With respect to the question of free transferability, it is noted that, while the minimum initial investment in Class I shares is $1,000,000, the minimum may be waived or reduced to $10,000 or less as may be needed for Class I shares to constitute a Public-Offered Security.

If the assets of the Fund were deemed to be “plan assets” under the Plan Asset Regulations, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by the Fund, and (ii) the possibility that certain transactions in which the Fund might seek to engage could constitute “prohibited transactions” under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, the Adviser and/or any other fiduciary that has engaged in the prohibited transaction could be required to (i) restore to the Benefit Plan Investor any profit realized on the transaction and (ii) reimburse the Benefit Plan Investor for any losses suffered by the Benefit Plan Investor as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. Fiduciaries of Benefit Plan Investors who decide to invest in the Fund could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in the Fund or as co-fiduciaries for actions taken by or on behalf of the Fund or the Adviser. With respect to an IRA that invests in the Fund, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status.

Accordingly, the Fund intends to conduct its affairs so that its assets should not be deemed to constitute “plan assets” under the Plan Asset Regulations. In this regard, generally, we intended to take one of the following approaches: (1) in the event that each class of Common Shares is considered a Publicly-Offered Security, we will not limit Benefit Plan Investors from investing in the Common Shares; (2) in the event one or more classes of Common Shares does not constitute a Publicly-Offered Security, (a) we will limit investment in each class of Common Shares by Benefit Plan Investors to less than 25% of the total value of each class of our Common Shares as calculated in accordance with the Plan Asset Regulations (including any class that constitutes a Publicly-Offered Security), or (b) we will prohibit Benefit Plan Investors from owning any class that does not constitute a Publicly-Offered Security. For purposes of the 25% test in the immediately preceding sentence, we will disregard equity interests held by Controlling Persons (other than a Benefit Plan Investor) as contemplated by the Plan Asset Regulations. In this respect, in order to avoid the possibility that our assets could be treated as “plan assets” within the meaning of the Plan Asset Regulations, until such time as each class of our Common Shares constitutes Publicly-Offered Securities, (i) we will require any person proposing to acquire Common Shares to furnish such information as may be necessary to determine whether such person is a Benefit Plan Investor or a Controlling Person, and (ii) we will have the power to (a) exclude any shareholder or potential shareholder from purchasing Common Shares, (b) prohibit any redemption of Common Shares, and (c) redeem some or all Common Shares held by any holder if, and to the extent that, our Board determines that there is a substantial likelihood that such holder’s purchase, ownership or redemption of Common Shares would result in our assets to be characterized as “plan assets” under the Plan Asset Regulations, and each of class of Common Shares shall be subject to such terms and conditions. After such time as all of Class S shares, Class D shares and Class I shares (and any other equity interests in the Fund (if any)) constitute Publicly-Offered Securities, the Fund may no longer be required to limit or prohibit Benefit Plan Investors from investing in the Fund.

CUSTODIAN, ESCROW AGENT TRANSFER AND DISTRIBUTION PAYING AGENT AND REGISTRAR

Our securities are held under a custody agreement by U.S. Bank Trust Company, National Association. The principal business address of the custodian is One Federal Street, Boston, MA 02110.

We expect U.S. Bank National Association to serve as our escrow agent. The principal business address of our escrow agent is c/o U.S. Bank National Association, Global Corporate Trust, CityPlace I, 185 Asylum Street, 27th Floor, Hartford, CT 06103.

Ultimus Fund Solutions, LLC will act as our transfer agent, distribution paying agent and registrar. The principal business address of our transfer agent is 4221 North 203rd Street, Suite 100, Elkhorn, NE 68022.

BROKERAGE ALLOCATION AND OTHER PRACTICES

Since we generally acquire and dispose of our investments in privately negotiated transactions, we will infrequently use brokers in the normal course of our business. Subject to policies established by our Board, the Adviser will be responsible for managing the broadly syndicated loan and other liquid investments pursuant to the Advisory Agreement and therefore will be primarily responsible for the execution of any publicly-traded securities portfolio transactions and the allocation of brokerage commissions. The Adviser does not expect to execute transactions through any particular broker or dealer, but will seek to obtain the best net results for us, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While the Adviser generally will seek reasonably competitive trade execution costs, we will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, the Adviser may select a broker based partly upon brokerage or research services provided to it and us and any other clients. At the time of this filing, the Adviser does not use research services provided by such brokers and does not expect to use such research services in the future. In return for such services, we may pay a higher commission than other brokers would charge if our Adviser determines in good faith that such commission is reasonable in relation to the services provided.

EXPERTS

The audited financial statements included in this prospectus have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Dechert LLP, Washington, DC, acts as counsel to the Fund.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form N-2, together with all amendments and related exhibits, under the Securities Act, with respect to the Common Shares offered by this prospectus. The registration statement contains additional information about us and the Common Shares being offered by this prospectus.

We are required to file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains an internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC, which are available on the SEC’s website at http://www.sec.gov. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

MONROE CAPITAL ENHANCED CORPORATE LENDING FUND

PRIVACY POLICY NOTICE

As an investor in Monroe Capital Enhanced Corporate Lending Fund (“Monroe”), we are required by federal law to inform you of the policies and practices of Monroe regarding privacy. These policies apply to individuals only and may be changed at any time, provided a notice of such change is given to you.

The personal information of yours that we have collected, such as your address, social security number, assets and income information and information about the value of your investment with Monroe, has come from (i) the subscription agreement and related documents that you have filled out and executed, (ii) correspondence and conversations you have had with our representatives and (iii) transactions that have been executed by or on behalf of Monroe.

We do not disclose any nonpublic personal information about our investors, former investors or prospective investors to anyone other than to affiliates of Monroe who need to know the information to enable us to provide services to you and except as permitted by law, such as to our attorneys, accountants and auditors. We will, however, release information about you if you direct us to do so or if compelled to do so by law.

We seek to safeguard your private information and, to that end, restrict access to nonpublic personal information about you to those persons who need to know the information in order to service your investment. We maintain physical, electronic and procedural safeguards to protect your nonpublic personal information.

November 2025

PRIVACY NOTICE FOR INDIVIDUAL INVESTORS IN THE EEA OR UK

This Privacy Notice for individual investors in the European Economic Area (“EEA”) or United Kingdom (“UK”) aims to give the investor (“you”, or “your”) information about how your personal data may be processed in connection with your investment in Monroe Capital Enhanced Corporate Lending Fund (the “Fund”). “Personal data” means any information relating to you but does not include data where you can no longer be identified from it such as anonymised aggregated data.

As an investor in the Fund, the Fund will be the data controller of your personal data. A data controller is responsible for deciding how to hold and use personal data about you. Additionally, Monroe Capital BDC Advisors, LLC (the “AIFM”) and its affiliates including Monroe Capital, LLC and Monroe Capital Management Advisors LLC (collectively, “Monroe”) may be data controllers in respect of certain activities they undertake and you should refer to Monroe’s privacy notice which is available on your investor portal.

The Fund may process your personal data itself or through a service provider such as Monroe Capital Management Advisors, LLC (the “Administrator”), the AIFM and/or others acting as data processors on the Fund’s behalf (each a “Processor”).

If you have any questions about this Privacy Notice you can contact privacy@monroecap.com.

What information does the Fund collect about you and what is it used for?

Personal data processed by the Fund or on the Fund’s behalf may include, but is not necessarily limited to, your name, residential address, place of business, email address, other contact details, signature, nationality, country of residence, place of birth, date of birth, tax identification, tax jurisdiction, employment and job history, education details, regulatory status, credit history, correspondence records, passport number, bank account details, certain financial information contained within KYC documents, source of funds and details relating to your investment activity or preferences.

The purposes for which the Fund may collect, store and use personal data about you and the ‘lawful basis’ for processing such data are set out in the table below. The law specifies certain ‘lawful bases’ for which the Fund is allowed to use your personal data.

Purpose	Lawful basis for processing

To undertake pre-investment steps, including, but not limited to (i) determining your eligibility to invest in the Fund, (ii) required due diligence; and (iii) ascertaining your investment preferences.

In order to take steps prior to the contract between you and the Fund, compliance with applicable legal obligations and legitimate interests in establishing your preferred investment strategies and complying with its legal and regulatory obligations.

To facilitate the opening of accounts with the Fund, the management and administration of each investment in the Fund and any related account on an on-going basis as considered necessary or appropriate for the performance of a contract with the Fund, including without limitation the processing of subscription, redemption, conversion and transfer requests and the payment of distributions.

The performance of your contract with the Fund as an investor.

To carry out anti-money laundering checks and related actions considered appropriate to meet any legal obligations relating to the prevention of fraud, money laundering, terrorist financing, bribery, corruption, tax evasion and the provision of financial and other services to persons who may be subject to economic or trade sanctions, on an on-going basis, in accordance with the Fund’s anti-money laundering procedures.

Compliance with applicable legal obligations and legitimate interests in complying with applicable law and regulation.
To file reports with appropriate government entities (such as tax authorities and securities regulators) as required by law.	Compliance with applicable legal obligations and legitimate interests in complying with applicable law and regulation.

To process and verify instructions, undertake quality and business analysis, comply with applicable laws and regulations, and maintain the Fund’s, the AIFM’s and the Administrator’s rights and responsibilities directly or through third party delegates.

Legitimate interests in maintaining relations with investors and in conducting business in a proper manner. Compliance with applicable legal obligations and legitimate interests in complying with legal and regulatory obligations.

Purpose	Lawful basis for processing
To maintain the Fund’s records and carry out fee calculations.	The performance of your contract with the Fund as an investor. Legitimate interests in complying with contractual obligations and conducting business in a proper manner.
To provide investor relations in respect of the Fund, including provision of periodic reporting, seeking consents for changes to the Fund’s terms and for other corporate governance purposes.	The performance of your contract with the Fund as an investor. Compliance with applicable legal obligations and legitimate interests in complying with legal and regulatory obligations.

In addition to the uses above, please note that the Fund may also process your information where required by law to do so or if it reasonably believes that it is necessary to protect its rights and/or to comply with judicial or regulatory proceedings, a court order or other legal process.

Special categories of personal data

There are more limited bases for processing special category personal data. This is personal data which reveals or contains racial or ethnic origin, political opinions, religious and philosophical beliefs, trade union membership, genetic data, biometric data, health data, sex life and sexual orientation. Similarly, there are fewer bases for processing criminal convictions and offences data.

While the Fund does not intend to actively collect any such data about you, documents gathered for legal / regulatory purposes containing such data, such as a passport copy which references ethnic origin or a due diligence search from public sources which includes such data may be processed. Where this is the case, such processing is carried out in accordance with applicable law.

What if you do not provide the personal data requested?

In some circumstances, if you do not provide the Fund with certain information when requested, the Fund may be limited or restricted in its ability to deal with you and may in some cases be prevented from complying with its legal obligations. Where the Fund requires your personal information to comply with anti-money laundering or other legal requirements, failure to provide this information means the Fund may not be able to accept you or retain you as an investor.

Change of purpose

The Fund will only use your personal data for the purposes for which it was collected (as identified above in the ‘Purpose’ column above), unless it reasonably considers that such data needs to be used for another reason which is compatible with the original purpose. If the Fund needs to use your personal data for an unrelated purpose, the Fund will notify you and explain the legal basis relied upon.

How is this information collected?

The Fund typically collects personal data about you when you provide information to the Fund or others acting on the Fund’s behalf (such as the AIFM, the Administrator or other service providers to the Fund) when communicating or transacting in writing, electronically, or by phone. For instance, applications, requests for Fund documentation or other forms of literature, your transactions and account positions.

In addition, the Fund may receive personal information about you from third parties, such as:

●	public sources or information vendors;
●	your bank;
●	your legal, financial, tax or other professional advisers;
●	introducers, distributors or other intermediaries who market or provide services to you.

With whom will your information be shared?

The Fund may share your personal data with a third party for the purposes described above, such as:

●	Monroe and its affiliates;
●	introducers, distributors or other intermediaries who market or provide services to you;
●	professional advisers including lawyers, bankers, auditors and insurers to the extent such information is relevant to their performance of their services;
●	regulators;
●	tax authorities;
●	trading counterparties;
●	cloud service and technology providers;
●	parties undertaking anti-money laundering checks; and
●	any of the Fund’s other service providers where such information is relevant to their performance of such services.

The Fund may share your personal data with third parties, for example in the context of the possible sale or restructuring of the business. The Fund may also need to share your personal data with a regulator or to otherwise comply with applicable law or judicial process or if it reasonably believes that disclosure is necessary to protect its rights and/or to comply with judicial or regulatory proceedings, a court order or other legal process.

As the Fund is domiciled in the United States, any personal data that the Fund collects about you may be processed in the United States for the performance of the Fund’s contract with you.

The Fund may also transfer the personal data collected about you to others in countries outside of the EEA and UK, such as others in the United States, where the parties listed above are based for the purposes outlined in the table above. Those countries may not have the same standard of data protection laws as the EEA or the UK. Where this is the case, the Fund will (or will require a Processor to) put in place appropriate safeguards such as approved standard contractual clauses. If you require further information about this you can request it from us.

How long will your information be retained?

The Fund will retain your personal data for as long as necessary to fulfil the purposes for which it was collected, including for the purposes of satisfying any legal, regulatory, accounting or reporting requirements and the Fund’s legitimate interests in maintaining such personal data in its records. This will normally include any period during which the Fund is dealing or expects to deal with you and what the Fund considers to be a suitable period thereafter for internal record-keeping purposes. In doing this the Fund will have regard to the amount, nature, and sensitivity of the personal data, the potential risk of harm from unauthorised use or disclosure of your personal data, the purposes for which the Fund processes your personal data and whether those purposes can be achieved through other means, and the applicable legal requirements.

In some circumstances your personal data may be anonymised so that it can no longer be associated with you, in which case it is no longer personal data.

Accuracy of information

It is important that the personal data held about you is accurate and current. Please let us know if your personal data held by the Fund changes during your relationship with the Fund.

Your rights in relation to your information

As an individual investor in the EEA or UK, you have rights as an individual which you may exercise in relation to the information held about you under certain circumstances, subject to applicable exemptions.

These rights are to:

●	request access to your personal data (commonly known as a “data subject access request”) and request certain information in relation to its processing;
●	request rectification of your personal data;
●	request the erasure of your personal data;

●	request the restriction of processing of your personal data;
●	object to the processing of your personal data;
●	withdraw your consent where you have given it for a specific purpose; and
●	request the transfer of your personal data to another party.

In exercising your rights above, you may be required to redeem or withdraw from the Fund. If you want to exercise one of these rights please contact us.

You also have the right to make a complaint at any time to a supervisory authority for data protection issues.

Fees

You will not usually have to pay a fee to access your personal data (or to exercise any of the other rights). However, the Fund may charge a reasonable fee if your request for access is manifestly unfounded or excessive. Alternatively, the Fund may refuse to comply with the request in such circumstances.

What the Fund may need from you

The Fund may need to request specific information from you to help confirm your identity and ensure your right to access the information (or to exercise any of your other rights). This is another appropriate security measure to ensure that personal data is not disclosed to any person who has no right to receive it.

Changes to this privacy notice

The Fund reserves the right to update this Privacy Notice at any time and will make an updated copy of such Privacy Notice available to you and notify you when any substantial updates are made. The Fund may also notify you in other ways from time to time about the processing of your personal data.

Further information

If you require any further information, please do not hesitate to contact privacy@monroecap.com. You may also contact Monroe’s EU or UK representative on the details set forth in Monroe’s privacy notice.

MONROE CAPITAL ENHANCED CORPORATE LENDING FUND

MONROE CAPITAL ENHANCED CORPORATE LENDING FUND

STATEMENT OF ASSETS AND LIABILITIES

(unaudited)

September 30, 2025
Assets
Cash and cash equivalents	$15,093
Total assets	15,093
Liabilities
Total liabilities	$—
Commitments and contingencies (Note 4)
Net Assets
Common shares, $0.01 par value, unlimited common shares authorized, 600 Class I shares issued and outstanding	$6
Capital in excess of par value	14,994
Accumulated undistributed (overdistributed) earnings	93
Total net assets	15,093
Total liabilities and total net assets	$15,093
Net asset value per Class I Share	$25.16

See accompanying notes to unaudited financial statements.

MONROE CAPITAL ENHANCED CORPORATE LENDING FUND

STATEMENT OF OPERATIONS

(unaudited)

Period from July 8,
2025 to
September 30, 2025
Investment income:
Interest income on cash and cash equivalents balance	$93
Total investment income	93
Expenses:
Total expenses	—
Net investment income	93
Net increase in net assets resulting from operations	$93

See accompanying notes to unaudited financial statements.

MONROE CAPITAL ENHANCED CORPORATE LENDING FUND

STATEMENT OF NET ASSETS

(unaudited)

	Common Stock
				Accumulated
			Capital in	undistributed
	Number of		excess of par	(overdistributed)	Total net
	shares	Par value	value	earnings	assets
Balance at July 8, 2025	—	$—	$—	$—	$—
Net investment income	—	—	—	93	93
Issuance of common stock	600	6	14,994	—	15,000
Balance at September 30, 2025	600	$6	$14,994	$93	$15,093

See accompanying notes to unaudited financial statements.

MONROE CAPITAL ENHANCED CORPORATE LENDING FUND

STATEMENT OF CASH FLOWS

(unaudited)

Period from July 8,
2025 to
September 30, 2025
Cash flows from operating activities:
Net increase in net assets resulting from operations	$93
Net cash provided by operating activities	93
Cash flows from financing activities:
Proceeds from issuance of common stock	15,000
Net cash provided by financing activities	15,000
Net increase in cash and cash equivalents	15,093
Cash and cash equivalents, beginning of period	—
Cash and cash equivalents, end of period	$15,093

See accompanying notes to unaudited financial statements.

MONROE CAPITAL ENHANCED CORPORATE LENDING FUND

NOTES TO UNAUDITED FINANCIAL STATEMENTS

September 30, 2025

Note 1. Organization and Principal Business

Monroe Capital Enhanced Corporate Lending Fund (“MLEND” or the “Fund”) is a Delaware statutory trust that was formed on March 3, 2025. The Fund is an externally-managed, non-diversified, closed-end management investment company that intends to elect to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). In addition, for U.S. federal income tax purposes, the Fund intends to elect to be treated, and intends to qualify annually, as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

Prior to the date on which the Fund files its election to be regulated as a BDC with the Securities and Exchange Commission (the “SEC”) (such date, the “BDC Election Date”), Monroe Capital Management Advisors, LLC (“MC Management”), a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), will serve as the Fund’s investment adviser, pursuant to an investment advisory agreement (the “Initial Investment Advisory Agreement”), and as the Fund’s administrator (in such capacity, the “Administrator”), pursuant to an administration agreement (the “Administration Agreement”). Following the Fund’s election to be regulated as a BDC, the Fund will be externally managed by Monroe Capital BDC Advisors, LLC (“MC Advisors”) pursuant to an investment advisory agreement with MC Advisors (the “Investment Advisory Agreement”). Additionally, prior to the Fund’s election to be regulated as a BDC, the Fund intends to conduct its investment activities and operations pursuant to an exclusion from the definition of an “investment company” in Section 3(c)(1) or 3(c)(7) of the 1940 Act.

The Fund’s investment objective is to provide investors with consistent current income and attractive risk-adjusted returns that are less correlated with public markets. The Fund seeks to invest primarily in directly originated assets, including senior secured loans, and club transactions (generally investments made by a small group of investment firms) and syndicated loans, made to or issued by a diversified set of U.S. lower middle market companies, which the Fund generally defines as companies with between $50 million and $350 million in annual revenue, $3 million and $35 million of annual net income before net interest expense, income tax expense, depreciation and amortization (“EBITDA”), and/or $50 million and $250 million in annual recurring revenue (“ARR”). Under normal circumstances, the Fund will invest at least 80% of its total assets (net assets plus borrowings for investment purposes) in credit and credit-related instruments issued by corporate issuers. The credit instruments that the Fund may invest in include notes, bills, debentures, bank loans and convertible and preferred securities.

The Fund has received an exemptive order from the SEC that permits the Fund to issue any multiple classes of its common shares of beneficial interests (the “Common Shares”) with, among others, different ongoing shareholder servicing and/or distribution fees (the “Multi-Class Exemptive Relief”). Pursuant to the Multi-Class Exemptive Relief, the Fund expects to offer and sell, on a continuous basis in a registered offering, up to $1.0 billion of its Common Shares in any combination of Class I, Class S and Class D Common Shares (the “Public Offering”).

On July 7, 2025, an affiliate of MC Management and MC Advisors purchased 600 shares of the Fund’s Class I Common Shares at $25.00 per share.

As of September 30, 2025, the Fund had not commenced its investment activities.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements of the Fund has been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The Fund has determined it meets the definition of an investment company and follows the accounting and reporting guidance in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946 — Financial Services — Investment Companies (“ASC Topic 946”). The Fund’s fiscal year ends on December 31.

MONROE CAPITAL ENHANCED CORPORATE LENDING FUND

NOTES TO UNAUDITED FINANCIAL STATEMENTS

September 30, 2025

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires the Fund to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements. Actual results could differ from those estimates.

Organization and Offering Costs

Organization costs consist of primarily legal, incorporation and accounting fees incurred in connection with the organization of the Fund.

Offering costs consist primarily of fees and expenses incurred in connection with the offering of Common Shares, as well as legal, printing and other costs associated with the preparation and filing of the registration statements and offering materials. Offering costs are recognized as a deferred charge, amortized on a straight-line basis over 12 months. To the extent such expenses relate to equity offerings, these expenses are charged as a reduction of paid-in capital upon each such offering.

MC Advisors has agreed to advance all of the Fund’s organization and offering expenses through the date on which the Fund commences the Public Offering and will pay for up to $1.0 million of the Fund’s organization and offering expense on the Fund’s behalf without reimbursement or recoupment. Refer to Note 3 for further details on the Expense Support and Conditional Reimbursement Agreement.

Segment Reporting

In accordance with ASC Topic 280 — Segment Reporting, the Fund has determined that it has a single reporting segment and operating unit structure. As a result, the Fund’s segment accounting policies are the same as described herein and the Fund does not have any intra-segment sales and transfers of assets.

Cash and Cash Equivalents

The Fund deposits its cash in a financial institution and, at times, such balances may be in excess of the Federal Deposit Insurance Corporation insurance limits.

Income Taxes

The Fund intends to file an election to be regulated as a BDC under the 1940 Act. The Fund also intends to elect to be treated as a RIC under Subchapter M of the Code beginning with the taxable year ending December 31, 2025. So long as the Fund maintains its status as a RIC, it generally will not pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes at least annually to its shareholders as dividends. Rather, any tax liability related to income earned by the Fund represents obligations of the Fund’s investors and will not be reflected in the financial statements of the Fund.

Recent Accounting Pronouncements

The Fund does not believe any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statements.

Note 3. Agreements and Related Party Transactions

Investment Advisory Agreements

Prior to the BDC Election Date, MC Management will serve as the Fund’s investment adviser, pursuant to the Initial Investment Advisory Agreement. Effective on the BDC Election Date, the Fund intends to enter into the Investment Advisory Agreement, under

MONROE CAPITAL ENHANCED CORPORATE LENDING FUND

NOTES TO UNAUDITED FINANCIAL STATEMENTS

September 30, 2025

which MC Advisors, subject to the overall supervision of the Fund’s board of directors (the “Board”), will provide investment advisory services to the Fund.

The term “Adviser” as used in this Notes 3 and 4 refers (i) to MC Management in its capacity as the Fund’s investment adviser prior to the BDC Election Date and (ii) to MC Advisors in its capacity as the Fund’s investment adviser following the Fund’s entry into the Investment Advisory Agreement on the BDC Election Date.

Compensation of MC Management

Prior to the BDC Election Date, the Fund will pay MC Management a fee for its services under the Initial Investment Advisory Agreement consisting of two components: a management fee and an incentive fee. The cost of both the management fee and the incentive fee will ultimately be borne by the Fund’s shareholders. The management fee and incentive fee calculations and structure under the Initial Investment Advisory Agreement are substantially identical to the management fee and incentive fee calculations and structure under the Investment Advisory Agreement, as described below. In addition, MC Management has voluntarily agreed to waive (1) all or any portion of the incentive fee based on Pre-Incentive Fee Net Investment Income Returns (as defined below) and (2) a portion of the management fee payable to it under the Initial Investment Advisory Agreement to the same extent as MC Advisors has agreed to waive such fees during the Advisory Fee Waiver Period (as defined below), as described below. MC Management has also agreed to waive all or any portion of the capital gains incentive fee payable to it under the Initial Investment Advisory Agreement.

Compensation of MC Advisors

The Fund will pay MC Advisors a fee for its services under the Investment Advisory Agreement consisting of two components – a management fee and an incentive fee. The cost of both the management fee and the incentive fee will ultimately be borne by the Fund’s shareholders.

Management Fee

The management fee is payable monthly in arrears based on the average value of the Fund’s total assets (which includes assets financed using leverage) as of the beginning and end of the relevant calendar month (the “Average Total Assets”). The management fee shall be calculated at an annual rate of 1.25% of Average Total Assets; provided, however, that no management fee will be charged on the value of the Fund’s total assets that is below an asset coverage ratio of 200% calculated in accordance with Sections 18 and 61 of the 1940 Act.

During the period starting on the date of entry into the Investment Advisory Agreement through December 31, 2026 (the “Advisory Fee Waiver Period”), MC Advisors has voluntarily agreed to waive a portion of the management fee such that, during the Advisory Fee Waiver Period, the management fee will be payable monthly in arrears at an annual rate of 0.95% of Average Total Assets; provided, however, that no management fee will be charged on the value of the Fund’s total assets that is below an asset coverage ratio of 200% calculated in accordance with Sections 18 and 61 of the 1940 Act. Amounts waived by MC Advisors during the Advisory Fee Waiver Period are not subject to recoupment by MC Advisors.

Incentive Fee

The incentive fee will consist of two parts. The first part will be calculated and payable quarterly in arrears based on the Fund’s Pre-Incentive Fee Net Investment Income Returns for the preceding quarter (the “Income Incentive Fee”). “Pre-Incentive Fee Net Investment Income Returns” means, as the context requires, either the dollar value of, or percentage rate of return on the value of the Fund’s net assets in accordance with GAAP from dividends, cash interest or other distributions or other cash income and any third-party fees received from portfolio companies (such as upfront fees, commitment fees, origination fees, amendment fees, ticking fees and break-up fees, as well as prepayments premiums, but excluding fees for providing managerial assistance and fees earned by the Adviser or an affiliate in its capacity as an administrative agent, syndication agent, collateral agent, loan servicer or other similar capacity) accrued during the quarter, minus operating expenses for the quarter (including the management fee, taxes, any expenses payable under the Fund’s investment advisory agreement and the Administration Agreement, and any expense of securitizations and

MONROE CAPITAL ENHANCED CORPORATE LENDING FUND

NOTES TO UNAUDITED FINANCIAL STATEMENTS

September 30, 2025

interest expense or other financing fees and any dividends paid on preferred shares, but excluding the incentive fee and shareholder servicing and/or distribution fees. Pre-Incentive Fee Net Investment Income Returns includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind (“PIK”) interest and zero-coupon securities), accrued income that the Fund has not yet received in cash. MC Advisors is not under any obligation to reimburse the Fund for any part of the incentive fee it received that was based on accrued interest that the Fund never actually receives. Pre-Incentive Fee Net Investment Income Returns do not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The impact of expense support payments and recoupments are also excluded from Pre-Incentive Fee Net Investment Income Returns.

Pre-Incentive Fee Net Investment Income Returns, expressed as a rate of return on the value of the Fund’s net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period) at the end of the immediately preceding calendar quarter, is compared to a “hurdle rate” of 1.50% per quarter (6% annualized).

The Fund will pay MC Advisors an Income Incentive Fee with respect to its Pre-Incentive Fee Net Investment Income Returns in each calendar quarter as follows:

●	no Income Incentive Fee in any calendar quarter in which the Fund’s Pre-Incentive Fee Net Investment Income Returns do not exceed the hurdle rate of 1.50% (6.0% annualized);
●	100% of the dollar amount of the Fund’s Pre-Incentive Fee Net Investment Income Returns with respect to that portion of such Pre-Incentive Fee Net Investment Income Returns, if any, that exceeds the hurdle rate but is less than or equal to a rate of return of 1.7143% (7.04% annualized). This portion of Pre-Incentive Fee Net Investment Income Returns (which exceeds the hurdle rate but is less than or equal to 1.7143%) is referred to as the “catch-up.”
●	12.5% of the dollar amount of the Fund’s Pre-Incentive Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.7143% (7.04% annualized).

During the Advisory Fee Waiver Period, MC Advisors has voluntarily agreed to waive all or any portion of the Income Incentive Fee that it would be entitled to receive under the Investment Advisory Agreement. No portion of such waived amounts shall be subject to recoupment by MC Advisors.

The second part of the incentive fee, which is based on the Fund’s capital gains (the “Capital Gains Incentive Fee”), will be determined and payable at the end of each calendar year in arrears. The amount payable equals 12.5% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, as calculated in accordance with GAAP, less the aggregate amount of any previously paid incentive fee on capital gains.

Each year, the Capital Gains Incentive Fee is net of the aggregate amount of any previously paid Capital Gains Incentive Fee for all prior periods. The Fund will accrue, but will not pay, a Capital Gains Incentive Fee with respect to unrealized appreciation because a Capital Gains Incentive Fee would be owed to the Adviser if the Fund were to sell the relevant investment and realize a capital gain. In no event will the Capital Gains Incentive Fee payable to the Adviser be in excess of the amount permitted by the Advisers Act, including Section 205 thereof.

The fees that are payable to the Adviser for any partial period will be appropriately prorated.

Administration Agreement

The Fund has entered into the Administration Agreement with MC Management, under which MC Management will furnish the Fund with office facilities and equipment and provide the Fund clerical, bookkeeping and record keeping and other administrative services at such facilities. Under the Administration Agreement, MC Management will perform, or oversee the performance of, the Fund’s required administrative services, which include, among other things, being responsible for the financial records that the Fund is required to maintain and preparing reports to the Fund’s shareholders and reports filed with the SEC. MC Management will also assist the Fund in determining and publishing the Fund’s net asset value, oversee the preparation and filing of the Fund’s tax returns,

MONROE CAPITAL ENHANCED CORPORATE LENDING FUND

NOTES TO UNAUDITED FINANCIAL STATEMENTS

September 30, 2025

disseminate reports to the Fund’s shareholders and generally oversee the payment of the Fund’s expenses and the performance of administrative and professional services rendered to the Fund by others.

Under the Administration Agreement, the Fund will reimburse MC Management, subject to the review and approval of the Board, for its allocable portion of MC Management’s overhead and other expenses incurred by MC Management in performing its obligations under the Administration Agreement, including the allocable portion of the compensation and other expenses of certain officers, including the Fund’s allocable portion of the cost of the chief financial officer and chief compliance officer and their respective staffs. To the extent that MC Management outsources any of its functions, the Fund will pay the fees associated with such functions on a direct basis, without incremental profit to MC Management.

Expense Support and Conditional Reimbursement Agreement

The Fund has entered into an expense support and conditional reimbursement agreement (the “Expense Support Agreement”) with MC Advisors.

On a monthly basis, the Fund shall pay its Operating Expenses (as defined below) to the extent such Operating Expenses are equal to or less than 1.00% (on an annualized basis) of the Fund’s average net asset value. MC Advisors shall pay the Operating Expenses of the Fund on the Fund’s behalf to the extent such Operating Expenses exceed 1.00% (on annualized basis) of the Fund’s average net asset value (each such payment, a “Required Expense Payment”). For purposes of the Expense Support Agreement, “Operating Expenses” means all of the Fund’s operating costs and expenses incurred (including organization and offering expenses), as determined in accordance with GAAP for investment companies, less base management and incentive fees owed to MC Advisors, shareholder servicing and/or distribution fees, and borrowing costs.

Notwithstanding the foregoing, MC Advisors shall pay for up to $1.0 million of the Fund’s organization and offering expenses on the Fund’s behalf without reimbursement or recoupment under the Expense Support Agreement or otherwise, which amount shall not be included in the calculation of “Operating Expenses” under the Expense Support Agreement.

MC Advisors may also elect to pay certain of the Fund’s other expenses on the Fund’s behalf (a “Voluntary Expense Payment” and, together with the Required Expense Payment, the “Expense Payments”). In making a Voluntary Expense Payment, MC Advisors will designate, as it deems necessary or advisable, what type of expense it is paying (including, whether it is paying organization or offering expenses); provided that no portion of a Voluntary Expense Payment will be used to pay any interest expense or distribution and/or shareholder servicing fees of the Fund.

MC Advisors’ obligation to make a Required Expense Payment shall automatically become a liability of MC Advisors and the Fund’s right to receive a Required Expense Payment shall be an asset of the Fund on the last calendar day of the applicable month. Any Required Expense Payment shall be paid by the Adviser to the Fund in any combination of cash or other immediately available funds and/or offset against amounts due from the Fund to the Adviser or its affiliates no later than forty-five days after such obligation was incurred. The Fund’s right to receive a Voluntary Expense Payment shall be an asset of the Fund upon MC Advisors committing in writing to pay the Voluntary Expense Payment. Any Voluntary Expense Payment that MC Advisors has committed to pay shall be paid to the Fund in any combination of cash or other immediately available funds no later than forty-five days after such commitment was made in writing, and/or offset against amounts due from the Fund to MC Advisors or its affiliates.

Upon and following the Fund’s initial issuance of its common shares of beneficial interest to investors that are not affiliates of MC Advisors, following any calendar month (such calendar month, the “Applicable Calendar Month”) in which the sum of (i) the Fund’s net investment income calculated in accordance with GAAP, (ii) the Fund’s net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid to the Fund on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above) (“Available Operating Funds”) exceed the cumulative distributions accrued to the Fund’s shareholders based on distributions declared with respect to record dates occurring in the Applicable Calendar Month (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), the Fund shall pay such Excess Operating Funds, or a portion thereof, to MC Advisors until such time as all Expense Payments made by MC Advisors to the Fund within three years prior to the last business day of the Applicable Calendar Month have been reimbursed. Any payments required to be made by the Fund as set forth in this paragraph shall be referred to herein as a “Reimbursement Payment.”

MONROE CAPITAL ENHANCED CORPORATE LENDING FUND

NOTES TO UNAUDITED FINANCIAL STATEMENTS

September 30, 2025

The amount of the Reimbursement Payment for any Applicable Calendar Month shall equal the lesser of (i) the Excess Operating Funds in such month and (ii) the aggregate amount of all Expense Payments made by the Adviser to the Fund within three years prior to the last business day of such Applicable Calendar Month that have not been previously reimbursed by the Fund to the Adviser; provided that the Adviser may waive its right to receive all or a portion of any Reimbursement Payment in any particular calendar month, in which case such waived amount will remain unreimbursed Expense Payments reimbursable in future months pursuant to the terms of the Expense Support Agreement.

Notwithstanding anything to the contrary in this Agreement, no Reimbursement Payment for any Applicable Calendar Month shall be made if: (1) the Fund’s Operating Expense Ratio at the time of such proposed Reimbursement Payment is greater than the Operating Expense Ratio at the time the Expense Payment was made to which such Reimbursement Payment relate, or (2) the Fund’s Operating Expense Ratio exceeds 1.00% (on an annualized basis). The “Operating Expense Ratio” is calculated by dividing Operating Expenses by the Fund’s monthly average net assets.

Upon and following the Fund’s initial issuance of its common shares of beneficial interest to investors that are not affiliates of MC Advisors, the Fund’s obligation to make a Reimbursement Payment shall automatically become a liability of the Fund on the last business day of the Applicable Calendar Month, except to the extent MC Advisors has waived its right to receive such payment for the Applicable Calendar Month. In connection with any Reimbursement Payment, the Fund may deliver a notice. The Reimbursement Payment for any Applicable Calendar Month shall be paid by the Fund to MC Advisors in any combination of cash or other immediately available funds as promptly as possible following such Applicable Calendar Month and in no event later than forty-five days after the end of such Applicable Calendar Month.

All Reimbursement Payments hereunder shall be deemed to relate to the earliest unreimbursed Expense Payments made by MC Advisors to the Fund within three years prior to the last business day of the Applicable Calendar Month in which such Reimbursement Payment obligation is accrued.

Note 4. Commitments and Contingencies

Organization and Offering Costs

The Adviser has incurred organization and offering costs on behalf of the Fund in the amount of approximately $1.5 million for the period from March 3, 2025 (inception) to September 30, 2025. MC Advisors has agreed to bear up to $1.0 million of the Fund’s organization and offering expenses on the Fund’s behalf without reimbursement or recoupment. Under the Expense Support Agreement, there will be no liability on the Fund`s part for the organization or offering costs funded by the Adviser until the Fund’s initial issuance of its common shares of beneficial interest to investors that are not affiliates of the Adviser and certain other conditions under the Expense Support Agreement are met.

Note 5. Net Assets

The Fund has the authority to issue an unlimited number of common shares of beneficial interest at $0.01 per share par value. On July 7, 2025, an affiliate of MC Management and MC Advisors purchased 600 shares of the Class I Common Shares at $25.00 per share. As of September 30, 2025, net asset value (“NAV”) of the Class I Common Shares was $25.16 per share.

The Fund intends to offer on a continuous basis up to $1.0 billion of Common Shares in the Public Offering, in any combination of Class I, Class S and Class D Common Shares. For Class D shares and Class S shares, the Fund intends to accept purchase orders and hold investors’ funds in a non-interest-bearing escrow account until the Fund receives purchase orders for at least 100 investors in such class and the Board has authorized the release of the funds in the escrow account. The share classes will have different shareholder servicing and/or distribution fees. The purchase price per share for each class of Common Shares will equal the relevant class’s NAV per share, as of the day preceding the effective date of the monthly share purchase. Each class of shares may have different NAV and purchase price per share because shareholder servicing and/or distribution fees differ with respect to each class.

Note 6. Subsequent Events

There have been no subsequent events that require recognition or disclosure through October 10, 2025, the date that the financial statements were issued.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

GRANT THORNTON LLP
Grant Thornton Tower
171 N. Clark Street, Suite 200
Chicago, IL 60601
D +1 312 856 0200
F +1 312 602 8099

The Shareholder

Monroe Capital Enhanced Corporate Lending Fund

Opinion on the financial statements

We have audited the accompanying statement of assets and liabilities of Monroe Capital Enhanced Corporate Lending Fund (the “Fund”) as of July 7, 2025 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Fund as of July 7, 2025 in conformity with accounting principles generally accepted in the United States of America.

Basis for opinion

These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on the Fund’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ GRANT THORNTON LLP

We have served as the Fund’s auditor since 2025.

Chicago, Illinois

July 25, 2025

GT.COM	Grant Thornton LLP is a U.S. member firm of Grant Thornton International Ltd (GTIL). GTIL and each of its member firms are separate legal entities and are not a worldwide partnership.

MONROE CAPITAL ENHANCED CORPORATE LENDING FUND

STATEMENT OF ASSETS AND LIABILITIES

July 7, 2025
Assets
Cash and cash equivalents	$15,000
Total assets	15,000

Liabilities
Total liabilities	$—
Commitments and contingencies (Note 4)

Net Assets
Common shares, $0.01 par value, unlimited common shares authorized, 600 Class I shares issued and outstanding	$6
Capital in excess of par value	14,994
Total Net Assets	$15,000
Total Liabilities and Net Assets	$15,000

Net Asset Value Per Class I Share	$25.00

See Notes to Statement of Assets and Liabilities.

MONROE CAPITAL ENHANCED CORPORATE LENDING FUND

NOTES TO FINANCIAL STATEMENT

July 7, 2025

Note 1. Organization and Principal Business

Monroe Capital Enhanced Corporate Lending Fund (“MLEND” or the “Fund”) is a Delaware statutory trust that was formed on March 3, 2025. The Fund is an externally-managed, non-diversified, closed-end management investment company that intends to elect to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). In addition, for U.S. federal income tax purposes, the Fund intends to elect to be treated, and intends to qualify annually, as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

Prior to the date on which the Fund files its election to be regulated as a BDC with the Securities and Exchange Commission (the “SEC”) (such date, the “BDC Election Date”), Monroe Capital Management Advisors, LLC (“MC Management”), a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), will serve as the Fund’s investment adviser, pursuant to an investment advisory agreement (the “Initial Investment Advisory Agreement”), and as the Fund’s administrator (in such capacity, the “Administrator”), pursuant to an administration agreement (the “Administration Agreement”). Following the Fund’s election to be regulated as a BDC, the Fund will be externally managed by Monroe Capital BDC Advisors, LLC (“MC Advisors”) pursuant to an investment advisory agreement with MC Advisors (the “Investment Advisory Agreement”). Additionally, prior to the Fund’s election to be regulated as a BDC, the Fund intends to conduct its investment activities and operations pursuant to an exclusion from the definition of an “investment company” in Section 3(c)(1) or 3(c)(7) of the 1940 Act.

The Fund’s investment objective is to provide investors with consistent current income and attractive risk-adjusted returns that are uncorrelated with public markets. The Fund seeks to invest primarily in directly originated assets, including senior secured loans, and club transactions (generally investments made by a small group of investment firms) and syndicated loans, made to or issued by a diversified set of U.S. lower middle market companies, which the Fund generally defines as companies with between $50 million and $350 million in annual revenue, $3 million and $35 million of annual net income before net interest expense, income tax expense, depreciation and amortization (“EBITDA”), and/or $50 million and $250 million in annual recurring revenue (“ARR”). Under normal circumstances, the Fund will invest at least 80% of its total assets (net assets plus borrowings for investment purposes) in credit and credit-related instruments issued by corporate issuers. The credit instruments that the Fund may invest in include notes, bills, debentures, bank loans and convertible and preferred securities.

The Fund has received an exemptive order from the SEC that permits the Fund to issue any multiple classes of its common shares of beneficial interests (the “Common Shares”) with, among others, different ongoing shareholder servicing and/or distribution fees (the “Multi-Class Exemptive Relief”). Pursuant to the Multi-Class Exemptive Relief, the Fund expects to offer and sell, on a continuous basis in a registered offering, up to $1.0 billion (the “Maximum Amount”) of its Common Shares in any combination of Class I, Class S and Class D Common Shares (the “Public Offering”).

On July 7, 2025, an affiliate of MC Management and MC Advisors purchased 600 shares of the Fund’s Class I Common Shares at $25.00 per share.

As of July 7, 2025, the Fund had not commenced its investing activities.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying statement of assets and liabilities of the Fund has been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The Fund has determined it meets the definition of an investment company and follows the accounting and reporting guidance in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946 — Financial Services — Investment Companies (“ASC Topic 946”). The Fund’s fiscal year ends on December 31.

MONROE CAPITAL ENHANCED CORPORATE LENDING FUND

NOTES TO FINANCIAL STATEMENT

July 7, 2025

Use of Estimates

The preparation of the statement of assets and liabilities in conformity with GAAP requires the Fund to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the statement of assets and liabilities. Actual results could differ from those estimates.

Organization and Offering Costs

Organization costs consist of primarily legal, incorporation and accounting fees incurred in connection with the organization of the Fund.

Offering costs consist primarily of fees and expenses incurred in connection with the offering of Common Shares, as well as legal, printing and other costs associated with the preparation and filing of the registration statements and offering materials. Offering costs are recognized as a deferred charge, amortized on a straight-line basis over 12 months. To the extent such expenses relate to equity offerings, these expenses are charged as a reduction of paid-in capital upon each such offering.

MC Advisors has agreed to advance all of the Fund’s organization and offering expenses through the date on which the Fund commences the Public Offering and will pay for up to $1.0 million of the Fund’s organization and offering expense on the Fund’s behalf without reimbursement or recoupment. Organizational and offering costs have not exceeded $1.0 million through July 7, 2025, and amounts in excess would be recorded within the Fund’s consolidated statement of operations. Refer to Note 3 for further details on the Expense Support and Conditional Reimbursement Agreement.

Segment Reporting

In accordance with ASC Topic 280 – Segment Reporting, the Fund has determined that it has a single reporting segment and operating unit structure. As a result, the Fund’s segment accounting policies are the same as described herein and the Fund does not have any intra-segment sales and transfers of assets.

Cash and Cash Equivalents

The Fund deposits its cash in a financial institution and, at times, such balances may be in excess of the Federal Deposit Insurance Corporation insurance limits.

Income Taxes

The Fund intends to file an election to be regulated as a BDC under the 1940 Act. The Fund also intends to elect to be treated as a RIC under Subchapter M of the Code beginning with the taxable year ending December 31, 2025. So long as the Fund maintains its status as a RIC, it generally will not pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes at least annually to its shareholders as dividends. Rather, any tax liability related to income earned by the Fund represents obligations of the Fund’s investors and will not be reflected in the financial statements of the Fund.

Recent Accounting Pronouncements

The Fund does not believe any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying statement of assets and liabilities.

MONROE CAPITAL ENHANCED CORPORATE LENDING FUND

NOTES TO FINANCIAL STATEMENT

July 7, 2025

Note 3. Agreements and Related Party Transactions

Investment Advisory Agreements

Prior to the BDC Election Date, MC Management will serve as the Fund’s investment adviser, pursuant to the Initial Investment Advisory Agreement. Effective on the BDC Election Date, the Fund intends to enter into the Investment Advisory Agreement, under which MC Advisors, subject to the overall supervision of the Fund’s board of directors (the “Board”), will provide investment advisory services to the Fund.

The term “Adviser” as used in this Note 3 refers (i) to MC Management in its capacity as the Fund’s investment adviser prior to the BDC Election Date and (ii) to MC Advisors in its capacity as the Fund’s investment adviser following the Fund’s entry into the Investment Advisory Agreement on the BDC Election Date.

Compensation of MC Management

Prior to the BDC Election Date, the Fund will pay MC Management a fee for its services under the Initial Investment Advisory Agreement consisting of two components: a management fee and an incentive fee. The cost of both the management fee and the incentive fee will ultimately be borne by the Fund’s shareholders. The management fee and incentive fee calculations and structure under the Initial Investment Advisory Agreement are substantially identical to the management fee and incentive fee calculations and structure under the Investment Advisory Agreement, as described below. In addition, MC Management has voluntarily agreed to waive (1) all or any portion of the incentive fee based on Pre-Incentive Fee Net Investment Income Returns (as defined below) and (2) a portion of the management fee payable to it under the Initial Investment Advisory Agreement to the same extent as MC Advisors has agreed to waive such fees during the Advisory Fee Waiver Period (as defined below), as described below. MC Management has also agreed to waive all or any portion of the capital gains incentive fee payable to it under the Initial Investment Advisory Agreement.

Compensation of MC Advisors

The Fund will pay MC Advisors a fee for its services under the Investment Advisory Agreement consisting of two components – a management fee and an incentive fee. The cost of both the management fee and the incentive fee will ultimately be borne by the Fund’s shareholders.

Management Fee

The management fee is payable monthly in arrears based on the average value of the Fund’s total assets (which includes assets financed using leverage) as of the beginning and end of the relevant calendar month (the “Average Total Assets”). The management fee shall be calculated at an annual rate of 1.25% of Average Total Assets; provided, however, that no management fee will be charged on the value of the Fund’s total assets that is below an asset coverage ratio of 200% calculated in accordance with Sections 18 and 61 of the 1940 Act.

During the period starting on the date of entry into the Investment Advisory Agreement through December 31, 2026 (the “Advisory Fee Waiver Period”), MC Advisors has voluntarily agreed to waive a portion of the management fee such that, during the Advisor Fee Waiver Period, the management fee will be payable monthly in arrears at an annual rate of 0.95% of Average Total Assets; provided, however, that no management fee will be charged on the value of the Fund’s total assets that is below an asset coverage ratio of 200% calculated in accordance with Sections 18 and 61 of the 1940 Act. Amounts waived by MC Advisors during the Advisory Fee Waiver Period are not subject to recoupment by MC Advisors.

Incentive Fee

The incentive fee will consist of two parts. The first part will be calculated and payable quarterly in arrears based on the Fund’s Pre-Incentive Fee Net Investment Income Returns for the preceding quarter (the “Income Incentive Fee”). “Pre-Incentive Fee Net

MONROE CAPITAL ENHANCED CORPORATE LENDING FUND

NOTES TO FINANCIAL STATEMENT

July 7, 2025

Investment Income Returns” means, as the context requires, either the dollar value of, or percentage rate of return on the value of the Fund’s net assets in accordance with GAAP from dividends, cash interest or other distributions or other cash income and any third-party fees received from portfolio companies (such as upfront fees, commitment fees, origination fees, amendment fees, ticking fees and break-up fees, as well as prepayments premiums, but excluding fees for providing managerial assistance and fees earned by the Adviser or an affiliate in its capacity as an administrative agent, syndication agent, collateral agent, loan servicer or other similar capacity) accrued during the quarter, minus operating expenses for the quarter (including the management fee, taxes, any expenses payable under the Fund’s investment advisory agreement between and the Administration Agreement, and any expense of securitizations and interest expense or other financing fees and any dividends paid on preferred shares, but excluding the incentive fee and shareholder servicing or distribution fees. Pre-Incentive Fee Net Investment Income Returns includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind (“PIK”) interest and zero-coupon securities), accrued income that the Fund has not yet received in cash. MC Advisors is not under any obligation to reimburse the Fund for any part of the incentive fee it received that was based on accrued interest that the Fund never actually receives. Pre-Incentive Fee Net Investment Income Returns do not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The impact of expense support payments and recoupments are also excluded from Pre-Incentive Fee Net Investment Income Returns.

Pre-Incentive Fee Net Investment Income Returns, expressed as a rate of return on the value of the Fund’s net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period) at the end of the immediately preceding calendar quarter, is compared to a “hurdle rate” of 1.50% per quarter (6% annualized).

The Fund will pay MC Advisors an Income Incentive Fee with respect to its Pre-Incentive Fee Net Investment Income Returns in each calendar quarter as follows:

●	no Income Incentive Fee in any calendar quarter in which the Fund’s Pre-Incentive Fee Net Investment Income Returns do not exceed the hurdle rate of 1.50% (6.0% annualized);
●	100% of the dollar amount of the Fund’s Pre-Incentive Fee Net Investment Income Returns with respect to that portion of such Pre-Incentive Fee Net Investment Income Returns, if any, that exceeds the hurdle rate but is less than or equal to a rate of return of 1.7143% (7.04% annualized). This portion of Pre-Incentive Fee Net Investment Income Returns (which exceeds the hurdle rate but is less than or equal to 1.7143%) is referred to as the “catch-up.”
●	12.5% of the dollar amount of the Fund’s Pre-Incentive Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.7143% (7.04% annualized).

During the Advisory Fee Waiver Period, MC Advisors has voluntarily agreed to waive all or any portion of the Income Incentive Fee that it would be entitled to receive under the Investment Advisory Agreement. No portion of such waived amounts shall be subject to recoupment by MC Advisors.

The second part of the incentive fee, which is based on the Fund’s capital gains (the “Capital Gains Incentive Fee”), will be determined and payable at the end of each calendar year in arrears. The amount payable equals 12.5% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, as calculated in accordance with GAAP, less the aggregate amount of any previously paid incentive fee on capital gains.

Each year, the Capital Gains Incentive Fee is net of the aggregate amount of any previously paid Capital Gains Incentive Fee for all prior periods. The Fund will accrue, but will not pay, a Capital Gains Incentive Fee with respect to unrealized appreciation because a Capital Gains Incentive Fee would be owed to the Adviser if the Fund were to sell the relevant investment and realize a capital gain. In no event will the Capital Gains Incentive Fee payable to the Adviser be in excess of the amount permitted by the Advisers Act, including Section 205 thereof.

MONROE CAPITAL ENHANCED CORPORATE LENDING FUND

NOTES TO FINANCIAL STATEMENT

July 7, 2025

The fees that are payable to the Adviser for any partial period will be appropriately prorated.

Administration Agreement

The Fund has entered into the Administration Agreement with MC Management, under which MC Management will furnish the Fund with office facilities and equipment and provide the Fund clerical, bookkeeping and record keeping and other administrative services at such facilities. Under the Administration Agreement, MC Management will perform, or oversee the performance of, the Fund’s required administrative services, which include, among other things, being responsible for the financial records that the Fund is required to maintain and preparing reports to the Fund’s shareholders and reports filed with the SEC. MC Management will also assist the Fund in determining and publishing the Fund’s net asset value, oversee the preparation and filing of the Fund’s tax returns, disseminate reports to the Fund’s shareholders and generally oversee the payment of the Fund’s expenses and the performance of administrative and professional services rendered to the Fund by others.

Under the Administration Agreement, the Fund will reimburse MC Management, subject to the review and approval of the Board, for its allocable portion of MC Management’s overhead and other expenses incurred by MC Management in performing its obligations under the Administration Agreement, including the allocable portion of the compensation and other expenses of certain officers, including the Fund’s allocable portion of the cost of the chief financial officer and chief compliance officer and their respective staffs. To the extent that MC Management outsources any of its functions, the Fund will pay the fees associated with such functions on a direct basis, without incremental profit, to MC Management.

Expense Support and Conditional Reimbursement Agreement

The Fund has entered into an expense support and conditional reimbursement agreement (the “Expense Support Agreement”) with MC Advisors.

On a monthly basis, the Fund shall pay its Operating Expenses (as defined below) to the extent such Operating Expenses are equal to or less than 1.00% (on an annualized basis) of the Fund’s average net asset value. MC Advisors shall pay the Operating Expenses of the Fund on the Fund’s behalf to the extent such Operating Expenses exceed 1.00% (on annualized basis) of the Fund’s average net asset value (each such payment, a “Required Expense Payment”). For purposes of the Expense Support Agreement, “Operating Expenses” means all of the Fund’s operating costs and expenses incurred (including organization and offering expenses), as determined in accordance with GAAP for investment companies, less base management and incentive fees owed to MC Advisors, shareholder servicing and/or distribution fees, and borrowing costs.

Notwithstanding the foregoing, MC Advisors shall pay for up to $1.0 million of the Fund’s organization and offering expenses on the Fund’s behalf without reimbursement or recoupment under the Expense Support Agreement or otherwise, which amount shall not be included in the calculation of “Operating Expenses” under the Expense Support Agreement.

MC Advisors may also elect to pay certain of the Fund’s other expenses on the Fund’s behalf (a “Voluntary Expense Payment” and, together with the Required Expense Payment, the “Expense Payments”). In making a Voluntary Expense Payment, MC Advisors will designate, as it deems necessary or advisable, what type of expense it is paying (including, whether it is paying organization or offering expenses); provided that no portion of a Voluntary Expense Payment will be used to pay any interest expense or distribution and/or shareholder servicing fees of the Fund.

MC Advisors’ obligation to make a Required Expense Payment shall automatically become a liability of MC Advisors and the Fund’s right to receive a Required Expense Payment shall be an asset of the Fund on the last calendar day of the applicable month. Any Required Expense Payment shall be paid by the Adviser to the Fund in any combination of cash or other immediately available funds and/or offset against amounts due from the Fund to the Adviser or its affiliates no later than forty-five days after such obligation was incurred. The Fund’s right to receive a Voluntary Expense Payment shall be an asset of the Fund upon MC Advisors committing in writing to pay the Voluntary Expense Payment. Any Voluntary Expense Payment that MC Advisors has committed to pay shall be paid to the Fund in any combination of cash or other immediately available funds no later than forty-five days after such commitment was made in writing, and/or offset against amounts due from the Fund to MC Advisors or its affiliates.

MONROE CAPITAL ENHANCED CORPORATE LENDING FUND

NOTES TO FINANCIAL STATEMENT

July 7, 2025

Upon and following the Fund’s initial issuance of its common shares of beneficial interest to investors that are not affiliates of MC Advisors, following any calendar month (such calendar month, the “Applicable Calendar Month”) in which the sum of (i) the Fund’s net investment income calculated in accordance with GAAP, (ii) the Fund’s net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid to the Fund on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above) (“Available Operating Funds”) exceed the cumulative distributions accrued to the Fund’s shareholders based on distributions declared with respect to record dates occurring in the Applicable Calendar Month (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), the Fund shall pay such Excess Operating Funds, or a portion thereof, to MC Advisors until such time as all Expense Payments made by MC Advisors to the Fund within three years prior to the last business day of the Applicable Calendar Month have been reimbursed. Any payments required to be made by the Fund as set forth in this paragraph shall be referred to herein as a “Reimbursement Payment.”

The amount of the Reimbursement Payment for any Applicable Calendar Month shall equal the lesser of (i) the Excess Operating Funds in such month and (ii) the aggregate amount of all Expense Payments made by the Adviser to the Fund within three years prior to the last business day of such Applicable Calendar Month that have not been previously reimbursed by the Fund to the Adviser; provided that the Adviser may waive its right to receive all or a portion of any Reimbursement Payment in any particular calendar month, in which case such waived amount will remain unreimbursed Expense Payments reimbursable in future months pursuant to the terms of the Expense Support Agreement.

Notwithstanding anything to the contrary in this Agreement, no Reimbursement Payment for any Applicable Calendar Month shall be made if: (1) the Fund’s Operating Expense Ratio at the time of such proposed Reimbursement Payment is greater than the Operating Expense Ratio at the time the Expense Payment was made to which such Reimbursement Payment relate, or (2) the Fund’s Operating Expense Ratio exceeds 1.00% (on an annualized basis). The “Operating Expense Ratio” is calculated by dividing Operating Expenses by the Fund’s monthly average net assets.

Upon and following the Fund’s initial issuance of its common shares of beneficial interest to investors that are not affiliates of MC Advisors, the Fund’s obligation to make a Reimbursement Payment shall automatically become a liability of the Fund on the last business day of the Applicable Calendar Month, except to the extent MC Advisors has waived its right to receive such payment for the Applicable Calendar Month. In connection with any Reimbursement Payment, the Fund may deliver a notice. The Reimbursement Payment for any Applicable Calendar Month shall be paid by the Fund to MC Advisors in any combination of cash or other immediately available funds as promptly as possible following such Applicable Calendar Month and in no event later than forty-five days after the end of such Applicable Calendar Month.

All Reimbursement Payments hereunder shall be deemed to relate to the earliest unreimbursed Expense Payments made by MC Advisors to the Fund within three years prior to the last business day of the Applicable Calendar Month in which such Reimbursement Payment obligation is accrued.

Note 4. Commitments and Contingencies

Organization and Offering Costs

Under the Expense Support Agreement, MC Advisors has agreed to bear up to $1.0 million of the Fund’s organization and offering expenses on the Fund’s behalf without reimbursement or recoupment. MC Advisors has incurred organization and offering costs on behalf of the Fund in the amount of $392,901 for the period from March 3, 2025 (Inception) to July 7, 2025.

Note 5. Net Assets

The Fund has the authority to issue an unlimited number of common shares of beneficial interest at $0.01 per share par value. On July 7, 2025, an affiliate of MC Management and MC Advisors purchased 600 shares of the Class I Common Shares at $25.00 per share.

MONROE CAPITAL ENHANCED CORPORATE LENDING FUND

NOTES TO FINANCIAL STATEMENT

July 7, 2025

The Fund intends to offer on a continuous basis up to $1.0 billion of Common Shares in the Public Offering, in any combination of Class I, Class S and Class D Common Shares. The Fund will accept purchase orders and hold investors’ funds in an interest-bearing escrow account until the Fund receives purchase orders for at least 100 investors in such class and the Board has authorized the release of the funds in the escrow account. The share classes will have different shareholder servicing and/or distribution fees. The purchase price per share for each class of Common Shares will equal the relevant class’s net asset value (“NAV”) per share, as of the day preceding the effective date of the monthly share purchase. Each class of shares may have different NAV and purchase price per share because shareholder servicing and/or distribution fees differ with respect to each class.

Note 6. Subsequent Events

There have been no subsequent events that require recognition or disclosure through July 25, 2025, the date that the statement of assets and liabilities were issued.

APPENDIX A: FORM OF SUBSCRIPTION AGREEMENT

Not for Execution

FORM OF SUBSCRIPTION AGREEMENT

Subscription Agreement for Shares of
Monroe Capital Enhanced Corporate Lending Fund

1.	Your Investment
A.	Investment Amount $
B.	Investment Type

☐ Initial Investment	☐ Additional Investment[1]

C.	Share Class Selection

☐ Share Class S2	☐ Share Class D2,3	☐ Share Class I3
($2,500 minimum investment)	($2,500 minimum investment)	($1,000,000 minimum investment (unless waived))

D.	Investment Funding Method
☐	Broker / financial advisor will make payment on your behalf
☐	By wire: Please wire funds according to the instructions below. Note that wires to the account listed below will only be accepted from institutional investors eligible to purchase Class I Shares.

Bank Name: [                ]
Bank Address: [                ]

ABA Routing No.: [                ]
Account No.: [                ]

Account Name: Monroe Capital Enhanced Corporate Lending Fund

Reference: [Investor Name as provided in Section 2]

☐	By mail: Please attach your check[4] to this agreement and make payable to: Monroe Capital Enhanced Corporate Lending Fund
[1]	The minimum subsequent investment must be in increments of $500 (unless waived in the case of Class I).
[2]

Investors who buy Class S Shares or Class D Shares through certain financial intermediaries may be directly charged transaction or other fees by such intermediaries, including upfront placement fees or brokerage commissions, in such amount as the financial intermediaries may determine, provided that selling agents limit such charges to a 1.5% cap on net asset value for Class D Shares and a 3.5% cap on net asset value for Class S Shares. Selling agents will not charge such fees on Class I Shares.

[3]	Available for certain fee-based wrap accounts and other eligible investors as disclosed in the prospectus, as amended and supplemented.
[4]	Only personal, same name checks are accepted.

2.	Investor Information

Please select one of the following investor types by checking the appropriate box. See Appendix A for supplemental document requirements by investor type.

A.	Taxable Accounts

☐ Brokerage Account Number:	☐ Trust (Include Certification of Investment Powers Form or First and Last Page of Trust Documents)
☐ Individual or Joint Tenant with Rights of Survivorship	☐ C Corporation (Corporate Resolution Required)
☐ Transfer on Death (Optional Designation. Not Available for Louisiana Residents. See Section 3.)	☐ S Corporation (Corporate Resolution Required)
☐ Tenants in Common	☐ Profit-Sharing Plan
☐ Community Property	☐ Non-Profit Organization
☐ Uniform Gift / Transfer to Minors:	☐ Limited Liability Corporation (Articles of Incorporation Required if Not Custodial Held)
State of
☐ Partnership / Other (Partnership Agreement Required)

B.	Non-Taxable Accounts

☐ IRA (Custodian Signature Required)	☐ Rollover IRA (Custodian Signature Required)
☐ Roth IRA (Custodian Signature Required)	☐ Inherited IRA (Custodian Signature Required)
☐ SEP IRA (Custodian Signature Required)	☐ Pension Plan (Include Certification of Investment Powers Form)
☐ Other

C.	Custodian Information (For Custodial Accounts Only)

Custodian Name: _________________________________

Custodian Account Number: ___________________________

Custodian Stamp:

D.	Individual Information (Investor/Trustee / Executor / Authorized Signatory Information)

(Required unless Investor is a Retirement Plan / Profit Sharing Plan / Trust / Corporation / Limited Liability Company / Partnership / Non-Profit Organization / Other)

1.	Primary Account Holder (if Uniform Gift/Transfer to Minors account, should be completed for minor)

First Name	Middle Init.	Last Name

Social Security Number / Tax ID	Date of Birth

Legal Address (Street)	City	State	Zip Code

Mailing Address (Street)	City	State	Zip Code

Email	Daytime phone

Please indicate if you are a:

☐ U.S. Citizen	☐ Resident Alien	☐ Non-Resident Alien

If non-U.S. citizen, indicate country of citizenship:
(A completed applicable Form W-8 is required for subscription)

Please indicate if you or an immediate family member is an employee, officer, director, or affiliate of Monroe Capital, LLC.

☐ Yes	☐ No

2.	Joint Account Holder (if Applicable):

First Name	Middle Init.	Last Name

Social Security Number / Tax ID	Date of Birth

Legal Address (Street)	City	State	Zip Code

Mailing Address (Street)	City	State	Zip Code

Email	Daytime phone

Please indicate if you are a:

☐ U.S. Citizen	☐ Resident Alien	☐ Non-Resident Alien

If non-U.S. citizen, indicate country of citizenship:
(A completed applicable Form W-8 is required for subscription)

Please indicate if you or an immediate family member is an employee, officer, director, or affiliate of Monroe Capital, LLC.

☐ Yes	☐ No

3.	Custodian (Uniform Gift/Transfer to Minors account only)

First Name	Middle Init.	Last Name

Social Security Number / Tax ID	Date of Birth

Legal Address (Street)	City	State	Zip Code

Mailing Address (Street)	City	State	Zip Code

Email	Daytime phone

Please indicate if you are a:

☐ U.S. Citizen	☐ Resident Alien	☐ Non-Resident Alien

If non-U.S. citizen, indicate country of citizenship:

Please indicate if you or an immediate family member is an employee, officer, director, or affiliate of Monroe Capital, LLC.

☐ Yes	☐ No

E.	Entity Information (Trustee(s) and / or authorized signatory(s) information MUST be provided in Sections 2.E.1 and 2.E.2 below).

(Retirement Plan / Profit-sharing Plan / Trust / Corporation / Limited Liability Company / Partnership / Non-Profit Organization / Other)

Entity Name	Tax ID Number	Date of Formation

Entity Legal Address (Street)	City	State	Zip Code

Country of Domicile

Exemptions (see Form W-9 instructions at www.irs.gov)

Exemptions for FATCA reporting code (if any)

Please indicate if you are a:

☐ Retirement Plan	☐ Profit sharing plan	☐ Not-for-profit organization

☐ Pension Plan	☐ Trust	☐ S Corporation

☐ C Corporation	☐ Limited Liability Company	☐ Partnership

☐ Other

1.	Trustee/Authorized Signatory

First Name	Middle Init.	Last Name

Social Security Number / Tax ID	Date of Birth

Legal Address (Street)	City	State	Zip Code

Mailing Address (Street)	City	State	Zip Code

Email	Daytime phone

Please indicate if you are a:

☐ U.S. Citizen	☐ Resident Alien	☐ Non-Resident Alien

If non-U.S. citizen, indicate country of citizenship:

Please indicate if you or an immediate family member is an employee, officer, director, or affiliate of Monroe Capital, LLC.

☐ Yes	☐ No

2.	Co-Trustee/Authorized Signatory

First Name	Middle Init.	Last Name

Social Security Number / Tax ID	Date of Birth

Legal Address (Street)	City	State	Zip Code

Mailing Address (Street)	City	State	Zip Code

Email	Daytime phone

Please indicate if you are a:

☐ U.S. Citizen	☐ Resident Alien	☐ Non-Resident Alien

If non-U.S. citizen, indicate country of citizenship:
(completed applicable Form W-8 required)

Please indicate if you or an immediate family member are an employee, officer, director, or affiliate of Monroe Capital, LLC.

☐ Yes	☐ No

3.	Transfer on Death Beneficiary Information (Optional if Individual or Joint Account with Rights of Survivorship Only)

Please designate the beneficiary information for your account. If completed, all information is required. May only include whole percentages and total must equal 100%. (Not available for Louisiana residents).

☐ Primary %
First Name	(MI)	Last Name	SSN	Date of Birth	☐ Secondary %

☐ Primary %
First Name	(MI)	Last Name	SSN	Date of Birth	☐ Secondary %

☐ Primary %
First Name	(MI)	Last Name	SSN	Date of Birth	☐ Secondary %

Custodian/Guardian for a minor Beneficiary (required, cannot be same as Investor or Co-Investor):

4.	Interested Parties (optional)

By identifying the Interested Parties below, you hereby authorize us to send any and all information, via hard-copy mail only, about your investment in Monroe Capital Enhanced Corporate Lending Fund to the Interested Parties identified below. This contact information may be updated and communicated to Monroe Capital Enhanced Corporate Lending Fund, in writing, from time to time.

Interested Party 1:

Full Name	Daytime Phone Number

Email Address

Mailing Address (Street)	City	State	Zip Code

Interested Party 2:

Full Name	Daytime Phone Number

Email Address

Mailing Address (Street)	City	State	Zip Code

5.	ERISA Plan Asset Regulations

Are you a “benefit plan investor”5 within the meaning of the Plan Asset Regulations6 or will you use the assets of a “benefit plan investor” to invest in Monroe Capital Enhanced Corporate Lending Fund?

☐ Yes	☐ No

Are you (i) a person with discretionary authority or control with respect to the assets of Monroe Capital Enhanced Corporate Lending Fund, (ii) a person who provides investment advice for a fee (direct or indirect) with respect to such assets, or (iii) a person who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such person having such authority in clauses (i) or (ii) (each, a “Controlling Person”)? For purposes of this paragraph, “control”, with respect to a person other than an individual, means the power to exercise a controlling influence over the management or policies of such person.

☐ Yes	☐ No

6.	Select How You Want to Receive Your Distributions (Please Read Entire Section and Select Only One)

You are automatically enrolled in our Distribution Reinvestment Plan, unless you are a resident of ALABAMA, ARKANSAS, CALIFORNIA, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, TENNESSEE, VERMONT OR WASHINGTON.

☐	If you do NOT wish to be automatically enrolled in the Distribution Reinvestment Plan, please check here and complete the Cash Distributions Information section below.

CASH DISTRIBUTIONS: COMPLETE THE BELOW SECTIONS IF YOU DO NOT WISH TO BE AUTOMATICALLY ENROLLED IN THE DISTRIBUTION REINVESTMENT PLAN. For IRA (custodial held accounts), if you elect cash distributions, the funds must be sent to the custodian and only option A below is available.

[5]

The term “benefit plan investor” includes, for e.g.: (i) an “employee benefit plan” as defined in section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA (such as employee welfare benefit plans (generally, plans that provide for health, medical or other welfare benefits) and employee pension benefit plans (generally, plans that provide for retirement or pension income)); (ii) “plans” described in section 4975(e)(1) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), that is subject to section 4975 of the Code (including, for e.g., an “individual retirement account”, an “individual retirement annuity”, a “Keogh” plan, a pension plan, an Archer MSA described in section 220(d) of the Code, a Coverdell education savings account described in section 530 of the Code and a health savings account described in section 223(d) of the Code) and (iii) an entity that is, or whose assets would be deemed to constitute the assets of, one or more “employee benefit plans” or “plans” (such as for e.g., a master trust or a plan assets fund) under ERISA or the Plan Asset Regulations.

[6]

“Plan Asset Regulations” means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA, as the same may be amended from time to time.

A.	☐ Wire transfer to third party financial institution (complete section below)

I authorize Monroe Capital Enhanced Corporate Lending Fund or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify Monroe Capital Enhanced Corporate Lending Fund in writing to cancel it. In the event that Monroe Capital Enhanced Corporate Lending Fund deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name	Mailing Address	City	State	Zip Code

Your Bank’s ABA Routing Number		Your Bank Account Number

FFC/Reference

B.	☐ Direct Deposit by ACH. PLEASE ATTACH A PRE-VOIDED CHECK
C.	☐ Check mailed to primary account holder mailing address in Section 2.
D.	☐ Check mailed to entity legal address in Section 2.E

You are NOT AUTOMATICALLY enrolled in our Distribution Reinvestment Plan if you are a resident of ALABAMA, ARKANSAS, CALIFORNIA, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, TENNESSEE, VERMONT OR WASHINGTON. Please complete the Cash Distributions Information section above.

If you are a resident of Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Tennessee, Vermont or Washington, you have the option to enroll in the Distribution Reinvestment Plan. If you are NOT a resident of the states listed above, you are automatically enrolled in the Distribution Reinvestment Plan.

☐	I want to enroll in the Distribution Reinvestment Plan. You will automatically receive cash distributions unless you elect to enroll in the Distribution Reinvestment Plan.
7.	Investor Representative Information (Required Information. All Fields Must Be Completed.)

The Investor Representative must sign below to complete the order. The Investor Representative hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence.

Firm Name	Name of Investor Representative

Office Street Address	City	State	Zip Code

Representative ID / CRD #	Branch ID / Firm CRD # (if applicable)	Telephone Number

E-mail Address	Fax Number

Operations Contact Name	Operations Contact Email Address

Please note that unless previously agreed to in writing by Monroe Capital Enhanced Corporate Lending Fund, all sales of securities must be made through a Broker, including when an RIA has introduced the sale. In all cases, Section 7 must be completed.

The undersigned confirm(s), which confirmation is made on behalf of the Broker with respect to sales of securities made through a Broker, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares; (iv) have delivered or made available a current prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; (vi) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (vii) have advised such investor that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the prospectus. The undersigned Broker, Financial Advisor or Financial Representative listed in Section 7 further represents and certifies that, in connection with this subscription for shares, he/she has complied with and has followed all applicable policies and procedures of his or her firm relating to, and performed functions required by, federal and state securities laws, rules promulgated under the Securities Exchange Act of 1934, as amended, including, but not limited to Rule 15l-1 (“Regulation Best Interest”) and FINRA rules and regulations including, but not limited to Know Your Customer, Suitability and PATRIOT Act (Anti Money Laundering, Customer Identification) as required by its relationship with the investor(s) identified on this document.

THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.

If you do not have another broker-dealer or other financial intermediary introducing you to Monroe Capital Enhanced Corporate Lending Fund, then InspereX LLC (“InspereX”) may be deemed to act as your broker of record in connection with any investment in Monroe Capital Enhanced Corporate Lending Fund. InspereX is not a full-service broker-dealer and may not provide the kinds of financial services that you might expect from another financial intermediary, such as holding securities in an account. If InspereX is your broker of record, then your shares will be held in your name on the books of Monroe Capital Enhanced Corporate Lending Fund. InspereX will not monitor your investments, and has not and will not make any recommendation regarding your investments. If you want to receive financial advice regarding a prospective investment in the shares, contact your broker-dealer or other financial intermediary.

X			X
	Financial Advisor Signature	Date		Branch Manager Signature (If required by Broker)	Date

8.	Electronic Delivery Form (Optional)

Instead of receiving paper copies of Account Communications, you may elect to receive electronic delivery of Account Communications from Monroe Capital Enhanced Corporate Lending Fund. If you would like to consent to electronic delivery, including pursuant to email, please initial below for this election. “Account Communications” means all current and future account statements, the prospectus, prospectus supplements, annual reports, proxy statements, and other shareholder communications and reports regarding your investment in Monroe Capital Enhanced Corporate Lending Fund. Electronic communication by Monroe Capital Enhanced Corporate Lending Fund and/or Monroe Capital BDC Advisors, LLC, includes e-mail delivery as well as electronically making available to you Account Communications on Monroe Capital Enhanced Corporate Lending Fund’s internet site or the internet site of Monroe Capital BDC Advisors, LLC or any third party service provider to Monroe Capital Enhanced Corporate Fund, such as Monroe Capital BDC Advisors, LLC, if applicable. Monroe Capital Enhanced Corporate Lending Fund will notify you by email when and where documents are available. It is your affirmative obligation to notify Monroe Capital Enhanced Corporate Lending Fund in writing if your e-mail address changes.

You may revoke or restrict your consent to electronic delivery of Account Communications at any time by notifying Monroe Capital Enhanced Corporate Lending Fund, in writing, of your intention to do so.

You will not receive paper copies of Account Communications unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Monroe Capital Enhanced Corporate Lending Fund and Monroe Capital BDC Advisors, LLC will not be liable for any interception of Account Communications. You should note that no additional charge for electronic delivery will be assessed, but you may incur charges from its internet service provider or other internet access provider. In addition, there are risks, such as systems outages, that are associated with electronic delivery.

Initial here to consent to electronic delivery

E-mail address (if blank, the e-mail provided in Section 2.D.1 or Section 2.E.1 will be used)

9.	Subscriber Signatures

Monroe Capital Enhanced Corporate Lending Fund is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Monroe Capital Enhanced Corporate Lending Fund may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf.

Please Note: Items 1-12 in this Section 9 must be read and initialed, to the extent applicable with respect to Item 12.

In order to induce Monroe Capital Enhanced Corporate Lending Fund to accept this subscription, I hereby represent and warrant to you as follows:

	Primary Investor Initials	Co- Investor Initials
1. I (we) have received the prospectus (as amended or supplemented) for Monroe Capital Enhanced Corporate Lending Fund at least five business days prior to the date hereof.
	Initials	Initials

2.

I (we) have (A) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (B) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000. If I am an entity that was formed for the purpose of purchasing shares, each individual that owns an interest in the entity meets this requirement.

	Initials	Initials

3.

In addition to the general suitability requirements described above, I/we meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the prospectus under “SUITABILITY STANDARDS.” If I am an entity that was formed for the purpose of purchasing shares, each individual that owns an interest in the entity meets this requirement.

	Initials	Initials

4. I acknowledge that there is no public market for the shares, shares of this offering are not liquid and are appropriate only as a long-term investment.
	Initials	Initials

5.

I am purchasing the shares for my own account, or if I am purchasing shares on behalf of a trust or other entity of which I am a trustee or authorized agent, I have due authority to execute this subscription agreement and do hereby legally bind the trust or other entity of which I am trustee or authorized agent.

	Initials	Initials
6. I acknowledge that Monroe Capital Enhanced Corporate Lending Fund may enter into transactions with Monroe affiliates that involve conflicts of interest as described in the prospectus.
	Initials	Initials

7.

I acknowledge that, unless waived by the Managing Dealer, subscriptions must be submitted at least five business days prior to first day of each month and my investment will be executed as of the first business day of the applicable month at the NAV per share as of the last calendar day of the preceding month. I acknowledge that I will not know the NAV per share at which my investment will be executed at the time I subscribe and the NAV per share as of the last day of each month will be made available at www.monroemlend.com within 20 business days of the last day of each month.

	Initials	Initials

8.

I acknowledge that my subscription request will not be accepted any earlier than two business days before the first calendar day of each month. I acknowledge that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying my financial intermediary or directly through the transfer agent’s toll-free, automated telephone line, 833-974-5329.

	Initials	Initials

9.

I acknowledge, represent and warrant that the Subscriber: (i)(A) is not an “investment company” as defined under the 1940 Act (including, without limitation, a foreign investment company); (B) has not elected to be regulated as a “business development company” under the 1940 Act; and (C) is not relying on the exception from the definition of “investment company” under the 1940 Act set forth in Section 3(c)(1) or 3(c)(7) thereunder; or (ii) is permitted to acquire the shares of Monroe Capital Enhanced Corporate Lending Fund consistent with the applicable provisions of Section 12(d)(1) of the 1940 Act.

	Initials	Initials

10.

I will comply in all respects with all applicable laws with respect to my investment in Monroe Capital Enhanced Corporate Lending Fund, including without limitation, the 1940 Act, including, without limitation, Section 12(d)(1) thereof, and securities and all other applicable laws and regulations imposed upon me under the laws of the jurisdiction in which I am organized and/or reside.

	Initials	Initials

11.

I acknowledge, represent and warrant that (i) the monies used to fund my investment in Monroe Capital Enhanced Corporate Lending Fund have not been and will not be derived from or related to any illegal activities, including money laundering activities, and will not be, directly or indirectly, derived from activities that may contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations, and (ii) the proceeds from my investment in Monroe Capital Enhanced Corporate Lending Fund will not be used to finance any illegal activities. I further agree to provide to Monroe Capital Enhanced Corporate Lending Fund, or its agent, such information as Monroe Capital Enhanced Corporate Lending Fund may request as it determines to be necessary or appropriate to comply with anti-money laundering and sanctions-related laws, rules and regulations of any applicable jurisdiction.

	Initials	Initials

12.

If you live in any of the following states, please read the following carefully and initial as appropriate to make the applicable acknowledgments, representations and warranties: Alabama, California, Idaho, Iowa, Kansas, Kentucky, Maine, Massachusetts, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Puerto Rico, Tennessee, and Vermont.

If I am an Alabama resident, I have a liquid net worth of at least 10 times my investment in Monroe Capital Enhanced Corporate Lending Fund and its affiliates.
	Initials	Initials

If I am a California resident, I have either (a) a net worth of $85,000 and annual income of $85,000, or (b) a liquid net worth of $300,000. In addition, I may not invest more than 10% of my net worth in Monroe Capital Enhanced Corporate Lending Fund (net worth is exclusive of home, home furnishings and automobiles).

	Initials	Initials
If I am an Idaho resident, I have either (a) a net worth of $85,000 and annual income of $85,000 or (b) a liquid net worth of $300,000.
	Initials	Initials

If I am an Iowa resident, I (i) have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000 (net worth should be determined exclusive of home, auto and home furnishings); and (ii) limit my aggregate investment in Monroe Capital Enhanced Corporate Lending Fund and in the securities of other non-traded business development companies (“BDCs”) to 10% of my liquid net worth (liquid net worth should be determined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities). Investors who are accredited investors as defined in Regulation D under the Securities Act are not subject to the foregoing concentration limit.

	Initials	Initials

If I am a Kansas resident, I understand that it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in our securities and other similar investments to not more than 10% of their liquid net worth. Liquid net worth shall be defined as that portion of the purchaser’s total net worth that is comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with GAAP.

	Initials	Initials

If I am a Kentucky resident, my investment in Monroe Capital Enhanced Corporate Lending Fund or its affiliates may not exceed 10% of my liquid net worth. “Liquid net worth” is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

	Initials	Initials

If I am a Maine resident, I acknowledge that it is recommended by the Maine Office of Securities that my aggregate investment in this offering and similar direct participation investments not exceed 10% of my liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

	Initials	Initials

If I am a Massachusetts resident, I must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. In addition, my total investment in Monroe Capital Enhanced Corporate Lending Fund, its affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of my liquid net worth.

	Initials	Initials

If I am a Mississippi resident, I must have either (a) a minimum liquid net worth of at least $70,000 and a minimum annual gross income of not less than $70,000, or (b) a minimum liquid net worth of $250,000. In addition, my investment in Monroe Capital Enhanced Corporate Lending Fund may not exceed 10% of my liquid net worth.

	Initials	Initials
If I am (we are) a Missouri resident, no more than ten percent (10%) of my (our) liquid net worth shall be invested in securities being registered in this offering.
	Initials	Initials

If I am a Nebraska resident, my aggregate investment in Monroe Capital Enhanced Corporate Lending Fund and the securities of other business development companies may not exceed 10% of my net worth. Investors who are accredited investors as defined in Regulation D are not subject to the foregoing investment concentration limit.

	Initials	Initials

If I am a New Jersey resident, I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my investment in Monroe Capital Enhanced Corporate Lending Fund, its affiliates and other non-publicly-traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my liquid net worth.

	Initials	Initials

If I am a New Mexico resident and I am not an “accredited investor” as defined by rule 501(a) of Regulation D under the Securities Act, I may not invest more than 10% of my liquid net worth in Monroe Capital Enhanced Corporate Lending Fund, its affiliates and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

	Initials	Initials

If I am a North Dakota resident, I have a net worth of at least ten times my investment in Monroe Capital Enhanced Corporate Lending Fund. Investors who are accredited investors as defined in Regulation D under the Securities Act, are not subject to the foregoing investment concentration limit.

	Initials	Initials

If I am an Ohio resident, my investment in Monroe Capital Enhanced Corporate Lending Fund and in any other non-traded BDC may not exceed 10% of my liquid net worth. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles, minus total liabilities) comprised of cash, cash equivalents and readily marketable securities. This condition does not apply, directly or indirectly, to federally covered securities. This condition also does not apply to purchasers who meet the definition of an accredited investor as defined in rule 501(a) of Regulation D under the Securities Act of 1933, 15 U.S.C.A. 77a, as amended.

	Initials	Initials
If I am an Oklahoma resident, my investment in Monroe Capital Enhanced Corporate Lending Fund may not exceed 10% of my liquid net worth.
	Initials	Initials

If I am an Oregon resident and I am not an “accredited investor,” my investment in Monroe Capital Enhanced Corporate Lending Fund and its affiliates may not exceed 10% of my liquid net worth. Liquid net worth is defined as net worth excluding the value of the investor’s home, home furnishings and automobile. Oregon investors who meet the definition of “accredited investor” as defined in Regulation D under the Securities Act are not subject to the limitation described in this paragraph.

	Initials	Initials
If I am a Pennsylvania resident, my investment in Monroe Capital Enhanced Corporate Lending Fund may not exceed 10% of my liquid net worth.
	Initials	Initials

If I am Puerto Rico resident, my investment in Monroe Capital Enhanced Corporate Lending Fund, its affiliates, and other non-traded business development companies, may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) consisting of cash, cash equivalents and readily marketable securities.

	Initials	Initials

If I am a Tennessee resident, I have a liquid net worth of at least ten times my investment in Monroe Capital Enhanced Corporate Lending Fund. Investors who are accredited investors as defined in Regulation D under the Securities Act, are not subject to the foregoing investment concentration limit.

	Initials	Initials

If I am a Vermont resident and am not an “accredited investor” as defined in 17 C.F.R. § 230.501, my investment in this offering may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings or automobiles) minus total liabilities

	Initials	Initials

In the case of sales to fiduciary accounts, the minimum standards set forth in the prospectus under “SUITABILITY STANDARDS” shall be met by the beneficiary, the fiduciary, account, or, by the donor or grantor, who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary.

If you do not have another broker-dealer or other financial intermediary introducing you to Monroe Capital Enhanced Corporate Lending Fund, then InspereX may be deemed to act as your broker of record in connection with any investment in Monroe Capital Enhanced Corporate Lending Fund. For important information in this respect, see Section 7 above.

I declare that the information supplied in this Subscription Agreement is true and correct and may be relied upon by Monroe Capital Enhanced Corporate Lending Fund. I acknowledge that the Broker/ Financial Advisor (Broker/Financial Advisor of record) indicated in Section 7 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information. Investors may change the Broker / Financial Advisor of record at any time by contacting Monroe Capital Enhanced Corporate Lending Fund Investor Relations at the number indicated below.

SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. Investors):

Under penalties of perjury, I certify that:

1.

The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

2.

I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3.

I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9 instructions); and

4.

The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

X			X
	Signature of Investor	Date		Signature of Co-Investor or Custodian (If applicable)	Date

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE
IF PLAN IS ADMINISTERED BY A THIRD PARTY)

10.	Miscellaneous

If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of shares of Monroe Capital Enhanced Corporate Lending Fund experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 8 above, they are asked to promptly notify Monroe Capital Enhanced Corporate Lending Fund and the Broker in writing. The Broker may notify Monroe Capital Enhanced Corporate Lending Fund if an investor participating in the Distribution Reinvestment Plan can no longer make the representations or warranties set forth in Section 8 above, and Monroe Capital Enhanced Corporate Lending Fund may rely on such notification to terminate such investor’s participation in the Distribution Reinvestment Plan.

No sale of shares may be completed until at least five business days after you receive the final prospectus. To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price at least five business prior to the first calendar day of the month (unless waived). You will receive a written confirmation of your purchase.

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the prospectus in its entirety for a complete explanation of an investment in the shares of Monroe Capital Enhanced Corporate Lending Fund.

The Company and the Managing Dealer will direct any dealers to, upon receipt of any and all funds received from prospective purchasers of shares, transmit the same together with a copy of this executed Subscription Agreement or copy of the signature page of such agreement, stating among other things, the name of the purchaser, current address, and the amount of the investment to InspereX (a) by the end of the next business day following receipt where internal supervisory review is conducted at the same location at which subscription documents and funds are received, or (b) by the end of the second business day following receipt where internal supervisory review is conducted at a different location than which subscription documents and funds are received.

If you are an individual investor in the EEA or the UK, you acknowledge and understand the contents of the Privacy Notice for Individual Investors in the EEA or UK, included in the prospectus, as may be amended and provided to you from time to time.

Return the completed Subscription Agreement to:

Monroe Capital Enhanced Corporate Lending Fund

c/o Ultimus Fund Solutions, LLC

225 Pictoria Drive, Suite 450

Cincinnati, OH 45246

Email: MLEND@ultimusfundsolutions.com

With a copy to: wealthmanagementir@monroecap.com

Appendix A: Supporting Document Requirements

Please provide the following supporting documentation based on your account type.

Individual	☐ If a non-U.S. person, Form W-8BEN
Joint (including Joint Tenant with Rights of Survivorship, Tenants in Common, Community Property)	☐ For each non-U.S. Person account holder, Form W-8BEN
IRA (including ROTH, SEP, Rollover, Inherited)	☐ None
Trust	☐ Certification of Investment Powers Form or First and Last Page of Trust Documents ☐ Appropriate W-8 series form (see https://www.irs.gov/forms-pubs/about-form-w-8)
Corporation (including C Corp., S Corp., LLC, Other)	☐ Formation documents ☐ Articles of incorporation ☐ Authorized signatory list ☐ Appropriate W-8 series form (see https://www.irs.gov/forms-pubs/about-form-w-8)
Partnership	☐ Formation documents ☐ Authorized signatory list ☐ Appropriate W-8 series form (see https://www.irs.gov/forms-pubs/about-form-w-8)
Pension Plan	☐ Certification of Investment Powers Form

Monroe Capital Enhanced Corporate Lending Fund

Maximum Offering of $1,000,000,000 in Common Shares

PROSPECTUS

You should rely only on the information contained in this prospectus. No intermediary, salesperson or other person is authorized to make any representations other than those contained in this prospectus and supplemental literature authorized by Monroe Capital Enhanced Corporate Lending Fund and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

December 5, 2025

All dealers that effect transactions in Common Shares, whether or not participating in this offering, may be required to deliver a prospectus.